As filed with the Securities and Exchange Commission on April 11, 2011

Registration No. 333-154278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 3 to

Form S-1

Registration Statement

Under

The Securities Act of 1933

Macquarie Equipment Leasing Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	7359	26-3291543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

225 Franklin Street, 17th Floor, Suite 1700

Boston, Massachusetts 02110

(617) 457-0645

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Fahy

President

Macquarie Asset Management, Inc.

225 Franklin Street, 17th Floor, Suite 1700

Boston, Massachusetts 02110

(617) 457-0645

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Matthew S. Heiter Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 165 Madison Avenue, Suite 2000 Memphis, Tennessee 38103 (901) 577-8117	Robert G. Reedy Porter & Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6674

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☑

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Shares of Limited Liability Company Interest	15,000,000	$10.00	$150,000,000	$5,895
Shares of Limited Liability Company Interest (1)	800,000	$9.00	$7,200,000	$283
Total	15,800,000	N/A	$157,200,000	$6,178

(1)	Represents shares that may be sold pursuant to the registrant’s Distribution Reinvestment Plan.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 3 consists of the following:

1.	The Registrant’s prospectus dated June 19, 2010, included herewith;

2.	Supplement No. 1 dated November 16, 2010;

3.	Supplement No. 2 dated April 11, 2011;

4.	Part II, included herewith; and

5.	Signatures, included herewith.

Macquarie Equipment Leasing Fund, LLC

A Minimum of 250,000 and a Maximum of 15,800,000 Limited Liability Company Shares

We are an equipment leasing program that will acquire a diversified portfolio of equipment, equipment leases and other equipment related investments. The majority of our equipment will be leased to corporate clients. We will generate income through the collection of lease rentals and other revenues and through the sale of leased equipment and other portfolio investments. We anticipate approximately 88.0% of the proceeds from this offering will be available to purchase our portfolio, to create capital reserves of 1.0% of our initial capital and to pay acquisition fees, after deducting total public offering and organization expenses. In no event will our organization and offering expenses exceed 15% of our gross offering proceeds. Macquarie Asset Management Inc. is our manager. Our manager is a member of the Macquarie Group, a diversified international provider of banking, financial, leasing, advisory and investment services.

A purchase of shares involves high risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 18. Risk Factors include:

•

All or a substantial portion of distributions you receive from us may be a return of capital rather than a return on capital. Rates of distribution will not necessarily be indicative of profitable returns of the program.

•

This is a “blind pool” offering. We have not identified any specific investments as of the date of this prospectus and therefore cannot determine all of the potential risks associated with our portfolio at this time. Our manager’s lack of operating history decreases your ability to evaluate your investment.

•	If a client is in default under a lease with us, we may incur losses.

•	We may invest in equipment indirectly through non-lease transactions which expose us to additional risks not present when acquiring equipment that will be wholly-owned by us directly.

•

Your shares are effectively illiquid and you may not be able to sell your shares. You should be prepared to hold your shares for the life of our fund, which is anticipated to be approximately eight years but may be longer.

•

Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our shares or a complete return of your capital.

•	There are material income tax risks associated with this offering.

•	You will have limited voting rights. Our manager will make all of our management decisions.

•	Our manager will receive substantial fees from us.

•	Our use of debt financing means our losses may be greater than if debt financing were not used.

•	There are potential conflicts of interest between us and our manager and its affiliates.

	Price to Public	Selling Commissions		Proceeds to Fund Before Expenses (1)
Per Share	$10.00		$1.00	$9.00
Total Minimum	$2,500,000		$250,000	$2,250,000
Total Maximum	$150,000,000		$15,000,000	$135,000,000
DRP per Share	$9.00	$	N/A	$9.00
Total DRP	$7,200,000	$	N/A	$7,200,000

(1)	Before deducting total organization and offering expenses. The total selling commissions and organization and offering expenses are estimated at $312,500 for the minimum offering and $17,987,500 for the maximum offering, in each case assuming that all shares are sold for a price of $10.00 per share. See “Estimated Use of Proceeds.”

We are offering a total of 15,000,000 shares of limited liability company interest for a price of $10.00 per share, subject to certain reductions. An investor must purchase a minimum of 500 shares. We reached our minimum offering amount of $2,500,000 on March 5, 2010. We may continue this offering until as late as one year from the date of this prospectus. We may terminate this offering at any time. We are also offering up to 800,000 shares pursuant to our distribution reinvestment plan, or DRP, at a public offering price of $9.00 per share. The offering will be made by unaffiliated broker dealers, or selling dealers, in a selling group managed by Macquarie Capital (USA) Inc., a broker dealer affiliated with our manager, acting as dealer manager. The offering is being made on a “best efforts” basis and the selling dealers and dealer manager selling the shares are not required to sell any specific number of shares. Our manager and its affiliates and selling dealers who participate in this offering or any of their affiliates purchasing for their own account will pay $9.30 per share, which represents the offering price less selling commissions. Our manager or its affiliates will purchase shares in our offering, and our manager’s investment in us will not exceed 20% of the total amount raised in our offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission opined upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investments in Macquarie Equipment Leasing Fund, LLC are not deposits with or other liabilities of Macquarie Bank Limited ABN 46 008 583 542, or of any entity in the Macquarie Group and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees any particular rate of return or the performance of the Macquarie Equipment Leasing Fund, LLC nor do they guarantee the repayment of capital from Macquarie Equipment Leasing Fund, LLC.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

MACQUARIE CAPITAL (USA) INC.–Dealer Manager

THE DATE OF THIS PROSPECTUS IS JUNE 19, 2010

In this prospectus, “we,” “us,” “our,” “company” and “fund” refer to Macquarie Equipment Leasing Fund, LLC. References to “our manager” refer to Macquarie Asset Management Inc.

WHO MAY INVEST

General Suitability Standards

An investment in our shares is only appropriate for investors who meet the suitability standards set forth below. We are requiring that investors meet these standards due to the long-term nature of, and lack of liquidity in, an investment in us.

Unless you reside in a state for which more stringent suitability standards are required, you must meet our basic suitability requirements in order to purchase our shares, being either:

•	a minimum gross income of $70,000 and a minimum net worth of $70,000, calculated exclusive of your home, home furnishings and automobiles; or

•	a minimum net worth of $250,000, calculated exclusive of your home, home furnishings and automobiles.

In addition, you must be either a U.S. citizen with a resident address in the U.S. (individuals only) or a U.S. resident alien with a resident address in the U.S. in order to purchase our shares. If you are an individual and you become a “foreign partner” for purposes of Section 1446 of the Internal Revenue Code of 1986, or the Code, as amended, at any time during the life of our fund, we have the right but not the obligation to repurchase all of your shares pursuant to the terms of our operating agreement. See “Summary of Our Operating Agreement.”

When evaluating your suitability for this investment using the standards listed above and below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. Also, you must value the assets included in your net worth calculation at their fair market value. For fiduciary accounts, such as IRAs and HR-10, or Keogh, plans, and other benefit plans or trusts, these suitability standards must be met by the beneficiary, the IRA, plan or trust or the donor or grantor who directly or indirectly supplies the funds to purchase the units, if that donor or grantor is the fiduciary of the IRA, plan or trust. Our manager will maintain your suitability records for a period of six years.

It is the responsibility of our manager, the dealer manager and each person selling our shares on behalf of our manager or dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for subscribers. We and the selling dealers will rely on what you tell us in your subscription agreement about your financial situation and investment objectives, and the selling dealers must maintain documents in their files disclosing the basis on which they made the suitability determination of an investment in us by the investors to whom they sold our shares. Thus, it is important that you provide complete and accurate information on your subscription agreement. See “Plan of Distribution.”

Additional Information for Residents of Certain States

Residents of certain states are required to meet suitability standards that differ or are in addition to the general suitability standards stated above. In addition, we are required to make certain disclosures regarding an investment in the shares and their transferability. If you are a resident of one of the following states, the differing suitability standards and/or disclosures apply to you. Any additional requirements imposed by a state after the date of this prospectus will be disclosed in a supplement to this prospectus. You are urged to review any supplement to this prospectus to determine whether more restrictive standards apply to your investment.

•

Alabama Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•

California Investors. The offering is limited to suitable investors only. You must have either (1) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (2) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your net worth.

•

Iowa Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Kentucky Investors. You must meet the general suitability standards set forth above. In addition, your investment in us may not exceed 10% of your net worth.

•	Michigan Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and our affiliated programs may not exceed 10% of your liquid net worth.

•

Missouri Investors. You must meet the general suitability standards set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Ohio Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and in affiliated programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oklahoma Investors. You must meet the general suitability standards set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oregon Investors. You must meet the general suitability standards set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Pennsylvania Investors. Because the minimum offering amount is less than $15,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $7,500,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $7,500,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the offering period until we have received and accepted subscriptions for $7,500,000.

•	Tennessee Investors. You must meet the general suitability standards set forth above. In addition, your investment in us must not exceed ten percent (10%) of your liquid net worth.

•	Vermont Investors. You must meet the general suitability standards set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.

Who May Invest

You should purchase our shares only if you:

•	meet the minimum income, net worth standards and other basic suitability requirements established for us specified above;

•	can reasonably benefit from us based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have understanding of:

•	the fundamental risks of the investment;

•	the risk that the subscriber may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of our manager; and

•	the tax consequences of the investment;

•	have had our final prospectus for at least five business days,

and if you believe an investment in us is otherwise suitable for you.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q1. What is Macquarie Equipment Leasing Fund, LLC and what does it do?

A.    We are an investment vehicle that will make investments in equipment and equipment leases. We may also make investments in other equipment related transactions which will allow us to directly or indirectly participate in the benefits and risks of equipment ownership or usage. Those transactions may include equipment trading transactions, residual value guarantees, forward purchase agreements, investments in companies which lease equipment, total lease return swaps, participation agreements, equipment purchase options and other transactions involving equipment. We will not enter into stock, bond or other exchange traded derivative contracts. See “Investment Objectives and Policies–Types of Transactions and Transaction Strategies.”

We are commonly referred to as an “equipment leasing fund” or “equipment leasing program.” Equipment leasing funds are often considered to be an alternative asset class, being non-correlated to traditional assets like stocks and bonds. Investments into alternative assets may provide diversification benefits for investors.

When you purchase shares of membership or limited liability company interests in Macquarie Equipment Leasing Fund, LLC, the capital you invest is pooled with the capital contributions of other investors. Those capital contributions are combined with borrowings and, after payment of fees and expenses, invested in equipment, equipment leases and other equipment related transactions. The transactions in which we invest will be originated and managed by Macquarie Asset Management Inc., our manager.

We anticipate that the majority of our revenue will be derived from:

•	income received under lease agreements and other equipment related investments; and

•	the proceeds received from the sale of equipment that had been subject to a lease or other equipment related investment.

Q2. What are our investment objectives?

A.    Our principal investment objectives are to:

•	preserve, protect and return your invested capital;

•	generate regular monthly cash distributions;

•	reduce our overall risk through diversification of our portfolio;

•	generate investment returns that are not correlated to returns from investments in listed stock and bond markets; and

•	generate a favorable total return on your investment.

There is no assurance, however, that we will be able to meet our investment objectives. See “Investment Objectives and Policies.”

Q3. What types of equipment and other transactions will be in our portfolio?

A.    Although the composition of our portfolio cannot be determined at this stage, we expect to invest in rail equipment, such as freight cars or locomotives, maritime equipment, aviation equipment, such as commercial jet engines, road transportation equipment, manufacturing equipment, mining and construction equipment, technological and communications equipment, utilities equipment and/or other types of equipment that our manager determines may meet our investment objectives. We expect to invest in equipment located both within and outside the United States.

The majority of our equipment investments will be accompanied by a corresponding lease with a corporate client. Typically, a client will select an item of equipment it requires for its business operations. We will then purchase that equipment and simultaneously lease it to that client for a fixed period. At the end of the lease period, the equipment is either returned to us, purchased by our client or is leased for a further period. To a lesser extent, we may purchase equipment for resale without a corresponding lease, or enter into other types of equipment related investments which will allow us to directly or indirectly participate in the benefits and risks of equipment ownership or usage. Those transactions may include equipment trading transactions, residual value guarantees, forward purchase agreements, investments in companies which lease equipment, total lease return swaps, participation agreements, equipment purchase options and other transactions involving equipment. We will not enter into stock, bond or other exchange traded derivative contracts. See “Investment Objectives and Policies–Types of Transactions and Transaction Strategies.”

When contemplating investments in equipment, our manager may consider a range of factors including the remaining economic useful life of the equipment, the anticipated residual value of the equipment, whether the equipment is new or used and the condition of the equipment, equipment registration and regulatory considerations, portfolio diversification, client considerations such as available financial information about the client and how essential the equipment is to the operations of the client, the cash flow profile of the equipment and the depth of the equipment market and exit mechanisms. See “Investment Objectives and Policies—Equipment Investment Considerations.”

Q4. Who is our manager, Macquarie Asset Management Inc, and will our manager purchase shares in the offering?

A.    Our manager, Macquarie Asset Management Inc., is a member of the Macquarie Group Limited group of companies, which we refer to as the “Macquarie Group.” The Macquarie Group is a diversified international provider of banking, financial, leasing, advisory and investment services. As of January 5, 2010, the Macquarie Group operated in more than 70 offices in 28 countries and had approximately 14,400 employees, over 2,400 of whom were located across North and South America. As of January 5, 2010, the Macquarie Group had assets under management of approximately $313 billion.

Our manager is operated by the Macquarie Group’s equipment leasing division. As of December 31, 2009, the Macquarie Group’s equipment leasing division had approximately $6.4 billion of equipment leases under management for its own account with over 600 employees located in North America, Europe, Asia and Australia / New Zealand across six different leasing business lines. These employees variously specialize in all aspects of equipment leasing operations, from transaction origination to asset management and equipment remarketing. See “Management” and “Fiduciary Duties and Conflicts of Interest.”

Prior to the end of the offering period, our manager or its affiliates intend to purchase at least $1,500,000 of our shares in our offering. The purchase price for the shares to be purchased by our manager or its affiliates is $9.30 per share, representing the offering price less selling commissions. Our manager’s investment in us will not exceed 20% of the total amount raised in our offering. If we raise $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates will purchase 161,290 shares, for an aggregate investment of $1,500,000. If we raise more than $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates may purchase more than 161,290 shares, up to 20% of the total amount raised in the offering. If we raise less than $7,500,000 in our offering, our manager’s investment in us will not exceed 20% of the total amount raised in our offering.

Q5. What happens after you invest and when can you expect to receive distributions?

A.    Once our manager has accepted your subscription, you will receive a confirmation letter indicating our acceptance of your investment. We held our initial closing and sold our first shares on March 5, 2010 once a minimum of $2,500,000 in cash had been received from the start of the offering. We began making monthly cash distributions on April 13, 2010. On that date and for each full month thereafter during the offering and operating periods, the monthly distribution rate is anticipated to be $0.0666667 per share, which is equivalent to an 8.00% annual distribution rate based on a share price of $10.00 per share.

From time to time our manager may vary the amount of, or completely suspend, cash distributions to you if it believes it to be in our best interests to do so. Losses from our investments or unavailability of liquid assets may also result in reductions or suspensions of distributions. Furthermore:

•	During the liquidation period, cash distributions may be irregular while our investments are being disposed; and

•	Large returns of capital during our life will reduce the cash available for future distributions.

While our manager anticipates making monthly cash distributions, it may suspend making distributions at any time and without notice. Thus, you should not rely on the cash distributions of your shares as a regular source of cash. Any distributions we make before funds have been fully invested may be a return of capital rather than a return on capital.

We anticipate that our operations will continue for approximately eight years. Our operations are divided into three phases:

•

Our “offering period” is anticipated to last up to two years from the date of our original prospectus (June 19, 2009). We will raise money from investors during the offering period. The more quickly we raise money, the greater the likelihood that we will raise the maximum amount in this offering and the greater the likelihood that the offering period will be shorter. Having raised the minimum offering amount, we have begun investing the offering proceeds into equipment, equipment leases and other equipment related transactions. Until offering proceeds are used for the acquisition or operation of our portfolio, the offering proceeds will be held in short-term, highly liquid investments which afford appropriate safety of principal.

•

Our “operating period” is anticipated to last five years from the end of the offering period, but may last longer. During this period we will invest and re-invest in equipment, equipment leases and other equipment related transactions.

•

Our “liquidation period” is anticipated to last one year from the end of the operating period, but not more than 36 months from the end of the operating period. During this period we will dispose of the remainder of our portfolio and make final distributions to our investors.

Cash distributions are expected to continue each month for the duration of the offering and operating periods. However, the amount and rate of cash distributions could vary and are not guaranteed.

Q6. Are there tax consequences and potential benefits of investing in us?

A.    We do not anticipate that we will pay federal income taxes. Instead, you will be taxed on your share of our net income.

All of our income or losses and other tax items will be passed through to you and our other members. Our manager anticipates that during our early years, income taxes with respect to your distributive share of income may be tax-deferred by operating losses and depreciation deductions available from equipment leased to clients under operating leases. The total depreciation deductions available will be reduced to the extent that our equipment is located outside the U.S. and to the extent that we hold indirect interests in equipment. The passive activity rules under the Code will apply to individuals and most likely to our other members. Thus, you should anticipate that your share of our net income or net loss in each of our taxable years generally will be characterized as passive activity income or loss. Under the passive activity rules, you may deduct your passive activity losses only against passive activity income, and not against active income or interest, dividends and other forms of portfolio income.

Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs, are generally exempt from federal income tax, except that any net unrelated business taxable income, or UBTI, that exceeds a specific deduction of $1,000 in any taxable year is subject to tax. Other charitable and tax-exempt organizations are also subject to tax on UBTI. Most of our net income, if any, in a given year will constitute UBTI, either because the income is rental income from personal property or because we intend to use leverage to help build our portfolio. For a detailed discussion of the tax consequences of the offering, see “Federal Income Tax Consequences.” You are urged to seek advice based on your individual circumstances from an independent tax advisor with respect to the tax consequences to you of an investment in us.

Q7. Will you be able to sell your investment in our shares?

A.    An investment in our shares is an illiquid investment and your ability to sell our shares will be extremely limited. You should only invest money that you can afford to have unavailable for at least eight years, net of distributions that are expected to be made to you during those years. Our shares will not be listed on any national securities exchange at any time and we will take steps to ensure that no public trading market develops for our shares. Our operating agreement allows you to request that we repurchase your investment in our shares from time to time, at a redemption price determined according to a pre-set formula. See “Redemption of Shares.” You should assume that the proceeds from a repurchase or sale, consisting of repurchase proceeds and distributions you received prior to repurchase, may be less than your original investment.

Q8. Where can you find more information?

A.    We have filed a registration statement on Form S-1 with the SEC regarding the shares we are offering by this prospectus and we will file periodic reports and other information with the SEC. These documents are available from the SEC’s website at http://www.sec.gov. Once you invest in us, you may contact our manager’s Investor Relations department regarding your account information. The telephone number is 866-965-7622. The address is Macquarie Asset Management Inc., Investor Relations, 225 Franklin St, 17th Floor, Suite 1700, Boston MA 02110. You are urged to thoroughly discuss an investment in us with your financial, tax and legal advisors. See “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT OUR DISTRIBUTION REINVESTMENT PLAN

We have a distribution reinvestment plan, or DRP, that will allow you to have part or all of your distributions received from us during our offering period invested in additional shares. See “Plan of Distribution–Distribution Reinvestment Plan.” A copy of our DRP is included as Appendix C to this prospectus. You should read our DRP in its entirety before making any decision to participate.

Q1. What is the benefit of participating in the DRP?

A.    The benefit of participating in the DRP is that the issue of shares under the DRP will not be subject to selling commissions or the dealer manager fee. This will allow you to purchase shares under the DRP at a price of $9.00 instead of $10.00. The monthly distributions that we expect to pay per share issued under our DRP will be the same as the distributions paid on our other shares. This effectively means that our rate of distribution on shares issued under our DRP, expressed as a percentage of the purchase price of the shares, will be higher than for our other shares.

Q2. Who may participate in the DRP?

A.    Once you have made a minimum investment of $5,000 in our offering, you are eligible to participate in our DRP. Our DRP became effective on March 5, 2010 once we had received our minimum offering amount of $2,500,000 in cash. You may elect to have all or a portion of the cash distributions you receive during our offering period invested in additional shares pursuant to our DRP. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if that participation would cause our underlying assets to constitute “plan assets.” See “ERISA Considerations.”

Q3. When will additional shares be purchased?

A.    We will invest distributions in additional shares as soon as administratively possible after the distribution date, but in any event not later than 30 days from the distribution date, to the extent that our shares are available for purchase. Investment of distributions in our shares will begin with the next distribution payable after we receive your enrollment form.

Q4. What is the purchase price of the shares purchased under our DRP?

A.    Our dealer manager and selling dealers will not receive selling commissions or dealer manager fees with respect to shares purchased through our DRP, so the purchase price will be $9.00. Our DRP allows the purchase of fractional shares. You are likely to receive fractional shares.

Q5. How long will our DRP last?

A.    Our manager may terminate our DRP at any time in its sole discretion, although our DRP requires that participants receive ten business days notice of any termination that would have an adverse effect on the rights or obligations of a participant. Our DRP will terminate upon the earlier of the end of our offering period and the issuance of 800,000 shares under our DRP.

Q6. How can you participate in our DRP?

A.    You may choose to invest all or a portion of your distributions during the offering period at any time by completing the enrollment form included in Appendix C to this prospectus or by completing any other form provided to you by our manager, the dealer manager or a selling dealer. Your participation in our DRP will begin with the next distribution payable after receipt of your enrollment form.

Q7. How can you withdraw from our DRP?

A.    You may withdraw from our DRP at any time by providing written notice to Macquarie Asset Management Inc., Investor Relations, 225 Franklin St, 17th Floor, Suite 1700, Boston MA, 02110. Your withdrawal from our DRP will not affect shares committed for purchase prior to the date of the withdrawal notice.

Q8. Who will administer our DRP?

A.    Our DRP will be administered by our manager, who can be contacted at:

Macquarie Asset Management Inc.

Investor Relations

225 Franklin St, 17th Floor, Suite 1700

Boston MA 02110

Telephone: 866-965-7622

Q9. Will you be able to sell your investment in our DRP shares?

A.    Shares purchased through our DRP will be subject to the same transfer restrictions as all other shares sold in this offering. See “Summary of Our Operating Agreement–Transfer of Our Shares and Substitute Members” and “Redemption of Shares.”

Q10. Where can you find more information?

A.    We have filed a registration statement on Form S-1 with the SEC regarding the DRP shares we are offering by this prospectus and we will file periodic reports and other information with the SEC. These documents are available from the SEC’s website at http://www.sec.gov. Once you invest in us, you may contact our manager’s Investor Relations department regarding your DRP account information. The telephone number is 866-965-7622. The address is Macquarie Asset Management Inc., Investor Relations, 225 Franklin St, 17th Floor, Suite 1700, Boston MA 02110. You are urged to thoroughly discuss an investment in us with your financial, tax and legal advisors. See “Where You Can Find More Information.”

PROSPECTUS SUMMARY

The following is a summary of important information contained elsewhere in this prospectus. You should read the entire prospectus, including the section entitled “Risk Factors,” carefully before making a decision about investing in our shares. This summary does not contain all of the information that you may consider important in making your investment decision.

Our Company

We are a Delaware limited liability company formed on August 21, 2008. We will pool the capital you invest with capital contributed by other investors and borrowings to acquire a diversified portfolio of equipment and equipment leases. We may also make investments in other equipment related transactions which will allow us to directly or indirectly participate in the benefits and risks of equipment ownership or usage, such as trading transactions, residual value guarantees, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options and joint ventures. See “Investment Objectives and Policies–Types of Transactions and Transaction Strategies.” The pooled capital contributions will also be used to pay fees and expenses associated with this offering and our operations and to fund a reserve. The majority of equipment that we purchase will be accompanied by a lease of that equipment to third parties, though we may also invest in other types of equipment related transactions. We are managed by Macquarie Asset Management Inc., a member of the Macquarie Group.

Our operations will be divided into three separate phases:

•

Offering Period: We will raise money from investors during this period, which we expect to last for up to two years from the date of this prospectus. We expect to invest most of the net proceeds from this offering during this period. We are currently in our offering period, which is expected to end June 19, 2011.

•

Operating Period: We expect this period will last for five years from the end of the offering period. During this period, we will continue to reinvest the cash generated from our initial investments to the extent that cash is not needed for distributions to our members or expenses and reserves.

•

Liquidation Period: This period is anticipated to last one year from the end of the operating period, but may last longer, as adverse market conditions for some kinds of equipment may exist and require a longer period to dispose of the equipment. The liquidation period can last no longer than 36 months from the end of the operating period. During this period we will dispose of the remainder of our portfolio.

You should expect to hold your shares for at least eight years from the time you invest, though the actual duration of your investment may be longer or shorter. Each subscriber has the right to cancel his or her subscription within a period of five business days after receiving a final prospectus. After that time, unless otherwise approved by our manager in its sole discretion, an investment in our shares is irrevocable and investors will have no right to revoke their subscriptions prior to us achieving our minimum offering amount.

Investment Objectives

Our principal investment objectives are to:

•	preserve, protect and return your invested capital;

•	generate regular monthly cash distributions;

•	reduce our overall risk through diversification of our portfolio;

•	generate investment returns that are not correlated to returns from investments in listed stock and bond markets; and

•	generate a favorable total return on your investment.

There is no assurance, however, that we will be able to meet our investment objectives.

Our Manager

Our manager is Macquarie Asset Management Inc. Our investment decisions will be made by our manager’s investment committee, which at the date of this prospectus is comprised of Messrs Fahy and Edghill, or by our manager’s board of directors, which at the date of this prospectus is comprised of Messrs Fahy, Edghill and Pitts. See “Management.” The manager and the persons making our investment decisions can be contacted at:

•	our manager’s principal office at 225 Franklin St, 17th Floor, Suite 1700, Boston, Massachusetts, 02110; or

•	our manager’s telephone number, 866-965-7622.

Our manager’s website address is www.macquarie.com/mami. The information contained on our manager’s website is not part of this prospectus.

Our manager is a member of the Macquarie Group. The Macquarie Group is a diversified international provider of banking, financial, leasing, advisory and investment services. The parent entity of the Macquarie Group, Macquarie Group Limited, is listed on the Australian Stock Exchange. As of January 5, 2010, the Macquarie Group operated in more than 70 offices in 28 countries and had approximately 14,400 employees, over 2,400 of whom were located across North and South America. As of January 5, 2010, the Macquarie Group had assets under management of approximately $313 billion.

Our manager is operated by the Macquarie Group’s equipment leasing division. It has operated leasing businesses since 1987, specializing in a range of equipment including ground transportation, aviation, technology, utility and other equipment. As of December 31, 2009, the Macquarie Group’s equipment leasing division had approximately $6.4 billion of equipment leases under management for its own account with over 600 employees located in North America, Europe, Asia and Australia / New Zealand. These employees variously specialize in all aspects of equipment leasing operations, from transaction origination to asset management and equipment remarketing. The Macquarie Group’s equipment leasing division has not previously managed or operated a public equipment leasing program.

Our manager will provide or arrange all services necessary and desirable for our operations, including those relating to equipment acquisitions and disposals, lease management and administrative, reporting and regulatory services. We describe the background and experience of our manager’s directors, as well as other executives within leasing businesses of our manager’s affiliates who may provide advice and assistance to us, in “Management.” Also see “Fiduciary Duties and Conflicts of Interest.” In managing us, our manager will have access to the experienced leasing and other resources of the Macquarie Group.

The relationship between our members and our manager is governed by our operating agreement, which is attached as Appendix A to this prospectus. You should be particularly aware that under our operating agreement you will have limited voting rights and our shares will not be freely transferable.

Summary of Risk Factors

An investment in our shares involves significant risks, including the following:

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital. Rates of distribution will not necessarily be indicative of our overall performance.

•

This is a “blind pool” offering. We have not identified any specific investments as of the date of this prospectus. We cannot determine all of the potential risks associated with our portfolio at this time.

•

Investments in our shares are effectively illiquid. There is no active trading market for our shares. You should be prepared to hold your shares for the duration of the fund, which is anticipated to be approximately eight years, but may be longer.

•

We sold shares in May 2010 pursuant to our June 19, 2009 prospectus which did not contain a current audited balance sheet as required by federal securities laws. Thus the purchasers of these shares may have rescission rights for a period of one year from the date of purchase of their shares that could require us to buy back approximately $1.1 million of those shares, less any cash distributions made by us to those purchasers.

•

Our manager will manage our operations and may make decisions with which you do not agree or which do not achieve our business objectives. You will have limited voting rights and limited ability to remove our manager.

•	Our manager will receive substantial fees from us which will reduce the cash available for distribution or investment.

•	If a client is in default under a lease contract with us, we may incur losses.

•	The future market value of our equipment may be lower than anticipated, resulting in a loss on our investment.

•	There may be conflicts of interest between us and our manager and its affiliates, including:

•	the receipt of fees and other compensation by our manager and its affiliates from us;

•	our manager and its affiliates may compete with us;

•	we may engage in related party transactions;

•	our manager or its affiliates will purchase shares as an investor;

•	our manager’s decisions regarding the use of leverage and reserves will affect our cash distributions and our manager’s compensation;

•	we will rely on the employees of our manager’s affiliates;

•	the resolution of conflicts will be undertaken by employees of our manager’s affiliates;

•	no independent underwriter conducted due diligence with respect to this offering;

•	we and our manager are not represented by separate counsel; and

•	our manager will act as our tax matters partner.

•	Our use of debt financing means our losses may be greater than if debt financing were not used.

•	The equipment leasing industry is highly competitive, which may hinder our ability to source appropriate or attractive investments.

•	There are material income tax risks associated with this offering.

See “Risk Factors.”

Investor Suitability

You must meet our basic suitability requirements to invest in our shares. In general, you must either have:

•	a net worth of at least $70,000 plus at least $70,000 of annual gross income, calculated exclusive of your home, home furnishings and automobiles; or

•	a net worth of at least $250,000, calculated exclusive of your home, home furnishings and automobiles.

In addition, you must meet certain state requirements. Basic suitability requirements vary from state to state.

You should purchase our shares only if:

•	you meet our basic suitability requirements;

•	you are or will be in a financial position appropriate to enable you to realize to a significant extent the potential benefits described in this prospectus;

•

you are able to bear the economic risk of the investment based on your overall financial situation and have a net worth sufficient to sustain those risks, including loss of investment and lack of liquidity;

•

you have an understanding of the fundamental risks of our business, the risk that you may lose your entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, the background and qualifications of the manager, and the tax consequences of your investment; and

•	your investment in us is otherwise suitable for you.

See “Who May Invest.”

Federal Income Tax Consequences

This prospectus contains a discussion of material federal income tax issues that may impact you. We have obtained an opinion from our counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation, that we are classified as a partnership for federal income tax purposes and on a number of other matters.

Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations. Any alteration of our activities from the description we gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon law as of the date of the opinion, which is subject to change either prospectively or retroactively. You should note that the tax opinion represents only our counsel’s best legal judgment and has no binding effect or official status of any kind, on the IRS or otherwise; and neither we nor our counsel has requested a ruling from the IRS on any of the tax matters discussed in this prospectus. See “Federal Income Tax Consequences.”

The Offering

The information provided below, unless otherwise indicated, does not include any shares to be sold pursuant to our DRP.

Offering	A minimum of $2,500,000 in offering proceeds and a maximum of 15,000,000 shares.

Our manager has determined that the minimum offering amount represents a level of subscription proceeds which will enable our portfolio to be sufficiently diversified. Our maximum offering amount has been determined by our manager with reference to the subscription proceeds it believes we may be able to raise over our offering period.

Offering Price	$10.00 per share, with the following exceptions:

•	the offering price will be $9.30 per share sold to our manager or its affiliates or to a selling dealer or certain of their affiliates; and

•	the offering price will be $9.00 per share sold pursuant to our DRP.

Reduced selling commissions and volume discounts may also apply.

See “Plan of Distribution.”

The price of $10.00 per share has been determined by our manager by dividing our maximum offering amount of $150,000,000, excluding our DRP, by 15,000,000 shares, the maximum amount of shares that we are offering excluding our DRP.

Minimum Investment	The minimum number of shares you must purchase is 500.

Estimated Use of Proceeds	Assuming that the maximum offering of 15,000,000 shares being offered is sold, we expect that we will use approximately 88.0% of the gross offering proceeds we receive to purchase our portfolio, to create a working capital reserve and to pay acquisition fees. We will use the balance of our offering proceeds to pay the dealer manager fee, selling commissions, due diligence expense reimbursements and our manager’s organization and offering expense allowance. See “Estimated Use of Proceeds.”

Depreciation	The availability of depreciation and method of depreciation used will depend upon factors including the type of equipment, location of equipment and the type of transaction we have entered into. Depreciation will only be available for equipment we own subject to leases where those leases are considered to be “true leases” according to IRS guidelines. Generally, we expect to be eligible to claim accelerated depreciation deductions under the Modified Accelerated Cost Recovery System using the declining balance method on equipment owned by us in the U.S. which is subject to non-full payout leases. Equipment which we own and lease that is used predominantly outside the U.S. may be required to be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the equipment’s class life. Depreciation may not be available for equipment under full-payout leases or under transactions in which we indirectly invest in the equipment, including through total lease return swaps, participation agreements and other similar transactions.

Leverage	We do not anticipate that the level of debt across our portfolio at any one time will exceed 65% of the total purchase price of all equipment in our portfolio. Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio.

Compensation of our manager, its affiliates and certain third parties.	Our manager, affiliates of our manager, including Macquarie Capital (USA) Inc. in its capacity as the dealer manager, and the selling dealers will receive fees and compensation from the offering of our shares, including the following:

Selling Commission and Dealer Manager Fee: We will pay the dealer manager fee of 3.0% of the aggregate offering proceeds from shares sold. We will pay a selling commission to the selling dealers of up to a further 7.0% of the aggregate offering proceeds from shares sold.

O&O Expense Allowance: Our manager will receive an organization and offering expense allowance on a sliding scale of between 1.60% and 2.43% of our offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our shares. The O&O Expense Allowance will not exceed the actual fees and expenses incurred by our manager and its affiliates.

Acquisition Fees: We will pay our manager acquisition fees of 3.0% of the purchase price we pay for each item of equipment or direct or indirect interest in equipment that we acquire, subject to a cap as detailed in the operating agreement.

Asset Management Fees: We will pay our manager asset management fees of between 2.0% and 7.0% of the gross rental payments from our equipment lease investments held directly or indirectly for the ongoing management of those equipment lease investments. We anticipate that we will pay our manager asset management fees of 5.0% of the gross rental payments from the majority of our leases.

Re-Leasing Fees: We may pay our manager re-leasing fees of 2.0% of the gross rental payments from the re-leasing of our equipment portfolio, up to a maximum of 7.0% when combined with the asset management fees, payable as each rental payment is made over the term of the lease.

Re-Marketing Fees: We may pay our manager re-marketing fees of up to 3.0% of the purchase price we receive for each item of equipment or direct or indirect interest in equipment sold by us. Re-marketing fees payable to our manager will be subordinated until you have received a pre-tax 8.0% per annum internal rate of return compounded daily on all capital contributed to us, calculated on the date of distribution and taking into account all capital contributions and all distributions, which we refer to as “investor return.” Investor return includes a return equal to all capital contributions we have received from you.

Due Diligence Expense Reimbursement: We will reimburse the dealer manager and selling dealers for bona fide accountable due diligence expenses. Bona fide accountable due diligence expenses will be reimbursable only to the extent that they are presented in an itemized statement to the dealer manager, or to us in the case of the dealer manager’s expenses. We estimate that bona fide accountable due diligence expenses will be approximately 0.07% of the gross proceeds of the offering, although we may reimburse for a higher amount up to a maximum of 0.5% of the gross proceeds of the offering.

Outperformance Fee: Prior to the time that investor return is achieved, cash distributions will be made 99.0% to our members and 1.0% to our manager. After the time that investor return is achieved, cash distributions will be made 81.0% to our members and 19.0% to our manager. We refer to the increased percentage of cash distributions payable to our manager as the “outperformance fee.” See “Management Compensation.”

Potential Conflicts of Interest	Various conflicts of interest will arise out of the relationship between us and our manager and its affiliates, including:

•	fees will be payable by us to our manager;

•	our manager and its affiliates may compete with us;

•	our manager’s decisions on our use of leverage will affect our distributions and our manager’s compensation;

•	we will rely on the employees of our manager’s affiliates; and

•	our manager or its affiliates will purchase shares as an investor.

Distribution Reinvestment Plan	Our distribution reinvestment plan, or DRP, provides you with the opportunity to reinvest all or a portion of the cash distributions that you receive from us into additional shares during the offering period. The purchase price for shares purchased through our DRP is $9.00, which is the public offering price minus the dealer manager fee and selling commissions. See “Plan of Distribution–Distribution Reinvestment Plan.”

Subscription Procedure	To purchase our shares, fill out and sign our subscription agreement, the form of which is included as Appendix B to this prospectus. Send your subscription agreement and the purchase price for the shares, by either check or wire, to us as directed in Appendix B. Wire transfer instructions are available upon request.

Glossary	In general, defined terms used in this prospectus have the meanings assigned to them in the Glossary to this prospectus, or if not defined therein, in our operating agreement.

ESTIMATED USE OF PROCEEDS

The table below sets forth information about our expected use of the proceeds from this offering, assuming we pay the maximum compensation, fees and expense reimbursements permitted under our operating agreement. Columns 2 and 3 in the table below set out our best estimate of the use of the gross offering proceeds if only the minimum offering amount of $2,500,000 is received in the offering, excluding any shares sold pursuant to our DRP. Columns 4 and 5 in the table below set out our best estimate of the use of the gross offering proceeds assuming the maximum number of our shares, 15,000,000, is sold in the offering at the public offering price of $10.00 per share, excluding any shares sold pursuant to our DRP. We will use proceeds from the sale of shares pursuant to our DRP to make investments in equipment, establish reserves and pay our organization and offering expenses.

Because we have not yet acquired all of our investments, we cannot precisely calculate some of the expenses referred to in the tables below, so the amounts may vary. If the maximum amount of this offering is raised, we expect to use approximately 88.0% of our offering proceeds to acquire leased equipment, invest in other transactions meeting our investment objectives, pay acquisition fees and establish reserves.

	Minimum Offering		Maximum Offering
	250,000 Shares (1)(4)	Fees and Expenses As a Percentage of Total Offering Proceeds (2)	15,000,000 Shares (3)	Fees and Expenses As a Percentage of Total Offering Proceeds (2)
Offering proceeds/assets (4)	$2,500,000	N/A	$150,000,000	N/A
Maximum offering expenses based on the amount of the offering proceeds/assets shown in the table:
Selling commissions and related fees (5)	$175,000	7.00%	$10,500,000	7.00%
Dealer Manager fees (6)	$75,000	3.00%	$4,500,000	3.00%
Reimbursement for accountable due diligence expenses (7)	$1,667	0.07%	$100,000	0.07%
Organization expenses (8)	$60,833	2.43%	$2,887,500	1.93%

Total public offering and organization expenses (9)	$312,500	12.50%	$17,987,500	11.99%

Amount available after total public offering and organization expenses	$2,187,500	87.50%	$132,012,500	88.01%

Acquisition fees (10)	$63,356	2.60%	$3,801,335	2.53%
Reserves (11)	$25,000	1.00%	$1,500,000	1.00%

Total Fees and expenses	$400,856	16.10%	$23,288,835	15.53%

Total proceeds available for investment	$2,099,144	83.97%	$126,711,165	84.47%

(1)	Our minimum offering amount is $2,500,000 in cash. This table assumes the minimum offering is achieved through the sale of 250,000 shares at $10.00 per share to the public.

(2)	The percentages in these columns were calculated by dividing the corresponding dollar amount in the columns by the amount of offering proceeds, respectively, as set forth in the table.

(3)	The table assumes the maximum number of our shares, 15,000,000, are all sold at the public offering price of $10.00 per share, excluding any shares sold pursuant to our DRP.

(4)	Excludes $5,000 contributed to us by our manager at the time of our formation.

(5)	We will pay our dealer manager and the selling dealers a selling commission of 7.0% per share sold by them, subject to certain exceptions. See “Management Compensation,” “Plan of Distribution” and “How to Invest.”

(6)	We will pay a dealer manager fee of 3.0% of our offering proceeds to our dealer manager. See “Management Compensation.”

(7)	We will reimburse our dealer manager and the selling dealers for bona fide, detailed and itemized accountable due diligence expenses, which we anticipate to be 0.07% of our offering proceeds. However we may reimburse higher amounts of bona fide, detailed and itemized accountable due diligence expenses up to a maximum of 0.5% of the gross offering proceeds of the offering, or up to $750,000 if the maximum number of shares are sold, and up to $786,000 if the maximum number of shares and all of the shares offered under our DRP are sold. See “Management Compensation,” “Plan of Distribution” and “How to Subscribe.”

(8)	We will pay our manager an organization and offering expense allowance, or O&O expense allowance, up to between 1.60% and 2.43% based on the amount of our gross offering proceeds. Our O&O expense allowance will not exceed the actual fees and expenses incurred by our manager or its affiliates in connection with our organization and this offering. The O&O expense allowance will be payable on shares purchased by our manager or its affiliates. See “Management Compensation.” Our organization expenses do not include the selling commissions, dealer manager fee or reimbursements described above. Our organization expenses, however, do include legal, accounting, auditing, tax service and escrow fees, printing costs, filing and qualification fees, certain overhead costs of our manager in organizing us and preparing us for the offer and sale of our shares and similar fees and expenses.

(9)	Our total organization and offering expenses, which includes the dealer manager fee, the selling commissions, due diligence expenses and the O&O expense allowance, will not exceed 15.0% of our gross offering proceeds.

(10)	The acquisition fees in the above table are attributable to the portion of equipment investments financed through capital contributions. The acquisition fees have been calculated by first calculating the net offering proceeds available for investment and payment of the acquisition fees, shown above as the “amount available after total offering and organization expenses,” then subtracting the amount shown for reserves.

This amount was then apportioned between acquisition fees and net proceeds attributable to the purchase price of investments so that the acquisition fees represent 3.0% of the purchase price of investments. The table assumes borrowings of 65% of the total purchase price of all equipment in our portfolio. Thus, with assumed borrowings, the total acquisition fees that would be paid by us would be approximately $177,589 in the minimum offering and $10,655,337 in the maximum offering.

(11)	Initially, we intend to establish working capital reserves equal to approximately 1.0% of our offering proceeds for normal repairs, replacements and contingencies. The amount of our reserves may vary from time to time as our manager determines the appropriate amount of reserves for our operations. The amount of reserves our manager establishes will depend on its analysis of:

•	the timing and amount of lease payments we receive;

•	our debt service payments on our borrowings;

•	our costs and expenses and other existing liabilities;

•	our manager’s expectations regarding our potential future liabilities, if any; and

•	whether our manager determines a reserve is needed for our future investment acquisitions.

RISK FACTORS

This investment involves a high degree of risk. You should carefully consider the following risks and uncertainties together with all of the other information included in this prospectus in evaluating the purchase of our shares. Our business, financial condition, prospects and operating results could be materially adversely affected by any of the following risks. As a consequence, you may lose part or all of your investment if any of the following risks and uncertainties actually occur.

Risks Associated With this Offering

Our manager’s lack of operating history decreases your ability to evaluate your investment, and the operating history of our manager’s affiliates are not necessarily indicative of how we will perform.

We and our manager were formed on August 21, 2008. Our manager’s senior management team and its affiliates, which are members of the Macquarie Group, are experienced in equipment leasing. As a new company, however, we have no prior operations that you can use to help evaluate the desirability of purchasing our shares. Also, we cannot predict whether our intended operations will meet our stated investment objectives. In addition, our manager has no prior experience in managing an equipment leasing fund. See “Management.”

All or a substantial portion of your distributions may be a return of capital and not a return on capital. Rates of distributions will not necessarily be indicative of our overall performance.

The taxable income we report to you each year will not equal the distributions you receive. The proportion of distributions which represent returns of capital, or a return of your initial subscription, and the proportion of which represent income earned by us, or returns on capital, will vary over time for a variety of reasons, including depreciation deductions which reduce our taxable income but not our distributable cash. Consequently, taxable income is not indicative of our performance, which cannot be determined until all of our investments have ended and assets have been disposed.

To the extent that distributions we make to you are distributions of uninvested capital from this offering, the remaining value of your investment in us will be reduced.

We have not identified any specific investments as of the date of this prospectus. We cannot determine all of the potential risks associated with our portfolio at this time.

This is a “blind pool” offering because we have not identified any specific investments as of the date of this prospectus. Thus, you are not able to fully assess all of the potential risks associated with an investment in our shares as you do not have information about the transactions we will enter into, including:

•	the exact type, age, condition, location or manufacturer of equipment we may purchase;

•	the exact clients with whom we will transact with and their ability to pay;

•	the duration, rental rates, currency, governing laws and other terms of leases and other contracts we may enter into;

•	the price we will pay for equipment and the residual value investment we will make into equipment;

•	the amount of debt that will be used in our portfolio; or

•	the diversification of equipment, industry and client types within our portfolio.

We may invest in the types of equipment listed in “Investment Objectives and Policies.” We anticipate investing directly and indirectly in a diversified portfolio of equipment and equipment related transactions in accordance with our investment objectives. However, you must rely upon our manager’s judgment and ability to, among other things, select the equipment to purchase, evaluate the equipment’s condition, evaluate the appropriate residual value investment to make into the equipment, determine appropriate levels of debt to be incurred, evaluate the ability of our clients to continue paying rent and negotiate purchase documents. We cannot guarantee that our manager will achieve our investment objectives.

Investments in our shares are effectively illiquid. There is no active trading market for our shares. You should be prepared to hold your shares for the duration of the fund, which is anticipated to be approximately eight years but which may be longer.

Our shares will not be listed on any national securities exchange at any time and we will take steps to ensure that no public trading market develops for our shares. See “Federal Income Tax Consequences.” Your ability to sell or transfer your shares will be very limited. You should be prepared to hold your shares for the life of the fund, which is anticipated to be approximately eight years but which may be longer, as adverse market conditions for some kinds of equipment may exist and require a longer period to dispose of the equipment. Moreover, even if you are able to transfer some or all of your shares, you may receive less than the amount of your original investment or suffer adverse tax consequences. In addition, under our operating agreement, our manager has the discretion under certain circumstances to prohibit transfers of shares, or to refuse to consent to the admission of a transferee as a member. See “Summary of Our Operating Agreement–Transfer of Our Shares and Substitute Members.”

If you request that we repurchase your shares, the price you receive may be substantially less than you would receive if you were to hold your shares for the duration of the fund.

You may request that we repurchase some or all of your shares at any time. However, we are under no obligation to redeem any of your shares and will not maintain a cash reserve for this purpose. If we do agree to redeem your shares, the redemption price has been unilaterally set. Depending upon when you request a repurchase, the repurchase price may be less than the unreturned amount of your investment. See “Redemption of Shares.”

The amount and timing of monthly distributions may vary over time. Cash distributions may not be made every month.

From time to time, our manager may vary the amount of, or completely suspend, cash distributions to investors if it believes it to be in the best interests of the fund to do so. Losses from fund investments or unavailability of liquid assets may also result in reductions or suspensions of distributions. Furthermore:

•	during the liquidation period, cash distributions may be irregular while fund investments are being disposed; and

•	large returns of capital during the life of the fund will reduce the cash available for future distributions.

While our manager anticipates making monthly cash distributions, you should not rely on the cash distributions from your shares as a regular source of cash. See “Income, Losses and Distributions.”

If we raise less than our maximum offering amount, our portfolio may be less diversified than would otherwise be the case.

We began operations with a minimum capitalization of $2,500,000. Should we raise less than our maximum offering amount of $150,000,000, our portfolio and our clients may be less diversified than would otherwise be the case. At our minimum capitalization or at low levels of capitalization, we will purchase only low cost items of equipment, such as information technology, gas meters or individual rail cars, rather than high cost items of equipment. As we will be limited in the types and number of transactions we may enter into, a single transaction may have a greater impact on the overall performance of our portfolio. If we only raise the minimum offering, or have a low level of capitalization, a loss on any single transaction may have a greater negative impact on our financial performance.

Our manager will manage our operations and may make decisions with which you do not agree or which do not achieve our business objectives. You will have very limited voting rights or ability to remove our manager.

Our manager will have all management control over our operations. Our success will significantly depend upon:

•	the ability of our manager to source appropriate transactions for us in a timely manner;

•

the quality of the investment decisions our manager makes, especially relating to the types of equipment into which we invest, the timing and management of those investments, assessments of our potential clients and the residual value investments we make in equipment; and

•	our manager’s ability to extract maximum value from equipment once that equipment reaches the end of its lease term.

We will not grant our manager or its affiliates an exclusive right to sell equipment on our behalf. However, given the relationship between our manager and other members of the Macquarie Group, we anticipate that most, if not all, of our equipment will be remarketed by our manager or our manager’s affiliates.

An affirmative vote of members owning not less than a majority of our shares is required to remove our manager or anyone else as manager. You should not purchase our shares unless you are willing to entrust all aspects of our management to our manager. You will have only limited voting rights and you are not permitted to take part in managing, establishing or changing our investment objectives or policies. See “Summary of Our Operating Agreement.”

Our manager’s investment in us will dilute your very limited voting rights.

Prior to the end of the offering period, our manager or its affiliates intend to purchase at least $1,500,000 of our shares in our offering. Our manager’s investment in us will not exceed 20% of the total amount raised in our offering. If we raise $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates will purchase 161,290 shares, for an aggregate investment of $1,500,000. If we raise more than $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates may purchase more than 161,290 shares, up to 20% of the total amount raised in the offering. If we raise less than $7,500,000 in our offering, our manager’s investment in us will not exceed 20% of the total amount raised in our offering. See “Plan of Distribution.” Our manager anticipates that it will be our single largest investor, although the total investment made by you and the other investors, as a group, will be greater. Our manager or its affiliates will have the same voting rights as you, except that they are prohibited from voting on the removal of our manager as manager and the appointment of a successor manager. Thus, the purchase of shares by our manager or its affiliates as investors will dilute the very limited voting rights of you and our other investors. See “Summary of Our Operating Agreement–Meetings and Voting Rights of Our Members.”

Our manager will receive substantial fees from us which will reduce the cash available for distribution.

We will pay our manager, its affiliates and third party selling dealers fees and expense reimbursements. See “Management Compensation.” The rate of fees has been unilaterally determined by our manager in accordance with guidelines set forth in the NASAA Guidelines. The NASAA Guidelines are a set of protocols administered by the North American Securities Administrators Association that address the formation and operation of direct participation programs, such as us. See “Glossary.” Certain of these fees, including the selling commissions, the dealer manager fee and acquisition fees, as well as the organization and offering expense allowance, may be paid without regard to the profitability of our operations or the cash available for distribution to investors. Because we will use leverage to acquire our investments, the amount of fees and expense reimbursements payable by us to our manager and its affiliates will be higher than if we did not use leverage. The payment of those fees will reduce the overall cash available for distribution to you over the life of the fund.

An investment in our shares is not a complete hedge against high inflation.

An investment in our shares is not a complete hedge against periods of high inflation. During periods of high inflation, we expect that the value of equipment in our portfolio may be higher than would otherwise be the case. Also, rental payments we receive may increase under floating, as opposed to fixed, rate leases where interest rates rise in conjunction with higher inflation. However, our inflation-adjusted returns may be adversely affected where rental payments made by clients are fixed throughout the lease term and there are no adjustments in the rental payments for inflation.

Our assets may be plan assets for ERISA purposes, which could subject our manager to additional restrictions on its ability to operate our business.

Under the look-through rule applied under ERISA and the Code, the assets of an entity in which an employee benefit plan or other tax-exempt investor has made an equity investment may constitute assets of that investor. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if that were it to occur. See “ERISA Considerations.”

The price of the shares offered by this prospectus has been arbitrarily determined. You should not rely on this price as an indication of the value of the shares.

The offering price per share has been determined arbitrarily and is not based upon our actual or potential earnings or any other traditional criteria for determining value. No representation is made hereby that a share has a market value equal to the purchase price or could be sold at the price or at any other price.

We sold shares in May 2010 pursuant to our June 19, 2009 prospectus which did not contain a current audited balance sheet of the Fund as required by federal securities laws. Thus the purchasers of these shares may have rescission rights that could require us to buy those shares back for an aggregate repurchase price of up to $1.1 million.

Our original prospectus contained the Fund's audited balance sheet at December 31, 2008, the Fund’s unaudited balance sheet at March 31, 2009 and the Manager’s audited consolidated balance sheet, which included the accounts of the Fund, at March 31, 2009. There was no material change in our financial condition from December 31, 2008 to March 31, 2009. At December 31, 2009, we had not yet broken escrow on the minimum offering amount and thus had not commenced operations. Thus, there was no material change in our financial condition during this period. Our total members' equity had decreased by only $240.00, from $4,932.00 at December 31, 2008 to $4,692.00 at December 31, 2009. During the period beginning May 1 through the date of this prospectus, we sold $1,136,120.00 of our shares pursuant to our June 19, 2009 prospectus. Section 10(a)(3) of the Securities Act of 1933 provides that when a prospectus is used more than 9 months after the effective date of the registration statement, the information contained in the prospectus must be of a date not more than 16 months prior to the use of such information. The SEC has adopted rules pursuant to this section that provide that in order to be in compliance with Section 10(a)(3), the audited balance sheet in a prospectus may not be more than 16 months old. Because the audited balance sheet in our June 19, 2009 prospectus was more than 16 months old in May 2010, our prospectus may not have been in compliance with Section 10(a)(3) of the Securities Act. In that case, the purchasers of our shares during that period would have rescission rights, for a period of one year from the date of their purchase of shares, to obtain recovery of the consideration paid in connection with the purchase of shares. These recoveries could total up to approximately $1,136,120.00 plus interest based on the offering price of $10.00 per share, and less any cash distributions made by us to the purchasers. If the purchasers of our shares during this period were successful in requiring us to repurchase their shares, we would be required to use cash reserves to make such payments. As a result, we would have less available funds to invest in equipment lease transactions, which could reduce the amount of income generated by our investment activities and the amount of cash available to distribute to our members.

Risks Associated With Our Equipment Leasing Activities

If a client is in payment default under a lease contract with us, we may incur losses.

Our lease contracts will require our clients to make periodic rental payments to us. Leases and other associated contracts may, in some circumstances, also require clients to pay other amounts to us in the form of equipment purchase option prices, extended term rentals, late payment interest and damages. If a client fails to make required payments to us under a lease:

•	we may lose rental or other revenue which we may not be able to recover;

•	we may incur legal and other costs in taking enforcement action against a client or in repossessing, storing and transporting the equipment;

•	we may incur costs in breaking financing arrangements associated with the lease, including costs associated with the early termination of loans or hedging arrangements; and

•	we may incur losses when selling equipment earlier than originally anticipated. This risk is greater for equipment which depreciates rapidly in market value, such as computer equipment.

The risk of payment default under a lease is greater for clients with lower or no credit ratings. Although we will seek to enter into transactions where we believe the likelihood or consequence of client payment default is acceptable under the circumstances or where acceptable security is available, we will not necessarily require our clients to have a minimum credit rating determined by an independent rating agency. See “Investment Objectives and Policies.” We may incur losses if one of our clients defaults on a lease with us, which could have a material adverse effect on our financial condition.

In addition to payment defaults, if a client is in another form of default under a lease contract with us, we may incur losses.

In addition to the requirement for our clients to make payment to us, our clients will have other obligations to us under a lease. These may include obligations to maintain and service the leased equipment; to ensure there is no material adverse change in our client’s financial position; to insure the equipment; to furnish certain information to us; and to allow us to inspect the equipment. If a client fails to maintain equipment in accordance with the terms of its lease, we may have to make unanticipated expenditures to repair the equipment in order to protect our investment. We are likely to have rights against the client to compensate us for any failure to maintain equipment to the appropriate standard. However, we cannot assure you that this compensation would make us whole for losses in our investment or that the client will be able to pay us. If a client is in default under a lease contract, it may not be economically feasible for us to take legal action against the client, terminate the lease and/ or repossess the equipment. Should this occur, we may incur losses associated with legal, repossession and other costs.

Adverse general economic conditions may negatively impact our clients’ ability to pay us, causing us losses.

Adverse general economic conditions may cause financial distress to our leasing clients, which in turn may increase the likelihood that they will fail to meet their contractual obligations to us, including the obligation to make rental payments or restitution for damages. We may incur losses if one of our clients defaults on a lease with us, which could have a material adverse effect on our financial condition.

Any delays in the investment of the offering proceeds may diminish the returns on our investments.

We will receive only minimal, if any, returns on the offering proceeds until the time the offering proceeds are invested in equipment lease or other equipment related transactions. If we do not invest the offering proceeds promptly, the delay may diminish the returns that the investment would have otherwise realized had a given investment been made earlier.

Some of the equipment that we purchase may be used equipment which, if not in proper condition, may reduce its resale value.

Some of the equipment that we purchase may be used equipment. For example, this will occur where we enter into a “sale and leaseback” transaction with a lessee that is also the seller of the equipment. While we may inspect used equipment prior to purchase, there is no assurance that any inspection of used equipment prior to its purchase will reveal any or all defects and problems with the equipment that may occur after it is acquired by us. We will seek to obtain representations from the sellers and lessees of used equipment that the equipment has been maintained in compliance with the terms of their leases, including: that neither the seller, as lessor, nor the lessee, is in violation of any material terms of those leases; that the equipment is in good operating condition and repair; and that the lessee has no defenses to the payment of rent for the equipment as a result of its condition. We would have rights against the seller of the equipment for any losses arising from a breach of representations made to us, and against the lessee for any default under the lease. However, we cannot assure you that these rights would make us whole with respect to our entire investment in the equipment or that our expected returns on the equipment, including legal costs, costs of repair and lost revenue from the delay in being able to sell or re-lease the equipment due to undetected problems or issues. Losses incurred due to reduced resale value could have a material adverse effect on our financial condition.

If a client files for bankruptcy we may have difficulty enforcing the terms of the lease and may incur losses.

In the event that a client files for protection under bankruptcy laws, a bankruptcy court may reject, reduce the term or alter the provisions of our lease with that client. If this happens, we may not receive the full amount of rental payments contemplated by that lease. We may also experience difficulties, legal costs and delays in recovering equipment from a bankrupt client that is involved in a bankruptcy proceeding or has been declared bankrupt by a bankruptcy court. The sales proceeds we receive from disposing of recovered equipment may not cover our outstanding investment in that equipment.

Movements in foreign currency rates may result in losses.

We may enter into purchase, sale and lease contracts for equipment where the payments to be made or received are not in U.S. dollars. Foreign exchange hedging contracts are, for a fee, a means of protecting against fluctuations in foreign currency exchange rates. While we intend to enter into foreign exchange hedging contracts where it is both possible and economically appropriate to do so, our portfolio may not be fully hedged against foreign currency fluctuation risk. If we are due to receive payments from a client or purchaser in a currency other than U.S. dollars, a strengthening of the U.S. dollar against that currency will mean we are receiving less, as expressed in U.S. dollars, than initially anticipated, which would have a negative impact on our returns.

We may suffer losses as a result of transacting business in foreign countries, dealing with foreign clients or having our equipment located in a foreign jurisdiction.

It is likely that we will enter into transactions:

•	with foreign clients;

•	where the equipment is permanently or temporarily located outside the U.S.; or

•	where the contracts are governed by foreign laws.

These transactions involve a number of risks, including the following:

•	We may have difficulty enforcing our rights under foreign contracts.

•	We may have difficulty repossessing our equipment outside the U.S.

•	Legal costs may be more expensive outside the U.S.

•

Foreign governments may confiscate equipment, nationalize equipment, retrospectively change laws, impose new or changed fees, duties or taxes or impose foreign exchange restrictions which hamper our ability to receive payment in the U.S.

•	Foreign courts may not recognize judgments obtained in U.S. courts.

•	We may have documentary risks where contracts are written in a language other than English.

•	Complications may arise from interpretations of tax or legal codes and any regulatory registration requirements.

•	Changes in, or interpretations of, foreign laws and regulations may adversely affect our ability to enter into leases, sell equipment or repatriate profits to the U.S.

•

The income earned in foreign jurisdictions may be subject to withholding and/or income taxes, and depending on the foreign country, the U.S. may not have a tax treaty in place to reduce or eliminate the tax.

•

The Code imposes restrictions on the use of foreign tax credits, which may prevent you from claiming full credit for your share of foreign taxes. See “Federal Income Tax Consequences–Foreign Tax Considerations for U.S. Investors.”

Furthermore, foreign jurisdictions and clients may be more prone to corruption, unsavory business practices, conflict, sanctions or civil unrest. All of these risks may impair our ability to receive amounts due to us or to remarket equipment in a satisfactory manner.

The market value of our equipment may be lower than anticipated, resulting in a loss on our investment.

It is likely that the majority of our leases will be “operating” or “non-full payout” leases. Under non-full payout leases, the total sum of all the rental payments made by our client over the duration of the lease, on a present value basis, will be less than the original price paid by us for the initial purchase of the equipment. The difference between the original purchase price of the equipment and the sum of the rentals we receive over the lease term, adjusted for the time value of money, is known as our “residual value” investment. In general, a client will return the leased equipment to us at the end of the lease. We will then sell or re-lease the equipment for an amount that we refer to as the “remarketing price.” We hope to make a return on our investment by obtaining a remarketing price that is in excess of our residual value investment in that equipment. This is where we expect to make a significant portion of our overall returns.

When we enter into a lease, we will not know what the remarketing price of the leased equipment will be when the lease ends and the equipment is returned to us. If the remarketing price is lower than anticipated, we will either lose money or receive lower returns than anticipated. There are numerous factors beyond our control which can materially adversely affect the remarketing price we can achieve for equipment, including:

•	the general market value for the equipment at the time we are attempting to remarket that equipment;

•	the cost of new equipment at the time we are remarketing the used equipment;

•	technological and regulatory developments since our initial purchase of the equipment which could reduce the market value of the equipment;

•	general economic conditions and the conditions in industry-specific market sectors; and

•	the condition of the equipment returned to or repossessed by us.

Additionally, there is a risk that the best remarketing price available is only obtainable in a market where we do not have appropriate or adequate remarketing resources. We cannot assure you that our assumptions with respect to value will be accurate or that the equipment will not lose value more rapidly than we anticipate.

We may not require clients to insure equipment, clients may not insure equipment in breach of their lease contract, or it may not be feasible to insure some risks, resulting in loss of our investment and additional losses.

We may not require clients to insure equipment against loss, damage, theft, destruction or injury or against damage caused through the use of the equipment. For example, we may not require insurance where the value of equipment is relatively low or where it is not customary for the client to obtain insurance. Other risks may not be insurable or may not be economically feasible to insure. Furthermore, clients who are obliged to insure equipment may nevertheless fail to do so in breach of their lease contract.

Our clients will generally be responsible for risk of loss or damage to or caused by equipment, regardless of whether insurance is in place. However, where losses or damage are not covered by insurance, there is a risk that the client will be unable to compensate us for those losses. In this case, we may lose all or part of our investment or incur losses significantly in excess of our investment, which could have a material adverse effect on our financial condition.

In leasing some types of equipment we may be exposed to environmental tort liability.

In leasing some types of equipment, such as transportation assets designed to carry hazardous materials, we may be exposed to environmental tort liability. Although we will use reasonable efforts to minimize the possibility of and exposure to environmental tort liability, including by means of attempting to obtain insurance, we cannot assure you that our assets will be protected against those claims.

Failure to maintain equipment registrations and unexpected regulatory compliance costs may result in losses.

Certain types of transportation equipment are subject to registration requirements by governmental agencies in the U.S. and abroad. Should we fail to properly maintain registration of that equipment, we may lose the ability to own or operate that equipment. In addition to impairing our ability to earn rentals from that equipment, penalties may be imposed upon us and we may be forced into a sale of that equipment on unfavorable terms. Furthermore, governmental agencies may require changes or improvements to equipment resulting in increased costs and loss of rental revenue while the changes are made. This would adversely affect our anticipated returns from that investment.

Our returns may be lower than anticipated under pay per use agreements.

Under a pay per use agreement, the regular rental payments due from the client are not fixed or determined solely by reference to an underlying interest rate. Instead, the amount the client pays for the use of the equipment is based upon their actual usage of the equipment. Under these agreements, a client will typically pay more for the equipment the more often it uses the equipment. Where a client under a pay per use agreement uses the equipment less than we anticipated, this may possibly result in a higher resale value for the equipment which may in turn benefit us. However, we will receive lower payments from clients from their usage of the equipment and this may in turn reduce our returns from that investment. While our manager anticipates that pay per use agreements will be a small part of our portfolio, there is no restriction on the proportion of our portfolio that may be invested in pay per use agreements.

Risks Associated With Our Equipment Trading and Other Activities

The risks outlined above in “Risks Associated with our Equipment Leasing Activities” and elsewhere in this section and prospectus are also applicable to our equipment trading and other activities, including risks relating to our clients’ ability to pay, general economic conditions and foreign currency rates. In addition to these risks, the following risks are also applicable:

Equipment trading transactions and investments in equipment purchase options, total lease return swaps, participation agreements or other similar transactions related to equipment may be riskier than equipment lease transactions.

We may purchase equipment without any concurrent lease agreement or sale agreement being in place. In those transactions, we are anticipating that purchased equipment can be sold or leased at a later date at a profit.

These transactions may be inherently more risky than equipment purchases concurrently combined with a lease being entered into with a client. Should the market for equipment purchased by us on such a basis drop after our purchase, we may incur losses on the resale of the equipment and costs in storing and remarketing that equipment.

We may acquire equipment purchase options or obligations to purchase equipment. We anticipate that these transactions would be for a pre-determined price at a future date, usually at the end of an underlying lease term. In the event of a bankruptcy by the party granting the option or obligation, we might be unable to enforce the option or obligation or recover the option price paid. If the option grantor or seller defaults under the transaction contract, we may incur legal and other costs to enforce our rights but may not ultimately gain ownership of the equipment.

We may also enter into total lease return swaps, participation agreements and other transactions related to equipment. Under those arrangements, we may not have a direct ownership interest in equipment. Instead, we will have a right to receive, and an obligation to make, payments associated with the underlying equipment or equipment lease. In the event of default or bankruptcy by the other party to the transaction, we may not be able to recover payments we are owed or have recourse to the underlying equipment. We will not enter into stock, bond or other exchange traded derivative contracts.

Investment in joint ventures, special purpose companies or companies which own equipment may subject us to risks relating to our co-investors or underlying companies that could adversely impact the financial results of those investments.

We may invest in joint ventures with other businesses operated by our manager’s affiliates or with unrelated third parties. Although our manager does not currently manage or sponsor any other programs, it may manage or sponsor other investment programs in the future and we may invest in joint ventures with those programs. We may also invest, either on our own account or with others, in special purpose companies created specifically for equipment investments or to invest in companies which own or operate equipment. We will not, however, invest in the shares or partnership interests of other equipment leasing programs. Investing in joint ventures, special purpose companies and other companies involves additional risks not present when acquiring equipment that will be wholly-owned by us directly. These risks include the possibility that our co-investors might declare bankruptcy or otherwise fail to meet financial commitments, thereby obligating us to pay all of the debt associated with the joint venture. Additionally, the co-investors or underlying companies may have objectives which are not wholly consistent with our investment objectives. This may result in ineffective decision making, impasses on joint venture decisions, disputes and failure to maximize our returns. Furthermore, even if we have the right to purchase equipment from another joint venturer, we may not have the resources to do so.

Risks Associated With Our General Business Operations

Key personnel may leave our manager’s organization, diminishing the expertise and resources available for management of us and our business activities.

Our success will be dependent upon our manager utilizing sufficient and appropriately skilled resources and personnel to manage us and our business affairs. We will require resources and personnel including transaction origination, lease and asset management, equipment remarketing, accounting, tax, legal, compliance, operational, investor relations and marketing resources and personnel. These resources and personnel may be provided exclusively by our manager or utilized on an as-needed basis from affiliates of our manager. Many of these personnel will be difficult to replace on short notice where the departing personnel hold special relationships, such as relationships with potential clients, or special technical knowledge, such as knowledge about the likely future resale value of specific types of equipment. The departure of key personnel from our manager or affiliates of our manager may result in business disruptions, poor investment decisions and reduced returns from our portfolio.

There may be conflicts of interest between us and our manager and its affiliates.

Our manager’s decisions will be subject to various conflicts of interest arising out of its relationship to us and its affiliates. As of the date of this prospectus, affiliates of our manager are engaged in equipment lease and trading activities on their own behalf and on behalf of other investors. It is also possible that our manager will sponsor additional equipment leasing programs in the future. See “Fiduciary Duties and Conflicts of Interest” and our operating agreement attached hereto as Appendix A for more detailed information. Conflicts of interest that may affect us and our members include:

•	the receipt of fees and other compensation by our manager and its affiliates from us;

•	our manager and its affiliates may compete with us;

•	our manager’s decisions regarding the use of leverage and reserves will affect our cash distributions and our manager’s compensation;

•	our manager or its affiliates will purchase shares as an investor;

•	we will rely on the employees of our manager’s affiliates;

•	the resolution of conflicts will be undertaken by employees of our manager’s affiliates;

•	no independent underwriter conducted due diligence with respect to this offering;

•	we and our manager are not represented by separate counsel; and

•

our manager will act as our tax matters partner, and will negotiate with the Internal Revenue Service, or IRS, to settle tax disputes that would bind us and our members; those negotiations might not be in your best interest given your individual tax situation.

In particular, our manager may cause us to enter into transactions with its affiliates. These related party transactions may include:

•	agreements for services to be provided to our manager or to us by our manager’s affiliates; and

•

agreements for the sale of equipment, equipment leases and/or other transactions to, or from, us from, or to, our manager or affiliates of our manager. This category of transaction includes transactions where we are buying equipment or transactions from our manager or our manager’s affiliates which were specifically purchased by our manager or our manager’s affiliates for sale to us, which we refer to as “warehousing” of transactions on our behalf.

Related party transactions may provide advantages to us, including the possibility of accessing appropriate lease transactions otherwise unavailable to us, or making investments in equipment that was purchased by our manager’s affiliates prior to us having sufficient capital to make the purchase ourselves. However, these related party transactions provide our manager and its affiliates with an economic incentive to negotiate the transaction in a manner which is disadvantageous to us, for example, by selling equipment to us for a price above its market value.

The foregoing conflicts could result in materially adverse effects on us and our members. Our manager, in its sole discretion, will attempt to manage those potential conflicts by the exercise of its business judgment in an attempt to fulfill its fiduciary obligations and has policies and procedures designed to minimize the possibility of conflicts of interest. There is no assurance that these measures will prevent adverse consequences resulting from the numerous potential conflicts of interest. Additionally, should the manager be in breach of its fiduciary duty to us, it is unlikely that we will initiate legal action against our manager as our manager controls our operations. See “Fiduciary Duties and Conflicts of Interest.”

Directors and other personnel or resources associated with our manager will manage or be involved with other businesses and activities and will not devote their time exclusively to managing us and our business.

We will not employ our own full-time officers, managers or employees. Instead, our manager will supervise and control our business affairs. Our manager’s officers and staff providing services to our manager may also be spending time supervising the affairs of other equipment leasing programs in the future. They may also spend time on other projects and businesses of our manager and its affiliates. They will devote the amount of time necessary to conduct our business, which may not be the same amount of time that would be devoted to us if we had separate officers and employees. See “Fiduciary Duties and Conflicts of Interest.”

Furthermore, our manager will be reliant upon its affiliates introducing potential transactions to our manager which we may or may not invest in. Our manager’s affiliates will devote their time and resources primarily to their own businesses and not to us or our manager. This may result in us receiving fewer opportunities than if we had our own full-time employees.

We and our manager do not have independent audit and compensation committees

Although our manager believes that the fees and other compensation we will pay to it and its affiliates are reasonable and competitive in the industry, they were established by our manager and were not determined by an independent compensation committee composed of persons who are not affiliates of our manager. See “Management Compensation.” Also, our manager, rather than an independent audit committee composed of persons who are not affiliates of our manager, will select our independent registered public accounting firm and supervise the preparation of our audited financial statements included in our annual reports to you.

Our use of debt financing means our losses may be greater than if debt financing were not used.

We will use debt, or leverage, when we acquire equipment and may also use debt for working capital purposes. Debt finance we use may include:

•

debt which is used to purchase specific items of equipment. In the event of payment default by the underlying lessee, the third party debt provider may or may not have recourse against us to make good the payment default. The third party debt provider may also have priority over us in its security interest in the equipment or proceeds from the equipment; and

•	debt which is secured against all or part of our portfolio.

Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio. However, we anticipate that the level of debt across our portfolio, once fully invested, will not exceed 65.0% of the total purchase price of all equipment in our portfolio. The total value of equipment that we purchase may therefore be significantly higher than the actual capital we raise. While the use of debt can enhance our returns, it also carries material risks, including the following:

•	If we are unable to pay our debt obligations because of the failure of our clients to make timely payments to us, or due to other factors, we may lose the underlying equipment and our investment.

•

For any given lease or other transaction, using debt will increase the sensitivity of our investments to changes in the resale value of equipment in which we have invested. A negative movement in the resale value of equipment will have a greater negative impact on our returns than had we not used debt. This in turn will negatively impact our ability to pay distributions to you.

•

Lenders may require covenants that could restrict our flexibility in making business and financing decisions in the future, and in order to repay our financing, we may be required to dispose of our assets at a time when we would otherwise not do so.

•	A highly leveraged capital structure may significantly increase the cost at which we can borrow additional funds, which will in turn negatively impact our ability to pay distributions to you.

The use of debt will also increase the fees that we will pay our manager. See “Investment Objectives and Policies–Borrowing Strategies and Limitations.”

Debt finance may be unavailable on appropriate terms resulting in our portfolio being leveraged at a sub-optimal level.

We intend to incur indebtedness in purchasing our portfolio. The use of leverage can assist in enhancing returns and is a commonly used strategy in equipment financing. During periods of general illiquidity in financial markets, such as existed during 2008 and as was continuing as of the date of this prospectus, it may not be possible for our manager to source debt at an appropriate interest rate, on appropriate terms or at appropriate levels. Furthermore, we are prohibited from obtaining permanent debt facilities from our manager or its affiliates. This may mean our portfolio is sub-optimally leveraged, reducing overall returns to our investors. The disruption in financial and debt markets which began during 2008 and the effects of which continue into 2010, known as the “global financial crisis,” may adversely affect our ability to source debt.

If debt on appropriate terms is not available to us at all, the reduced leverage of our portfolio may significantly reduce overall returns and distributions to our members. It may also result in us not completing otherwise attractive equipment acquisition opportunities, further reducing our overall returns.

Disruptions to our information technology systems may result in business disruptions and losses.

Our manager will rely upon multiple information technology systems that it or its affiliates operates to effectively manage our business operations, including lease management systems, accounting systems, invoicing systems, investor and sales databases and client relationship systems. Furthermore, our manager may be reliant upon the information technology systems of third party service providers. Failure of any of these systems may disrupt our ability to bill for or collect payments, pay distributions, meet regulatory requirements or track our assets. Those disruptions may result in additional costs and damage to relationships with key clients, in turn hampering our ability to source future lease transactions. Accordingly, any information technology disruptions could have a material adverse effect on our financial condition.

The equipment leasing industry is highly competitive, which may hinder our ability to source appropriate or attractive investments.

The equipment leasing industry both in the U.S. and abroad, and across different equipment classes, is highly competitive. In particular:

•	it is often relatively easy for new entrants to enter the equipment leasing industry as lessor;

•	leasing companies often act irrationally or unprofitably to gain market share, reducing the availability of attractive lease transactions to other lessor in the market; and

•	lease transactions are not always written in a manner which provide the lessor with an appropriate rate of return for the risk being assumed.

Although certain affiliates of our manager are experienced leasing companies, the existence of a high number of competitors in the equipment leasing industry may hinder the ability of affiliates of our manager to introduce attractive or appropriate lease transactions to our manager. It may also hamper the ability of our manager to source those transactions directly itself. This may result in lower than anticipated returns from our investments or acceptance of greater levels of risk in our investments.

Changes in interest rates may negatively affect our returns

Changes in interest rates may have a negative effect on our returns. We may enter into lease agreements which are “fixed-rate,” whereby the rental payments are fixed for the duration of the lease. We may also enter into lease agreements which are “floating rate,” whereby rental payments during the lease vary with reference to an underlying interest rate. Interest rate hedging contracts are, for a fee, a means of protecting against fluctuations in interest rates associated with floating rate leases. While we intend to enter into interest rate exchange hedging contracts for floating rate leases where it is both possible and economically appropriate to do so, our portfolio may not be fully hedged against interest rate fluctuation risk.

During periods of high or rising interest rates, we may be able to enter into lease transactions whereby the lessee is obliged to make higher fixed rental payments to us. Under unhedged floating rate contracts we will also effectively receive higher rental payments. However, higher interest rates may be more likely to result in lessee payment defaults and bankruptcies which in turn may result in losses on our investment.

During periods of low or falling interest rates, rental payments that we receive under unhedged floating rate leases will effectively be reduced. Fixed rate lease contracts and hedged floating rate leases will also be written at lower rental rates. This may also reduce our investment returns. Furthermore, periods of low interest rates may be combined with general economic periods of “high liquidity” or easier access to debt. In those instances, the economic benefit for lessees of leasing compared to other forms of financing may be diminished, thus adversely affecting our ability to enter into appropriate lease transactions.

Risks Associated With the Tax Treatment of Us and Our Shares

Adverse tax consequences will result if the IRS classifies us as a corporation rather than a partnership.

Our counsel has rendered an opinion to us that we will be taxed as a partnership and not as a corporation; however, that opinion is not binding on the IRS and the IRS may challenge that classification. We will not apply for an IRS ruling that we will be classified as a partnership for federal income tax purposes. If we are treated for federal income tax purposes as a corporation in any year, then:

•	we would be required to pay federal income taxes on our taxable income;

•	state and local income taxes could be imposed on us;

•	our losses would not be reportable by our members on their personal income tax returns;

•	any distributions would be taxable to our members; and

•	distributions would be classified as portfolio income which would not be available to offset passive activity losses.

In addition, a change in status from a partnership to a corporation could result in taxable income to a member. To minimize the possibility that we will be treated as a corporation, our operating agreement places restrictions on your ability to transfer our shares. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your own individual tax circumstances. See “Federal Income Tax Consequences–Classification as a Partnership.”

We and our members could lose deductions if the IRS treats our operating leases as sales or finance leases.

No assurance can be given that our leases of equipment will be treated as operating leases by the IRS rather than as sales or finance leases. An operating lease is one where, in present value terms, the sum of the rentals paid by the lessee over the lease term is less than the original purchase price paid by the lessor for the leased equipment. A finance lease is one where the rentals paid by the lessee, plus any other fixed payments the lessee is obliged to make under the lease, compensate the lessor in full for the purchase price paid by the lessor for the equipment at the outset of the lease, plus a satisfactory return. If our leases are treated as sales or finance leases instead of operating leases, we and our members will not be entitled to cost recovery, depreciation or amortization deductions with respect to those leases and our leasing income might be deemed to be interest which would constitute portfolio income instead of passive income. The denial of the cost recovery, depreciation or amortization deductions could cause your tax liabilities to increase. We do not intend to apply to the IRS for a ruling that any leases of equipment will be treated as leases for federal income tax purposes. See “Federal Income Tax Consequences–Tax Status of Leases” and “Federal income Tax Consequences–Limitation on Deduction of Losses.”

You may incur tax liability in excess of the cash distributions you receive in a particular year.

Your tax liability from owning our shares may exceed the cash distributions you receive from your investment. For example, to the extent any of our debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Also, our use of the accrual method of accounting may require us to include rental income before the rental payments are received and available for distribution. Further, sales of our investments may result in taxes in any year that are greater than the amount of cash from the sale and result in tax liability to you in excess of cash distributions. Therefore, you will have to pay any excess tax liability out of other funds.

You may be subject to greater income tax obligations than originally anticipated.

We expect that some of the equipment that we purchase may be eligible for accelerated depreciation under the Modified Accelerated Cost Recovery System. See “Federal Income Tax Consequences–Cost Recovery Deductions.” However, a significant portion of our equipment may be used predominately outside the U.S. and will therefore not be eligible for accelerated depreciation. That equipment is generally depreciated over longer cost recovery periods than comparable equipment used inside the U.S. In addition, if we acquire equipment that the Code deems to be tax-exempt use property, losses attributable to the equipment will be suspended and may be deducted only against income we receive from that equipment or when we dispose of the equipment. Furthermore, depreciation deductions may not be available under total lease return swaps, participation agreements and other transactions in which we invest. Depending on the equipment that we acquire and its eligibility for accelerated depreciation under the Code, we may have less depreciation deductions to offset gross lease revenue, thereby increasing our taxable income.

Your ability to deduct our losses will be limited.

In general, the amount that you have at risk with respect to our shares is deemed to be the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. The amount that you have at risk will limit your ability to deduct our losses. A tax rule further limits your ability to deduct losses from an activity to the amount at risk in that activity and treats equipment placed in service in separate years as separate activities. Because our operations will constitute passive activities, you will also be restricted to using our losses to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See “Federal Income Tax Consequences–Limitation on Deduction of Losses.”

The IRS may allocate more taxable income to you than our operating agreement provides.

The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of our taxable income and loss, resulting in more taxable income or less loss for you than our operating agreement would otherwise allocate. See “Federal Income Tax Consequences–Allocations of Profits and Losses.”

If you are a tax-exempt organization, you will have unrelated business taxable income from this investment.

Tax-exempt organizations are subject to income tax on unrelated business taxable income, or UBTI, and are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year, less directly connected allowable deductions. Our leasing income will constitute UBTI. Furthermore, a charitable remainder trust that recognizes UBTI will be subject to an excise tax equal to 100% of that income. All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in our shares. See “Federal Income Tax Consequences–Investment by Employee Benefit Plans and Other Tax-Exempt Organizations.”

Ownership of our shares may cause you to pay alternative minimum tax.

With limited exceptions, taxpayers must pay an alternative minimum tax if it exceeds the taxpayer’s regular federal income tax for the year. As you will be allocated a proportionate share of our tax preference items, you may be required to pay alternative minimum tax. The principal partnership tax items that may have an impact on your alternative minimum tax as a result of investing in us are (1) cost recovery deductions on the portion of our equipment leased to others under operating leases, and (2) deductions relating to our interest expense on borrowings. See “Federal Income Tax Consequences–Alternative Minimum Tax.”

You may incur state tax and foreign tax liabilities and have an obligation to file state or foreign tax returns.

Prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. Investors may be subject to state tax rules which are less favorable than federal tax rules. Investors should consult their own tax advisors to fully determine the impact to them of U.S. federal, state and local income tax laws, including laws requiring withholding on our income and/or distributions. See “Federal Income Tax Consequences–State and Local Taxes.”

Some of the distributions on our shares will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

As the value of our portfolio decreases over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year. Further, your capital in our shares is reduced for tax purposes over the life of your investment, and you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for our shares. Payments made upon our liquidation will be taxable to the extent that those payments are not a return of capital.

Challenges by domestic and international taxation authorities could result in additional taxes and further examination.

We will be subject to income taxes and other taxes in both the U.S. and the foreign jurisdictions in which we operate. We are also subject to review and audit by both domestic and foreign taxation authorities. The determination of our worldwide provision for income and other taxes and current and deferred tax assets and liabilities requires judgment and estimation. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain.

An adjustment to our tax return as the result of an audit could result in an examination of other items in your returns unrelated to us, or an examination of your tax returns for prior years. You could incur substantial legal and accounting costs in contesting any challenge by the IRS or any foreign jurisdiction, regardless of the outcome. Further, because you will be treated for federal income tax purposes as a partner in a partnership by investing in our shares, an audit of our tax return could potentially lead to an audit of your individual tax return.

MANAGEMENT COMPENSATION

The following tables summarize the types and estimates of all compensation, fees, profits and other payments that our manager and its affiliates, including the dealer manager, may earn or receive, directly or indirectly, in connection with the offering of the shares or our operations. The compensation of our manager and its affiliates, including the dealer manager, was not determined by arm’s-length negotiation, but is consistent with the guidelines set forth in the NASAA Guidelines. Our operating agreement does not permit the manager to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying those items under a different category.

Offering Compensation

The following table sets forth compensation payable by us in connection with the sale of our shares. Our total organization and offering expenses, which includes the dealer manager fee, the selling commissions, due diligence expenses and the O&O expense allowance, is anticipated to be 11.99% of our gross offering proceeds assuming we raise our maximum offering amount, but in any event will not exceed 15.0% of our gross offering proceeds. Footnotes are contained under the table in “–Operating Compensation.”

Entity Receiving Compensation and Period Compensation Payable	Type and Method of Compensation	Estimated(1)
Selling Commissions–payable to the dealer manager and selling dealers during the offering period.

7.0% of the offering proceeds from each share sold by the dealer manager or selling dealers. We do not expect the dealer manager to sell any of the shares offered.

We will not pay selling commissions for shares sold:

•      to investors whose broker-dealer waives the selling commission in whole or in part;

•      to our manager or its affiliates;

•      to selling dealers participating in this offering or any of their affiliates purchasing for their own account or their IRAs or qualified plans; or

•      pursuant to the DRP. Selling dealers may provide a volume discount to investors who purchase a large number of shares, which will reduce the selling commissions paid by us. See “Plan of Distribution.”

The total amount of selling commissions cannot be determined because it is based on the number of shares sold. If the minimum amount of $2,500,000 is raised, the total amount of selling commissions will be up to $175,000. If the maximum number of 15,000,000 shares is sold, inclusive of the 161,291 shares that will be purchased by our manager or its affiliates net of selling commissions, the total amount of selling commissions will be up to $10,387,096.

Due Diligence Expense Reimbursement(2)–payable to the selling dealers or the dealer manager during the offering period.	We will reimburse the dealer manager and selling dealers for detailed and itemized bona fide accountable due diligence expenses. Bona fide accountable due diligence expenses will be reimbursable only to the extent that they are presented in an itemized statement to the dealer manager, or to us in the case of the dealer manager’s expenses.	The total amount of due diligence expense reimbursement cannot be determined because it is based on the amount of detailed and itemized bona fide accountable due diligence expenses actually incurred by the dealer manager and selling dealers.

Entity Receiving Compensation and Period Compensation Payable	Type and Method of Compensation	Estimated(1)

Those expenses may only include actual costs, including overhead, associated with the dealer manager’s or selling dealers’ due diligence activities and may not include a profit margin.

We estimate that bona fide, detailed and itemized accountable due diligence expenses will be approximately 0.07% of the gross proceeds of the offering. However, we may reimburse higher amounts of bona fide, detailed and itemized accountable due diligence expenses up to a maximum of 0.5% of the gross offering proceeds of the offering.

If the minimum amount of

$2,500,000 is raised, we estimate that the total amount of detailed and itemized due diligence expense reimbursement will be $1,667. If the maximum number of 15,000,000 shares is sold, we estimate that the total amount of due diligence expense reimbursement will be $100,000.

Dealer Manager Fees–payable to the dealer manager during the offering period.	3.0% of the offering proceeds from each share sold, including shares sold to our manager or its affiliates.	The total amount of dealer manager fees cannot be determined because it is based on the number of shares sold. If the minimum amount of $2,500,000 is raised, the total amount of dealer manager fees will be $75,000. If the maximum number of 15,000,000 shares is sold, the total amount of dealer manager fees will be $4,500,000.

O&O expense allowance–payable to our manager during the offering period.

We will pay our manager an allowance for our organization and offering expenses. The amount of our manager’s O&O expense allowance is based upon the number of shares that are sold, including shares sold to our manager or its affiliates, as follows:

•      up to 2.433% of the offering proceeds from each share sold for the first 3,500,000 shares;

The total amount of O&O expense allowance cannot be determined because it is based on the number of shares sold and the total amount of organization and offering expenses incurred by our manager. If the minimum amount of $2,500,000 is raised, the total amount of O&O expense allowance will be $60,833. If the maximum number of 15,000,000 shares is sold, the total amount of O&O expense allowance will be $2,887,500.

•      up to 2.09% of the offering proceeds from each share sold for shares sold that exceed 3,500,000 but amount to 7,500,000 or fewer shares; and

•      up to 1.60% of the offering proceeds from each share sold for shares sold that exceed 7,500,000 shares.

Our O&O expense allowance will not exceed the actual fees and expenses incurred by our manager or its affiliates in connection with our organization and this offering.

Operating Compensation

The following table sets forth compensation payable by us in connection with our investing activities, including during the offering period, operating period and liquidation period.

Entity Receiving Compensation and Period Compensation is Payable	Method of Compensation	Estimated Dollar Amount of Compensation(1)
Acquisition Fees(2)–payable to our manager and its affiliates during the offering period and operating period.

3.0% of the purchase price that we pay for each item of equipment or direct or indirect interest in equipment we acquire, including under lease agreements, trading transactions, residual value guarantees, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, joint ventures and special purpose vehicles and companies. The purchase price includes the indebtedness incurred to finance the acquisition of equipment, an interest in equipment, such as a residual interest or a joint venture interest, or an option to acquire a residual value interest in equipment assuming that the option was concurrently exercised.

Amounts that we pay to finders and brokers that are unaffiliated with our manager are deducted from acquisition fees otherwise payable to our manager and its affiliates. Our manager will reduce or refund acquisition fees if our investment in equipment is less than the greater of (a) 80.0% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering our equipment, or (b) 75.0% of the gross offering proceeds.

If the minimum amount of $2,500,000 is raised, the total amount of acquisition fees attributable to the initial investment of offering proceeds will be $177,589. If the maximum number of 15,000,000 shares is sold, the total amount of acquisition fees attributable to the initial investment of offering proceeds will be $10,655,337.

In calculating the estimates of acquisition fees, we have assumed that, on average, the total indebtedness encumbering our portfolio will equal 65.0% of the total purchase price for the equipment, and that the amount available for investment in equipment, to pay acquisition fees and to create reserves, after paying total public offering and organization expenses, will be approximately 88.0% of gross offering proceeds. Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio. However, we do not anticipate that the level of debt across our portfolio at any one time will exceed 65.0% of the total purchase price of all equipment in our portfolio.

We may also pay acquisition fees arising out of reinvestment of proceeds received from equipment sales during the offering and operating periods, up to the limits set forth in our operating agreement.

Asset Management Fees–payable to our manager during the offering period, operating period and liquidation period.

We will pay our manager for actively managing the leasing of our equipment in the amount equal to the lesser of:

(i)(a) 5.0% of gross rental payments from non full payout leases(3) except non-full payout leases for which management services are performed by non-affiliates under the manager’s supervision for which 1.0% of annual gross rental payments will be payable; (b) 2.0% of gross rental payments from full payout leases(3) with net lease provisions; and (c) 7.0% of gross rental payments from equipment operated on our behalf by our manager’s personnel; and

(ii) management fees which are competitive and/or customarily charged by others rendering similar services as an

The amount of asset management fees will depend upon the rental payments generated by our equipment. Since the composition and size of the equipment we will own will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with equipment acquisitions, the total amount of asset management fees is not determinable at this time.

Entity Receiving Compensation and Period Compensation is Payable	Method of Compensation	Estimated Dollar Amount of Compensation(1)

ongoing public activity in the same geographic location for similar equipment transactions.

The asset management fees continue to be payable to our manager during any extension of a term of a lease or when a new lease is entered into with the same client or its affiliates or a different client.

Re-Leasing Fees–payable to our manager and its affiliates during the offering period and operating period(4).

We may pay re-leasing fees to our manager for re-leasing equipment that we own. The re-leasing fees will not exceed the lesser of:

(i) 2.0% of gross rental payments derived from the re-lease of equipment; and

(ii) the competitive rate charged by others rendering comparable services for similar equipment transactions.

The amount of re-leasing fees will depend upon the rental payments generated from equipment that is re-leased after lease expiration. The rental amounts for which equipment can be re-leased in the future is presently unknown, as is the size and composition of the equipment that may be re-leased. For these reasons, the total amount of re-leasing fees is not determinable at this time.

Re-leasing fees will be paid as each rental payment is received over the term of the lease.

The re-leasing fee is only payable if:

(i)the equipment is not re-leased to the same client or its affiliates;

(ii) our manager has provided

substantial re-leasing services in connection with the re-lease; and

(iii) our manager also performs equipment management services that entitle it to asset management fees.

We will not pay our manager a re-leasing fee if the manager receives a 7.0% asset management fee.

Re-Marketing Fees–payable to our manager and its affiliates during the offering, operating and liquidation periods, subordinate to investor return.

We may pay our manager re-marketing fees for the resale of our equipment equal to the lesser of:

(i) 3.0% of the purchase price paid to us by the purchaser for each item of equipment or direct or indirect interest in equipment acquired from us, including under lease agreements, trading transactions, residual value guarantees, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, joint ventures and special purpose vehicle and companies. The purchase price includes indebtedness incurred, assumed or associated with the sale of the equipment or interest in the equipment, such as a residual interest or a joint venture interest, and in the case of equipment purchase options to acquire residual value

The amount of re-marketing fees will depend upon the amount of proceeds received from equipment sales. The price at which equipment can be sold in the future is presently unknown, as is the size and composition of the equipment that may be sold. For these reasons, the amount of re-marketing fees is not determinable at this time.

Entity Receiving Compensation and Period Compensation is Payable	Method of Compensation	Estimated Dollar Amount of Compensation(1)

interests, debt which would be assumed so long as the options can be immediately exercised; and;

(ii) One-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location.

Our payment of re-marketing fees to our manager is subordinate to a pre-tax 8.0% per annum internal rate of return compounded daily on all capital contributed to us, calculated on the date of distribution and taking into account all capital contributions and all distributions, which we refer to as “investor return.” Investor return includes a return equal to all capital contributions we have received from you. If the manager participates with an independent broker on the resale of our equipment, the aforementioned subordination will only apply to that part of the commission payable to our manager.

Any re-marketing fees that are not paid to our manager or its affiliates when earned because investor return has not yet been achieved will be deferred, without interest, and paid to them after investor return is achieved.

Outperformance Fee and Distributions of Cash–payable to our manager during the operating period and liquidation period, with a percentage subordinate to investor return.

Prior to the time that investor return is achieved, cash distributions will be made

99.0% to our members and 1.0% to our manager.

After the time that investor return is achieved, cash distributions will be made 81.0% to our members and 19.0% to our manager. We refer to the increased percentage of cash distributions payable to our manager as the “outperformance fee.”

The outperformance fee will depend upon the extent to which equipment rental payments and sales proceeds exceed our expenses, including any indebtedness obligations, as well as whether investor return has been achieved. Therefore, the outperformance fee is not determinable at this time.

Entity Receiving Compensation and Period Compensation is Payable	Method of Compensation	Estimated Dollar Amount of Compensation(1)
Reimbursement of Operating Expenses–payable to our manager and its affiliates during the offering period, operating period and liquidation period.

We will reimburse our manager and its affiliates for our operating expenses paid on our behalf, including the actual cost of goods and materials obtained from unaffiliated third parties, and also including reimbursement to our manager and its affiliates for administrative services reasonably necessary or advisable in its discretion to our prudent operation, for example, legal, accounting and escrow fees, printing costs, filing and qualification fees, certain costs of our manager in our ongoing organization and similar fees and expenses. The reimbursement may not exceed the lesser of:

•      the actual cost of the services; or

The amount of expenses reimbursed will depend upon the scope of services the manager provides to us. Reimbursement amounts for the entirety of our operations are not determinable at this time. Our manager has no prior experience in managing a public equipment leasing program and therefore has no relevant information upon which to base an estimate of program expenses with any degree of certainty.

•      the amount we would be required to pay to independent parties for comparable services

No reimbursement is permitted for services for which the manager or its affiliates is entitled to compensation by way of a separate fee, including the O&O expense allowance. We may not reimburse the manager or its affiliates for salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any controlling person of the manager or expenses for rent, depreciation and utilities or for capital equipment.(5)

(1)	Unless otherwise stated, excludes shares sold under our DRP.

(2)	Total acquisition fees paid from all sources is limited to the difference between the maximum front-end fees (explained below) and all other front-end fees (the selling commissions, dealer manager fees, due diligence expense reimbursements and O&O expense allowance). Pursuant to our operating agreement, the maximum front-end fees that we may pay may not cause our direct or indirect investment in equipment to be less than the greater of: (i) 80.0% of the gross offering proceeds, reduced by .0625% for each 1.0% of indebtedness encumbering our investment, or (ii) 75.0% of the gross offering proceeds. For example, if we incur 80.0% indebtedness on our portfolio, we must directly or indirectly invest at least 75.0% of our gross offering proceeds in equipment. Assuming that we sell all 15,000,000 shares in this offering and assuming our anticipated maximum portfolio leverage of 65%, we estimate that our total front-end fees will constitute approximately 14.5% of the gross offering proceeds, including estimated total acquisition fees attributable to offering proceeds. See “Estimated Use of Proceeds.”

(3)	See “Glossary” for the definition of “full payout leases” and “non-full payout leases.”

(4)	If the manager provides both equipment management and additional services relating to the continued and active operation of our equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for our equipment and similar services, the manager may charge us a management fee not to exceed 7.0% of the gross rental payments from equipment operated by us. If the manager receives an asset management fee of 7.0% pursuant to this provision, the manager will not be entitled to the 2.0% re-leasing fee.

(5)	Controlling persons include the chairmen, directors, presidents, or other executive or senior officers of our manager or its affiliates, any holder of a 5% or larger equity interest in our manager or its affiliates, or any person having the power to direct or cause the direction of our manager or its affiliates, whether through the ownership of voting securities, by contract or otherwise.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

Our principal investment objectives are to:

•

Preserve, protect and return your invested capital. We intend to build a portfolio of equipment, equipment leases and other equipment related investments with the objective of preserving, protecting and returning your invested capital.

•

Generate regular monthly cash distributions. We will develop a portfolio of varied equipment types, transaction types, clients and transaction durations with the objective of receiving regular cash from our investments. We intend to generate cash through rental payments from our clients, from the sale of equipment, from the sale of leases and from other investments. In turn, we intend to make regular monthly cash distributions beginning the month after the initial closing date of this offering and up to the end of our operating period.

•

Reduce our overall risk through diversification of our portfolio. We intend to diversify our portfolio by acquiring, directly or indirectly, different types of assets, by entering into or acquiring leases of different durations and by acquiring equipment and investing in other equipment related transactions in different geographies and industries. Diversification of our portfolio will reduce our risk of changes in any particular market sector or of any particular client’s willingness or ability to make payments under a lease.

•

Generate investment returns that are not correlated to returns from listed stock and bond markets. We intend to generate investment returns for our investors that will not be correlated to listed stock and bond markets. Our shares will not be traded on any listed exchange and the value of our shares will not be subject to fluctuations on those exchanges.

•	Generate a favorable total return on your investment. Our portfolio will be structured with the objective of providing our investors with a favorable total return on their investment.

To achieve our investment objectives, we will acquire, directly or indirectly, equipment that is leased to third parties. We may also invest in other types of transactions which will allow us to directly or indirectly participate in the benefits and risks of equipment ownership or usage. Those transactions may include equipment trading transactions, residual value guarantees, forward purchase agreements, investments in companies which lease equipment, total lease return swaps, participation agreements, equipment purchase options and other transactions involving equipment. We will not enter into stock, bond or other exchange traded derivative contracts. See “Investment Objectives and Policies–Types of Transactions and Transaction Strategies.” Equipment leases and other equipment related investments are likely to be located in, or subject to the laws of, the U.S., but may also be located elsewhere in North America, Europe, Asia, countries which are members of the Organization for Economic Cooperation and Development or other developed countries.

Equipment Considerations

Equipment Categories

We may acquire, directly or indirectly, a variety of different types of equipment, including transportation, construction, mining, manufacturing, utilities and technological equipment. Examples of the types of equipment that we may acquire include the following:

Equipment Category	Example Equipment
Transportation Equipment
Aeronautical	Aircraft engines (jet or turbo-prop), aircraft and engine parts, machinery and tooling, commercial aircraft, private aircraft, police or military aircraft, aircraft simulators, aircraft manufacturing equipment, ground handling equipment.

Maritime	Containerships, bulkers, barges, tankers, tugs, anchor handling, crew transport, rigs, passenger transport, cruise ships, sub-sea ships, off-shore supply vessels, gas carriers, floating production storage and offloading vessels, maritime engines, shipping containers, spare parts, loading and handling equipment.

Rail	Locomotives, passenger cars, freight cars, trams, signaling equipment, spare parts, rail construction, maintenance equipment.

Road Transportation	Buses, coaches, trucks, road containers, armored cars, taxis, passenger vehicles, trailers, forklifts, tractors, emergency service vehicles.

Construction, Mining and Manufacturing
Construction	Cranes, bulldozers, earthmoving equipment, backhoes, compressors, excavators, lifting equipment, front-end loaders, cement spreaders, transportable buildings, rollers and compactors, concrete equipment, rock breakers.

Mining	Dozers, graders, loaders, conveyers/elevators, boring and drilling equipment, crushing and screening equipment, draglines, haul trucks, pumps, sheds, transportable buildings, trenchers.

Manufacturing	Machine tools, computer and mechanically controlled lathes, materials handling equipment, drill presses, milling machines, grinders, metal fabrication equipment, general plant, robotics, molding equipment, process controllers, materials handling equipment, tanks and vessels, inspection tools and instruments, heating and cooling equipment and cutting and forming tools.

Utilities
Utilities Equipment	Smart and conventional gas, electricity and water meters, power generators, turbines, wind farms, solar panels, gas and water leak detection equipment, boilers, heat exchangers and control systems.

Technological
Semiconductor	Wafer fabrication equipment including deposition, diffusion, etch, implant, lithography and metrology tools. Automated test equipment including testers, handlers and probers. Printed circuit board assembly equipment including placement systems, glue dispensers, screen printers, optical inspection, x-ray inspection, cleaners and ovens. Solar cell and solar panel manufacturing equipment including wet chemistry, texture/clean, deposition, furnaces, screen printers, handling, conveyors, measurement and inspection tools. Flat panel display manufacturing equipment.

Information Technology	Desktop computers, laptops, notebooks, servers, data centers, routers, firewalls, printers, fax machines, scanners, multi-function devices and photocopying equipment.

Equipment Category	Example Equipment
Telecommunications	Commercial mobile telephony equipment, antennae and base stations, emergency services telecommunications, radio masts and towers, telephone systems, hubs, modems, gateways, switches, fixed line systems, communications servers.

Scientific and Medical	Medical and dental diagnostic and testing equipment including MRI, X-ray, ultrasound, cardiology, radiology, patient monitoring equipment, analyzers, laboratory test equipment and other equipment used in hospitals, clinics and medical laboratories.

Other Technological	Automatic teller machines, television set-top-boxes, fiber-optic cable, navigation systems, graphic processing equipment, air conditioning, CAD equipment and gaming machines.

Other Other Equipment	Other equipment that our manager determines may meet our investment objectives.

Equipment Investment Considerations

Our manager may consider a range of factors when reviewing potential investments in equipment, including:

•

Remaining economic useful life. The remaining economic useful life of an item of equipment will be taken into account in determining the appropriate residual value investment in, and lease duration for, that equipment. For example, a new laptop computer may have three years of economic useful life remaining whereas a 10 year old rail box-car may have more than 30 years of economic useful life remaining. We will make investments where we believe that the individual item of equipment has sufficient economic useful life remaining for us to make an appropriate return on our residual value investment.

•	Anticipated residual value. In determining the size of a residual value investment, it will be necessary to form an opinion as to:

•	the likely resale value of the equipment at the time in the future when the equipment is likely to be sold; and

•	any other revenue sources the equipment may generate at the end of the initial lease term, such as through re-leasing or an extension of the lease term.

•

Whether the equipment is new or used and the condition of the equipment. New equipment is more likely to be covered by a manufacturer warranty and may be more suited to the needs of our clients. Used equipment may be advantageous to purchase from a pricing or availability perspective. When considering investments in used equipment, we will take into account the condition of the equipment plus any available inspection reports and maintenance and repair schedules. If we are considering an investment in used equipment which is accompanied by an existing lease, we may also consider the lessee’s history of compliance with its obligations under that lease.

•

Equipment registration and regulatory considerations. Certain types of equipment, including aircraft and marine vessels, may be subject to equipment specific registration requirements, export restrictions and other regulations. We will take these registration and regulatory requirements into account when considering investments in those items of equipment.

•	Portfolio diversification. We will look more favorably upon equipment and equipment related investments that add diversification to our existing portfolio.

•

Client considerations. We may consider how the equipment will hold its value for collateral purposes in conjunction with any consideration of the payment risks associated with the proposed client. We may also review any available financial information about the client. See “–Types of Clients and Client Considerations.”

•

How essential the equipment is to the operations of the client. We will look more favorably upon investments in equipment or equipment related transactions that are essential to the operations of the underlying client, as there is a greater likelihood that a client will continue to meet lease obligations for equipment that is vital to its business operations.

•

Cash flow profile of the equipment. We will take into account the timing of the receipt of cash flows generated by equipment or equipment related transactions when determining a rental payment profile for that equipment or transaction. This in turn will influence the ongoing regular cash distributions we intend to pay to you and our other investors.

•

The depth of the equipment market and exit mechanisms. We will look more favorably upon potential direct or indirect investments in equipment for which a deep and well-established secondary market exists, or where some other investment exit mechanism is likely to exist.

•

The applicability and potential impact of environmental laws. Some types of equipment, such as transportation assets which are designed to carry hazardous materials, have greater potential to be involved in the discharging of pollutants into the environment. This may expose us as the owner of the equipment to penalties under law and environmental tort liability, which could impact our returns in a materially negative way. We will look more favorably upon investments where these environmental risks are either comparatively smaller, primarily borne by persons other than us or where the environmental risks are insurable.

Types of Transactions and Transaction Strategies

Lease Transactions

General Definition

At its most basic, a lease is an arrangement by which one person, the lessor, provides possession and use of an asset for a fixed term to another person, the lessee, in return for compensation known as rent.

There are different methods for defining a “lease” depending upon whether it is being defined for accounting purposes, tax purposes, legal purposes, Uniform Commercial Code purposes, bankruptcy purposes, regulatory purposes or commercial purposes. A common theme among these definitions, however, is that the lessor retains at least some of the risks and rewards of ownership of the leased assets. The degree of risk retained by the lessor depends upon the type of lease agreement and the provisions of individual lease contracts.

General Terminology

Leases may sometimes also be referred to as rental agreements, hire agreements, hire purchase agreements, bailment for hires, usage and pay per use agreements. Leases are between a lessor, who owns or has some other right to an asset, and a lessee, who is granted the possession and right to use the asset by the lessor. The lessor may also be referred to as the owner. The lessee may be referred to as the hirer, renter or user. In this prospectus, we refer to our lessees as our clients. Rentals may also be known as lease payments, hire payments or usage payments.

The terms “present value” or “net present value” are often used in connection with leases. Present value is the current value of one or more payments to be made in the future. It is based on the concept that an amount today is worth more than the same amount in the future; for example, $100 was more valuable in 1990 than $100 is today. There are various methodologies and assumptions used when calculating the present value of the future cash flows.

There are two common forms of leases: non-full payout leases and full payout leases. Other types of lease arrangements include sale and leasebacks, pay per use and full service leases.

Non-Full Payout Leases

A non-full payout lease, also known as an operating lease or a rental agreement, is one where, in present value terms, the sum of the rentals paid by the lessee over the lease term is less than the original purchase price paid by the lessor for the leased equipment. The difference between the original purchase price of the equipment and the sum of the rentals, in present value terms, is known as the lessor’s “residual value” investment in the equipment.

The lessor under non-full payout leases cannot typically require the lessee to purchase the leased equipment at the end of the lease. Normally:

•	the lessee has no right or option to purchase the equipment at the end of the lease; or

•

the lessee does have a right or option to purchase the leased equipment at the end of the lease, but only where the purchase price payable by the lessee is not fixed up-front. Instead, the purchase price is the fair market value of the equipment at the end of the lease term.

It is not uncommon at the end of a non-full payout lease for the leased equipment to be returned to the lessor.

Lessors enter into non-full payout leases with the expectation that they will make a satisfactory return on their residual value investment. Returns on residual value investments can be achieved by:

•	re-leasing the equipment at the end of the initial lease term to the same or a different lessee; or

•	selling the equipment at the end of the lease term to the lessee or another party.

Full Payout Leases

A full payout lease, also known as a finance lease, is one where the rentals paid by the lessee, plus any other fixed payments the lessee is obliged to make under the lease, compensate the lessor in full for the purchase price paid by the lessor for the equipment at the outset of the lease, plus a satisfactory return.

Usually under a full payout lease, the lessee becomes the owner of the leased equipment at the end of the lease and the equipment is not returned to the lessor. Lessors enter into full payout leases primarily to earn interest income which forms part of the rental payments made by the lessee.

Sale and Leaseback

A sale and leaseback is one where the lessee of the equipment is the same party that initially sells the equipment to the lessor. The lease commences at the same time that the equipment is sold to the lessee. The “leaseback” may take the form of either a non-full payout lease or a full payout lease. Businesses may enter into sale and leaseback transactions to achieve desired balance sheet outcomes, for liquidity purposes, for asset management purposes or for a variety of other reasons.

Pay per Use Agreements

Pay per use agreements are typically a type of non-full payout lease. Under a pay per use agreement, the regular rental payments due from the lessee are not fixed or determined solely by reference to an underlying interest rate. Instead, the amount the lessee pays for the use of the equipment is based upon their actual usage of the equipment. Under these agreements, a lessee will typically pay more for the equipment the more often it uses\ the equipment. Pay per use arrangements may differ depending upon the type of equipment being used.

Examples of pay per use agreements may include a payment per copy for photocopiers, payments based upon running time for aircraft engines or a payment per item produced for manufacturing equipment.

Full Service Leases

A full service lease is typically a type of non-full payout lease. Under a full service lease, the lessor may assume certain obligations or provide certain services associated with the underlying equipment. This may include the obligation to maintain, insure or operate the equipment.

Non-Lease Transactions

Non-lease, equipment related transactions are those which will allow us to directly or indirectly participate in the benefits and risks of equipment ownership or usage. We will typically enter into non-lease transactions as a mechanism for making direct or indirect investments in equipment rather than as a mechanism for transferring risk to other parties.

We will not enter into stock, bond or other exchange traded derivative contracts.

The risks we accept in the value of equipment under non-lease transactions will be comparable to the risks we accept in the variable residual value of equipment under ordinary non-full payout leases. As with lease transactions, we will rely upon the equipment leasing and equipment valuation expertise of our manager, our manager’s affiliates and other third party experts when assessing non-lease equipment related transactions. See “The Macquarie Group” and “Management.”

Examples of non-lease, equipment related transactions are described below.

Trading Transactions

Trading transactions involve buying an item of equipment with the expectation of re-selling that equipment for a profit. There is no lease associated with a trading transaction. A committed purchaser of the equipment may or may not have been identified at the time the equipment is initially purchased.

Residual Value Guarantees and Forward Purchase Agreements

Forward purchase agreements are agreements whereby one party, referred to as the purchaser, is committed to purchasing an item of equipment in the future for a pre-determined price. The seller of the equipment is typically another lessor and the equipment is usually subject to a lease. The date for the future purchase of the equipment is generally the date the underlying lease ends. A residual value guarantee is a guarantee to make payment of any shortfall between a pre-agreed amount, being the residual value, and the actual sales proceeds from the sale of equipment at the end of the lease.

Total Lease Return Swaps, Participation Agreements and Other Transactions

A total lease return swap is an agreement between two parties in which one party makes set payments, typically an amount equal to the purchase price of an item of equipment and other costs associated with owning it, while the other party makes payments based on the return of the underlying equipment, which includes both the rental income it generates and any capital gains. Total lease return swaps allow the party receiving the total return to gain exposure and benefit from the underlying equipment without actually having to own it. In effect, a total lease return swap is a transaction which mirrors the cashflows from an underlying lease agreement without requiring direct ownership of the underlying equipment.

A participation agreement may take the form of a total lease return swap, with the exception that it relates only to part of the underlying equipment and only part of the cashflows generated by it. Participation agreements may be used for example as we gradually pay down investments which have been warehoused on our behalf. See “–Warehousing of Transactions by our Manager or our Manager’s Affiliates.”

As an investor will not typically have a direct ownership interest in equipment underlying total lease return swaps, participation agreements and other similar transactions, tax depreciation deductions are generally not available to members from this type of investment. These transactions can effectively enable participation in the cash flows from the underlying equipment lease and may also provide for partial participation in a transaction, or for the gradual increase in the size of an investment in equipment as more funds become available.

Equipment Purchase Options

An equipment purchase option is a transaction where the option holder has the right, but not the obligation, to purchase equipment in the future, usually for a fixed price. The option holder will normally exercise the option if it believes that the market value of the equipment is sufficiently greater than the option price so as to provide the option-holder with a satisfactory return. We may either purchase options for equipment held by others, or grant options for equipment that we hold.

Joint Ventures and Special Purpose Vehicles

A joint venture is a contractual arrangement between two or more parties, formed for the purpose of executing a particular business undertaking. A joint venture may be formed to make a direct or indirect investment in equipment. Joint ventures may be formed:

•	where the joint venture partners bring different expertise to the transaction;

•	to diversify risk; or

•	where the investment size is too large for a single party to make.

In equipment financing terms, special purpose vehicles are corporations, or some other form of business entity, formed to hold investments in specific equipment and achieve particular legal or economic outcomes.

Company Ownership

Certain companies, including leasing or hire companies, hold a significant portion of their assets directly in equipment. Ownership interests in those companies can provide indirect exposure to certain categories of equipment or portfolios of equipment. Tax depreciation deductions are generally not available for this type of investment.

Transaction Strategies

We intend to hold the majority of our portfolio through non-full payout leases; however, we may invest in any type of direct or indirect lease or non-lease transaction. We believe investments in leases and equipment related non-lease transactions, such as trading transactions, residual value guarantees, forward purchase agreements, total lease return swaps and participation agreements, are those most likely to achieve our investment objectives. We will not enter into stock, bond or other exchange traded derivative contracts.

See “Investment Objectives and Policies–Types of Transactions and Transaction Strategies.” We will seek to sufficiently diversify the duration of our leases to achieve our investment objectives. We may also diversify the types of leases and other transactions we enter into in the expectation of achieving our investment objectives. Once fully invested, we anticipate that at any one time we will only have a minority of our investments held in non-lease, or trading, transactions.

Given the global reach of the leasing activities conducted by the Macquarie Group, we anticipate that a significant proportion of transactions we enter into may:

•	involve foreign clients;

•	involve equipment located or operated in foreign locations; or

•	be subject to foreign laws.

We may enter into transactions involving foreign jurisdictions which our manager believes may assist us in achieving our investment objectives.

No member of the Macquarie Group is obligated to introduce transactions to us and there is no assurance that the Macquarie Group will introduce transactions to us.

Lease Provisions

Each lease will contain different terms and provisions and will vary depending upon a number of factors including:

•	the type of equipment and its intended use;

•	the country in which the client or equipment is to be located;

•	whether the lease is a full payout or non-full payout lease;

•	the type of client and the likelihood or consequences of payment default by the client;

•	regulatory considerations;

•	tax, legal or accounting treatments for the lease;

•	the size of our investment in the equipment; and

•	industry norms or standards.

We anticipate that the majority of our leases will contain provisions requiring our client to:

•	pay rent without deduction, set-off or counterclaim;

•	maintain insurance or self-insurance over the equipment;

•	pay sales, use or similar taxes relating to the lease or other use of the equipment;

•	maintain the equipment in good working order and condition during the term of the lease;

•	indemnify us against any liability resulting from any act or omission of the client or its agents relating to the equipment; and

•	agree not to assign or sub-lease the equipment without our prior written consent.

Our leases will usually have terms ranging from two to seven years or will be held with a view to sale by us within two to seven years. Most leases will not be cancellable during their initial terms, although some leases may provide our client with a termination right in exchange for an agreed one time payment to us. We may agree to allow cancellation of a lease that does not have a termination right if it appears to be in our best interest if a client pays compensation to us or if a more attractive alternative exists that will enable us to achieve our investment objectives. At the end of each lease term, our client may have or be given the right to purchase the equipment, return the equipment to us or continue leasing the equipment for an additional period. We may also sell leases, including the underlying equipment, prior to the end of the lease term.

Types of Clients and Client Considerations

It is anticipated that the majority of our clients will be corporate lessees. However, we will not be restricted in the types of clients with which we may transact. Each transaction in which we engage will be subject to consideration of the financial performance of the ultimate client. We will seek to enter into transactions:

•	where acceptable collateral is available, including in the form of the underlying equipment;

•	where the client risk is acceptable in the context of our overall portfolio; or

•	where our manager otherwise deems our exposure to the client to be acceptable on a risk versus reward basis.

In assessing potential clients, we may consider the following:

•	The financial performance of the client as demonstrated by financial statements, payment histories, forecasts, business plans or other documents.

•	Any collateral that may be provided in support of the transaction, including parent company guarantees, bank guarantees or other security.

•	The size of the transaction and its importance to our overall portfolio.

•	The anticipated resale value of the leased equipment.

•	The anticipated returns to be generated from the investment.

•	The duration of the transaction.

•	The country where the client or equipment will be located, including any associated political risks.

•	Our existing exposure, if any, to the client.

Borrowing Strategies and Limitations

We will use debt, also known as leverage, when we acquire equipment. The use of those borrowings will enable us to increase the size and diversification of our portfolio. The application of leverage will reflect the appetite of the debt providers for credit exposure to our clients and the pricing of the debt in the market. We are prohibited from obtaining permanent debt facilities from our manager or its affiliates.

We anticipate that the majority of debt that we incur will be limited-recourse debt. Under the typical terms of limited-recourse debt, in the event of payment default by the underlying lessee, our obligation to repay the debt will generally be limited to a set of circumstances involving our breach of contract, our negligence, our wilful misconduct and our false or misleading statements. That debt will be combined with your capital contributions to purchase specific items of equipment. In the event of a payment default by our client, the third party debt provider will have a right of action against our client to recover outstanding payments and generally will have priority over us to any proceeds from the sale of the equipment until it has recovered the outstanding indebtedness, as well as collection fees and costs. In that event, we may lose some or all of our investment in the equipment. It is also possible that we will enter into other forms of borrowings, such as borrowings secured across all or part of our portfolio or borrowings which may have recourse to us.

We anticipate that the level of debt across our portfolio, once fully invested, will not exceed 65.0% of the total purchase price of all equipment in our portfolio. Assuming that we receive $150,000,000 in capital contributions, this level of leverage will result an initial portfolio value of approximately $355,000,000. We expect that leverage will be applied on an asset by asset basis across our portfolio. Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio. The disruption in financial and debt markets during 2008, the effects of which continue as of the date of this prospectus, known as the “global financial crisis,” may adversely affect our ability to source debt on attractive terms.

Warehousing of Transactions by our Manager or our Manager’s Affiliates

Our manager or our manager’s affiliates may “warehouse” transactions for us. “Warehousing” refers to transactions that our manager or affiliates of our manager may enter into specifically for sale to us in the future. Warehousing transactions will be approved by our manager prior to the investment being made by our manager’s affiliates on our behalf. We would commit to our manager or manager’s affiliate to purchase that transaction, and our manager or manager’s affiliate would commit to sell that transaction to us, once we have sufficient available capital. A mechanism will be pre-agreed between us and our manager or our manager’s affiliate for determining the sale price of the investment to us. The mechanisms may include external enquiries by our manager or the exercise of business judgment by our manager on our behalf. Neither our manager nor its affiliates guarantee the availability of any warehousing facility and any warehousing facility would be subject to the Macquarie Group’s usual internal approval processes. Any equipment purchased by our manager or our manager’s affiliates for sale to us in the future will be held by our manager or our manager’s affiliates on a temporary or interim basis only, generally not in excess of six months. We will only commit to purchase equipment from our manager or our manager’s affiliates if our manager believes it to be in our best interests. Warehousing facilities may also be provided to us by non-affiliates of our manager.

Warehousing of transactions by our manager or its affiliates may provide us with several key benefits, including:

•	the ability to secure equipment prior to having capital available to make the investment; and

•	quickly investing our capital into income producing assets.

Where appropriate and desirable, and where acceptable to our manager and our manager’s affiliates, we will seek to have equipment warehoused on our behalf by members of the Macquarie Group. As of the date of this prospectus, no equipment has been identified as being warehoused by our manager or our manager’s affiliates on our behalf.

Co-Investments

It is not uncommon in the equipment leasing industry, particularly for larger transactions, for multiple participants to invest in the same transaction. Co-investments provide benefits which may include:

•	access to equipment and equipment related transactions that would be too large for us to enter into alone;

•	the ability to better diversify our portfolio and limit our exposure to specific clients or equipment; and

•	the ability to co-invest alongside institutional investors.

Where our manager believes it is likely to assist us in achieving our investment objectives, we may co-invest in transactions, either on a majority or minority basis, alongside:

•	third-parties;

•	our manager or our manager’s affiliates; and

•	other funds managed by our manager or our manager’s affiliates, including other equipment leasing programs.

We will not, however, invest in the shares or partnership interests of other equipment leasing programs. The terms of our investments with third-parties, our manager or our manager’s affiliates may differ from the investment terms of those other co-investors, provided our manager believes our investment is consistent with our investment objectives. See “Summary of Our Operating Agreement—Management.”

Transaction Review and Approvals

Investment Committee

Our manager will establish an investment committee and set standards and procedures for the review and approval of potential transactions by the investment committee. These standards and procedures may be revised from time to time. The investment committee will be comprised of at least two people, each of whom are anticipated to be employees of our manager and may be officers or directors of our manager. The investment committee will make decisions on whether we should invest in a particular transaction or not by majority vote; in the event of a stalemate, the investment proposal will be referred to the board of directors of our manager.

Any transaction which involves us entering into joint ventures with our manager’s affiliates must be referred to the board of directors of our manager, whereupon the transaction may only be entered into by us where a majority of the directors of our manager’s board of directors, including a majority of our manager’s independent directors, have approved the transaction.

Initially, the investment committee will be comprised of Messrs. Fahy and Edghill. See “Management.”

Investment Approval

The investment committee will evaluate all potential equipment acquisitions on the basis of:

•	the extent to which the transaction appears to satisfy our investment objectives, both singularly and in the context of our existing portfolio;

•	the proposed client;

•	any available collateral and the value of the underlying equipment; and

•	the type of equipment to be acquired and its condition, location and anticipated overall investment return.

Portfolio Review

Our manager intends to formally review our portfolio at least annually and more frequently if circumstances require, to determine whether individual equipment, leases or other equipment related transactions should remain in our portfolio or if they should be sold. These reviews will take into account:

•	whether the existing portfolio is meeting our investment objectives; and

•

whether alternative transactions and equipment are readily available which, when combined with the disposal of equipment from our current portfolio and taking into account any capital re-deployment risks, will better meet our investment objectives.

Where our investment objectives are being met, our manager will give preference to maintaining the existing portfolio unless there are alternative investments readily available which are more suitable to better meet our investment objectives.

Recent Investments

As at the date of this Prospectus, we have made the following investments:

Investment in a Portfolio of Commercial Jet Aircraft Engines

In accordance with the terms of our Operating Agreement, on March 24, 2010, we entered into a participation agreement with Macquarie Bank Limited and invested in a portfolio of eight commercial jet aircraft engines. The engines, purchased by a wholly owned member of the Macquarie Group are subject to leases of between 51 and 69 months to a major Australian commercial passenger airline. Six of the engines were manufactured by CFM International, Inc. (a joint venture between General Electric and SNECMA, a French Government owned engine manufacturer) for use on Boeing 737 New Generation aircraft, and two of the engines were manufactured by General Electric for use on Embraer 190 and 195 aircraft. The engines have a remaining useful life of between approximately 15 and 30 years.

Under the participation agreement, we will be entitled to receive from Macquarie Bank Limited an amount equal to approximately 10% of the cashflows associated with the portfolio of engines. These cashflows include rentals, engine sales proceeds, damages and insurance proceeds, and any residual maintenance reserves. For the right to participate in these cashflows, we will pay a participation price of up to $6.5 million dollars to the Macquarie Group, representing approximately 10% of the costs incurred to purchase the engines. We may pay the participation price in installments so that we may increase our investment in the transaction as we accept additional capital from subscribers. As of May 18, 2010, we have paid $5.2 million of the participation price. This amount consists entirely of investor capital with no debt, or leverage, having been incurred to fund payment of the participation price installment.

The engines are located in Australia. All payments under the participation agreement and in the underlying leases are in U.S. dollars.

ALTERNATIVE INVESTMENT STRATEGIES

Financial planners generally recommend that investors hold a diversified investment portfolio including stocks, bonds and alternative investments. The objective of this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return.

An investment in an equipment leasing program may be regarded as an alternative investment. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. You should consult your independent financial advisor regarding asset allocation strategies.

As a wealth management strategy, equipment leasing programs may be appropriate for certain investors for reasons which include:

•	Portfolio diversification. The investment may provide diversification between alternative and other forms of investments. It may also provide diversification between your alternative investments.

•

Non-correlation. Equipment leasing funds that are not traded on stock exchanges may exhibit little or no correlation to listed stock or bond markets. Furthermore, factors that influence share prices may not be factors which impact the rentals or sales proceeds that are derived from leasing equipment.

•	Regular cash distributions. Equipment leasing funds may generate regular cash distributions.

•

Potential for capital growth. Equipment leasing funds that invest in equipment under non-full payout leases may offer the potential for the growth of invested capital as the result of re-selling equipment at the end of the lease term for more than the remaining investment in that equipment.

•	Security in tangible and business essential assets. Equipment leasing funds may provide ownership of, and security in, real items of business equipment which are essential to the conduct of business.

•	Partial inflation hedge. The residual value of some equipment may rise in conjunction with higher inflation.

•	Tax advantages. Equipment leasing programs may provide tax benefits for some investors. See “Federal Income Tax Consequences.”

We expect to exhibit some or all of the characteristics described above. Before considering any investment in our shares, however, you should first consult with your independent financial consultant and read and understand this prospectus, including the section “Risk Factors.” You must also meet the general and state specific suitability standards as set out in this prospectus. See “Who May Invest.”

THE EQUIPMENT LEASING INDUSTRY

Both in the U.S. and abroad, the equipment leasing industry is large, segmented and highly competitive. We anticipate doing business in the U.S. as well as in foreign jurisdictions. We will operate across a number of segments within the equipment leasing industry.

Industry and Market Data

The industry and market data contained in this prospectus are based on independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by us to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on that data, may not be verifiable or reliable. The industry and market data sources are publicly available and were not prepared for our benefit or paid for by us, nor were they paid by or prepared for the benefit of our manager or our manager’s affiliates.

Industry Participants and Segments

The equipment leasing industry and its participants may be categorized in numerous ways. These categories often overlap. Categorizations of the equipment leasing industry and its participants include the following:

•	Lessor Affiliations. Equipment leasing companies may be:

•	Affiliates of U.S. banks.

•	Captive lessors, meaning they only provide lease financing for one brand of equipment.

•	Independents, meaning they are not affiliates of banks and are not captives.

•	Affiliates of non-U.S. banks.

•	Equipment Segments. Certain leasing companies may provide lease financing for specific items of equipment, whereas other lease companies may focus on a broad range of equipment.

•

Lease Types. Leasing companies may provide full-payout leases only, whereby they are not accepting direct residual value risk in the underlying equipment. Other leasing companies may accept residual value risk in equipment, most typically by offering non-full payout leases.

•

Big Ticket versus Small Ticket. Big ticket leasing companies tend to provide lease financing for high value items of equipment, such as maritime vessels, aircraft or railcars. Small ticket leasing companies focus on providing lease financing for small value items of equipment.

•

Customer Type. Leasing companies may provide services to a broad client base, although certain leasing companies may focus specifically on the provision of services either to individuals, small businesses, corporations or public clients.

•	Geographical Footprint. Leasing companies range from those with a global mandate to purely national or regional leasing companies.

We anticipate that we will be a global, big ticket leasing company with a focus on providing non-full payout leases to mainly corporate clients across numerous equipment classes.

Equipment Leasing Figures

The following figures provide an overview of features of the equipment leasing industry:

•	Annual world leasing volume is in excess of $640 billion.(1)

•	North America comprises approximately 20.9% of annual world leasing volume, Europe 48.5% and Asia 19.3%.(1)

•

The top 15 countries, measured by way of annual leasing volume (in parentheses), are as follows: U.S. ($110 billion), Germany ($72 billion), Japan ($67 billion), Brazil ($45 billion), France ($40 billion), Italy ($40 billion), Russia ($25 billion), China ($22 billion), United Kingdom ($19 billion), Canada ($18 billion), Spain ($17 billion), Poland ($13 billion), Switzerland ($11 billion), Sweden ($10 billion) and the Netherlands ($9 billion).(1)

•	Since 1988, the global aggregate annual leasing volume has grown from $194 billion to over $640 billion.(1)

Competitive Conditions

Our returns will be influenced by competitive conditions existing within the equipment leasing industry. Key competitive conditions which will influence our operations will include the following:

•	The cost of our equipment leasing services, including the rental rates we are able to provide, versus the cost of leasing services offered by our competitors.

•	The attractiveness of lease finance to clients versus other forms of equipment finance, including debt financing and the outright purchase of equipment.

•

General economic conditions. Generally, while weaker economic conditions may make lease financing a more attractive financing solution for clients, it may also result in reduced overall demand for business equipment and higher lease defaults.

•	Our ability to provide associated lease services versus additional services offered by our competitors. Associated lease services may include asset management, delivery or maintenance services.

•

The irrational behavior of other competitors. For example, other competitors may enter into unprofitable transactions for the purpose of “buying” market share. This in turn may lower lease rates across industry segments.

•	The availability and pricing of debt.

We believe that our association with our manager and its affiliates will enable us to be a competitive participant in the equipment leasing market segments in which we will transact. See “The Macquarie Group” and “Management.”

(1)	Source: World Leasing Yearbook 2010, Euromoney Yearbooks, as of 2008.

MANAGER’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

We are a newly formed Delaware limited liability company. As of December 31, 2008, we had $5,000 in cash and cash equivalents from our manager’s initial capital contribution. Our initial closing date was March 5, 2010, the date on which we had raised at least $2,500,000 and reached the minimum offering amount. As of May 18, 2010, 714,632 of our shares had been sold, representing $6,258,505 of capital contributions, net of offering costs. As of April 30, 2010 we had not yet reached the $7,500,000 minimum offering for the Commonwealth of Pennsylvania. After receipt and acceptance of subscriptions for our minimum offering amount of $2,500,000, the subscription proceeds were released to us from escrow. Through May 18, 2010, the Fund paid and/or accrued the following fees in connection with its offering of its shares: (i) selling commissions to third parties in the amount of $394,282 and (ii) dealer manager fees to an affiliated party in the amount of $187,849. Through May 18, 2010, the Fund reimbursed organizational and offering expenses incurred by the Manager in the amount of $173,680.

Our offering period commenced on June 19, 2009. We will continue to sell our shares until the end of the offering period. As additional shares are sold, we will experience an increase in liquidity as cash is received. As we use cash to acquire equipment or other equipment-related investments, our liquidity will decrease.

Our manager has determined that the minimum offering amount represents a level of subscription proceeds which will enable our portfolio to be sufficiently diversified. Our maximum offering amount has been determined by our manager with reference to the subscription proceeds it believes we may be able to raise over our offering period. The price of $10.00 per share has been determined by our manager by dividing our maximum offering amount of $150,000,000, excluding our DRP, by 15,000,000 shares, the maximum amount of shares that we are offering, excluding our DRP.

With the net proceeds of this offering, we will primarily invest, directly or indirectly, in equipment on lease to third parties. We may also allocate a portion of the offering proceeds to other equipment-related investment activities, including those where returns are derived from the use or trading of underlying equipment. We will acquire our portfolio with cash and debt, and we may leverage assets after acquiring them to fund additional investments. Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio. We do not currently have any arrangements with, or commitments from, any lender with respect to debt financing.

Our liquidity may be adversely affected by unanticipated or greater than anticipated operating costs or losses, including a client’s inability to make timely lease payments. We anticipate that we will fund our operations from cash flow generated by operating and financing activities. The manager has no intent to permanently fund any cash flow deficit of ours or provide other financial assistance to us.

We intend to incur indebtedness in purchasing our portfolio. During periods of general illiquidity in financial markets, such as existed during 2008 and the effects of which continue as of the date of this prospectus, it may not be possible for our manager to source debt at an appropriate interest rate, on appropriate terms or at appropriate levels. This may mean our portfolio is sub-optimally leveraged, reducing overall returns to our investors. The disruption in financial and debt markets which began during 2008 and which continued into 2010, known as the “global financial crisis,” may adversely affect our ability to source debt. If debt on appropriate terms is not available to us at all, the reduced leverage of our portfolio may significantly reduce overall returns and distributions to our members. It may also result in us not effecting attractive equipment acquisition opportunities, further reducing our overall returns. We are prohibited from obtaining permanent debt facilities from our manager or its affiliates.

During the period beginning May 1, 2010 through the date of this prospectus, we sold 113,612 of our shares, representing $1,136,120.00 of capital contributions. These sales were made pursuant to our June 19, 2009 prospectus, which contained the audited balance sheet of the Fund at December 31, 2008, the Fund’s unaudited balance sheet at March 31, 2009 and the Manager’s audited consolidated balance sheet, which included the accounts of the Fund, at March 31, 2009. There was no material change in our financial condition from December 31, 2008 to March 31, 2009. As of December 31, 2009, we had not yet broken escrow on the minimum offering amount and thus had not commenced operations. Thus, there was no material change in our financial condition during this period. Our total members' equity had decreased by only $240.00, from $4,932.00 at December 31, 2008 to $4,692.00 at December 31, 2009. However, because at the time these sales were made our December 31, 2008 audited balance sheet was more than 16 months old, our prospectus may not have complied with the requirements of the Securities Act of 1933. Thus, the purchasers of our shares during that period may have rescission rights, for a period of one year from the date of their purchase of shares, to obtain recovery of the consideration paid in connection with their purchase of shares. These recoveries could total up to approximately $1,136,120.00 plus interest based on the offering price of $10.00 per share, and less any cash distributions made by us to the purchasers. If the purchasers of our shares during this period were successful in requiring us to repurchase their shares, we would be required to use cash reserves to make such payments. There can be no assurances that at such time we would have sufficient cash reserves available to us to make such payments. If not, we may be required to prematurely liquidate some of our equipment investments, which could reduce our anticipated returns from such investments and ultimately reduce the return to our members. Management believes there is only a remote possibility that any of these purchasers will seek to have us repurchase their shares in an amount that would result in a material expenditure by the Company, and thus no liability has been recorded.

FIDUCIARY DUTIES AND CONFLICTS OF INTEREST

In General

Various conflicts of interest will arise out of the relationship between us and our manager and its affiliates. Our manager will have sole control over our organization and operations and will resolve conflicts of interest through the exercise of its judgment. Our manager has fiduciary obligations to us and to you in your capacity as a member that require it to take the best interests of our members into account in managing our affairs and assets. In addition, our operating agreement contains provisions designed to guard against conflicts of interest. See “Summary of our Operating Agreement–Management.” However, our operating agreement does not directly address each potential conflict and does not provide for any particular mechanism to fully resolve these conflicts. There is a possibility that not all conflicts will be resolved in a manner favorable to us. Potential conflicts include those set forth below.

Potential Conflicts of Interest

Receipt of Fees and Other Compensation by Our Manager and its Affiliates

We will pay substantial fees to our manager and its affiliates, including the dealer manager. Further, we must reimburse our manager and its affiliates for costs incurred by them in managing us and our portfolio of equipment, equipment leases and other equipment related investments. In addition, we intend to use leverage to acquire equipment, as it will enable us to increase the size and diversification of our portfolio. Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio. However, we anticipate that the level of debt across our portfolio, once fully invested, will not exceed 65.0% of the total purchase price of all equipment in our portfolio. Using borrowings to increase the amount of equipment and leases we acquire will also increase our manager’s acquisition and management fees, which are directly based on the total amount of our assets. See “Management Compensation.”

Subject to its fiduciary duties and the terms of our operating agreement, our manager has sole discretion with respect to the terms and timing of our investments, although it is anticipated that those investments will be consistent with our investment objectives and policies. The agreements and arrangements, including those relating to compensation, between us and our manager and its affiliates are not the result of arm’s-length negotiations and may create conflicts between the interests of our manager and its affiliates on the one hand and us and our members on the other. However, our manager believes that the compensation and fees provided for in our operating agreement are consistent with practices in the industry and the NASAA Guidelines in effect on the date of this prospectus.

Our Manager and its Affiliates May Compete With Us

Our manager and its affiliates may engage in equipment acquisitions, leasing transactions and other equipment-related activities on their own behalf or on behalf of other entities. In the future, our manager or its affiliates may sponsor other equipment leasing programs and they will have legal and financial obligations with respect to those programs which are similar to our manager’s obligations to us.

Our manager will not, however, publicly offer for sale interests in more than one equipment leasing and/or finance program simultaneously unless the programs have different investment objectives or unless the interests for sale are for specified equipment programs. Furthermore, our manager will take into account a number of factors when allocating investment opportunities between public equipment leasing funds it manages. See “ –Managing Conflicts of Interests–Allocation of Investment Opportunities.”

Under the operating agreement, our manager is required to devote to our affairs only that time as is necessary for the proper performance of its duties under the operating agreement. As a result of its investments in other programs and the fact that they have engaged and will continue to engage in other business activities, our manager and its affiliates may not devote their full time to the performance of those duties. Therefore, conflicts may arise in the allocation of the time of our manager and its affiliates between our activities and other activities in which they are involved.

Subject to its fiduciary duties and the limitations set forth in our operating agreement, our manager or its affiliates have the right to take for their own accounts, or to recommend to any other program, any particular investment opportunity. They are under no obligation to introduce potential investments to us. Accordingly, we might be deprived of investment opportunities. Our manager’s investment committee or board of directors will resolve any conflicts in determining and allocating investments between us and our manager, or between us and any other program managed by our manager or its affiliates. See “Investment Objectives and Policies–Transaction Review and Approvals–Investment Committee.”

Related Party Transactions

Related party transactions are those where we, or our manager on our behalf, transact with companies in the Macquarie Group. Our manager and its affiliates are permitted to enter into certain transactions and perform certain services for us. Although those transactions will be subject to the limitations set forth in this prospectus and our operating agreement, those transactions, or the potential for those transactions, could cause conflicts for our manager with respect to performing its duties. Related party transactions will not be the result of an arm’s length negotiation.

Our operating agreement permits us to invest in joint ventures with other programs that are sponsored by our manager or its affiliates and to co-invest in transactions with our manager’s affiliates. Because the co-venturers in these investments will be in different financial positions, conflicts of interest could result. See “Investment Objectives and Policies–Co-Investments.” We may not have complete control over the equipment held by joint ventures which could result in an impasse over major decisions. Even if we have the right to buy equipment from other joint venturers or co-investors, we may not have the resources do so.

Our Manager’s Decisions Will Affect Our Cash Distributions and Our Manager’s Compensation

Once we are fully invested, the level of debt across our portfolio will not exceed 70% of the total purchase price of all equipment in our portfolio. However, we anticipate that the level of debt across our portfolio, once fully invested, will not exceed 65.0% of the total purchase price of all equipment in our portfolio. Our manager’s decisions regarding leverage will affect the size of our equipment portfolio and our debt repayment obligations, which in turn will affect the net cash we receive from our equipment portfolio. Using borrowings to increase the amount of equipment and leases we acquire will also increase our manager’s acquisition and management fees, which in turn will affect cash available for distributions. See “Management Compensation.”

Under our operating agreement, our manager may cause us to establish and maintain cash reserves and has the discretion as to the amount of those reserves. Our manager may be exposed to liability to our creditors if our reserves and other sources of income are insufficient to pay our contingent liabilities. If our manager increases the amount of cash reserves, the amount of cash available for distributions to you and our other members will decrease and our manager’s exposure to our contingent liabilities will decrease, creating a conflict of interest between our members and our manager.

Our Manager or its Affiliates Will Purchase Shares as an Investor

Prior to the end of the offering period, our manager or its affiliates intend to purchase at least $1,500,000 of our shares in our offering. Our manager’s investment in us will not exceed 20% of the total amount raised in our offering. If we raise $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates will purchase 161,290 shares, for an aggregate investment of $1,500,000. If we raise more than $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates may purchase more than 161,290 shares, up to 20% of the total amount raised in the offering. If we raise less than $7,500,000 in our offering, our manager’s investment in us will not exceed 20% of the total amount raised in our offering. Our manager or its affiliates that make this purchase generally will:

•	share in our income, losses and distributions on the same basis as you and our other investors as described in the “Income, Losses and Distributions” section of this prospectus; and

•	have the same voting rights, except that they are prohibited from voting on the removal of our manager as manager and the appointment of a successor manager.

The purchase of shares by our manager or its affiliates as investors will dilute the voting rights of you and our other investors. See the “Summary of Our Operating Agreement—Meetings and Voting Rights of Our Members.”

We Will Rely on the Employees of Our Manager’s Affiliates

We will not have any independent employees or officers, and will rely solely on our manager to manage us and our operations. Our manager will provide us with those administrative services necessary for our prudent operation in accordance with the terms of our operating agreement. In turn, our manager does not have any employees and will rely solely on the employees of its affiliates to conduct its operations. Those employees are not required to spend all of their time on our manager’s affairs or on affairs which effect us and in fact may devote significant time to the affairs of our manager’s affiliates and will be compensated by our manager’s affiliates for those services. The availability or lack thereof of these employees to provide services to our manager may create significant conflicts between us and our manager and its affiliates.

Our manager will depend on its ultimate parent company, Macquarie Group Limited, and its subsidiaries for management and administrative functions and interim financing for capital expenditures and other expenses. Macquarie Group Limited and its subsidiaries are under no obligation to pursue a future business strategy that favors us. The directors and officers of Macquarie Group Limited have a fiduciary duty to make decisions that are in the best interests of their stockholders. The dependence of our manager on the Macquarie Group for administrative services creates a conflict of interest between us and the Macquarie Group.

The Resolution of Conflicts Will Be Undertaken by Employees of Our Manager’s Affiliates

In the event of a conflict between us and our manager or our manager’s affiliates, the conflict will be resolved either by our manager’s investment committee or by our manager’s board of directors. It is anticipated that the majority of the members of our manager’s investment committee and board of directors will be employees of our manager’s affiliates. Members of our manager’s investment committee may also be officers and directors of our manager. Although our manager has fiduciary obligations to us and to you that require it to take the best interests of our members into account in managing our affairs and assets, a conflict of interest relating to the resolution of conflicts between us and our manager and its affiliates does exist.

Distribution of Shares

No independent lead underwriter has been engaged for the distribution of our shares; accordingly, we will not have the benefit of an independent “due diligence” review and investigation of the type normally performed by an unaffiliated, independent lead underwriter in connection with an offering of securities. Although the dealer manager believes that its investigation of us and the manager for purposes of this offering of shares has been as complete as would be the case in dealing with unaffiliated parties and although the dealer manager has retained its own separate counsel, there is no assurance that the due diligence has been performed in the same manner as that of an independent managing underwriter.

Independent selling dealers engaged by the dealer manager to sell our shares may perform due diligence on us and our manager and may engage independent counsel in this regard. However, we cannot assure you that appropriate due diligence has been undertaken by those independent selling dealers or their counsel. The interests of the selling dealers may be in conflict with your interests.

Lack of Separate Representation

We and our manager and its affiliates, other than the dealer manager, are not represented by separate counsel. We have not retained independent counsel to represent the interests of prospective investors in connection with the offering of shares. The dealer manager is represented in this offering by Porter & Hedges LLP. Prospective investors should seek independent counsel if they so desire or if any legal matters discussed in this prospectus are unclear.

Representation in Tax Audit Proceedings

Our manager is designated as our “tax matters partner” and is authorized and directed by our operating agreement to represent us and our members, at our expense, in connection with all examinations of our affairs by federal tax authorities, including any resulting administrative or judicial proceedings. Those proceedings may involve or affect other programs for which our manager or its affiliates act as manager. In those situations, the positions taken by our manager with respect to us may have differing effects on us and the other programs. Any decisions made by our manager with respect to those matters will be made in a manner consistent with its duties to us and our members.

Managing Conflicts of Interest

Our Manager’s Fiduciary Duties

We are a limited liability company formed under the Delaware Limited Liability Company Act, or the Delaware Act. This summary, which describes in general terms the duties of the manager and remedies available to you if the manager breaches its duties, is based on statutes and judicial and administrative decisions as of the date of this prospectus. This is a developing and constantly changing area of the law. If you have questions concerning the manager’s duties or you believe that the manager has breached its fiduciary duty, you should consult your own counsel.

The Delaware Act does not set forth any duties that a manager owes to a limited liability company and to its members. Nevertheless, it does allow for duties to be imposed on a manager contractually through a limited liability company’s limited liability company operating agreement. In this regard, under the terms of our operating agreement, the manager has imposed upon itself the following duties:

•	to act as a fiduciary for the safekeeping and use of all our funds and assets, whether or not in the manager’s immediate possession or control,

•	to not employ, or permit any other person to employ, our funds or assets in any manner other than as permitted by the operating agreement, and

•	to devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to us.

Under the Delaware Act, when discharging duties imposed by a limited liability company operating agreement, a manager is protected from liability to the extent it relies in good faith upon the records of the limited liability company and upon information, opinions, reports or statements presented by a person to the manager that the manager reasonably believes are within that person’s professional or expert competence. Our operating agreement contains a provision substantially similar to the provision of the Delaware Act.

There are a number of remedies available to you if you believe our manager has breached its fiduciary duty. You should contact your legal counsel if you believe that our manager has breached its fiduciary duty. Under Delaware law and subject to certain conditions, a member may file a lawsuit on behalf of the fund, known as a derivative action, to recover damages resulting from a breach by our manager of its fiduciary duty. In addition, a member may bring a class action and sue on behalf of himself and all other members to recover damages for a breach by our manager of its fiduciary duty. Derivative and class actions are complex and rapidly changing, and you should consult with your legal counsel if you have questions regarding remedies available to members in the event of a breach of fiduciary duty by our manager.

Limitations Under Our Operating Agreement

Certain provisions of our operating agreement restrict our actions and the actions of our manager and its affiliates in order to reduce certain conflicts of interest and to protect your interests and the interests of our other members in the event of a conflict of interest. See “Summary of Our Operating Agreement.” Relevant provisions of our operating agreement include the following:

•	Our manager and its affiliates may not receive fees or commissions from us except as provided in our operating agreement. See “Management Compensation.”

•	The expenses for which our manager and its affiliates may be reimbursed are limited.

•	Duplicate fees are prohibited.

•

We may only purchase equipment or equipment leases from our manager or its affiliates if those transactions have been warehoused on our behalf on a temporary basis. We may only enter into joint ventures with our manager’s affiliates with the approval of a majority of the directors of our manager’s board of directors, including the majority of our manager’s independent directors.

•	We may not give our manager or its affiliates rebates or give-ups or participate in any transaction with them that would circumvent the restrictions in our operating agreement.

•	We may not make loans to our manager or its affiliates.

•	We may not invest in or underwrite the securities of other programs.

•	We may not issue any shares after this offering terminates.

•	We may not issue shares in exchange for property.

Allocation of Investment Opportunities

It is likely that our manager will manage other equipment leasing funds in the future. Investment opportunities may arise which are suitable both for us and for those other equipment leasing funds. In those cases, when allocating investment opportunities between us and other equipment leasing funds it manages, our manager will take into consideration factors which include the following:

•	specified equipment programs will have first preference for investment opportunities which meet their investment guidelines;

•	the period of time in which the funds have been seeking investments;

•	the size of the investment opportunity and the cash available to the funds to make such an investment;

•	the extent to which the investment will contribute to each fund meeting its investment objectives, including the objective of portfolio diversification;

•	the duration of the investment and the remaining duration of each fund; and

•	the anticipated cashflow and performance effect of the investment on each fund.

These considerations will not restrict our manager’s affiliates or other funds managed by our manager’s affiliates from considering or accepting investment opportunities.

Additional Strategies for Managing Conflicts of Interest

Separation of Approval Authority

Our manager’s board of directors and investment committee includes persons who are primarily dedicated to our manager’s business. In order to reduce the potential for conflicts of interest, representatives of Macquarie Group leasing businesses who originate potential transactions for consideration by our manager, or who are responsible for approving equipment acquisition transactions on behalf of those leasing businesses, will not serve on our manager’s board of directors or investment committee.

Dedicated Staff Resources

Our manager will be assigned Macquarie Group staff whose activities are primarily dedicated to the operations of our manager.

Physical Separation of Activities

The central operations of our manager are situated within a Macquarie Group office that is physically separated from the Macquarie Group’s other leasing and equipment trading activities.

Separation of Confidential Information

Confidentiality policies and procedures within the Macquarie Group are designed to ensure that data recorded within Macquarie Group electronic information systems will be separated or password protected so that data relating to us may only be accessed by Macquarie Group staff who either perform services on behalf of us, our manager or dealer manager or who provide managerial oversight of those people.

No Investments by Staff Associated with Our Manager

As a strategy to avoid potential conflicts of interest between us and employees of the Macquarie Group of Companies, any person who:

•	is a member of our manager’s board of directors;

•	is a member of our manager’s investment committee;

•	is a Macquarie Group employee who is substantially involved in the day to day operations of us or our manager;

•	is a Macquarie Group employee assigned to our dealer manager and who is involved in the marketing of our shares;

•	is a Macquarie Group employee who exercises oversight of any person falling within any of the categories above; or

•	is an immediate family member or an associate person or personal company controlled by any of the above persons;

will be prohibited from buying our shares.

Chinese Walls

Chinese walls are a crucial part of the regulatory system for financial markets. They allow a diversified financial services firm to conduct a number of businesses which could not otherwise be conducted by the one firm. Chinese walls restrict the flow of information within a firm to ensure that information that is potentially price sensitive or confidential to one department is not improperly communicated, intentionally or inadvertently, to any other department within the firm.

The Macquarie Group maintains Chinese walls between business areas according to their function:

•	On the private side of the wall–those business areas that routinely receive or acquire confidential and/or inside information; and

•	On the public side of the wall–those business areas that do not obtain price sensitive information or trade or deal in securities and other financial products or provide investment advice.

Our manager sits on the public side of Macquarie’s Chinese walls. Subject to limited exceptions that are managed by appropriate information protocols, the effect of this is that non-public information, or inside information, may not be communicated to our manager by private side businesses within Macquarie. It is the responsibility of Macquarie Group employees that sit on the private side of the wall and provide services to our manager or that have managerial oversight to maintain the integrity of the Chinese Walls by keeping such information strictly confidential.

Related Party Transactions and Independent Directors

Our manager has appointed an independent director to its board of directors. See “Management.” To mitigate conflicts which may arise in related party transactions, our manager has adopted the following protocols:

•

From time to time our manager may approve investments on our behalf which are then made by members of the Macquarie Group for sale to us. This warehousing of investments will only occur for the purpose of facilitating our acquisition of equipment or the borrowing of money or obtaining of financing for us. Prior to the Macquarie Group entity purchasing an investment on our behalf, we would commit to the relevant Macquarie Group entity to purchase that investment, and the relevant Macquarie Group entity would commit to sell that investment to us, once we have sufficient capital available for a purchase price determined according to a pre-agreed mechanism; those mechanisms may include external enquiries by our manager or the exercise of business judgment by our manager on our behalf. Any equipment purchased by our manager or our manager’s affiliates for sale to us in the future will only be purchased from non-affiliates of our manager and will be held by our manager or our manager’s affiliates on a temporary or interim basis only, generally not in excess of six months. We will only purchase equipment from our manager or our manager’s affiliates if our manager believes it to be in our best interests. In these related party transactions our manager will engage legal counsel that is separate to that retained by the relevant Macquarie Group company to document or review the transaction on our behalf.

•

Where the related party transaction relates to costs or expenses charged by affiliates of the manager to us that are related to a specific transaction, that are not covered by another fee set out in this prospectus and that are expected to exceed $1,000,000 per annum, our manager will obtain a quote for the corresponding work from a non-affiliated entity. Our manager will only use its affiliate in those circumstances where its affiliate is more cost-effective, or where special circumstances make the use of its affiliate preferable or unavoidable, provided that the cost associated with the service is reasonable in our manager’s opinion. This protocol will not apply to services such as staffing, accounting and information technology services provided to our manager by its affiliates.

•

We may appoint affiliates of the manager, on a non-exclusive basis, to remarket equipment on our behalf. Any fees or expense reimbursements paid to our manager’s affiliates for the provision of such services will be done so in strict accordance with the procedures described in this prospectus and our operating agreement. See “Management Compensation–Operating Compensation.”

Policies and Procedures

Our manager maintains its own risk management framework, adapted from the broader Macquarie Group risk management framework. This risk management framework includes a number of policies and procedures relating to, among other items, identifying, assessing and managing market, credit, liquidity, operational and legal risks. The risk management framework has been designed to reflect the market, regulatory, reputational and operational risks specifically associated with our manager’s operations and our activities.

THE MACQUARIE GROUP

The Macquarie Group of Companies

Our manager is a member of the Macquarie Group. The Macquarie Group, whose predecessor, Hill Samuel Australia Limited, was founded as a subsidiary of the UK merchant bank, Hill Samuel & Co., in 1969, is a diversified international provider of banking, financial, leasing, advisory and investment services. Headquartered in Sydney, Australia, the parent entity of the Macquarie Group, Macquarie Group Limited, is listed on the Australian Stock Exchange. As of January 5, 2010, the Macquarie Group operated in more than 70 offices in 28 countries and had approximately 14,400 employees, over 2,400 of whom were located across North and South America. The Macquarie Group operates a diversified range of financial services activities. These activities include banking services, leasing services, retail and institutional funds management services, corporate advisory services, real estate services, securities research and brokerage services and treasury and commodity services.

As of January 5, 2010, the Macquarie Group had assets under management of approximately $313 billion. These assets are either held by the Macquarie Group or by various listed and unlisted funds managed by the Macquarie Group.

Not all Macquarie Group offices undertake equipment leasing or asset management activities.

The Macquarie Group’s Leasing Expertise

Our manager forms part of the division responsible for the majority of the Macquarie Group’s equipment leasing activities. As of December 31, 2009, the Macquarie Group’s equipment leasing division had approximately $6.4 billion of equipment leases under management for its own account with over 600 employees located in North America, Europe, Asia and Australia / New Zealand. These employees variously specialize in:

•	lease origination across various equipment classes and industries;

•	residual value investment determination and management;

•	physical remarketing of equipment;

•	technical assessment of equipment;

•	client and asset management;

•	equipment leasing technology platforms; and

•	accounting, legal, tax and compliance services for equipment leases.

Examples of equipment currently or previously financed by the Macquarie Group under various lease structures include railcars, locomotives and trams, railway infrastructure, commercial jet aircraft engines, aircraft, semiconductor manufacturing equipment, maritime vessels, information technology equipment, utility equipment, telecommunications equipment, medical equipment, road transportation equipment, power stations, electricity grids, marshalling yards, handling equipment, environmental and energy equipment and construction equipment.

The division to which our manager belongs managed for its own account equipment leases for over 200,000 lessees as of December 31, 2009. Neither our manager nor any of its affiliates have previously managed an equipment leasing fund.

The Macquarie Group’s Leasing Team

We believe that the extensive global presence of the Macquarie Group and its equipment leasing expertise will be key factors in our ability to successfully identify attractive equipment lease opportunities that meet our investment criteria. Although our manager’s affiliates provide no guarantee of investment referrals to us or to our manager, we plan to capitalize on the significant contacts and transactional, origination and management expertise of our manager’s board of directors and other equipment leasing executives within the Macquarie Group. As of the date of this prospectus, key equipment leasing executives within the Macquarie Group division to which our manager belongs include:

Garry Farrell, Executive Director of the Macquarie Group, has overseen the Macquarie Group’s principal corporate finance, asset finance and equipment leasing activities since 2000. Mr. Farrell joined the Macquarie Group in 1986 having previously served as a corporate attorney with Mallesons Stephen Jacques, a leading Australian law firm. During his time with Macquarie, Mr. Farrell has operated in fields including corporate, asset, structured and project finance, securitization and export credit finance. Prior to 2000, Mr. Farrell was head of the Macquarie Group’s European investment banking business. Mr. Farrell holds a Bachelor of Economics, Bachelor of Laws and Master of Laws from the University of Sydney and is an admitted attorney in New South Wales, Australia.

David Coons, President of Macquarie Electronics USA Inc., joined the Macquarie Group in 2002 and was instrumental in the establishment of Macquarie Electronics, an equipment leasing business. Mr. Coons is based in the Macquarie Group’s San Diego office. Prior to joining Macquarie, Mr. Coons spent nine years with Comdisco Electronics, a division of Comdisco, Inc., his last role being that of Executive Vice President and Head of Worldwide Sales. Prior to that time, Mr. Coons held positions with Equitable Life Leasing in Dallas for a period of seven years, with Manufacturers Hanover Leasing in Dallas and within Seafirst Leasing, a division of Seattle First National Bank. Mr. Coons obtained an MBA in Finance from the University of Texas and a Bachelor of Science from Rensselaer Polytechnic Institute in Troy, NY.

Dave Edwards, President of Macquarie Rail Inc., joined the Macquarie Group in 2006 and was instrumental in the establishment of the Macquarie Group’s freight rail operating lease business, headquartered in Chicago. From 1981 to 2004, Mr. Edwards was employed by GATX Corporation, a diversified leasing and finance company. Mr. Edwards held a variety of positions during this time, including Chief Financial Officer and most recently President of GATX Rail, the second largest freight rail operating lease business in the world at that time. Mr. Edwards holds a Bachelors Degree in Economics and History and a Masters Degree in Economics from the University of California, Davis.

Andrew Gee, Executive Director of the Macquarie Group, joined the Macquarie Group in 1997. Mr. Gee currently heads the global operations of Macquarie Equipment Finance, a specialist information technology leasing and services business. Mr. Gee has been instrumental in the growth of Macquarie Equipment Finance in North America, Australia / New Zealand, Asia and Europe. Mr. Gee holds a Master of Applied Finance from Macquarie University in Sydney, Australia and a Master of Accounting from the University of Southern Queensland, Australia.

Greg Goldstein, President of Macquarie Equipment Finance Inc., heads the North American operations of the Macquarie Group’s specialist information technology leasing and services business. Mr. Goldstein joined the Macquarie Group in 2008 following Macquarie’s acquisition of leasing operations from CIT Group. Mr. Goldstein had been involved with those leasing operations since 1990, including periods with that business’ preceding owners AT&T Systems Leasing and Newcourt Financial–Systems Leasing. Prior to his appointment as President, Mr. Goldstein managed the product marketing, vendor programs, debt syndication and portfolio management functions. Mr. Goldstein’s background also includes service as a CPA for KPMG Peat Marwick. Mr. Goldstein holds a Bachelor Degree in Accounting from Wayne State University in Michigan.

Niall Morrissey, Executive Director of the Macquarie Group, joined the Macquarie Group in 1998. Mr. Morrissey is presently based in Beijing, China, overseeing regional equipment leasing activities in Asia. Previously, Mr. Morrissey established the Macquarie Group’s equipment leasing activities in South Korea. Prior to joining Macquarie, Mr. Morrissey served as an area sales manager in southern California for GE Capital.

Andrew Pearce, President of Macquarie Aviation Capital Limited, joined the Macquarie Group in 2000 and currently heads the Macquarie Group’s specialist aircraft engine leasing business which operates from Dublin, Ireland. Prior to joining the Macquarie Group, Mr. Pearce held positions at Airbus Industrie in Toulouse, TNT Express Worldwide UK and Ansett Worldwide Aviation Services. Mr. Pearce holds a Master of Laws from the University of Sydney, Australia, a Bachelor of Laws from the University of New South Wales, Australia, and a Bachelor of Commerce from the University of New South Wales, Australia.

Lloyd Thomas, Executive Director of the Macquarie Group, joined the Macquarie Group in 1998 and was instrumental in establishing Macquarie Leasing, the Macquarie Group’s small ticket equipment leasing business. Mr. Thomas, who is presently based in Sydney, Australia, has overseen all aspects of the establishment, growth and periodic securitizations of the Macquarie Leasing portfolio. Prior to joining the Macquarie Group, Mr. Thomas served as General Manager Leasing at Suncorp Metway, National Leasing Manager at Metway Bank Limited and Chief Accountant at Prudential Finance Limited. Mr. Thomas holds a Bachelor of Business Studies and is a Certified Practicing Accountant.

John Wilson, Executive Chairman of Capital Meters Limited and Macquarie Leasing Limited, joined the Macquarie Group in 1997. Since 2004, Mr. Wilson has been head of two UK leasing businesses which lease traditional and smart gas and electricity meters to British Gas and other major UK energy suppliers. Prior to his present role, Mr. Wilson oversaw a number of new leasing business initiatives within the Macquarie Group. Before joining Macquarie, Mr. Wilson worked in a senior managerial position for AMP Limited, a leading Australian wealth management company, and served as an officer for nine years in the Royal Australian Navy. Mr. Wilson has an MBA from the University of Technology, Sydney, Australia, a Bachelor of Science from the University of New South Wales, Australia, and a Graduate Diploma in Management Science from the University of Canberra, Australia.

Our manager’s affiliates are not obligated to introduce transactions to us and there is no assurance that our manager’s affiliates will introduce potential transactions to us.

MANAGEMENT

Our manager is Macquarie Asset Management Inc. Our investment decisions will be made by our manager’s investment committee, which at the date of this prospectus comprises Messrs Fahy and Edghill, or by our manager’s board of directors, which at the date of this prospectus comprises Messrs Fahy, Edghill and Pitts. See “–Our Board of Directors and Investment Committee.” Our manager and the persons making our investment decisions can be contacted at:

•	our manager’s principal office at 225 Franklin St, 17th Floor, Suite 1700, Boston, Massachusetts, 02110; or

•	our manager’s telephone number, 866-965-7622.

Our manager is a member of the Macquarie Group. In managing us, our manager will have access to the experienced leasing, funds management and other resources of the Macquarie Group. While the directors of our manager have relevant experience in equipment leasing for the Macquarie Group, our manager is a newly formed entity which has never managed a private or public equipment leasing fund or program.

Our manager’s website address is www.macquarie.com/mami. The information contained on our manager’s website is not part of this prospectus.

Organizational Diagram

The following organization chart sets out the ownership relationship between our manager, the dealer manager and the Macquarie Group as of the date of this prospectus. It does not contain all of the subsidiaries of the Macquarie Group Limited. All arrows represent a 100% shareholding in the subsidiary companies.

Our Board of Directors and Investment Committee

The following table provides information regarding the board of directors of our manager.

Name	Age	Title
David Fahy	47	Director and President
Duncan Edghill	32	Director and Vice President
James A. Pitts	70	Independent Director

David Fahy has been President of our manager since its inception on August 21, 2008. Mr. Fahy has been with the Macquarie Group since joining its equipment leasing division in September 1998. Since June 2006, Mr. Fahy has been responsible for global equipment leasing investment and co-investment opportunities for both institutional and retail investors. Mr. Fahy is situated in Sydney, Australia, and is in frequent attendance at our manager’s office in Boston. From July 2001 to June 2006, Mr. Fahy was responsible for the Macquarie Group’s structured technology syndication investments business. Prior to joining Macquarie, Mr. Fahy was employed at Coopers and Lybrand in Sydney, Australia from January 1987 to September 1998 in a number of roles, including that of Tax Director, and at Ernst & Young in Dublin, Ireland from September 1982 to December 1986 in a number of roles, including that of chartered accountant. Mr. Fahy holds a Bachelor of Commerce from University College Galway, Ireland and is a Fellow of the Institute of Chartered Accountants in Ireland and a member of the Institute of Chartered Accountants in Australia.

Duncan Edghill, Director and Vice President of our manager, joined the Macquarie Group in February 2001. Situated in Boston, Mr. Edghill has been primarily dedicated to the operations of our manager since its inception. From April 2005 to May 2008, Mr. Edghill was based in the Macquarie Group’s Vienna, Austria office where he was involved in the establishment of a European equipment leasing business and in the development of equipment leasing investment opportunities for both retail and institutional investors. From February 2001 to April 2005, Mr. Edghill was based in the Macquarie Group’s Sydney, Australia office in a variety of equipment leasing roles including that of attorney for several leasing businesses. Mr. Edghill holds a Bachelor of Laws and a Bachelor of Commerce from the University of New South Wales, Sydney, Australia, and is an admitted attorney in New South Wales, Australia.

James A. Pitts, Independent Director of our manager, joined the board of directors of our manager in March, 2009. Situated in Boston, Mr. Pitts has been a Director of Wainwright Bank & Trust Company, a NASDAQ listed community bank, since May 2005. Mr. Pitts has been Chair of Wainwright Bank & Trust Company’s Audit Committee since January 2008 and has been a rotating member of its Executive Committee since April 2006. Mr. Pitts has been a Director of the National Association of Corporate Directors New England Chapter and the chair of its Audit Committee since June 2005. From 1996 to May 2004, Mr. Pitts served as the Chief Financial Officer and Treasurer of The Boston Foundation, a $650 million community foundation, and from June 2004 to August 2004, Mr. Pitts served as the Chief Investment Officer and Treasurer of The Boston Foundation. From 1988 to 1996, Mr. Pitts held positions including Executive Vice President and Chief Financial Officer of Clean Harbors, Inc., a NASDAQ listed environmental disposal and service firm, as well as Chief Financial Officer of Bain and Company, an international consulting firm. Prior to that time, Mr. Pitts also held senior financial roles in publicly traded multinational corporations where he held wide responsibilities for SEC reporting, financial statement preparation, internal audit, risk management and compliance and regulatory matters. In his roles as Chief Financial Officer, Mr. Pitts has reviewed and overseen various equipment leasing transactions. Mr. Pitts holds a MBA from the University of Connecticut and a BBA from Niagara University, New York. Mr. Pitts is a Certified Public Accountant and holds a Certificate of Director Education.

Messrs. Fahy, Edghill and Pitts may resign their positions with our manager at any time. Although there are a number of executives experienced in the equipment leasing industry within the Macquarie Group who could be appointed to replace Messrs Fahy and Edghill as non-independent directors, the executive officers of our manager will have the most current information about and experience with our business and portfolio. Accordingly, the departure of these individuals from our manager could result in business disruptions and investment decisions that may not be consistent with our investment objectives and policies, which could cause us to experience reduced returns from our portfolio. The board of directors of our manager will establish an investment committee which may be comprised of directors and officers of the manager, as well as employees of our manager’s affiliates. Initially, the investment committee will be comprised of Messrs. Fahy and Edghill. Our manager’s investment committee will make decisions on whether or not we should invest in a particular transaction. See “Investment Objectives and Policies–Transaction Review and Approvals.”

Independent Directors

Under our operating agreement, the board of directors of our manager must consist of at least one independent director, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director may not, directly or indirectly (including through a member of his or her immediate family), be associated with our manager or its affiliates within the last two years before becoming a director and at such time an independent director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of our manager’s affiliates or perform services (other than as an independent director) for us.

Our manager, and not us, will be responsible for the payment of any fees or retainers to our manager’s independent directors.

Transaction Sources

We anticipate that most, if not all, of our equipment leases and other investments will be introduced to us by members of the Macquarie Group. In particular, we expect that the Macquarie Group’s equipment leasing division will introduce most, if not all, of our transactions to us. See “The Macquarie Group–The Macquarie Group of Companies–The Macquarie Group’s Leasing Expertise.” Our manager is operated by the Macquarie Group’s leasing division. We will not however be precluded from considering investment opportunities introduced by other non-Macquarie Group parties.

We will not employ our own full-time officers, managers or employees. Instead, our manager will supervise and control our business affairs. We will be reliant upon employees of the Macquarie Group of Companies, of which our manager is a member. See “The Macquarie Group.”

Our manager’s affiliates are not obligated to introduce transactions to us and there is no assurance that they will do so.

Services Agreements

Our manager has entered into a services agreement with Macquarie Holdings (USA) Inc. for administrative services provided to our manager from the U.S. and with Macquarie Financial Holdings Limited for administrative services provided to our manager from Australia. Macquarie Holdings (USA) Inc. and Macquarie Financial Holdings Limited are affiliates of our manager.

The administrative services that may be provided to our manager under the services agreements may include the following:

•	central executive services;

•	human resources and business services, including remuneration and benefits, employee relations, training, recruitment and relocation services;

•	information technology services, excluding the licensing of any intellectual property or any services relating to the provision of intellectual property;

•	company secretarial services, including company administration, officer administration, and insurance administration;

•	risk management services, including assessment and management of credit, financial, operational and regulatory risk and obligations;

•	quantitative application services;

•	financial operations including accounting, accounts payable, business process re-engineering, corporate reporting, financial planning, budgeting, regulatory reporting and accounts payable services;

•	economic research services;

•	corporate communications and media services;

•	tax services;

•	investor relations services;

•	accommodation related services; and

•	other services as we or our manager may require from time to time and that Macquarie Financial Holdings Limited is willing and able to provide.

Our manager will pay Macquarie Holdings (USA) Inc. a fee equal to the costs and expenses incurred in performing or providing the services plus any applicable goods and services, sales, supply, value added or similar tax. It is anticipated that the majority of fees will relate to staff costs associated with services provided by Macquarie Holdings (USA) Inc. We will reimburse our manager an amount equal to the lower of (a) those fees paid by our manager to Macquarie Holdings (USA) Inc. which relate to services which have been provided to us and which we are permitted to reimburse under our operating agreement; and (b) the amount we would be required to pay independent parties for comparable administrative services in the same geographic location. Our manager will provide to us those administrative services necessary for our prudent operation in accordance with the terms of our operating agreement.

Our manager will pay Macquarie Financial Holdings Limited a fee equal to the costs and expenses incurred in performing or providing the services plus a 10% mark-up and any applicable goods and services, sales, supply, value added or similar tax. It is anticipated that the majority of fees will relate to staff costs associated with services provided by Macquarie Financial Holdings Limited. We will reimburse our manager an amount equal to the lower of (a) those fees paid by our manager to Macquarie Financial Holdings Limited, including the 10% mark-up, which relate to services which have been provided to us and which we are permitted to reimburse under our operating agreement; and (b) the amount we would be required to pay independent parties for comparable administrative services in the same geographic location. Our manager will provide to us those administrative services necessary for our prudent operation in accordance with the terms of our operating agreement.

License Agreement

Macquarie Group Limited has licensed use of the “Macquarie” name and logos to Macquarie Financial Holdings Limited, which in turn has granted us a non-exclusive and revocable license to use the “Macquarie” name and logos. No license fees are payable by us for use of the “Macquarie” name and logos. Macquarie Group Limited has registered the logos in the U.S. Patent and Trademark Office. Macquarie Group Limited has also filed an application for the mark MACQUARIE with the U.S. Patent and Trademark Office. Macquarie Financial Holdings Limited would be expected to terminate our license to use the “Macquarie” name and logos if our manager ceases to be our manager.

CAPITALIZATION

Our capitalization, as of March 31, 2010 and as adjusted to reflect the issuance and sale of the shares offered hereby assuming (i) that we receive the minimum offering amount of $2,500,000, and (ii) that the maximum 15,000,000 shares are sold at the public offering price of $10.00 per share or $9.30 per share as appropriate, in each case excluding shares sold under our DRP, is as follows:

	As of March 31, 2010	Minimum $2,500,000	Maximum 15,000,000 shares
Shares of Membership Interest	467,868	250,500	15,000,500

Total Capitalization	$4,573,300	$2,505,000	$149,892,096
Less Estimated Organization and Offering Expenses	475,702	312,500	17,987,500

Net Capitalization	$4,097,598	$2,192,500	$131,904,596

INCOME, LOSSES, DISTRIBUTIONS AND DISTRIBUTIONS POLICY

Allocations of Net Income, Net Loss and Distributions among Investors. Our manager will have the sole discretion to determine what portion, if any, of cash on hand will be invested and reinvested in equipment and what portion will be distributed to our members. Allocation of net income and net loss and distributions of cash will be made 1.0% to our manager and 99.0% to our members until investor return is achieved. We will achieve investor return when our members have received a pre-tax 8.0% per annum internal rate of return, compounded daily on all capital contributed to us, calculated on the date of distribution and taking into account all capital contributions and all distributions. Investor return includes a return equal to all capital contributions we have received from you. Following investor return, we will make cash distributions to our members in the amount of 81.0% and to our manager in the amount of 19.0%. We will not make distributions in kind, that is, of our non-cash assets, except possibly on our liquidation, and then only to a liquidating trust.

Distributions

We began making monthly cash distributions on April 13, 2010. On that date and for each full month thereafter during the offering and operating periods, the monthly distribution rate is anticipated to be $0.0666667 per share, which is equivalent to an 8.00% annual distribution rate based on a share price of $10.00 per share.

From time to time our manager may vary the amount of, or completely suspend, cash distributions to you if it believes it to be in our best interests to do so. Losses from our investments or unavailability of liquid assets may also result in reductions or suspensions of distributions. Furthermore:

•	During the liquidation period, cash distributions may be irregular while our investments are being disposed; and

•	Large returns of capital during our life will reduce the cash available for future distributions.

While our manager anticipates making monthly cash distributions, it may suspend making distributions at any time and without notice. Thus, you should not rely on the cash distributions of your shares as a regular source of cash.

Federal Income Tax Deferral. We anticipate that income taxes on a portion of our distributions may be deferred during our early years due primarily to operating losses and cost recovery or depreciation deductions available from the portion of our equipment that is leased to third-party end users under the majority of our leases in the U.S., but not from other types of investments.

Reinvestment of Our Net Revenues in Additional Leases During the Operating Period. We have the right to reinvest our net revenues during the offering and operating periods.

Return of Unused Capital. We will return to you and our other investors, without interest, any of your net subscription funds that we do not commit to investment or that are not required as reserves within the latter of 24 months after the beginning of this offering or 12 months after receipt by us. “Net subscription funds” means your original subscription amount minus the organization and offering expense allowance and dealer manager fees, selling commissions and due diligence expenses paid on the sale of your shares.

Subscription funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts for the use of your net subscription funds in our investments. However, we must complete our investments under those agreements within an additional period of 12 months or return the uninvested funds to you and our other investors.

Sources of Cash Distributions. Our operating agreement permits us to establish an initial cash reserve for general working capital purposes. Any cash reserves used need not be restored, but if they are restored they may be restored from our operating revenues or additional subscription funds. We may distribute to you and our other investors any cash reserves that our manager determines are no longer required for our operations. However, our manager intends to make distributions only out of our cash flow. Our manager will seek to enter into transactions so that distributions will be fully supported by funds from operations and not from uninvested capital within three months of closing the minimum offering.

We will not be permitted to borrow funds from our manager or any other person for the purpose of making distributions.

Allocation of Profits and Losses for Tax Purposes. Our profits and losses for each fiscal year and fiscal period are to be determined by us in accordance with the practices and accounting methods followed in determining taxable income or loss for federal income tax purposes. Profits for any fiscal period during the operating period will be allocated as follows in proportion to our members’ share ownership:

•	first, to recover any un recovered loss allocated to any member pursuant to the operating agreement;

•	second, 1.0% to the manager and 99.0% to members until investor return is achieved; and

•	thereafter, 19.0% to the manager and 81.0% to the members.

During our liquidation period, while we sell our assets, profits will be allocated as follows:

•	first, to recover any un recovered loss allocated to any member pursuant to the operating agreement;

•

second, the greater of (i) 1.0% or (ii) the excess of the distributions made to the manager prior to investor return over the cumulative amount of income previously allocated to the manager, to the manager and the balance to the members until investor return is achieved; and

•	thereafter, 19.0% to the manager and 81.0% to the members.

Losses for any fiscal period will be allocated:

•

first, 19.0% to our manager and 81.0% to the members until the cumulative amount of losses allocated to those who are then members equals the cumulative profits previously allocated to those members; and

•

thereafter, 1.0% to our manager and 99.0% to the members; provided that if the allocation of losses to any member would result in an adjusted capital account deficit, then losses will be allocated to all other members, and when no member may be allocated losses without violating the limitation above, then losses will be allocated to the manager.

Our operating agreement contains a “qualified income offset” provision which is intended to prevent a member’s capital account from becoming negative. For example, if a member receives an allocation of depreciation expense that causes that member’s capital account to become negative, that member will be allocated items of income or gain in an amount sufficient to eliminate the deficit balance in the member’s capital account.

Distributions under the DRP. When you subscribe for the minimum subscription of 500 shares or more, you may elect to participate in the DRP, which allows you to reinvest distributions made by us during the offering period, by marking the applicable box in your subscription agreement. If you elect to participate in the DRP, we will pay distributions during the offering period in the form of additional shares to the extent shares remain available for purchase under the DRP. You do not need to purchase a minimum number of shares under the DRP and we may issue fractional shares. Shares purchased under the DRP will be sold for $9.00 per share, which represents the offering price less the dealer manager fee and selling commissions. See “Questions and Answers About Our Distribution Reinvestment Plan.”

If you elect to participate in our DRP, we will use your distributions during the offering period to purchase your additional shares not later than 30 days from the applicable distribution date, to the extent that shares remain available for purchase under the DRP. You may choose to reinvest your distributions at any time during the offering period by making the appropriate election on your subscription agreement, which is included in Appendix B to this prospectus. If you wish to change the election you made on a previously submitted subscription agreement, you may do so by written notice to our manager as described in Appendix C.

FEDERAL INCOME TAX CONSEQUENCES

THIS SECTION DISCUSSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR AN INDIVIDUAL INVESTOR WHO IS A U.S. CITIZEN OR RESIDENT. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL POSSIBLE TAX CONSIDERATIONS AND IS NOT TAX ADVICE. MOREOVER, THIS SUMMARY DOES NOT DEAL WITH ALL TAX MATTERS THAT MAY BE RELEVANT TO YOU, AS A PARTICULAR PROSPECTIVE INVESTOR, IN LIGHT OF YOUR PERSONAL CIRCUMSTANCES. THE TAX CONSEQUENCES OF INVESTING IN OUR SHARES WILL NOT BE THE SAME FOR ALL INVESTORS. A CAREFUL ANALYSIS OF YOUR PARTICULAR TAX SITUATION IS REQUIRED TO EVALUATE THIS INVESTMENT PROPERLY. THEREFORE, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR.

The discussion contained herein is based upon the Internal Revenue Code of 1986, or the Code, as amended, rules and regulations published thereunder and published rulings and court decisions, as each exists on the date of this prospectus. The discussion could be significantly affected by statutory, regulatory or interpretive changes, including changes in the ruling policy of the Internal Revenue Service, or the IRS, or by future court decisions. Any of these changes may or may not be retroactively applied to transactions entered into or completed prior to the change. This discussion necessarily condenses or eliminates details that might adversely affect some prospective investors significantly as a consequence of specific factual circumstances affecting the investor.

Tax treatment for other investors–such as trusts, corporations, tax-exempt organizations and employee benefit plans –are likely to differ significantly from the principal tax consequences outlined in this section. Those other investors should consult with their tax advisors. See “–Investment by Employee Benefit Plans and Other Tax-Exempt Organizations.” State and local tax consequences may differ from the federal income tax consequences described below. See “–State and Local Taxes.”

Opinion of Counsel

Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation, which we refer to as Baker Donelson, our counsel, is of the opinion that, for federal income tax purposes:

1. The Fund will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation, and will not be treated as a publicly traded partnership. As a result, the Fund will not be subject to federal income taxation but will be required to file a partnership information tax return each year. Each member will be required to take into account, in computing such member’s federal income tax liability, his or her distributive share of all items of income, gain, loss, deduction or credit (including items of tax preference) of the Fund, and will be subject to tax on such income or gain even if the Fund does not make any cash distributions.

2. The allocations of income and loss to members should be considered by the IRS to have substantial economic effect and therefore should not be subject to challenge by the IRS on that basis.

Baker Donelson is unable to render, and therefore has not rendered, an opinion as to the status of the Fund’s leases for federal income tax purposes, because such status is subject to the facts and circumstances of each lease transaction, and the specific terms of such transactions will not be known until the transactions are entered into by the Fund. If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable. Inasmuch as the facts and circumstances of each lease transaction, and the tax consequences of each lease transaction, will not be known until the transactions are entered into by the Fund, counsel can render no opinion as to such tax consequences or as to the risk resulting from the absence of such opinion.

In general, a member’s distributive share of the Fund’s income, gain, deduction or loss will be determined in accordance with the operating agreement. Substantial economic effect is defined by the Treasury Regulations. The allocations included in the operating agreement should meet the economic effect test and should not be significantly modified if challenged by the IRS. The economic effect of allocations also must be “substantial,” which takes into account the individual tax situation of an investor. It cannot be determined whether the economic effect of the allocations in the operating agreement is substantial because the tax situations of the investors are unknown; however, because the allocations do not vary from year to year or investor to investor, we believe that the allocations will be deemed to be substantial. If the IRS were successful in challenging the allocations, the investors’ share of tax loss could decrease or their share of taxable income could increase. See “–Allocations of Profits and Losses.”

Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations. Any alteration of our activities from the description we gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon law as of the date of the opinion, which is subject to change either prospectively or retroactively.

You should note that the tax opinion represents only our counsel’s best legal judgment and has no binding effect or official status of any kind, on the IRS or otherwise; and neither we nor our counsel has requested a ruling from the IRS on any of the tax matters discussed in this prospectus. The IRS may not accept the conclusions set forth in our counsel’s opinion.

Our counsel will not prepare or review our income tax returns, which will be prepared by our manager and our independent registered public accounting firm. Our manager will make a number of decisions on tax matters such as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Those matters are usually handled by taxpayers, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in our shares, your use of our counsel’s tax opinion letter is subject to the limitations of the Code and Treasury Regulations set forth below:

•

With respect to any material federal tax issue on which our counsel has issued an opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

•

Because we have entered into a compensation arrangement with our counsel to provide certain legal services to us, including its tax opinion letter, our counsel’s tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of our counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to your right to rely on our counsel’s tax opinion letter and the discussion in the “Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

Classification as a Partnership.

In order to be classified as a partnership for federal income tax purposes, we must not be classified as a corporation under the Code or elect to be classified as a corporation under the Code. We have represented to Baker Donelson that we will not elect to be treated as a corporation for federal income tax purposes.

Treasury Regulations Section 301.7701-2(b)(1), (3), (4), (5), (6), (7) and (8) sets forth the business entities which are considered to be corporations and thus not eligible for classification as a partnership. Baker Donelson has concluded that we are not described in Treasury Regulations Section 301.7701-2(b)(1), (3), (4), (5), (6) or (8) because we are a Delaware limited liability company, are not an insurance company, do not engage in banking activities with deposits insured under the Federal Deposit Insurance Act and are not owned by a state or political subdivision. We will be classified as a corporation under Treasury Regulations Section 301.7701-2(b)(7) if we are classified as a corporation by any other section of the Code other than Code Section 7701.

Code Section 7704 provides that a “publicly traded partnership” will be treated as a corporation. A publicly traded partnership is one in which the interests in the partnership are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange, as well as a regular over-the-counter market. Treasury Regulations under Code Section 7704 state that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if (1) interests in the entity are regularly quoted by any person making a market in the interests; (2) any person regularly makes available to the public bid or offer quotes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (3) the holder of the interest has a readily available, regular and ongoing opportunity to sell the interest through a public means of obtaining or providing information; or (4) prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to the foregoing. Further, in order to be a publicly traded partnership, the partnership must participate in the market or recognize the transfers made on the market. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a limitation unless the right is actually exercised.

Treasury Regulations provide several safe harbors which a partnership may use in order to avoid its interests being considered as readily tradable on a secondary market or the substantial equivalent thereof. One of the safe harbors which is available to us is the so-called “2.0% safe harbor,” which provides that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits that are sold or otherwise transferred during a tax year does not exceed 2.0% of the total interests in capital or profits. Another safe harbor applies to transfers through a “qualified matching service” that do not exceed 10.0% of the total interests in capital and profits, reduced in certain cases by the percentage transferred outside the qualified matching service. The Treasury Regulations impose significant limitations on qualified matching services including the requirements that a sale cannot be closed any sooner than 45 days after the interest was first listed for sale and that interest may not be listed for more than 120 days before being delisted for a period of at least 60 days.

Whether our shares will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. We have no control over an independent third person establishing a secondary market in our shares. However, our operating agreement requires that an investor obtain the consent of our manager prior to any transfer of shares. The manager intends to exercise its discretion by withholding its consent to transfers that do not fall within the parameters of any safe harbor. If we comply with the safe-harbor provisions of the Treasury Regulations, Baker Donelson is of the opinion that we will not be considered a publicly traded partnership.

If we were treated for federal income tax purposes as a corporation in any year, (i) we would be required to pay federal income taxes upon our taxable income; (ii) state and local income taxes could be imposed on us; (iii) our losses would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s shares to the extent any distribution exceeded the earnings and profits and the tax basis of the shares; and (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “–Limitation on Deduction of Losses–Passive Loss Limitation.” Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of our liabilities over the adjusted basis of his shares. Any of the foregoing would substantially reduce the effective yield on an investment in shares.

The following discussion is based upon the assumption that we will be classified as a partnership for federal income tax purposes.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the partnership agreement. However, if the allocations do not have substantial economic effect, the partner’s distributive share will be determined in accordance with the partners’ interests in the partnership. Therefore, your share of any item of our income, gain, loss, deductions, or credits is determined by our operating agreement unless the allocations do not have substantial economic effect. See “Summary of Our Operating Agreement.”

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit. Even if a partner is not required to restore a deficit in his capital account, the allocations will still have economic effect if the partnership agreement contains a qualified income offset provision. A qualified income offset provision requires allocation of income or gain to a partner when a partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

Our operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of our minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, the allocations included in our operating agreement should meet the economic effect test and should not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement. The Treasury Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value.

The economic effect of our allocations also must be “substantial.” It cannot be determined whether the economic effect of the allocations in our operating agreement is substantial because the tax situations of the investors are unknown; however, because the allocations do not vary from year to year or investor to investor, we believe that the allocations will be deemed to be substantial. However, no assurance can be given that the IRS will not disagree. If the IRS were successful in challenging our allocations, the investors’ share of tax loss could decrease or their share of taxable income could increase.

Our income and loss for the year will be allocated among our members to take into account the varying interests of our members during the year using any method permissible under Code Section 706 that our manager may select. If any members hold their shares for less than the entire year, they will be allocated income and loss using the method as selected by our manager that reflects the part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our members, we will treat our operations as occurring ratably over each fiscal year. In other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some members are admitted after others, those members admitted later may receive a smaller portion of each item of our net profits and net losses than the members who were admitted earlier. Nevertheless, those members still will be obligated to make the same capital contributions to us for their interests as the members who were admitted previously.

Income Recognition

We prepare our tax returns using the accrual method of accounting. Under the accrual method, we will include in income items such as interest and rentals as and when earned by us, whether or not received. Thus, we may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

Some leases may provide for varying rental payments over the years. Code Section 467 can require a lessor to take those rental payments into income as if the rent accrued at a constant level rate. This provision applies to any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year, including certain sale-leaseback transactions and certain long-term leases. Certain of our leases may provide for varying rental payments. If so, Section 467 requires us to accrue the rental payments on those leases at a constant level rate. This could result in investors receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of our rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See “–Limitation on Deduction of Losses –Passive Loss Limitation.”

Taxation of Investors

As long as we are treated as a partnership for federal income tax purposes, we will not be subject to any federal income taxes. Nonetheless, we will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of our items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of our income whether or not any distribution is made to him.

Initially, an investor’s tax basis for his shares will be equal to the price paid for the shares. Each investor will increase the tax basis for his shares by (i) his allocable share of our taxable income, and (ii) any increase in his share of our liabilities, and will decrease the tax basis for his shares by:

•	his allocable share of our tax loss;

•	our expenditures that are not deductible in computing our taxable income and not properly chargeable to a capital account;

•	the amount of any distributions; and

•	any reduction in his share of our liabilities.

If the amount of a cash distribution to an investor for any year exceeds the investor’s share of our taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s shares. Any amounts in excess of the tax basis generally will be taxable as a gain from the sale of a capital asset if the shares are held by you as a capital asset. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional shares to new or existing members, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis will, however, be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to equipment placed in service in a given year to become negative, you will have to include the amount in your gross income up to the amount of losses previously taken with respect to the equipment. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional members, may result in ordinary income to you, regardless of your tax basis in your shares, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Code Section 751 and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange.

Participation in our Distribution Reinvestment Plan

Although the tax treatment of participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our DRP is less clear because we expect to be treated as a partnership for federal income tax purposes, rather than as a corporation. See “–Classification as a Partnership.” If the general principles applicable to corporate dividend reinvestment plans were to apply to us, members participating in our DRP would be treated as having received the applicable distributions and immediately contributed that amount to us in exchange for additional shares. We intend to maintain our records consistent with that approach in that we will show a distribution to members participating in our DRP and an associated purchase by them of shares from us.

If the IRS were to treat participation in our DRP in a similar fashion, a member who participates in our DRP will be treated as receiving all cash distributions reinvested in shares registered in his name pursuant to our DRP. Those distributions would be treated for tax proposes like other cash distributions. See “–Taxation of Investors.” Generally speaking, the Treasury Regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contributions to the fair market value of the partnership interest after contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury Regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a member from having a short-term holding period with respect to a portion of his interest in us at the time of sale of all or part or his interest if the only shares acquired by the member during the one-year period preceding the sale were acquired through our DRP. For the tax treatment of any gain on such a sale, see “–Disposition of Shares.”

While, as noted above, the Treasury Regulations generally provide that an interest in a partnership, or an entity treated as a partnership, such as us, is a single interest, with the result that a member’s interest in us can, subject to the special rule mentioned in the preceding paragraph, have a “split” holding period upon the acquisition of additional shares, there is an exception to this rule that permits a partner in a publicly-traded partnership to treat separately-identifiable shares therein that were acquired at different times to have different holding periods. We do not expect that exception will apply to a member’s interest in us because we do not expect to be a publicly-traded partnership. See “–Classification as a Partnership.”

If a member elects to participate in our DRP, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of the member’s interest in us. This is the case even though the member’s basis would be reduced by the amount of the distribution, because the member’s basis would be increased by an equal amount as a result of the corresponding reinvestment. That member’s share of our non-recourse liabilities –which are also included in the member’s basis–could increase relative to those members who do not participate in our DRP, however, because those members’ relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our DRP, you should consult your own tax advisor.

Limitation on Deduction of Losses

There are limitations on an investor’s ability to deduct his distributive share of our losses, including the following: (i) losses will be limited to the extent of the investor’s tax basis in his shares; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit are also limited.

Tax Basis. Subject to the other limitations discussed below, an investor may deduct his share of our tax loss to the extent of the tax basis for his shares. Our losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules. Under Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities such as equipment leasing cannot exceed the amount which the investor has at risk with respect to those activities. A closely-held corporation is a corporation more than 50.0% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. An investor’s at risk amount will be decreased by his share of our losses and distributions. An investor’s at risk amount will be increased by his share of our income. An investor will not be considered at risk with respect to nonrecourse indebtedness.

The total amount of money paid by each investor for his shares will be considered at risk. Indebtedness incurred in connection with equipment leasing activities is not expected to be considered at risk. Accordingly, you will only be able to deduct your share of our losses under the at risk rules in an amount equal to the purchase price of your shares, as adjusted for our income, losses and distributions. Any losses in excess of your at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor’s amount at risk at the end of the year is reduced below zero. Even if you can claim our losses under the at risk rules, you are still subject to the other limits on deduction discussed herein.

Under the Code, we will be permitted to aggregate our equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor’s deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

Passive Loss Limitation. Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

To the extent that we enter into true leases for federal income tax purposes, our equipment leasing activities will be passive activities. See “–Tax Status of Leases.” Our losses from passive activities are considered to be passive activity losses. Most investors will only be able to deduct their share of our passive activity losses to the extent they have passive income from other sources. Any excess passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of his interest in the activity in a fully taxable transaction to an unrelated person.

We may have portfolio income to the extent that our investments constitute finance leases or secured loans, rather than true leases, or we receive interest on our funds held pending acquisition of equipment. Portfolio income is not considered as income from a passive activity. Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them.

The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for that year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

Tax Status of Leases

Whether a specific lease is categorized as a lease rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no assurance can be given that our leases of equipment will be treated as leases by the IRS. If they are treated as sales or financings rather than leases, we and the investors would not be entitled to cost recovery deductions with respect to those leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of the financing or sales proceeds which would not be taxable.

We do not intend to apply to the IRS for a ruling that any leases of equipment will be treated as leases for federal income tax purposes. Because the terms of the leases have not been determined, no determination has been made about whether our leases will be true leases for federal income tax purposes.

Cost Recovery Deductions

MACRS. Under the Modified Accelerated Cost Recovery System, or MACRS, the cost of depreciable personal property placed in service in the U.S. after 1986 may be recovered using specified recovery methods over specified recovery periods. Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from 3 to 20 years. Depreciation may not be available for equipment in which we invest indirectly, through total lease return swaps, participation agreements and other similar transactions. Depreciation will generally not be available for equipment we own subject to full-payout leases or leases considered to be “capital leases” according to IRS guidelines.

The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference for purposes of the alternative minimum tax imposed by Code Section 55. See “Alternative Minimum Tax.”

We will allocate all or part of the acquisition fees, which are fees paid to our manager in connection with the selection and purchase of equipment, to the cost basis of the equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly, which would have the effect of either increasing our income or reducing our losses. Because the determination of this issue depends on the magnitude and type of services performed for the acquisitions fees, which is presently undeterminable and may vary for each piece of equipment acquired by us, our counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

Recapture. All cost recovery deductions claimed by our investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor’s shares.

Limitations on Cost Recovery Deduction

Property Used Predominately Outside the U.S. We may own and lease equipment that is used predominately outside the U.S. The cost of this equipment must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the equipment’s class life, which generally is longer than the recovery periods permitted for other property. If the equipment does not have a class life, a 12-year period must be used. Even though it will be used predominately outside the U.S., the following types of property, among others, will be eligible for the normal MACRS:

1. aircraft registered in the U.S. that are operated to and from the U.S.;

2. some railroad rolling stock used within and without the U.S.;

3.	vessels documented under the laws of the U.S. that are operated in the foreign or domestic commerce of the U.S.; and

4.	containers owned by a U.S. taxpayer that are used in the transportation of property to and from the U.S.

To the extent that our equipment is subject to the depreciation rules for property used predominantly outside the U.S., a member may have to recognize taxable income in greater amounts, or incur less loss, in the early stages of our existence than otherwise would have been the case because the depreciation period is generally longer for property used predominantly outside the U.S.

Tax-exempt Leasing. We may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the equipment’s class life, which generally is longer than the normal MACRS recovery periods permitted for property not leased to tax-exempt entities; or

•	125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50.0% of the income derived from the leased property is subject to U.S. income tax.

The tax-exempt use property does not include:

1.	property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

2.	property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30.0% of the property’s class life as long as that is less than three years; and

3. certain high-technology equipment.

In addition, under Code Section 470, losses attributable to the leasing of tax-exempt use property (including property described in items 2 and 3 of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from the property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

If any property is owned by a partnership, or other entity taxed as a partnership such as us, that has both a tax-exempt entity and a non-exempt person or entity as partners, the tax-exempt entity’s proportionate share of the property is treated as tax-exempt use property for purposes of determining the rate of depreciation thereof, and for purposes of the rules under Code Section 470 discussed above, unless specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by us. However, the fact that we have exempt organizations as members should not affect the depreciation deductions. Because substantially all of our taxable income will be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors, the property should not constitute tax-exempt property with respect to those tax-exempt investors. See “–Investment by Employee Benefit Plans and Other Tax-Exempt Organizations.” Therefore, we do not anticipate that the depreciation and Code Section 470 loss limitations applicable to tax-exempt use property will be material as they relate to equipment owned by us and not leased to or used by a tax-exempt entity.

In summary, to the extent that our equipment is subject to the depreciation rules for tax-exempt use property, the longer depreciation period for that equipment will cause the annual depreciation deduction for the property to be smaller, but continue longer, than otherwise would have been the case under MACRS, thereby increasing net income, or reducing net loss, with respect to that property in our early years, and reducing net income, or increasing net loss, in our later years. Further, to the extent that losses attributable to tax-exempt use property are suspended under Section 470, taxable net income is greater, or net loss is less, during the period of suspension.

Deductibility of Management Fees

We will pay asset management fees for services to be rendered by the manager. We intend to deduct those fees as ordinary and necessary business expenses incurred in the operation of a trade or business. The characterization by us of those expenses may be subject to close scrutiny by the IRS to determine whether they represent expenses that are currently deductible, rather than capital expenditures or expenditures which cannot provide any present or future tax benefit.

The manager will take the position that the fee paid to it is incurred in connection with the operation of “trade or business.” Since there are factual and legal questions involved in determining the proper characterization, valuation, timing and current deductibility of the foregoing items, there can be no assurance that the IRS will not attempt to challenge those deductions or their availability to the investors, and that the challenge, if made, will not be successful. For example, the IRS could take the position that the fee paid to the manager was not incurred in connection with a “trade or business” and thus, when allocated as an expense to the investors will be subject to the 2.0% floor imposed on miscellaneous itemized deductions of individuals.

Tax Liabilities in Later Years

It is possible that after some years of operation an investor’s tax liabilities may exceed cash distributions to him in corresponding years. This situation would typically arise if our nondeductible loan amortization payments on our equipment exceeded our depreciation deductions. It is possible in this situation that an investor’s tax liabilities could exceed cash distributions. If so, the excess would be a nondeductible out-of-pocket expense to an investor.

Sales or Exchanges of Our Property

On the disposition of leased equipment, we will realize gain in an amount equal to the proceeds received minus the basis in the leased equipment. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds from the disposition. In the event of a foreclosure of a debt on our property, we would realize gain equal to the excess of the indebtedness over our adjusted tax basis in the property. In that event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Before any gain that we may realize on the sale of an asset can be treated as capital gain, the asset must be either a capital asset or Section 1231 property in our hands. Inventory or other property held by a taxpayer primarily for sale to clients in the ordinary course of its business are not included in these types of property. We expect to acquire and dispose of many assets many times throughout our term and will sell or otherwise dispose of equipment, leases and secured loans. We may purchase some equipment for resale rather than lease. Whether we can treat any gains on these sales as capital gains will depend on the facts and circumstances at the time of each sale. Because this is an inherently factual determination which depends, in part, on how many sales we make, no conclusion can be made about whether the gains on sales will be capital gains.

Even if the assets sold were Section 1231 property in our hands, since equipment is tangible personal property when it is sold, all cost recovery or depreciation deductions we previously have taken with respect to the equipment sold will be recaptured as ordinary income to the extent we realize gain on the sale. Recapture means that we must treat as ordinary income a portion or all of any gain we may realize from the sale of our equipment that otherwise would be treated under the Code as capital gain. Recapture cannot be avoided by holding the equipment for any specified period of time. In addition, if we sell assets on an installment basis, we must recognize all deprecation and cost recovery recapture, if any, as ordinary income at the time of sale, even though we receive the payments in later taxable years.

Also, certain gains and losses are grouped together under the Code to determine their tax treatment. For example, gain on the sale or exchange of Section 1231 property, that is, equipment used in a trade or business and held for more than one year, is added to gain from certain compulsory or involuntary conversions of similar property. If these gains exceed the losses from the sales, exchanges, and conversions of similar equipment, the excess gains will be taxed as capital gains, subject to the general rules of recapture of cost recovery and depreciation deductions as ordinary income, as described above, and a special recapture rule described below. If the losses exceed the gains, however, the excess losses will be treated as ordinary losses.

Under a special recapture rule, any net gain will be treated as ordinary income rather than as capital gain if we have non-recaptured net losses from the five preceding taxable years. Based on our intended activities and the recapture rules discussed above, you should anticipate that substantially all, if not all, of any gain we realize on the sale or other taxable disposition of our equipment, but not necessarily any finance leases and secured loans sold during the maturity period, will be treated as ordinary income for income tax purposes, rather than capital gain.

Disposition of Shares

The amount of gain which an investor will realize upon the disposition of his shares, including a redemption or repurchase of the shares by us, will equal the excess of the amount realized by the investor over the investor’s tax basis in the shares. Conversely, the amount of loss which an investor will realize upon the disposition of his shares will equal the excess of the investor’s tax basis over the amount realized for the shares. The amount realized on the sale of the shares will include an amount equal to the investor’s share of any of our liabilities. As a result, a disposition of shares may result in a tax liability in excess of the cash proceeds.

This gain or loss generally will be capital gain or loss if the shares are a capital asset in the hands of the investor. However, any gain realized on the disposition of shares by an investor which are attributable to unrealized receivables or inventory items will be treated as ordinary income and taxed at ordinary income rates. Unrealized receivables would include the investor’s share of our previous equipment cost recovery deductions. An investor must recognize the cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition. Based on our intended activities and the substantial amount of recapture likely to be attributable to each investor, you should anticipate that substantially all, if not all, of the gain on the disposition of your shares will be treated as ordinary income for income tax purposes, rather than capital gain.

We anticipate that funds used to redeem or repurchase shares will be payable out of cash flow that otherwise would be available for distribution to all members or for reinvestment in additional equipment. Accordingly, while any redemption or repurchase of shares would decrease the aggregate number of shares outstanding, and thereby proportionally increase each remaining member’s distributive share of our income, gain, loss and deductions, it may also reduce the total amount of cash available for investment or reinvestment.

You should be aware, however, that proposed regulations under Code Section 707 (which have now been withdrawn), dealing with so-called “disguised sales” of partnership interests, could cause contributions by members, including reinvestment by members of distributions received from us pursuant to the DRP, to be combined with a redemption or repurchase by us of another member’s shares and treated as if the two transactions were a sale by the redeemed member of shares to the contributing member. Under the proposed regulations, the transaction could be considered to have occurred upon the first to occur of either the contribution or redemption, with the effect that a contributing member could be deemed to have become a member in us before the member’s contribution was actually made. Also under the proposed regulations, any redemption and contribution that occurred within two years of each other are presumed to be a sale of partnership interest for purposes thereof. However, the proposed regulations also provide that if a redemption is a complete liquidation of a member’s interest, the transaction will be presumed not to be a sale between the contributing investor and the redeemed member unless the facts and circumstances clearly establish the contrary. Thus, under the proposed regulations, the treatment of a redemption of a member’s interest and a contribution by an investor could be different depending upon whether the redemption was in complete liquidation of a member’s interest. These proposed regulations have been withdrawn but it is possible that we may limit the extent to which we redeem or repurchase a member’s shares to take into account those regulations when and if finalized.

You must notify us of any proposed sale or exchange of your shares before we will treat the sale or exchange as effective. See “–Classification as a Partnership.” Assuming that the sale or exchange is effectuated, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of our unrealized receivables and appreciated inventory attributable to the shares you sold or exchanged, which must be treated as ordinary income by you as discussed above. Our written report to you and the buyer must be made by January 31 following the calendar year of the sale. If you fail to timely notify us of the sale or other transfer of your shares, the IRS will penalize you $50 per sale.

Our Liquidation

Our operating agreement provides that our assets will be sold upon our liquidation. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of our assets. See “–Sales or Exchanges of Our Property.” In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his shares. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss. However, gain attributable to the recapture of equipment cost recovery deductions will be taxable as ordinary income. See “–Sales or Exchanges of Our Property.” It is anticipated that all or substantially all of any gains will be attributable to those deductions and taxed as ordinary income.

Elections

Code Section 754 permits an entity such as us to elect to adjust the tax basis of our property:

•	upon the transfer of shares by sale or exchange or on the death of a holder, and

•	upon the distribution of property by the entity to a holder.

This is known as a Section 754 election. If we were to make a Section 754 election, then transferees of shares would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in our assets. Furthermore, if we have substantial built-in losses, we would be required to make the foregoing adjustments. In the case of transfers of shares by sale or exchange or upon death, substantiality is judged based on a dollar amount ($250,000) at the entity level. Considering our size, even a small percentage loss in value may trigger a mandatory adjustment.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, the manager does not intend to cause us to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his shares because the transferee of the shares would obtain no current tax benefits from purchasing the shares to the extent the purchase price exceeds your allocable share of our basis in our assets.

The Code includes other elections, and we may make other elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Investment by Employee Benefit Plans and Other Tax-Exempt Organizations

Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs are generally exempt from federal income tax. However, the amount of any unrelated business taxable income, or UBTI, less directly connected allowable deductions, that exceeds a specific deduction of $1,000 in any taxable year is subject to an unrelated business tax. Other charitable and tax-exempt organizations in addition to those listed above may also be subject to tax. UBTI includes gross income derived from a business not substantially related to the purpose which forms the basis for the entity’s tax-exempt status, less the deductions allowed which are directly connected with the carrying on of the business. UBTI generally excludes dividends, interest and gains from the sale of property and all deductions directly connected with that income unless they are derived from debt-financed property. We will be engaged primarily in the business of equipment leasing and any taxable income from leasing equipment will constitute UBTI regardless of whether the equipment is debt-financed.

A portion of the gain from the sale of equipment which is debt-financed property also will be included in the unrelated business income of a tax-exempt entity. Debt-financed property is defined as any property which is held to produce income and with respect to which there is an acquisition indebtedness at any time during the taxable year. Acquisition indebtedness is defined as the unpaid amount of (i) indebtedness incurred by the organization in acquiring the property, (ii) indebtedness incurred before the acquisition of the property if the indebtedness would not have been incurred but for the acquisition, and (iii) indebtedness incurred after the acquisition of the property if the indebtedness would not have been incurred but for the acquisition and the incurrence of indebtedness was reasonably foreseeable at the time of the acquisition. Given our intent to debt finance our equipment acquisitions, a portion of the gain from the sale of equipment by us will be UBTI. A tax-exempt entity will be required to include as UBTI an amount that is equal to its share of the total gross income from the property multiplied by the average acquisition indebtedness associated with the property for the taxable year and divided by the average acquisition indebtedness associated with the property for the taxable year divided by the average adjusted basis for the property for the taxable year. Accordingly, prospective investors that are tax-exempt entities should consult their tax advisors concerning the possible federal, state and local income and other tax consequences resulting from an investment in us.

Notwithstanding the preceding, a charitable remainder trust that recognizes UBTI will be subject to an excise tax equal to 100% of that income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in shares.

Alternative Minimum Tax

With limited exceptions, taxpayers must pay an alternative minimum tax if it exceeds the taxpayer’s regular federal income tax for the year. For noncorporate taxpayers, the alternative minimum tax is imposed on alternative minimum taxable income, or AMTI, that is above an exemption amount. AMTI generally is taxable income, plus or minus various adjustments, plus tax preference items.

Some of the principal adjustments to taxable income that are used to determine AMTI are summarized below.

•	Depreciation deductions may not exceed deductions computed using the 150% declining balance method, unless the property qualifies for bonus depreciation as discussed below.

•	Miscellaneous itemized deductions are not allowed.

•	Medical expenses are deductible only to the extent they exceed 10.0% of adjusted gross income.

•	State and local income, property and general sales taxes are not deductible unless they are deductible in computing adjusted gross income.

•	Interest deductions are restricted.

•	The standard deduction and personal exemptions are not allowed.

•	Only some types of operating losses are deductible.

•	Different rules under the Code apply to incentive stock options that may require earlier recognition of income.

The principal partnership tax items that may have an impact on your AMTI as a result of investing in us are (1) cost recovery deductions on the portion of our equipment leased to others under operating leases, which generally will be computed for regular federal income tax purposes using the 200% declining balance method, but will be computed for alternative minimum tax purposes using the 150% declining balance method, except any equipment eligible for bonus depreciation, and (2) deductions relating to our interest expense on borrowings.

Because the impact of the alternative minimum tax is dependent upon each investor’s particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in us will have on the calculation of his alternative minimum tax liability.

Tax Returns and Tax Information

We will use the accrual method of accounting. We will adopt the calendar year as our tax year. Our operating agreement requires us to provide tax information to the investors within 75 days after the close of each tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either consistently with the information provided on our informational return or in a manner which notifies the IRS of any inconsistency. Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform us of the sale or exchange of his shares within the earlier of 30 days of the transaction or January 15 of the calendar year following the calendar year in which the transaction occurs. We will be required to inform the IRS of each transfer. Our failure or the failure of an investor or to file these notices may result in substantial penalties. We also must inform both the seller and the buyer of shares of the proportionate interest of the transferred shares in our unrealized receivables and inventory items. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit our tax information returns. Any audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to us as well as items not related to us.

The Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. The manager is our tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by us or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. We will not bear any expense that may be incurred by an investor in connection with the adjustments or audit of the investor’s returns.

Our manager has the authority to conduct, on our behalf and on behalf of our investors, all examinations by tax authorities relating to us at our expense. A tax controversy could result in substantial legal and accounting expenses being charged to us, even if the outcome is favorable.

Tax Shelters and Reportable Transactions

“Material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department. In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Code.

Under current Treasury Regulations, a “reportable transaction” is one which satisfies any of the following:

(a) A listed transaction, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.

(b) A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.

(c) A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.

(d) A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Code Section 165 of at least (1) $10,000,000 in any single year or $20,000,000 in any combination of years for corporations; (2) $10,000,000 in any single year or $20,000,000 in any combination of years for partnerships that have only corporations as partners, or $2,000,000 in any single year or $4,000,000 in any combination of years for all other partnerships; (3) $2,000,000 in any single year or $4,000,000 in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.

(e) A transaction of interest, which is a transaction that is the same or substantially similar to the transactions that the IRS has identified as such by notice, regulation or other form of published guidance.

The IRS has identified as listed transactions two lease arrangements, which are lease stripping transactions and purported sale and leaseback transactions. The manager does not expect that any of its leasing transactions will be the same as or similar to the listed transactions. We may enter into sale and leaseback transactions but we intend to avoid the features that would cause our sale and leaseback transactions to be the same or similar to the listed transactions. However, a leasing transaction could be a reportable transaction if the loss thresholds described above in subsection (d) are exceeded. If so, the transaction would be subject to the disclosure requirements above. The manager will monitor this situation.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to any monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, would be required to disclose in those reports the failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty, as described below, that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Code provides for uniform penalties at a flat rate of 20.0% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20.0% of the amount of the underpayment of tax attributable to the understatement. For an individual, substantial understatement occurs when the understated tax liability exceeds the lesser of 10.0% of the correct tax required to be shown on the return or $5,000.

If we are found to be a “tax shelter” for purposes of Section 6662, the penalty under Section 6662 would be operative unless, as required by Code Section 6664, there was reasonable cause for taking the position relating to the understatement and we acted in good faith with respect to that position. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The manager does not believe that our principal purpose is or will be the avoidance or evasion of federal income tax.

More stringent reasonable cause and good faith rules of new Section 6662A apply in the case of an understatement resulting from an adequately disclosed listed transaction or reportable transaction. Taxpayers who do not adequately disclose the transaction would not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30.0% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3.0%, compounded daily, except that the interest rate is set at the federal short-term rate plus 5.0% in the case of certain underpayments of tax by a C corporation. The Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

Deductions for Organization and Offering Expenses; Start-Up Costs

The costs of our organization and the sale of our shares, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organization expenses and start-up costs may be deducted on a limited basis, up to $5,000, in the year incurred. However, this $5,000 amount is reduced, but not below zero, by the amount by which the cumulative cost of the expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months. If we are liquidated before the end of the 180 month amortization period, the unamortized balance may be deducted as a loss under Section 165.

Syndication expenses, which are the costs incurred to promote or effect the sale of our shares, are non-deductible, must reduce members’ capital accounts when incurred and give rise to a tax offset, if at all, only upon our liquidation and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees such as the dealer manager fee and the selling commissions provided for in our operating agreement; registration and filing fees with the SEC and each state in which our shares are sold; our legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

We will endeavor to treat our organization, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted and organization start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of our expenses on the grounds that the expenses are not deductible in the year incurred. Under our operating agreement, brokerage fees and underwriting commissions are also allocated to those members with respect to whose purchase of shares those commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per share. If equality is not possible, our manager may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Foreign Tax Considerations for U.S. Investors

Rental income and interest received by us from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of equipment may also be subject to taxes in foreign countries where we sell equipment. Tax treaties between some countries and the U.S. may reduce or eliminate those taxes. Our foreign activities, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate our income will be subject to in other countries, because we do not know the extent of our business in foreign countries. We intend, whenever possible, to pay any foreign taxes and file any foreign tax returns at the entity level and thereby reduce the compliance burden on you.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by us. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit, subject to the limitations discussed below, or, if you itemize your deductions, a deduction, subject to the limitations generally applicable to deductions, for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Several limits apply to the foreign tax credit. For example, the credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to our income. In addition, any foreign losses generated by us could reduce the tax credits available to you from foreign-source income unrelated to us. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, we advise you to consult your own tax advisor.

Self-Employment Tax and Unearned Income Tax

You should be aware that under Code Section 1402(a)(13), limited partners in limited partnerships are generally not subject to self-employment tax with respect to their distributive share of income or loss of a limited partnership, other than with respect to guaranteed payments to that partner for services actually rendered to or on behalf of the partnership. However, the Code section does not deal expressly with respect to the treatment of members of limited liability companies for purposes of the self-employment tax. In 1997, the IRS promulgated proposed regulations to define when a partner in a partnership or member of a limited liability company should be considered to be a limited partner for purposes of this exclusion from the self-employment tax. Under those proposed regulations, members who do not have personal liability for limited liability company debts, the authority under the laws of the state of formation to contract on behalf of the limited liability company, or otherwise do not participate in its activities would not be subject to the self-employment tax. However, the proposed regulations are not yet effective and Congress, in response to complaints from the business community in 1997, imposed a one-year moratorium on their effective date. We expect to follow the rules set forth in these proposed regulations and intend to take the position that a member’s distributive share of our income is not self-employment income on the K-1 distributed to such member unless the member has personal liability for our debts, has the authority to contract on our behalf, or otherwise participates in the conduct of our business activities. However, it is possible that the IRS could take a contrary position. Interest holders should consult with their tax advisors.

Under the Health Care and Education Reconciliation Act of 2010, beginning in 2013, individual taxpayers with modified adjusted gross income over $200,000 for individuals or $250,000 for married filing jointly, will be subject to a new 3.8% Medicare tax on unearned income. This tax is also applicable to certain estates and trusts meeting certain income thresholds. We expect much, if not all, of the income from our operations to constitute unearned income and thus be subject to the tax.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as an investment in our shares, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. See “–Limitations on Deduction of Losses.” Interest paid by us likely will be treated as passive activity interest, as would any interest expense you incur on money borrowed to purchase shares.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. Investors may be subject to state tax rules which are less favorable than federal tax rules.

An investor’s distributive share of our income, gain or loss will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, other states in which we may do business require nonresident investors to file tax returns in those states and pay tax on the pro rata share of our income derived from those states. Any tax losses associated with an investment in us from operations in one state may not be available to offset income from other sources taxable in a different state. To the extent that you pay tax to a state by virtue of our operations within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions.

Several states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. We cannot estimate the percentage of our income that will be from states which have adopted those withholding tax procedures. Therefore, we cannot estimate the required withholding tax, if any.

We intend to pay state taxes and file state tax returns at the entity level whenever possible. We may, however, undertake business activities in states that do not permit state taxes to be paid at the entity level or only permit the state taxes to be paid at the entity level with respect to nonresidents of that state.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor. We advise you to consult your own tax advisor to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Need for Independent Advice

The foregoing summary is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in us are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of shares is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

In considering an investment in us of a portion of the assets of a qualified pension or profit-sharing plan, fiduciaries should consider whether the investment:

•	is in accordance with the documents and instruments governing the plan;

•	satisfies the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan; and

•	provides sufficient liquidity and is otherwise prudent.

Prohibited Transactions Under ERISA and the Code

Section 4975 of the Code (which applies to all qualified plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA (which does not apply to IRAs or to certain qualified plans that are not subject to ERISA’s fiduciary rules) prohibit qualified plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code. “Disqualified persons” include fiduciaries of the qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any qualified plan that was a party to the prohibited transaction for any losses sustained by the qualified plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If our assets were determined under ERISA or the Code to be “plan assets” of qualified plans and/or IRAs holding shares, fiduciaries of those qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the manager or its affiliates and certain of the transactions described in this prospectus in which we might engage, including certain transactions with our affiliates, might constitute prohibited transactions under the Code and ERISA with respect to those qualified plans and IRAs, even if their acquisition of shares did not originally constitute a prohibited transaction. Moreover, qualified plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the manager in violation of ERISA.

In some circumstances, ERISA and the Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as our shares, undivided interests in the underlying assets of a collective investment entity such as us will not be treated as plan assets of qualified plan or IRA investors if either:

•	our shares are publicly offered;

•	less than 25% of any class of our shares are owned by qualified plans, IRAs and certain other employee benefit plans; or

•	we are an operating company.

United States Department of Labor regulations (“DOL Regulations”) define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act, as amended, or the Securities Act, and registered under the Exchange Act within 120 days after the end of our fiscal year during which our offering occurred. Our shares are being sold as part of an offering registered under the Securities Act and have been registered under the Securities Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We anticipate our shares will be “widely held.”

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our Operating Agreement on the transfer of our shares are limited to restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of Our Operating Agreement — Transfer of Our Shares and Substitute Members.” The DOL Regulations only establish a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the U.S. Department of Labor, the U.S. Treasury Department or a court would not reach a contrary conclusion with respect to our shares.

Assuming that our shares are “widely held” and “freely transferable,” we believe that our shares are publicly-offered securities for purposes of the DOL Regulations and that our assets would not be deemed to be “plan assets” of any Plan that invests in our shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other Person that an investment in our shares meets all relevant legal requirements with respect to investments by the Plan or that such investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in our shares.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire shares should involve, among other factors, considerations that include whether:

•	the investment is in accordance with the documents and instruments governing the qualified plan or IRA,

•	the purchase is prudent in light of the potential difficulties that may exist in liquidating shares,

•	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments,

•	after an acquisition of shares, the qualified plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,

•	the investment is made solely in the interests of plan participants, and

•

the fair market value of shares will be sufficiently ascertainable, with sufficient frequency, to enable the qualified plan to value its assets on an annual basis in accordance with the qualified plan’s rules and policies.

Prospective qualified plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a qualified plan that has invested in an entity such as us are sufficiently diversified, it may be relevant to look through the qualified plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF OUR OPERATING AGREEMENT

As described elsewhere in this prospectus, prospective investors will be purchasing shares and, after the acceptance of their subscription for shares and our receipt of the minimum offering amount, will be admitted to our fund as members in accordance with the terms of our operating agreement. The rights of our members, including their rights to profits, losses and cash distributions from us, are set forth in our operating agreement, which is included in its entirety as Appendix A to this prospectus.

Each prospective member should read and become familiar with the operating agreement. The following statements supplement other statements in this prospectus concerning the operating agreement and summarize provisions of the operating agreement which describe certain of the members’ rights, privileges, duties and responsibilities. The following summary describes all the material provisions of our operating agreement, though it is not complete, and prospective investors are urged to read the operating agreement in its entirety before making a decision about an investment in us.

General Provisions of Our Operating Agreement

Organization. We are a Delaware limited liability company formed on August 21, 2008. Our existence will terminate on December 31, 2028, unless we are sooner dissolved. See “–Dissolution and Winding-Up.”

Nature and Purpose. We have been organized for the purposes of, among other things, acquiring, investing in, purchasing, owning, leasing, hiring, renting, financing, selling, trading, transferring or otherwise disposing of equipment and any other type of direct or indirect interest in equipment and leases of all kinds and purchasing equity interests in equipment-owning entities or entities owning direct or indirect interests in equipment and undertaking all activities incidental to or in connection with the foregoing purposes.

Members and Capital

Contribution of Initial Member. Our manager has contributed $5,000, in cash, as its capital contribution to us.

Contributions of Other Members. With limited exceptions, each member must purchase a minimum of 500 shares at a purchase price, in cash, of $10.00 per share. The amount paid by a member for his shares will constitute that member’s capital contribution to us. A separate capital account will be established and maintained for each member.

Management

Our Manager’s Powers. Subject to the terms and conditions of the operating agreement, the manager, on behalf of our members, will have the sole and exclusive right and authority to manage and control our business and affairs. Our manager will possess all rights and powers of a “manager” of a limited liability company as provided in the Delaware Act and otherwise by law. Our manager must provide the personnel and services as it may deem necessary or appropriate to conduct our business activities and the day-to-day management of our assets. Under Delaware law, our manager has duties of due care and fair dealing in acting for us and handling our affairs. With some limitations, our manager may employ the services of any person, including its affiliates, to assist in its managerial duties and may compensate all of those persons from our assets at rates that it deems fair and reasonable. Our manager will act as our tax matters partner and will have the power to settle tax disputes with the IRS that would bind us and our members.

Limitations on Our Manager’s Powers. Our manager may not take any action prohibited by our operating agreement or by the Delaware Act. Under our operating agreement, our manager may not:

•	Operate us in a manner which causes us to be deemed an “investment company” as that term is defined in the Investment Company Act of 1940, as amended.

•

Enter into contracts that would bind us after the expulsion, adjudication of bankruptcy or insolvency of a manager, or continue our business with our assets after the occurrence of any of those events.

•	Alter our primary purpose without the consent of members holding a majority of our shares.

•

Engage in any transaction with us, or permit any of its affiliates to engage in a transaction with us, that would circumvent the provisions of our operating agreement, or circumvent the restrictions in our operating agreement against our dealing with the manager and its affiliates, or that would make it impossible to carry on our ordinary business.

•	Confess a judgment against us in connection with any threatened or pending legal action.

•	Possess any of our equipment or assign our rights in specific equipment other than for our purposes.

•	Except in limited circumstances, commingle our funds with the funds of any other person.

•

Receive any rebates or give-ups or participate in any reciprocal business arrangement that would circumvent the provisions of our operating agreement, or circumvent the restrictions therein against dealing with the manager and its affiliates.

•

Except for the dealer manager fee, the selling commissions or any other amounts permitted under the operating agreement, directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to that advisor to advise the purchase of shares.

•

Cause us to incur any indebtedness wherein the lender would have or acquire any direct or indirect interest in our profits, capital or property other than as a secured creditor or incur any indebtedness specifically for the purpose of funding distributions.

•	Cause us to exchange shares for property other than cash.

•	Cause us to make investments in other programs or joint ventures with non-affiliates unless the non-affiliates own and operate specific equipment.

•	Cause us to make investments in joint ventures with other programs sponsored by our manager unless the following conditions are met:

•	the programs have substantially identical investment objectives;

•

our manager has determined that the investment is in our best interests and will not result in duplicate fees to the manager or its affiliates or impair, abrogate or circumvent any provisions of the operating agreement;

•	the compensation payable to our manager arising from an investment in the joint venture is substantially identical in each program;

•	we must have a right of first refusal to buy if another program sponsored by our manager desires to sell equipment it holds in the joint venture;

•	our investment is on substantially the same terms and conditions as the investments made in the joint venture by other programs sponsored by our manager;

•	the joint venture agreement does not authorize us to do anything with respect to the equipment that we, or our manager, could not do under the provisions of the operating agreement;

•

the joint venture is entered into either for the purpose of effecting appropriate diversification of our investment portfolio or to purchase equipment or other investments warehoused by our manager or our manager’s affiliates on our behalf in accordance with our operating agreement; and

•	the investment objectives of the joint venture are consistent with our investment objectives.

•	Cause us to make investments in joint ventures with our manager’s affiliates unless the following conditions are met:

•

our manager has determined that the investment is in our best interests and will not result in duplicate fees to the manager or its affiliates or impair, abrogate or circumvent any provisions of the operating agreement;

•	the joint venture agreement does not authorize us to do anything with respect to the equipment that we, or our manager, could not do under the provisions of the operating agreement;

•	a majority of the directors of our manager’s board of directors, including a majority of our manager’s independent directors, have approved the joint venture; and

•	the investment objectives of the joint venture are consistent with our investment objectives.

•	Allow us to make loans to it or its affiliates.

•	Allow us to receive loans from our manager or our manager’s affiliates, unless:

•

any interest, financing charges or fees payable by the us in connection with the loan shall not exceed amounts charged by unrelated lending institutions for the same purpose and located in the same geographic area; and

•	the term of the loan is not greater than 12 months.

•	Cause us to acquire equipment or other investments from a program in which our manager has an interest.

•	Cause us to grant an exclusive right to our manager or its affiliate to sell equipment on our behalf.

•

Cause us to purchase or lease equipment from or sell or lease equipment to our manager, except under a lease arrangement made at the outset and on terms no more favorable to the manager than those offered to other persons. We may purchase equipment or other investments from our manager or our manager’s affiliates which have been warehoused on our behalf and where:

•	the equipment or other investment was not purchased by our manager or our manager’s affiliates from another of our manager’s affiliates;

•	the equipment or other investment has been held on a temporary basis only;

•	our manager has determined that the purchase of the equipment or other investment is in our best interests;

•	the purchase price of the equipment or other investment is not more than the cost to our manager or our manager’s affiliate;

•	the interest terms of any loans secured by the equipment or other investment are not different than at the time acquired by us; and

•	no other benefit arises out of the transaction to our manager apart from compensation otherwise permitted under our operating agreement.

Our Manager’s Right to Indemnification

We will indemnify the manager, its directors and officers and its affiliates other than the dealer manager out of our assets for any liability, loss, cost and expense suffered by us arising out of the acts or omissions of our manager or its affiliates provided that:

•	the manager or its affiliate made a determination in good faith that the action or inaction was in our best interests;

•	the manager or its affiliate was acting on behalf of or performing services for us; and

•	the course of conduct did not constitute negligence or misconduct on the manager’s part or that of its affiliate.

In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable. If the manager asserts a claim against us for indemnification for those liabilities, other than for expenses incurred in a successful defense, under our operating agreement or otherwise, we will submit to a court of competent jurisdiction the question of whether the indemnification is against public policy as expressed in the Securities Act.

In addition, we are not permitted to indemnify the manager or any of its affiliates, including the dealer manager, for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees arising out of a violation of federal or state securities laws associated with the offer and sale of shares. We may indemnify the manager and any of its affiliates for any settlements and related expenses of lawsuits alleging federal or state securities laws violations and for expenses incurred in successfully defending those lawsuits if the following have occurred:

•

a court approves the settlement and finds that indemnification of the settlement and related costs should be made or a court approves indemnification of litigation costs if a successful defense is made; and

•

our manager or its affiliate seeking indemnification has advised the court regarding the current position of the SEC and any applicable state securities’ administrator on the issue of indemnification for securities laws violations.

We will not have to pay the cost of insurance that insures the manager or any affiliate for any liability for which the manager cannot be indemnified.

Limited Liability of Our Manager and Our Members

Limited Liability of Our Members. After the payment and acceptance of subscription funds for the shares purchased by a member, that member will have no further obligations to us. Except as provided in the Delaware Act, the liability of each member in its capacity as a member will be limited to that member’s capital contribution. You will have no personal liability for any of our obligations or liabilities.

Our Manager’s Limited Liability. Our manager will not be personally liable under any judgment of a court, or in any other manner, for any of our debts, obligations or liabilities, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being the manager. Neither our manager nor any of its affiliates, directors or officers performing services on our behalf and acting within the scope of the manager’s authority will have any liability to us or to any member for any loss suffered by us or the member that arises out of any action or inaction of our manager or its affiliates if:

•	the manager and its affiliates determined in good faith that the course of conduct or choice to take no action was in our best interest;

•	the manager and its affiliates were acting within the scope of authority on behalf of, or performing services for, us; and

•	the course of conduct or inaction did not constitute negligence or misconduct of the manager or its affiliates.

Withdrawal of Our Manager

Voluntary Withdrawal. Our manager may voluntarily withdraw as our manager provided that the following conditions are met:

•	Our manager provides 30 days’ advance written notice to each of our members.

•

We must receive an opinion of counsel that the withdrawal will not cause our termination or otherwise materially adversely affect our status for federal income tax purposes. We do not intend to engage special counsel for this purpose.

•	A substitute manager must have been selected who:

•	has expressed a willingness to be admitted to our fund;

•	has received the specific written consent of a majority interest of our members; and

•	who meets the net worth requirements under the NASAA Guidelines.

Our manager may also voluntarily withdraw as our manager (a) immediately upon the conclusion of our Liquidation Period; or (b) upon 10 days advance written notice to you if our operating agreement is amended by members with a majority interest in our shares.

Involuntary Withdrawal. Our manager will be deemed to have involuntarily withdrawn as manager upon its removal pursuant to the consent of a majority interest of our members or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act.

Consequence of Withdrawal. Upon either a voluntary withdrawal or an involuntary withdrawal, our manager is entitled to receive the positive fair market value of its interest in our income, losses, distributions and capital; asset management fees payable prior to the effective date of the withdrawal; and an amount equal to the difference between any amounts due and owing to the manager from us, including any deferred fees and any amounts due and owing to us from the manager.

If our manager withdraws, Macquarie Financial Holdings Limited may terminate our license to use the Macquarie name and logo. See “Management–License Agreement.”

Transfer of Our Shares and Substitute Members

You may assign your shares only in accordance with the transfer provisions of our operating agreement, discussed below. There will be no public market for our shares and you may not be able to transfer our shares, even in the case of an emergency. We may agree to redeem your shares as described below.

Wells Fargo Bank will serve as our transfer agent. Our transfer agent will charge a fee per transfer request and this fee will be charged whether the transfer is completed or not. This cost will be imposed on the transferor. Distributions accrued on transferred shares will accrue to the transferor until but not including the effective date of the transfer. From the effective date on, all distributions will accrue to the transferee.

Assignment and Substitute Members. You may assign all or any portion of your shares to any person, provided that the assignment is evidenced by a written agreement that:

•	sets forth the terms of the assignment;

•	evidences the acceptance by the assignee of all of the terms and provisions of the operating agreement;

•	includes a representation by you and your assignee that the assignment was made in accordance with all applicable laws and regulations, including state securities laws; and

•	is acceptable in form and substance to our manager.

Assignments may not be made:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the minor or incompetent;

•	to any person if, in the opinion of our counsel, the assignment would result in our termination, or termination of our status as a partnership for federal income tax purposes;

•

to any person if the assignment would affect our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;

•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and state securities laws;

•	to any person if the assignment would result in the transfer of less than 500 shares, unless the assignment is of all of the shares owned by the member;

•	if the assignment would result in your retaining less than 500 shares, or if the assignee would not own at least 500 shares;

•	if, in our manager’s reasonable belief, the assignment might violate applicable law;

•	if, in the determination of our manager, the assignment would not be in the best interests of us or our members; or

•	if the assignment would result in us being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes.

An assignee will be admitted to our fund as a substitute member if our manager determines that all of the conditions listed above have been met, and that the assignee has signed all necessary forms. A member who assigns all of his shares to an assignee that becomes a substitute member will cease to be a member and will no longer have the rights and privileges of a member.

Our manager has the right to refuse to recognize any attempt to transfer assign shares in violation of the provisions of our operating agreement or applicable law and any attempts or transfers will be null and void.

Dissolution and Winding-Up

Our Dissolution. We will be dissolved upon the happening of any of the following events:

•	the withdrawal of our manager, unless a substitute manager has been admitted;

•	our voluntary dissolution by our manager with the consent of the majority interest of our members or by the consent of the majority interest of our members without action by our manager;

•	the sale of all or substantially all of our investments;

•	our operations cease to constitute legal activities under the Delaware Act or any other applicable law; or

•	any other event that causes our dissolution or winding-up under the Delaware Act to the extent not otherwise provided herein.

Our Liquidation. Upon a dissolution event, our manager or the person acting as the liquidator will liquidate our portfolio and other assets and the proceeds from the liquidation will be distributed to you and our other members after we pay our liquidation expenses and debts, including our manager’s fees, in the order of priority set forth in our operating agreement. Our manager or liquidator will then terminate our existence. Our manager or the liquidator will be compensated for its services during our liquidation. You are not guaranteed the return of, or a return on, your investment.

Fiscal Matters and Reports

Books and Records. Our manager will maintain the following books and records at our principal place of business:

•	a list, to be updated quarterly, of the name, address and telephone number and number of shares held by each of our members, which we refer to as the membership list;

•	a copy of our certificate of formation and all amendments thereto;

•	copies of our operating agreement and any amendments, as well as executed copies of any powers of attorney pursuant to which the operating agreement or any amendment was executed;

•	copies of our audited financial statements for the three most recently completed fiscal years, together with the report of our independent auditors with respect thereto;

•	copies of our federal, state and local income tax returns and reports, if any, for the three most recently completed fiscal years;

•	records required by applicable tax authorities;

•	investor suitability records for shares sold for a period of six years after the sale;

•	complete and accurate financial books and records with respect to our business and affairs, kept on an accrual basis and prepared in accordance with generally accepted accounting principles; and

•	other records that are required to be maintained pursuant to the Foreign Corrupt Practices Act of 1977, as amended.

Our members will have the right to have a copy of the membership list mailed to them for an administrative fee, provided that the list is not being requested for an improper purpose. A copy of the membership list will be mailed to the member within ten days of:

•	a proper request which certifies that the request is not for an improper purpose; and

•	receipt by the manager of a check for copying and mailing costs.

The copy of the membership list will be printed in alphabetical order, on white paper, and in a readily readable type size, which in no event will be smaller than 10-point size. Members or their representatives may also inspect and copy our other books and records at our principal place of business upon reasonable notice during normal business hours and at the member’s expense.

Reports to Members.

Quarterly Reports. Within 45 days after the end of each of the first three quarters in each year, our manager will deliver to you the following written materials:

•	A report containing the same financial information as is contained in our quarterly report on Form 10-Q filed with the SEC.

•

A detailed statement prepared by our manager setting forth the fees and other compensation and costs and expenses that were paid or reimbursed by us to our manager and its affiliates during the fiscal quarter, identified and properly allocated as to type and amount.

•

Until all capital contributions have been invested or committed to investments and reserves, used to pay permitted front-end fees or returned to our members, a report of all investments made during the fiscal quarter.

Annual Reports. Within 90 days after the end of each fiscal year, our manager will deliver to you the following written materials:

•

Our financial statements for the fiscal year, including a balance sheet as of the end of the fiscal year, and related statements of operations, cash flows and changes in members’ equity, accompanied by an auditor’s report containing an opinion of our accountants.

•

An analysis, prepared by our manager, of distributions made to you during the fiscal year, separately identifying the portion of those distributions from: (i) cash from operations; (ii) cash from operations during a prior period which had been held as reserves; (iii) cash from sales; and (iv) capital contributions originally used to establish a reserve.

•	A status report regarding each piece of equipment which individually represents at least 10.0% of the aggregate purchase price of our investments held at the end of the fiscal year.

•

A breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to our manager and its affiliates by us during the fiscal year, identified and properly allocated as to type and amount.

•	A per share estimated value of the shares and the method by which that estimated value was determined.

•

Until all capital contributions have been invested or committed to investments and reserves, used to pay permitted front-end fees or returned to our members, a report of all investments made during the fiscal year.

Tax Reports. Within 75 days after the end of each fiscal year, we will send you a Form K-1 setting forth your share of our income, gains, losses, deductions, and items thereof, and credits if any, for the fiscal year, or such other statement containing all information necessary to enable you to prepare your income tax returns.

Reports to State Securities Laws Administrators. Our manager will submit to all state securities law administrators any information concerning us that the administrators require, including, but not limited to reports and statements required to be distributed to you.

Meetings and Voting Rights of Our Members

Meetings. In its sole discretion, our manager may call a meeting of our members at any time to consider any matter on which our members may vote, and our manager may submit any matter on which our members may vote for action by consent in lieu of a meeting. If our Manager receives written requests for a meeting to consider any matter on which our members may vote from members holding 10.0% or more of our outstanding shares, our manager will call a meeting.

Voting Rights of Our Members. Our members, acting with the consent of a majority interest of our members, may take the following actions without the concurrence of our manager:

•	Amend our operating agreement.

•	Dissolve us.

•	Remove our manager and elect one or more substitute managers.

•	Approve or disapprove of the sale or a series of sales of all or substantially all of our assets.

Our manager and its affiliates, in their capacity as members, will have the same voting rights as other members, except that the manager and its affiliates are prohibited from voting on the removal of our manager as manager and the appointment of a successor manager.

Amendments

Amendment by Our Manager Without the Consent of Our Members. Our manager may, without the consent of our members, amend our operating agreement to effect any change for the benefit or protection of our members, including:

•	to add to the representations, duties or obligations of our manager or its affiliates or to surrender any right or power granted to our manager under the operating agreement;

•	to cure any ambiguity, to correct or supplement any provision of our operating agreement, provided that no amendment will change the voting rights of our members;

•	to preserve our status as a “partnership” for federal income tax purposes or under the Delaware Act or any comparable law of any other state in which we may be required to be qualified;

•

to delete or add any provision of or to our operating agreement required to be deleted or added by the staff of the SEC, by any other federal or state regulatory body or other agency or by any administrator or similar official;

•	to permit the shares to fall within any exemption from the definition of “plan assets” contained in ERISA or the Code;

•

if we are advised by counsel, our accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in our operating agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of counsel, accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in the operating agreement; and

•	to change our name or the location of our principal office.

Amendment With the Consent of a Majority Interest of Our Members. Our manager may propose to our members, in writing, any amendment to our operating agreement, provided that no amendment will increase the liability of any member or adversely affect in a disproportionate manner any member’s share of distributions of cash or allocations of profits or losses for tax purposes, or of any of our investment tax credit amounts, without in each case the prior written consent of each member affected thereby.

Binding Effect of Our Operating Agreement

In the subscription agreement, you agree to all the terms and provisions of our operating agreement. This is necessary because our manager and every member are bound by all of the terms and provisions of that agreement, even though members do not actually sign our operating agreement. Your signature on the subscription agreement gives our manager the power of attorney to sign the operating agreement on your behalf, which obligates you to be bound by each of the terms and provisions of our operating agreement. By becoming a party to our operating agreement through the power of attorney, you will have the right to enforce the terms and provisions of our operating agreement against us and our manager, and we will have the right to enforce the terms and provisions of our operating agreement against you.

REDEMPTION OF SHARES

We have the right, but not the obligation, to repurchase all or a portion of the shares of any member if that member becomes a “foreign partner” under the Code, if it is our opinion that:

•	the repurchase would not constitute a transaction on an established securities market or a secondary market;

•	the repurchase would not jeopardize our treatment as a partnership for federal income tax purposes; and

•	sufficient cash flow is available to provide the funds for the repurchase.

In addition, a member may request at any time that we redeem his shares. The member requesting redemption is under no obligation to hold our shares for any period of time prior to making the request. Our manager may consent to a request for redemption in its sole discretion. If we receive requests to redeem more shares than there are funds available for redemption, our manager will have sole discretion regarding the priority of granting any requests for redemption, including redemption requests from our manager and its affiliates. Where our manager receives requests for redemption, regardless of when each request is received, it may, in its sole discretion, give priority:

•	first, to hardship redemptions (e.g. requests arising from death, major medical expense, family emergency, disability, a material loss of family income etc.);

•	second, to provide liquidity for IRAs or qualified plans to meet required distributions; and

•	third, to all other redemption requests.

The redemption price to be paid for your shares depends on the phase we are in when you make your request, as described below:

•

during our offering period, the lesser of (i) $9.30 per share and (ii) $9.00 per share for shares purchased under our DRP, unless the redemption is requested due to the verifiable death or total disability of the member, in which case the redemption price will be the lesser of (i) $10.00 per share ($9.30 per share for shares purchased through a registered investment advisor) and (ii) $9.00 per share for shares purchased under our DRP, in all cases minus cash distributions;

•

during our operating period, the lesser of (i) $9.50 per share ($9.30 per share for shares purchased through a registered investment advisor) and (ii) $9.00 per share for shares purchased under our DRP, plus a 5.0% annual return for each full 12 month period of membership, minus cash distributions received; and

•	during our liquidation period, at a price per share equal to the net asset value per share as determined by our manager.

If you wish to request redemption of your shares, you must send us a written request in a form and substance satisfactory to us. You may withdraw a request for redemption at any time by providing notice in writing five business days prior to the end of the fiscal quarter. We will accept or deny redemption requests quarterly.

We will not establish any specific reserves for the redemption of shares. Redemptions may be made from our operating income, general reserves, additional member capital contributions or any other source not prohibited by our operating agreement. We will not repurchase, in the aggregate, in any calendar year, a number of shares exceeding 2.0% of the total interests in our capital or profits. See “Federal Income Tax Consequences–Classification as a Partnership.” If all of your shares are redeemed, you will cease to be a member and will no longer have the rights and privileges of a member. You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the tax consequences to you of redemption of your shares.

PLAN OF DISTRIBUTION

General

Up to 15,000,000 shares will be offered on a “best efforts” basis by Macquarie Capital (USA) Inc., an affiliate of the manager, acting as dealer manager of this offering, and by other registered broker-dealers that are members of FINRA, acting as selling dealers. It is anticipated that all shares will be sold by the selling dealers. However, shares may also be sold by the dealer manager and executive officers of the manager in those states where those executive officers are licensed to sell shares or are exempt from the licensing requirements. Subscribers’ initial investment amount must be for at least 500 shares.

The offering is made on a minimum/maximum basis. Our initial closing date was March 5, 2010, the date on which we had raised at least $2,500,000 and reached the minimum offering amount.

The offering price of each share is $10.00, subject to certain exceptions. Our manager and its affiliates and selling dealers who participate in this offering or any of their affiliates purchasing for their own account or their IRAs or qualified plans will pay $9.30 per share, which represents the offering price less selling commissions. Prior to the end of the offering period, our manager or its affiliates intend to purchase at least $1,500,000 of our shares in our offering. Our manager’s investment in us will not exceed 20% of the total amount raised in our offering. If we raise $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates will purchase 161,290 shares, for an aggregate investment of $1,500,000. If we raise more than $7,500,000 in our offering, inclusive of our manager’s investment, our manager or its affiliates may purchase more than 161,290 shares, up to 20% of the total amount raised in the offering. If we raise less than $7,500,000 in our offering, our manager’s investment in us will not exceed 20% of the total amount raised in our offering.

Investors who purchase shares directly from the executive officers of the manager or purchase shares sold pursuant to the DRP will pay $9.00 per share, which represents the offering price, less selling commissions and the dealer manager fee. In addition, selling dealers may waive the selling commission in whole or in part.

The offering will terminate 12 months after the effective date of this prospectus. However, our manager may extend the offering for a further period of not more than an additional 12 months. Some states or jurisdictions may require renewal, requalification or other consents in order for us to continue this offering after the end of the first year. The offering may be terminated by the manager at any time.

Compensation of the Dealer Manager and Selling Dealers

The Dealer Manager Fee

Subject to certain exceptions described below, the dealer manager will receive a fee of 3.0% of the gross offering proceeds for each share sold by the dealer manager or selling dealers. The dealer manager fee is paid on a non-accountable basis, meaning that it will not reimburse to us any unused portion of the dealer manager fee.

The dealer manager fee may be used to pay expenses which include:

•	salaries and commissions of wholesaling personnel;

•	expense reimbursements made to wholesaling personnel; and

•	reimbursements to selling dealers for bona fide training and education conferences and seminars.

The dealer manager is responsible for ensuring that all compensation arrangements comply with FINRA Conduct Rule 2810. The dealer manager expects to attend bona fide seminars, national and regional conferences and other meetings sponsored by selling dealers, and pay compensation to the selling dealers for its attendance at those meetings, which may be paid from the dealer manager fee. All these seminars, national and regional conferences and other meetings, including the compensation paid to the selling dealers, will be in compliance with FINRA Conduct Rule 2710(i)(2).

The dealer manager also has the right, but not the obligation, to use a portion of its dealer manager fee to provide the selling dealers with, or reimburse them for, permissible compensation under FINRA Conduct Rule 2810. A portion of the dealer manager fee may be re-allowed to selling dealers to reimburse them for permissible marketing expenses. We will not pay the dealer manager fee for shares sold pursuant to the DRP.

Selling Commissions

Subject to certain exceptions described below, we will pay a selling commission of 7.0% of the gross offering proceeds for each share sold by the dealer manager or selling dealers. We do not expect the dealer manager to sell any of the shares offered. The offering price of each share is $10.00; however we will not pay selling commissions for shares sold:

•	to investors whose broker-dealer waives the selling commission, either in whole or in part;

•	to our manager or its affiliates;

•	to registered investment advisors, and clients of registered investment advisors, who are paid a fee by their clients based on a percentage of assets under management;

•	to broker-dealers participating in this offering or any of their associated persons purchasing for their own account or their IRAs or qualified plans; or

•	pursuant to the DRP.

In addition, selling dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of selling commissions may elect not to accept selling commissions for shares that they sell to those clients. In that event, the shares will be sold to the investor net of some or all of the selling commissions. The amount of proceeds to us will not be affected by eliminating selling commissions payable in connection with sales to investors purchasing through registered investment advisers or bank trust departments.

In connection with sales of 25,000 shares or more to a “purchaser,” as defined below, a participating selling dealer may agree in its sole discretion to reduce the amount of its selling commission as a volume discount. This reduction will be credited to the purchaser by reducing the purchase price payable by the purchaser for each share, in effect increasing the number of shares being purchased. The following table illustrates the various discounts available.

Total Investment for a Single Purchaser (1)(2)	Purchase Price Per Share	Selling Commission Per Share	Dealer Manager Fee Per Share (3)	Net Proceeds to Us Per Share
$5,000 – $250,000	$10.00	$0.70	$0.30	$9.00
$250,001 – $500,000	9.90	0.60	0.30	9.00
$500,001 – $750,000	9.75	0.45	0.30	9.00
$750,001 – $1,000,000	9.65	0.35	0.30	9.00
More than $1,000,000	9.55	0.25	0.30	9.00

(1)	Excludes DRP shares.

(2)	For purposes of the volume discounts, the term “purchaser” includes:

•	an individual, his and her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint stock company, trust fund or any organized group of persons whether incorporated or not;

•	an employees trust, pension, profit sharing or other employee benefit plan qualified under section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

(3)	For all investments, the dealer manager may, in its sole discretion, waive all or a portion of the dealer manager fee.

Any reduction in the amount of selling commissions with respect to volume discounts will be credited to the investor in the form of additional shares. Fractional shares will be issued and no selling commissions will be paid on any shares issued for a volume discount. For example an investor purchasing $600,000 will receive 61,538.462 shares at a purchase price per share of $9.75.

Due Diligence Expenses

We will reimburse the dealer manager and the selling dealers for bona fide accountable due diligence expenses up to a maximum of 0.5% of the gross offering proceeds of the offering. Bona fide accountable due diligence expenses will be reimbursable only to the extent that they are presented in a detailed and itemized statement to the dealer manager or to us in the case of the dealer manager’s expenses. Those expenses may only include actual costs, including overhead, associated with the dealer manager’s or selling dealers’ due diligence activities and may not include a profit margin. We estimate that bona fide accountable due diligence expenses will be approximately 0.07% of the gross proceeds of the offering, however we may reimburse higher amounts up to a maximum of 0.5% of the gross offering proceeds of the offering. See “Management Compensation.”

Total Compensation to Dealer Manager and Selling Dealers

The table below shows the maximum amount of compensation that we may pay to the dealer manager and selling dealers in this offering. Shares that may be sold pursuant to the DRP are excluded. Dealer manager fees and selling commissions are not payable on shares sold pursuant to the DRP. The table assumes that:

•	our manager or its affiliates purchase 161,291 shares at a purchase price of $9.30 per share, which represents the ordinary share purchase price of $10.00 per share net of selling commissions;

•	all other shares are sold by the dealer manager and/or selling dealers; and

•	we will reimburse for bona fide, detailed and itemized, accountable due diligence expenses up to a maximum of 0.5% of the gross proceeds of the offering.

	Amount	Percentage of Gross Offering Proceeds
Dealer Manager Fee	$4,500,000	3.0%
Selling Commissions	$10,387,096	6.92%
Reimbursement for Detailed and Itemized Due Diligence Expenses	$750,000	0.5%
TOTAL	$15,637,096	10.42%

This offering will be made in compliance with FINRA Conduct Rule 2810, and all compensation paid to selling dealers and wholesalers, regardless of the source, including the reimbursement of due diligence expenses through a reallocation of the dealer manager fee as a non-accountable expense allowance and permissible non-cash compensation, will be limited to 10% of our gross offering proceeds.

Total organization and offering expenses, which include the dealer manager fee, selling commissions, due diligence reimbursements and the organization and offering expense allowance payable to our manager will not exceed 15.0% of the gross offering proceeds. See “Management Compensation.”

The dealer manager and the selling dealers may be deemed to be underwriters within the meaning of the Securities Act. Our agreement with the dealer manager provides that we will indemnify the dealer manager and its affiliates against certain liabilities, including liabilities under the federal securities laws. Brokerage firms soliciting participations in this offering are required to retain investor suitability records obtained by them for not less than six years.

Termination of Dealer Manager and Selling Dealer Agreements

The dealer manager agreement will terminate upon completion or termination of the offering. We, our manager or the dealer manager may also terminate the dealer manager agreement at any time and for any reason by giving at least 30 days prior written notice. The selling dealer agreements will terminate upon completion or termination of the offering. The dealer manager or a selling dealer may also terminate a selling dealer agreement at any time and for any reason by giving at least 30 days prior written notice.

Indemnification of Dealer Manager and Selling Dealers

Our manager has agreed to indemnify the dealer manager and the selling dealers against all losses, liabilities, claims, damages and expenses incurred by any of them, including liabilities under the Securities Act, in connection with any untrue statement or alleged untrue statement of a material fact contained in this registration statement or in any prospectus, unless the untrue statement or omission was made in reliance upon and in conformity with written information furnished to us by the dealer manager or any selling dealer.

Distribution Reinvestment Plan

We are offering an additional 800,000 shares under our DRP. When you subscribe for the minimum subscription of 500 shares or more, not including shares under the DRP, you may elect to participate in the DRP, which allows you to reinvest distributions made by us during the offering period, by marking the applicable box in your subscription agreement. If you elect to participate in the DRP we will pay distributions, if any, during the offering period in the form of additional shares to the extent shares remain available for purchase under the DRP.

You do not need to purchase a minimum number of shares under the DRP and we may issue fractional shares at our discretion. Shares purchased under the DRP will be sold for $9.00 per share, which represents the offering price less the dealer manager fee and selling commissions. You may withdraw from our DRP at any time by providing written notice to Macquarie Asset Management Inc., Investor Relations, 225 Franklin St, 17th Floor, Suite 1700, Boston MA, 02110. Your withdrawal from our DRP will not affect shares committed for purchase prior to the date of the withdrawal notice. See “Questions and Answers about Our Distribution Reinvestment Plan” and Appendix C to this prospectus.

Subscription Process and Escrow Agreement

Our manager will promptly accept or reject subscriptions for shares after it receives a prospective investor’s subscription documents and subscription funds. Selling dealers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Subscribers should only invest in us after having our final prospectus for at least five business days and only if they meet the investor suitability standards set forth in this prospectus. Each subscriber has the right to cancel his or her subscription within a period of five business days after receiving a final prospectus. After that time, unless otherwise approved by our manager in its sole discretion, an investment in our shares is irrevocable and investors will have no right to revoke their subscriptions prior to us achieving our minimum offering amount.

It is the responsibility of our manager, the dealer manager and each person selling our shares on behalf of our manager or dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for subscribers. In making this determination, our manager, the dealer manager and each person selling our shares on behalf of our manager or dealer manager, will ascertain that each subscriber:

•	meets the minimum income and net worth standards established for the Fund;

•	can reasonably benefit from the Fund based on the subscriber’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the subscriber’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risk of the investment;

•	the risk that the subscriber may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of our manager; and

•	the tax consequences of the investment.

The manager anticipates holding weekly closings, if, in its discretion, the number of subscribed shares is sufficient to do so. At each closing the manager will admit as members, effective as of the next business day, all subscribers whose subscriptions have been received and accepted by the manager and who are then eligible to be admitted.

We will return to you and our other investors, without interest, any of your net subscription funds that we do not commit to investment or that are not required as reserves within the latter of 24 months after the beginning of this offering or 12 months after receipt by us. “Net subscription funds” means your original subscription amount minus the organization and offering expense allowance and dealer manager fees, selling commissions and due diligence expenses paid on the sale of your shares.

Shares by Assignment

Persons holding shares by assignment from entities holding our shares for the purpose of assigning all or a portion of such interests to subscribers, which we refer to as the “Assignor,” shall be expressly granted the same rights as if they were members except as prohibited by applicable law. The Assignor’s management shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the Assignor management’s possession or control, and the management of the Assignor shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the assignees. Assignees shall not be permitted to contract away the fiduciary duty owed to the assignees by the Assignor’s management under the common law of agency.

SUPPLEMENTAL SALES MATERIAL

We may use sales material in addition to and apart from this prospectus in connection with our offering of shares, although only when preceded by or accompanied by this prospectus. This material may include information relating to this offering, our manager and its affiliates and brochures, articles and publications concerning equipment leasing. Certain jurisdictions may not permit us to use this supplemental sales material. We will only use sales material that has been approved by appropriate regulatory bodies, if approval is required.

The sales material we intend to use are as follows:

•	A six to ten page color brochure prepared by the manager entitled “Macquarie Equipment Leasing Fund, LLC; Summary Information;”
•	A single, double sided page entitled “Macquarie Equipment Leasing Fund, LLC; Quick Facts;”

•	A trifold color brochure entitled “Macquarie Equipment Leasing Fund, LLC; Fund Details;” and

•	A powerpoint presentation entitled “Macquarie Equipment Leasing Fund, LLC; Summary Information.”

This offering is made only by means of this prospectus. Although the information contained in any supplemental sales material will not conflict with any of the information contained in this prospectus, the sales material is not complete, and is not a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus.

LEGAL OPINIONS

The legality of the shares has been passed upon and the statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation.

EXPERTS

The balance sheet of Macquarie Asset Management Inc. as of March 31, 2010 and March 31, 2009 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheets of Macquarie Equipment Leasing Fund, LLC as of December 31, 2009 and December 31, 2008 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our objectives, plans, intentions, strategies, expectations and predictions concerning our future investment activities, results of operations and other future events or conditions based on views and opinions of our manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “anticipates,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in the forward-looking statements, due to a variety of factors, some of which may be beyond our control. Certain material factors could cause our actual results or activities or actual events or conditions to differ from those anticipated. Risks associated with the purchase of our shares include:

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital. Rates of distribution will not necessarily be indicative of our overall performance.

•

This is a “blind pool” offering because we have not identified any specific investments as of the date of this prospectus and therefore cannot determine all of the potential risks associated with our portfolio at this time. Our manager’s lack of operating history decreases your ability to evaluate your investment.

•

Your shares are effectively illiquid, and you may not be able to sell your shares. You should be prepared to hold your shares for the life of our fund, which is anticipated to be approximately eight years but may be longer.

•

Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to give you any economic return from our shares or a complete return of your capital.

•	You will have limited voting rights. Our manager will make all of our management decisions.

•	Our manager will receive substantial fees from us.

•	Our use of debt financing means our losses may be greater than if debt financing were not used.

•	There are potential conflicts of interest between us and our manager and its affiliates.

See “Risk Factors” and “Fiduciary Duties and Conflicts of Interest.”

Although estimates and assumptions concerning potential investments are believed by the manager to be reasonable, those estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the manager’s assumptions and estimates, actual results will differ from those expected.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our shares, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at the website maintained by the SEC. The address of this website is http://www.sec.gov.

Upon effectiveness of the registration statement, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. You will be able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also will be able to obtain copies of this material from the Public Reference Room as described above or inspect them without charge at the SEC’s website.

GLOSSARY

The following terms used in this prospectus have the meanings set forth below:

“Acquisition Expenses” means all expenses related to the selection and acquisition of Equipment, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment.

“Affiliate” means, with respect to any Person:

(1) any other Person directly or indirectly controlling, controlled by or under common control with that Person;

(2) any other Person owning or controlling 10.0% or more of the outstanding voting securities of that Person;

(3) any officer, director, or partner of that Person; and

(4) if that other Person is an officer, director or partner, any company which that Person acts for in that capacity.

“Asset Management Fee” means the fee payable by us to our Manager for actively managing the leasing of our Equipment, equal to the lesser of: (1) the total of (a) 5.0% of Gross Rental Payments from Non-Full Payout Leases, except that 1% of Gross Rental Payments shall be payable with respect to Non-Full Payout Leases for which management services are performed by non-Affiliates under the Manager’s supervision; (b) 2.0% of Gross Rental Payments from Full Payout Leases which contain Net Lease provisions; and (c) 7.0% of Gross Rental Payments from Equipment for which we provide services in addition to Equipment management relating to the continued and active operation of the our Equipment such as, but not limited to, ongoing marketing and re-leasing of Equipment and hiring or arranging for the hiring of crews or operating personnel for our Equipment and similar services; or (2) the amount of fees which are competitive for similar services.

“Capital Contribution” means (1) as to the Manager, its $5,000 cash contribution, plus any additional amounts the Manager may contribute, and (2) as to any other Member, the gross amount of initial investment in us actually paid by the Member for Shares, without deduction for Front-End Fees.

“Client” means a lessee, hirer, user, licensee, bailee, charterer or similar person under a Lease.

“Dealer Manager” means Macquarie Capital (USA) Inc., an Affiliate of the Manager, and any successor thereto.

“Dealer Manager Fee” means the fee payable by us to the Dealer Manager in an amount equal to $.30 per Share sold.

“Delaware Act” means the Delaware Limited Liability Company Act, as amended from time to time, or any successor statute thereto.

“DRP” means our Distribution Reinvestment Plan, a copy of which is attached to this prospectus as Appendix C.

“Due Diligence Reimbursements” means the fees and expenses actually incurred for bona fide, detailed and itemized, accountable due diligence efforts expended in connection with the Offering.

“Effective Date” means the date the Registration Statement is declared effective by the SEC.

“Equipment” means the equipment acquired and owned by us to be leased by us to Clients, as well as rights relating to Equipment, including residual rights, and related property, real or personal, acquired by us, or in which we have acquired a direct or indirect interest, and also includes other tangible and intangible real or personal property which at any time is owned in fee simple or is subject to a Lease.

“Final Closing Date” means the last date on which any Member is admitted to the Fund.

“FINRA” means the Financial Industry Regulatory Authority.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during our organization and offering or acquisition phases, including Selling Commissions, Due Diligence Reimbursements, the Dealer Manager Fee, the O&O Expense Allowance, Acquisition Fees, Acquisition Expenses and all other similar fees however designated, but does not include Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless those Persons are Affiliates of our Manager.

“Full-Payout Lease” means any Lease pursuant to which the aggregate non-cancellable rental payments, which shall not include payment for services to be provided under the lease, such as asset management, maintenance and other services, due during the initial term of the lease, on a net present value basis, are sufficient to permit us to recover the purchase price of the Equipment subject to the lease.

“Fund” means Macquarie Equipment Leasing Fund, LLC.

“Gross Rental Payments” means revenue or income from any and all sources with respect to a Lease or similar document, including (1) rental, royalty, lease, hire, license, usage, service, charter and other payments made by Clients under or otherwise with respect to Leases or similar documents whether or not pledged to a lender and including payments assigned for direct payment to lenders and (2) interest earned on funds on deposit for us, other than Subscription Funds. Gross Rental Payments includes receipts from any and all sources, whether received by us or by a Lender, with respect to any Full-Payout Lease or Non-Full Payout Lease, as applicable, including late payment charges and payments made by guarantors, regardless of whether (a) the receipts are pledged or assigned for payment to a lender by us, the Client or a third party or (b) title to the Equipment is held by us, the Client, a lender or another Person.

“Independent Director” means a director who at the time of appointment to our manager’s board of directors is not, and within the last two years has not been, directly or indirectly associated with our manager or its affiliates by virtue of (i) ownership of an interest in our manager or its affiliates; (ii) employment by our manager or its affiliates; (iii) service as an officer or director of our manager’s affiliates; (iv) performance of services, other than as a director, for us; or (v) maintenance of a material business or professional relationship with our manager or any of its affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from our manager and its affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with our manager, any of its affiliates or us.

“Initial Closing Date” means the date on which the first Members are admitted to the Fund, after the Minimum Offering has been raised.

“Investor Return” means a pre-tax 8.0% per annum internal rate of return compounded daily on all capital contributed to us, calculated on the date of distribution and taking into account all capital contributions and all distributions. Investor return includes a return equal to all capital contributions we have received from you.

“Lease” means any Full-Payout Lease and any Non-Full Payout Lease and any residual value interest therein, including under any forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, joint ventures, special purpose vehicles, companies or other equipment related transactions.

“Leverage” means the use of debt in the acquisition of equipment.

“Liquidation Period” means the period beginning on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of our operations and affairs and liquidation or disposition of our investments and other assets and the realization of the maximum proceeds for those investments and other assets, which is expected to continue for 12 months beyond the end of the Operating Period but which could last until up to 36 months beyond the end of the Operating Period.

“Majority Interest” means Members owning more than 50.0% of the aggregate outstanding Shares.

“Manager” means Macquarie Asset Management Inc., a Delaware corporation, or any other Person which succeeds it in that capacity.

“Maximum Offering” means the receipt and acceptance by us of subscriptions to purchase 15,000,000 Shares.

“Member” means any Person who is the owner of Shares and who has been admitted to the Fund as a Member.

“Minimum Offering” means receipt and acceptance by us of subscriptions for not less than $2,500,000 in offering proceeds, which may including the investment which will be made by the Manager or its affiliates.

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus. “Net Lease” means a Lease under which the Client assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments pursuant to such Lease are absolutely net to us.

“Non-Full Payout Lease” means any lease, entered into or acquired from time to time by us, pursuant to which the aggregate non-cancellable rental payments, which shall not include payment for services to be provided under the lease, such as asset management, maintenance and other services, during the initial term of such lease, on a net present value basis, are not sufficient to permit us to recover the purchase price of the Equipment subject to the lease.

“O&O Expense Allowance” means an amount up to $0.2433 per Share for the first 3,500,000 Shares sold; $0.209 per Share for Shares sold that exceed 3,500,000 Shares but do not exceed 7,500,000 Shares; and $0.160 per Share for Shares sold in excess of 7,500,000 Shares.

“Offering” means the offering of Shares pursuant to the Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Agreement” means the Limited Liability Company Operating Agreement of the Fund, as it may be amended, supplemented or restated from time to time.

“Operating Period” means the period beginning with the Initial Closing Date and ending 5 years after the Final Closing Date; provided, however, that the Operating Period may be extended, by notice to the Members, at the discretion of the Manager for a further period of not more than an additional 12 months.

“Outperformance Fee” the increased percentage of cash distributions payable to our manager after investor return is achieved. Prior to the time that investor return is achieved, cash distributions will be made 99.0% to our members and 1.0% to our manager. After the time that investor return is achieved, cash distributions will be made 81.0% to our members and 19.0% to our manager.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, association, unincorporated organization, country, state, city or other political subdivision, governmental agency or instrumentality, or other entity.

“Portfolio” means our portfolio of Equipment and Leases and any of our interests in Equipment and Leases of any nature whatsoever, whether the interest is owned directly or indirectly, through the ownership of equity or other instruments, whether held through a nominee, joint venture, partnership or otherwise, including, without limitation, equipment purchase option agreements, forward purchase agreements or any other agreement evidencing an interest in Equipment and Leases and in any related matters.

“Prospectus” means the prospectus, included as part of the Registration Statement on Form S-1, in the final form in which such prospectus is filed with the SEC pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Registration Statement” means the registration statement for the Shares on Form S-1 filed with the SEC under the Securities Act which registration statement was declared effective by the SEC.

“Re-Leasing Fees” means a fee in an amount that will not exceed the lesser of: (i) 2.0% of Gross Rental Payments derived from the re-lease of Equipment after the time that the re-lease of such Equipment has been consummated to a different Client as a result of the efforts of the Manager or its Affiliates; or (ii) the competitive rate charged by others for comparable services for similar equipment transactions; provided, however, that Re-Leasing Fees shall only be payable if the Manager is also entitled to Asset Management Fees for the Equipment and further provided that no Re-Leasing Fees shall be paid if the Manager receives Asset Management Fees equal to 7.0% of the Gross Rental Payments and further provided that Re-Leasing Fees will only be payable as each rental payment is made over the term of the lease.

“Re-Marketing Fees” means the fee payable to our Manager in the amount equal to the lesser of (1) 3.0% of the purchase price paid to us by the purchaser of our Investment, including under lease agreements, trading transactions, residual value guarantees, forward purchase agreements, equipment purchase options, joint ventures and special purpose vehicles and companies; or (2) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location.

“SEC” means the United States Securities and Exchange Commission.

“Selling Commissions” means commissions in the amount of $0.70 per Share sold paid by us to the Dealer Manager and each Selling Dealer with respect to the Shares sold by them.

“Selling Dealer” means each member firm of FINRA which has been selected by the Dealer Manager to offer and sell Shares.

“Share” means a membership interest in us.

“Specified Equipment Program” means an equipment leasing fund managed by our manager where at least 75% of the net proceeds from the sale of the program interests are allocable to the purchase or renovation of identified equipment or one specified type of identified equipment.

“Subscription Funds” means the funds received from a subscriber in respect of a purchase of Shares.

“Termination Date” means the earliest of (1) the date on which the Maximum Offering has been sold, (2) 12 months following the Effective Date, provided that such 12 month period may be extended at the discretion of the Manager for a further period of not more than an additional 12 months, and (3) the termination of the Offering by the Manager at any time.

“UBTI” means unrelated business taxable income. For a tax-exempt entity, UBTI includes gross income derived from a business not substantially related to the purpose which forms the basis for an entity’s tax-exempt status, less the deductions allowed which are directly connected with the carrying on of the business.

INDEX TO FINANCIAL STATEMENTS

MACQUARIE ASSET MANAGEMENT INC. AND SUBSIDIARY
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of March 31, 2010 and 2009	F-3
Notes to Consolidated Balance Sheets	F-4

MACQUARIE EQUIPMENT LEASING FUND, LLC
Report of Independent Registered Public Accounting Firm	F-8
Balance Sheets as of December 31, 2009 and 2008	F-9
Notes to Balance Sheets	F-10

MACQUARIE EQUIPMENT LEASING FUND, LLC
Balance Sheets as of March 31, 2010 (Unaudited) and December 31, 2009	F-14
Statements of Operations for the Quarters Ended March 31, 2010 and 2009 and the period from August 21, 2008 (inception of the Fund) to March 31, 2010 (Unaudited)	F-15
Statements of Cash Flows for the Quarters Ended March 31, 2010 and 2009 (Unaudited)	F-16
Statement of Changes in Members’ Equity for the Quarter Ended March 31, 2010 (Unaudited)	F-17
Notes to Financial Statements	F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholder of

Macquarie Asset Management Inc.

In our opinion, the accompanying consolidated balance sheets present fairly, in all material respects, the financial position of Macquarie Asset Management Inc. (a development stage enterprise) (the “Company”) and its Subsidiary at March 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheets, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 18, 2010

Macquarie Asset Management Inc.

(a development stage enterprise)

Consolidated Balance Sheets

	March 31, 2010	March 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$—	$4,808
Due from affiliates	2,833,800	1,713,323
Deferred offering costs	574,135	431,689
Taxes receivable—related party	249,859	31,530
Other assets—related party	233,930	—

Total Current Assets	3,891,724	2,181,350

Non-current Assets
Investment in Macquarie Equipment Leasing Fund	480,475	—
Other assets	1,431	—

Total Non-current Assets	481,906	—

Total Assets	$4,373,630	$2,181,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued offering costs	$—	$147,623
Accrued expenses	172,422	62,160

Total Current Liabilities	172,422	209,783

Non-current Liabilities
Due to affiliates—loan	1,050,000	—
Due to affiliates—other	1,045,025	11,178

Total Non-current Liabilities	2,095,025	11,178

Total Liabilities	2,267,447	220,961

Commitments and Contingencies	—	—

Shareholders’ Equity:
Shareholders’ equity ($0.01 par value; 10,000 shares authorized; 10,000 shares issued)	100	100
Paid in capital	2,449,900	1,999,900
Deficit accumulated during development stage	(343,817)	(39,611)

Total Shareholders’ Equity	2,106,183	1,960,389

Total Liabilities and Shareholders’ Equity	$4,373,630	$2,181,350

See accompanying notes to Consolidated Balance Sheets

MACQUARIE ASSET MANAGEMENT INC.

(Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEETS

1.	ORGANIZATION AND BUSINESS OPERATIONS

Macquarie Asset Management Inc. (the “Manager”) was incorporated in Delaware on August 21, 2008. The Manager’s fiscal year ends on March 31. As of March 31, 2009, Macquarie Asset Management Inc. was a wholly owned subsidiary of Macquarie Holdings (U.S.A.) Inc. (“MHUSA”). Subsequently on April 1, 2009, ownership of the Manager was transferred from MHUSA to Macquarie NB Holdings Inc. (“MNBH”), an affiliate. Both MHUSA and MNBH are members of the Macquarie Group of companies which is comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide (the “Macquarie Group”). Macquarie Group Limited is headquartered in Australia and is listed on the Australian Stock Exchange.

The Manager made an initial contribution of $5,000 to Macquarie Equipment Leasing Fund, LLC (the “Fund”), a Delaware limited liability company. The Fund was a wholly owned subsidiary of the Manager as of March 31, 2009 and the Manager’s Balance Sheet as of that time included consolidated results. As of March 5th, 2010 the Fund reached its minimum offering amount and accepted capital contributions of over $2,500,000 from external shareholders. As of that date the Fund was no longer a wholly owned subsidiary of the Manager. The Manager made additional capital contributions of $500,000 to the Fund for 53,763 shares at $9.30 per share.

The Fund was formed for the purpose of being an equipment leasing program that will acquire a diversified portfolio of equipment, equipment leases and other equipment-related investments. The majority of the equipment will be leased to corporate clients. The Fund will generate income through the collection of lease rentals and other revenues and through the sale of leased equipment and other portfolio investments.

Macquarie Asset Management Inc. has been appointed the manager of the Fund and will earn fees by providing or arranging all services necessary for the operations of the Fund, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services. Further, the Fund may be required to reimburse the Manager for costs incurred by them in managing the Fund and its portfolio of equipment, equipment lease and other equipment-related investments.

The Manager is considered to be a development stage enterprise. Through March 31, 2010 its activities have primarily consisted of the organization and start-up of the company.

The Fund is currently in its offering period, which commenced on June 19, 2009 and is anticipated to end in June 2011. It is currently in the process of raising capital. As of March 31, 2010, the Fund has received and accepted cumulative subscriptions for 467,868 shares of limited liability company interest (“Shares”) for $4,097,598, net of offering costs including the capital contributions from the Manager.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates

The Consolidated Balance Sheets have been prepared in conformity with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Manager considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Investment in Macquarie Equipment Leasing Fund

The Manager currently accounts for its interest in the Fund under the equity method. Since deconsolidation, the Manager has reduced its investment in the Fund and recognized a loss based on its ownership percentage.

MACQUARIE ASSET MANAGEMENT INC.

(Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEETS—(continued)

Income Taxes

Macquarie Corporate and Asset Finance Holdings Inc. (“MCAF”) files consolidated federal and state income tax returns, including the results of all the entities within its consolidated tax group. These income tax returns will include the operations of the Manager. Pursuant to a tax sharing agreement that MCAF and the Manager intend to enter into, MCAF or other members of the consolidated tax group will reimburse the Manager for tax benefits used by the consolidated tax group.

The Manager uses the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting basis and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation reserves are established when it is determined that it is more than likely than not that the deferred income tax asset will not be realized.

The Manager records its benefit for income taxes as amounts due based upon the estimated taxes that would be due if the Manager had filed its income tax returns on a separate entity basis. The Manager’s share of current and deferred federal and state tax benefits or obligations are recorded as taxes receivable (related party) in the balance sheet.

Development Stage Company

The Manager complies with the reporting requirements of Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Deferred Offering Costs

The Manager complies with the requirements of the ASC 340-10, Other Assets and Deferred Costs—Expenses incurred before the effective date of an offering of equity securities. Deferred offering costs consists of legal fees and other direct costs incurred that are directly related to the proposed offering of membership interests in the Fund (the “Proposed Offering”), and that may be recovered from the Fund upon the completion of the Proposed Offering. The Proposed Offering contemplates the Fund offering membership interests on a “best efforts” basis with the intention of raising up to $157,200,000 of equity. The Fund paid or accrued $113,711 in organization and offering expense during the first quarter of 2010. The Manager has recorded this as reimbursement of deferred offering costs.

New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2009-01. This guidance sets forth the Accounting Standards Codification that will be the single source of authoritative U.S. GAAP for all nongovernmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Since this guidance only requires amended disclosures concerning the reporting of accounting standards, the adoption of this guidance did not have a material impact on the Manager’s financial statements.

In May 2009, the FASB issued Accounting Standards Codification (“ASC”) 855 Subsequent Events, which sets forth the accounting and disclosure requirements for subsequent events; events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. This guidance requires disclosure of

MACQUARIE ASSET MANAGEMENT INC.

(Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEETS—(continued)

the date through which subsequent events have been evaluated. If the subsequent events are not recognized in the financial statements, this guidance also requires disclosure of the nature and effect of such in the financial statements. In February 2010, FASB issued ASU 2010-09 Amendments to Certain Recognition and Disclosure Requirements. The guidance requires an entity that is either an SEC filer or a conduit bond obligor for conduit debt securities that are traded in a public market to evaluate subsequent events through the dates financial statements are issued. All other entities are required to evaluate subsequent events through the date financial statements are available to be issued. It also requires all entities excluding the SEC filers to disclose the dates through which the subsequent events have been evaluated. The adoption of these pronouncements did not have a material impact on the Fund’s financial statements.

3.	TRANSACTIONS WITH AFFILIATES

The Manager has entered into services agreements with MHUSA and Macquarie Financial Holdings Limited (“MFHL”), a member of the Macquarie Group, to receive corporate administrative services for the Manager, including but not limited to, support services like accounting, human resources, risk management and information technology services. The service fee will equal the base cost of performing or providing those services plus a 10% mark-up where applicable. The Manager recorded charges related for such services in Due to affiliates—other in the Consolidated Balance Sheet.

The Manager has also entered into an Accession Agreement with Macquarie Bank Limited (“MBL”), a member of the Macquarie Group, to become a party to the Omnibus Loan and Deposits Agreement, which allows MBL, or one of its specified affiliates within the Macquarie Group, to provide the Manager with cash management services. At March 31, 2010, included in Due from affiliates is $2,791,792, including accrued interest, from MBL and at March 31, 2009, included in Due from affiliates is $1,713,323 including accrued interest, from Macquarie Financial Holdings Limited, related to the aforementioned agreement.

In December 2009, the Manager received a $1,050,000, 2.5% interest bearing intercompany loan from its parent, which is included in Due to affiliates—loan. The loan is renewable every six months and will be used to provide additional contributions to the Fund, if the Fund raises over $7,500,000 in its offering.

As discussed in Note 1, the Manager will earn fees from providing or arranging all services necessary for the operations of the Fund, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services.

Macquarie Capital (USA) Inc. (the “dealer manager”) will act as dealer manager for the Fund and will manage a group of selling dealers, including other unaffiliated broker dealers.

The Manager and the dealer manager will receive fees from the Fund for offering services during the offering period including:

•	Selling commission of up to 7% of the offering proceeds from each share sold by the dealer manager or selling dealers, payable to the dealer manager (and re-allowed to unaffiliated selling dealers);

•	Due diligence expense reimbursement for detailed and itemized bona fide accountable due diligence expenses, payable to the dealer manager (and re-allowed to unaffiliated selling dealers);

•	Dealer manager fees of 3% of the offering proceeds from each share sold, payable to the dealer manager; and

•

Organization and offering expense allowance, which varies based upon the actual organization and offering expenses incurred by the Manager and its affiliates and the number of shares sold, payable to the Manager.

MACQUARIE ASSET MANAGEMENT INC.

(Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEETS—(continued)

The Manager and its affiliates will receive fees from the Fund for operating services during the offering period and on an on-going basis once the Fund’s operations have commenced, including acquisition fees, asset management fees, re-leasing fees, remarketing fees, outperformance fees and a reimbursement of operating expenses depending upon the scope of services the Manager provides to the Fund. As of March 31, 2010 the Manager has a receivable from the Fund of $96,000 related to acquisition fees and $117,308 related to operating expenses charged to the Fund.

4.	SUBSEQUENT EVENTS

The Manager has evaluated subsequent events through May 18, 2010, which is the date the financial statements were issued.

Report of Independent Registered Public Accounting Firm

To the Member of

Macquarie Equipment Leasing Fund, LLC

In our opinion, the accompanying balance sheets present fairly, in all material respects, the financial position of Macquarie Equipment Leasing Fund, LLC (a development stage enterprise) (the “Company”) at December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 15, 2010

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise )

BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$4,474	$4,884
Taxes receivable (related party)	218	48

Total assets	$4,692	$4,932

LIABILITIES AND MEMBERS' EQUITY
Commitments and Contingencies	—	—

Shares of membership interests, $10.00 par value as may be reduced (i) under a distribution reinvestment plan, (ii) for volume discounts, or (iii) for reductions in selling commissions Authorized: 15,800,500 shares; Issued and outstanding: 500 shares	$5,000	$5,000
Deficit accumulated during the development stage	(308)	(68)

Total member's equity	4,692	4,932

Total liabilities and member's equity	$4,692	$4,932

See accompanying notes to Balance Sheets

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEETS

1.	ORGANIZATION AND BUSINESS OPERATIONS

Macquarie Equipment Leasing Fund, LLC ( the “Fund”), a Delaware limited liability company, was formed on August 21, 2008 for the purpose of being an equipment leasing program that will acquire a diversified portfolio of equipment, equipment leases and other equipment related-investments. The majority of the equipment will be leased to corporate clients. The Fund will generate income through the collection of lease rentals and other revenues, through the sale of leased equipment and other portfolio investments. The Fund’s fiscal year end is December 31.

The manager of the Fund is Macquarie Asset Management Inc. (the “Manager”), a member of the Macquarie Group of companies which is comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide (the “Macquarie Group”). Macquarie Group Limited is headquartered in Australia and is listed on the Australian Stock Exchange. The Manager will earn fees by providing or arranging all services necessary and desirable for the operations of the Fund, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services. Further, the Fund will reimburse the Manager for costs incurred by them in managing the Fund and the Fund’s portfolio of equipment, equipment lease and other equipment related investments.

The Fund received an effectiveness order for its Amendment No. 4 to Registration Statement on Form S-1 (the “Registration Statement on Form S-1”) from the Securities and Exchange Commission on June 19, 2009. The Fund is considered to be a development stage enterprise as limited operations have commenced since its effectiveness order. The Fund’s sole activity through December 31, 2009 consisted of the organization and start-up of the Fund.

The initial capitalization of the Fund was $5,000 from the Manager. The Fund is offering membership interests on a “best efforts” basis with the intention of raising up to $157,200,000 of equity. As of December 31, 2009, no fees were payable by the Fund to the Manager as the Fund had not received or accepted subscriptions for the minimum offering amount of $2,500,000, excluding the initial $5,000 capital contribution from the Manager. The Fund expects the share offering period to last for up to 24 months from the date of the offering.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates

The Balance Sheets have been prepared in conformity with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Fund considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents are maintained with one financial institution.

Income Taxes

As of December 31, 2009 the Fund was a single member Limited Liability Company and used the liability method for accounting for income taxes in accordance with Accounting Standards Codification 740, Income Taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEETS—(continued)

the financial reporting basis and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation reserves are established when it is determined that it is more than likely than not that the deferred income tax asset will not be realized.

The Fund recorded its benefit for income taxes as amounts due based upon the estimated taxes that would be due if the Fund had filed its income tax returns on a separate entity basis and will be settled via an informal tax sharing agreement with the Manager. The Fund’s share of current and deferred federal and state tax benefits or obligations are recorded as taxes receivable (related party) in the balance sheet.

When the Fund receives and accepts subscriptions for a minimum offering amount, as noted above, this guidance should no longer apply. The Fund expects to be treated as a partnership for federal and state income tax purposes. As a partnership, the Fund itself is not subject to federal and state income taxes, while each member will be individually liable for income taxes, if any, of its share of net taxable income from the Fund. Interest, dividends and other income realized by the Fund may be subject to withholding tax in the jurisdiction in which the income is sourced.

Development Stage Company

The Fund complies with the reporting requirements of Accounting Standards Codification 915, Development Stage Entities.

New Accounting Pronouncements

In May 2009, the FASB issued Accounting Standards Codification (ASC) 855 Subsequent Events, which sets forth the accounting and disclosure requirements for subsequent events; events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. This guidance requires disclosure of the date through which subsequent events have been evaluated. If the subsequent events are not recognized in the financial statements, this guidance also requires disclosure of the nature and effect of such in the financial statements. In February 2010, FASB issued ASU 2010-09 Amendments to Certain Recognition and Disclosure Requirements. The guidance requires an entity that is either an SEC filer or a conduit bond obligor for conduit debt securities that are traded in a public market to evaluate subsequent events through the dates financial statements are issued. All other entities are required to evaluate subsequent events through the date financial statements are available to be issued. It also requires all entities excluding the SEC filers to disclose the dates through which the subsequent events have been evaluated. The adoption of these pronouncements did not have a material impact on the Fund’s financial statements.

3.	TRANSACTIONS WITH AFFILIATES

As discussed in Note 1, the Fund will pay fees to the Manager for providing or arranging all services necessary for its operations, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services.

Macquarie Capital (USA) Inc. (the “dealer manager”) will act as dealer manager for the Fund and will manage a group of selling dealers, including other unaffiliated broker dealers.

The Manager and the dealer manager will receive fees from the Fund for offering services during the offering period including:

•	Selling commission of up to 7% of the offering proceeds from each share sold by the dealer manager or selling dealers, payable to the dealer manager (and re-allowed to unaffiliated selling dealers);

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEETS—(continued)

•	Due diligence expense reimbursement for detailed and itemized bona fide accountable due diligence expenses, payable to the dealer manager (and re-allowed to unaffiliated selling dealers);

•	Dealer manager fees of 3% of the offering proceeds from each share sold, payable to the dealer manager; and

•

Organization and offering expense allowance, which varies based upon the actual organization and offering expenses incurred by the Manager and its affiliates and the number of shares sold, payable to the Manager.

The organization and offering expense allowance will not exceed the actual fees and expenses incurred by the Manager or its affiliates in connection with the Fund’s organization and offering and will be calculated as follows:

¡	up to 2.433% of the offering proceeds from each share sold for the first 3,500,000 shares;

¡	up to 2.09% of the offering proceeds from each share sold for shares sold that exceed 3,500,000 but amount to 7,500,000 or fewer shares; and

¡	up to 1.60% of the offering proceeds from each share sold for shares sold that exceed 7,500,000 shares.

The Fund will pay the Manager and its affiliates fees for operating services performed during the offering period and on an on-going basis once the Fund has commenced operations, including:

•

Acquisition fees of 3% of the purchase price that the Fund pays for each item of equipment or direct or indirect interest in equipment acquired, including under lease agreements, trading transactions, residual value guarantees, pay per use agreements, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, other equipment related transactions, joint ventures, special purpose vehicles and other company arrangements;

•

Asset management fees equal to the lesser of: (a) (i) 5% of gross rental payments from non-full payout leases (except that 1% of gross rental payments shall be payable with respect to non-full payout leases for which management services are performed by non-affiliates under the Manager’s supervision); (ii) 2% of gross rental payments from full payout leases which contain net lease provisions; and (iii) 7% of gross rental payments from equipment for which the Fund provides services in addition to equipment management relating to the continued and active operation of the Fund’s equipment such as, but not limited to, ongoing marketing and re-leasing of equipment and hiring or arranging for the hiring of crews or operating personnel for the Fund’s equipment and similar services; or (b) the amount of fees which are competitive for similar services;

•

Remarketing fees in an amount equal to the lesser of (i) 3% of the purchase price paid to the Fund by the purchaser of the investment, or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location. Payment of remarketing fees shall be subordinated until such time when investor return has been achieved. “Investor return” means such time when the aggregate amount of distributions to the members equals, as of any determination date, an amount equal to a pre-tax eight percent (8.0%) per annum internal rate of return compounded daily on all capital contributions of members;

•

Out-performance fees depending upon the extent to which investor return has been achieved prior to the time that investor return is achieved, cash distributions will be made 99.0% to the Fund’s members

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO BALANCE SHEETS—(continued)

and 1.0% to the Manager. After the time that investor return is achieved, cash distributions will be made 81.0% to the Fund’s members and 19.0% to the Manager and

•	Reimbursement of operating expenses depending upon the scope of services the Manager provides to the Fund.

4.	EQUITY CONTRIBUTION

The Manager has made an initial equity contribution of $5,000 to the Fund for 500 shares of membership interests ($10 per share).

5.	RESULTS OF OPERATIONS

The Fund’s offering period commenced on June 19, 2009. The Fund could not commence investment operations until the minimum of $2,500,000 in member capital had been accepted by the Fund. As at the end of December 31, 2009, the Fund had accepted no member capital and made no investments. As such, no revenue from operations was received by the Fund during the year ended December 31, 2009. Expense incurred since inception totaled $526. Total expenses for the year ended December 31, 2009 amounted to $410, primarily related to administrative charges for the cash balance held at a financial institution.

6.	SUBSEQUENT EVENTS

As of March 5, 2010, the Fund had received and accepted cumulative subscriptions for 290,509 shares for $2,837,350, which exceeded the minimum offering amount of $2,500,000, in addition to an initial capital contribution of $5,000 from the Manager. As a result, subscription proceeds were released from escrow to commence principal operations and reimburse organization and offering fees and expenses. Subsequent capital contribution will be used to fund operations, invest in equipment, equipment leases and other equipment related transactions and pay fees and expenses as described in the Registration Statement on Form S-1.

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

BALANCE SHEETS

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$1,184,802	$4,474
Participating interest—Future lease income (current)	349,159	—
Taxes receivable (related party)	84	218

Total Current Assets	1,534,045	4,692

Non-current Assets
Participating interest—Residual value	1,870,071	—
Participating interest—Future lease income	982,849	—

Total Non-current Assets	2,852,920	—

Total Assets	$4,386,965	$4,692

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Commissions and fees payable	$250,382	$—
Capital contributions received in advance	250,801	—
Distribution payable	23,049

Total Liabilities	524,232	—
Commitments and Contingencies	—	—

Equity
Shares of membership interests, $10.00 par value as may be reduced (i) under a distribution reinvestment plan, (ii) for volume discounts, or (iii) for reductions in selling commissions
Authorized: 15,800,500 shares;
Issued and outstanding: 467,868 shares as of March 31, 2010 and 500 shares as of December 31, 2009	4,074,549	5,000
Deficit accumulated during development stage	(211,816)	(308)

Total Members’ Equity	3,862,733	4,692

Total Liabilities and Members’ Equity	$4,386,965	$4,692

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

STATEMENTS OF OPERATIONS

(Unaudited)

	Period from August 21, 2008 (inception of the Fund) to March 31, 2010	Quarter Ended March 31, 2010	Quarter Ended March 31, 2009
REVENUE
Interest and other income	$2,235	$2,235	$—

Total Revenue	2,235	2,235	—

EXPENSES
Operating expenses	117,308	117,308	—
Acquisition fees	96,000	96,000	—
Interest and other expense	961	435	76

Total Expenses	214,269	213,743	76
Net loss before income taxes	(212,034)	(211,508)	(76)
Income tax benefit	218	—	32

Net loss	$(211,816)	$(211,508)	$(44)

Net loss per share: basic and diluted	$(9.63)	$(1.50)	$—
Weighted average number of shares outstanding: basic and diluted	21,997	140,710	—

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Quarter Ended March 31, 2010	Quarter Ended March 31, 2009
Cash flow from operating activities:
Net loss	$(211,508)	$(44)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities:
Commission and fees payable	250,382	—
Taxes receivable—related party	134	(32)

Net cash provided by (used in) operating activities	39,008	(76)

Cash flow from investing activities:
Participating interest—Residual value	(1,870,071)	—
Participating interest—Future lease income	(1,332,008)	—

Net cash used in investing activities	(3,202,079)	—

Cash flow from financing activities:
Proceeds from issuance of shares	4,568,300	—
Payment of sales and offering expense	(475,702)	—
Capital contributions received in advance	250,801	—

Net cash provided by financing activities	4,343,399	—

Net increase in cash and cash equivalents	1,180,328	(76)
Cash and cash equivalents, beginning of the period	4,474	4,884

Cash and cash equivalents, end of the period	$1,184,802	$4,808

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Quarter ended March 31, 2010

(Unaudited)

	Additional members shares	Additional members’ equity (1)	Managing members’ equity	Total
Opening Balance—January 1, 2010	500	$—	$4,692	$4,692
Proceeds from issuance of additional members shares	467,368	4,068,300	500,000	4,568,300
Sales and offering expenses	—	(446,492)	(29,210)	(475,702)
Distribution to members	—	(23,049)	—	(23,049)
Net loss	—	(186,977)	(24,531)	(211,508)

Closing Balance—March 31, 2010	467,868	$3,411,782	$450,951	$3,862,733

(1)	Additional members represent all members other than the Manager

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.	ORGANIZATION AND BUSINESS OPERATIONS

Macquarie Equipment Leasing Fund, LLC ( the “Fund”), a Delaware limited liability company, was formed on August 21, 2008 for the purpose of being an equipment leasing program that will acquire a diversified portfolio of equipment, equipment leases and other equipment related-investments. The majority of the equipment will be leased to corporate clients. The Fund will generate income through the collection of lease rentals and other revenues, through the sale of leased equipment and other portfolio investments. The Fund’s fiscal year end is December 31.

The manager of the Fund is Macquarie Asset Management Inc. (the “Manager”), a member of the Macquarie Group of companies which is comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide (the “Macquarie Group”). Macquarie Group Limited is headquartered in Australia and is listed on the Australian Stock Exchange. The Manager will earn fees by providing or arranging all services necessary and desirable for the operations of the Fund, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services. Further, the Fund will reimburse the Manager for costs incurred by them in managing the Fund and the Fund’s portfolio of equipment, equipment lease and other equipment related investments.

The Fund received an effectiveness order for its Amendment No. 4 to Registration Statement on Form S-1 (the “Registration Statement on Form S-1”) from the Securities and Exchange Commission on June 19, 2009. The Fund is considered to be a development stage enterprise as no operations have commenced since its effectiveness order. The initial capital contribution to the Fund was for $5,000 from the Manager. The Manager has made an additional contribution of $500,000 to the Fund. The Fund is offering membership interests on a “best efforts” basis with the intention of raising up to $157,200,000 of equity. The Fund expects the share offering period to last for up to 24 months from the date of the offering.

The initial closing date for the Fund was March 5, 2010, the date at which the Fund raised over $2,500,000 and reached the minimum offering amount. As of March 31, 2010, the Fund has received and accepted cumulative subscriptions for 467,868 shares of limited liability company interest (“Shares”) for $4,097,598, net of offering costs; including the capital contributions from the Manager.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities including fair value of participating interest (see Note 3) and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Fund considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents are maintained with one financial institution.

Income Taxes

Until the initial closing date of March 5, 2010, the Fund was a single member Limited Liability Company and used the liability method for accounting for income taxes in accordance with Accounting Standards Codification 740, Income Taxes. Under this method, deferred income tax assets and liabilities are determined based on

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS—(continued)

(Unaudited)

differences between the financial reporting basis and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation reserves are established when it is determined that it is more than likely than not that the deferred income tax asset will not be realized.

The Fund recorded its benefit for income taxes as amounts due based upon the estimated taxes that would be due if the Fund had filed its income tax returns on a separate entity basis and will be settled via an informal tax sharing agreement with the Manager. The Fund’s share of current and deferred federal and state tax benefits or obligations were recorded as taxes receivable (related party) in the balance sheet as of December 31, 2009.

The Fund received and accepted subscriptions for a minimum offering amount on March 5, 2010. From that date, the above guidance should no longer apply. The Fund expects to be treated as a partnership for federal and state income tax purposes. As a partnership, the Fund itself is not subject to federal and state income taxes, while each member will be individually liable for income taxes, if any, of its share of net taxable income from the Fund. Interest, dividends and other income realized by the Fund may be subject to withholding tax in the jurisdiction in which the income is sourced.

Development Stage Company

The Fund complies with the reporting requirements of Accounting Standards Codification 915, Development Stage Entities.

New Accounting Pronouncements

In May 2009, the FASB issued Accounting Standards Codification (ASC) 855 Subsequent Events, which sets forth the accounting and disclosure requirements for subsequent events; events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. This guidance requires disclosure of the date through which subsequent events have been evaluated. If the subsequent events are not recognized in the financial statements, this guidance also requires disclosure of the nature and effect of such in the financial statements. In February 2010, FASB issued ASU 2010-09 Amendments to Certain Recognition and Disclosure Requirements. The guidance requires an entity that is either an SEC filer or a conduit bond obligor for conduit debt securities that are traded in a public market to evaluate subsequent events through the dates financial statements are issued. All other entities are required to evaluate subsequent events through the date financial statements are available to be issued. It also requires all entities excluding the SEC filers to disclose the dates through which the subsequent events have been evaluated. The adoption of these pronouncements did not have a material impact on the Fund’s financial statements.

3.	PARTICIPATING INTEREST

On March 24, 2010, the Fund entered into a participation agreement with Macquarie Bank Limited (“MBL”) to acquire an economic interest of up to 10% ($6.5 million) in a sale leaseback transaction of a subsidiary of MBL. Pursuant to the participation agreement, the Fund will make installment payments to, and receive monthly payments from, MBL in a manner which mirrors the cash flows arising in connection with the commercial aircraft engines leased by a third party subject to leases of between 51 to 69 months. MBL will pay the Fund up to 10% (consistent with the investment percentage) of the monthly lease payments received from the third party and up to 10% of the engine sales proceeds, remaining maintenance reserves and damages and insurance proceeds (collectively referred to as “residual value”), at the end of the lease term when the engines have been

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS—(continued)

(Unaudited)

successfully remarketed. Under a separate agreement, the Fund shall pay Macquarie Aviation Capital Limited, via its fund manager, a fee (5% of the lease rental receipts) for the ongoing management of the engines and for the collection and remittance of rentals.

As of March 31, 2010, the Fund paid MBL $3.2 million (4.85% of the transaction value). Therefore, the Fund is entitled to receive cash payments of $28,628 per month and 4.85% of the residual value. The $3.2 million investment has been bifurcated on the face of the balance sheet into two assets based upon their relative fair values in accordance with the accounting guidance described below:

1) Participating Interest – Residual value: Representing the present value of the residual value as of the time of investment. The recognition of the asset upon investment is in accordance with ASC 360-10-25 Acquisition of the Residual Value in Leased Asset by a Third Party for an acquisition of the residual value in leased assets by a third party. The asset will be tested for impairment in accordance with ASC 360-10-35-13 Adjusting the Residual Value in Leased Assets by a Third Party.

2) Participating Interest – Future lease income: Representing the present value of the cash flows as of March 31, 2010, based on the accounting guidance of ASC 470-10-25, Sales of Future Revenues or Various Other Measures of Income.

The proceeds related to the residual value will be recouped upon successful remarketing of the engines at the end of the lease term. The gains or losses on the residual value will be recognized based on the difference between the proceeds and the carrying amount. Income associated with the cash flows will be recognized monthly based on an effective yield over the lease term, based on the accounting guidance of ASC 470-10-25. The Fund recognized income of $2,079 for the quarter ended March 31, 2010.

4.	TRANSACTIONS WITH AFFILIATES

As discussed in Note 1, the Fund will pay fees to the Manager for providing or arranging all services necessary for its operations, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services.

Macquarie Capital (USA) Inc. (the “dealer manager”) will act as dealer manager for the Fund and will manage a group of selling dealers, including other unaffiliated broker dealers.

The Manager and the dealer manager will receive fees from the Fund for offering services during the offering period including:

•	Selling commission of up to 7% of the offering proceeds from each share sold by the dealer manager or selling dealers, payable to the dealer manager (and re-allowed to unaffiliated selling dealers);

•	Due diligence expense reimbursement for detailed and itemized bona fide accountable due diligence expenses, payable to the dealer manager (and re-allowed to unaffiliated selling dealers);

•	Dealer manager fees of 3% of the offering proceeds from each share sold, payable to the dealer manager; and

•

Organization and offering expense allowance, which varies based upon the actual organization and offering expenses incurred by the Company and its affiliates and the number of shares sold, payable to the Company.

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS—(continued)

(Unaudited)

The organization and offering expense allowance will not exceed the actual fees and expenses incurred by the Manager or its affiliates in connection with the Fund’s organization and offering and will be calculated as follows:

¡	up to 2.433% of the offering proceeds from each share sold for the first 3,500,000 shares;

¡	up to 2.09% of the offering proceeds from each share sold for shares sold that exceed 3,500,000 but amount to 7,500,000 or fewer shares; and

¡	up to 1.60% of the offering proceeds from each share sold for shares sold that exceed 7,500,000 shares.

The Fund will pay the Manager and its affiliates fees for operating services performed during the offering period and on an on-going basis once the Fund has commenced operations, including:

•

Acquisition fees of 3% of the purchase price that the Fund pays for each item of equipment or direct or indirect interest in equipment acquired, including under lease agreements, trading transactions, residual value guarantees, pay per use agreements, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, other equipment related transactions, joint ventures, special purpose vehicles and other company arrangements;

•

Asset management fees equal to the lesser of: (a) (i) 5% of gross rental payments from non-full payout leases (except that 1% of gross rental payments shall be payable with respect to non-full payout leases for which management services are performed by non-affiliates under the Manager’s supervision); (ii) 2% of gross rental payments from full payout leases which contain net lease provisions; and (iii) 7% of gross rental payments from equipment for which the Fund provides services in addition to equipment management relating to the continued and active operation of the Fund’s equipment such as, but not limited to, ongoing marketing and re-leasing of equipment and hiring or arranging for the hiring of crews or operating personnel for the Fund’s equipment and similar services; or (b) the amount of fees which are competitive for similar services;

•

Remarketing fees the amount equal to the lesser of (i) 3% of the purchase price paid to the Fund by the purchaser of the investment, or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location. Payment of remarketing fees shall be subordinated to the required investor return. “Investor return” means such time when the aggregate amount of distributions to the members equals, as of any determination date, an amount equal to a pre-tax eight percent (8.0%) per annum internal rate of return compounded daily on all capital contributions of members;

•

Out-performance fees depending upon the extent to which investor return has been achieved. Prior to the time that investor return is achieved, cash distributions will be made 99.0% to the Fund’s members and 1.0% to the Manager. After the time that investor return is achieved, cash distributions will be made 81.0% to the Fund’s members and 19.0% to the Manager and

•	Reimbursement of operating expenses depending upon the scope of services the Manager provides to the Fund.

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS—(continued)

(Unaudited)

As of March 31, 2010 the Fund has accrued or paid to the Manager or its affiliates the following amounts:

Entity	Capacity	Description	Amount
Macquarie Asset Management Inc.	Manager	Organization and Offering expense allowance (1)	$113,711
Macquarie Capital (USA) Inc.	Dealer Manager	Selling commissions and Dealer manager fees (1)	$361,991
Macquarie Asset Management Inc.	Manager	Acquisition fees (2)	$96,000
Macquarie Asset Management Inc.	Manager	Management fees	$323
Macquarie Asset Management Inc.	Manager	Operating expenses (2)	$117,308

(1)	Amount charged directly to members’ equity
(2)	Amount charged directly to operations

4.	EQUITY CONTRIBUTION

As of March 31, 2010, the Fund has received and accepted subscriptions for 467,868 shares of limited liability company interest for $4,097,598, net of offering costs. The subscriptions received include total contribution of $505,000 from the Manager, excluding the offering costs.

5.	SUBSEQUENT EVENTS

As of May 17, 2010 the Fund has raised and accepted additional cumulative subscription for 246,764 shares for $2,160,907, net of offering cost.

As of May 17, 2010 the Fund has funded an additional $1.9 million of the participation price for agreement with MBL as described in Note 3, Participating Interest.

During the period beginning May 1, 2010 through May 24, 2010, the Fund sold 113,612 of its shares, representing $1,136,120.00 of capital contributions. These sales were made pursuant to the Fund’s June 19, 2009 prospectus, which may not have conformed to the requirements of the Securities Act of 1933. If the Fund’s prospectus used in connection with the May 2010 sales did not conform to the requirements of the Securities Act of 1933, the purchasers of these shares during that period would have the right, for a period of one year from the date of their purchase of shares, to obtain recovery of the consideration paid in connection with the purchase of shares. These recoveries could total up to approximately $1,136,120 plus interest based on the offering price of $10.00 per share, and less any cash distributions made by us to the purchasers.

APPENDIX A

MACQUARIE EQUIPMENT LEASING FUND, LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Dated as of June 19, 2009

i

ii

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of MACQUARIE EQUIPMENT LEASING FUND, LLC, a Delaware limited liability company (the “Fund”), is executed as of the 19th day of June, 2009 by and among the Fund and Macquarie Asset Management, Inc., as its Manager and the Initial Member.

WITNESSETH:

WHEREAS, the Fund was formed by the filing of a Certificate of Formation with the Secretary of the State of Delaware on August 21, 2008; and

WHEREAS, the parties hereto wish to enter into this Agreement in order to set forth their binding agreement as to the affairs of the Fund, the conduct of its business and certain rights with respect to the relationship among the parties hereto.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS.

As used in this Agreement, the following terms shall (unless otherwise expressly provided herein) have the following meanings:

“Acquisition Expenses” shall mean expenses related to the selection and acquisition of Investments, including but not limited to (i) legal fees and expenses, (ii) travel and communications expenses, (iii) costs of credit reports, appraisals, valuations, inspections, searches and reference materials used to evaluate transactions, (iv) non-refundable option payments on equipment and other personal property, (v) fees payable to finders and brokers which are not Affiliates of the Manager, (vi) accounting, tax and auditing fees and expenses, and (vii) miscellaneous other expenses.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase of Investments. Any commission, selection fee, financing fee, nonrecurring management fee, or other similar fee, however designated, shall be included in the computation of Acquisition Fees. Acquisition Fees shall not include Acquisition Expenses.

“Act” shall mean the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time, or any successor statute thereto.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” means, as to any Member, as determined from time to time, the Member’s Capital Contribution reduced, but not below zero, by:

(a) all distributions previously made to the Member by the Fund which are deemed by the Manager to reduce the Member’s Capital Contribution; and

(b) all payments previously made to the Member in Redemption of a portion or all of the Member’s Shares under Section 8.5 or 8.6.

“Administrator” shall mean the official or agency administering the securities laws of a state.

“Affiliate” shall mean with respect to any Person:

(a) any other Person directly or indirectly controlling, controlled by or under common control with such Person;

(b) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;

(c) any officer, director or partner of such Person; and

(d) if such other Person is an officer, director or partner, any company which such Person acts in such capacity.

“Affiliated Investment” shall mean any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Member” shall mean any officer, employee or securities representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

“Agreement” shall mean this Limited Liability Company Operating Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

“Applicable Redemption Price” shall mean, with respect to any Share, the following amount (determined as of the date of redemption of such Share):

(a) during the Offering Period, the lesser of (i) $9.30 per Share and (ii) $9.00 per share for shares purchased under the DRP, in all cases, unless such redemption is requested due to the verifiable death or permanent disability of the Member, in which case the amount shall be (i) the lesser of $10.00 per Share ($9.30 per Share for Shares purchased through a registered investment advisor) and (ii) $9.00 per share for shares purchased under the DRP, in all cases minus cash distributions received;

(b) during the Operating Period, the lesser of (i) $9.50 per Share ($9.30 per Share for Shares purchased through a registered investment advisor) and (ii) $9.00 per share for shares purchased under the DRP, in all cases plus a 5% annual return for each full twelve (12) month period of membership, minus cash distributions received; and

(c) during the Liquidation Period, a price per Share equal to the net asset value per Share as of the date of redemption, as determined by the Manager.

For purposes of this Agreement, (i) the death of a Member shall be verified by the delivery to the Fund by the Member’s representative of a valid death certificate, certified by the appropriate medical or government authority, and (ii) permanent disability of a Member shall be verified by delivery to the Fund by the Member or the Member’s representative of the opinion of an impartial, reputable physician declaring that the Member is unable to continue, or obtain, employment indefinitely due to a physical or mental disability or illness that has existed for a continuous period of at least six months.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates for actively managing the leasing of the Fund’s Equipment equal to the lesser of: (a) (i) 5% of Gross Rental Payments from Non-Full Payout Leases (except that 1% of Gross Rental Payments shall be payable with respect to Non-Full Payout Leases for which management services are performed by non-Affiliates under the Manager’s supervision); (ii) 2% of Gross Rental Payments from Full Payout Leases which contain Net Lease provisions; and (iii) 7% of Gross Rental Payments from Equipment for which the Fund provides services in addition to Equipment management relating to the continued and active operation of the Fund’s Equipment such as, but not limited to, ongoing marketing and re-leasing of Equipment and hiring or arranging for the hiring of crews or operating personnel for the Fund’s Equipment and similar services; or (b) the amount of fees which are competitive for similar services.

“Assignee” shall mean any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 8.2 of this Agreement.

“Assignment” shall mean, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” shall mean the capital account maintained for each Member pursuant to Section 3.4 of this Agreement.

“Capital Contributions” shall mean (a) as to the Manager, its $5,000 cash contribution, plus any additional amounts as may be contributed by the Manager and (b) as to any other Member, the gross amount of the investment in the Fund actually paid by such Member for Shares, without deduction for Front-End Fees.

“Cash Distributions” shall mean, with respect to the Members, distributions of Cash Flow made to such Members by the Fund during the Offering Period and Operating Period on a monthly basis equal to the aggregate amount of such Members’ Capital Contributions (as such Capital Contributions are reduced by any amounts of uninvested Capital Contributions distributed to such Members pursuant to Section 6.6, by any amounts paid to such Members for the redemption of such Members’ Shares pursuant to Sections 8.5 and 8.6 and by distributions in any prior month in excess of one-twelfth of the Cash Distribution Rate on such Members’ Capital Contributions) times one-twelfth of the Cash Distribution Rate.

“Cash Distribution Rate” shall mean the rate of distributions to be paid on a Member’s Capital Contributions as determined by the Manager, in the Manager’s sole discretion.

“Cash Flow” shall mean cash on hand derived from operating the Fund and the Sale of Fund Investments and shall include Reserves.

“Certificate” has the meaning specified in Section 2.1 of this Agreement.

“Closing” shall mean the admission of Members to the Fund in accordance with Section 3.2 of this Agreement.

“Closing Date” shall mean any date on which any Member shall be admitted to the Fund, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent federal revenue laws.

“Consent” shall mean either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 11.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” shall mean, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

“Dealer Manager” shall mean Macquarie Capital (USA) Inc., an Affiliate of the Manager, and any successor thereto.

“Dealer Manager Fees” shall mean the fee payable by the Fund to the Dealer Manager in an amount equal to $0.30 per Share sold.

“Dissolution Event” has the meaning specified in Section 9.1 of this Agreement.

“Distribution Reinvestment Plan” or “DRP” shall mean a plan adopted by the Fund to allow Members to purchase additional Shares with distributions received from the Fund.

“Due Diligence Expenses” shall mean the fees and expenses actually incurred for bona fide, detailed and itemized, accountable due diligence efforts expended in connection with the Offering.

“Effective Date” shall mean the date the Registration Statement is declared effective by the SEC.

“Equipment” shall mean the equipment acquired and owned by the Fund to be leased or sold by the Fund to others, as well as rights relating to equipment (including residual rights) and related property, real or personal, acquired by the Fund, or in which the Fund has acquired a direct or indirect interest (including pursuant to any lease agreements, trading transactions, residual value guarantees, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, pay per use agreements or other equipment related transactions) of the types described in Section 2.5 of this Agreement, and shall also be deemed to include other tangible and intangible real or personal property which at any time is owned in fee simple or subject to a Lease.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” shall mean an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Funds received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” shall mean Wells Fargo Bank or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” shall mean that certain Escrow Agreement between the Fund, the Manager, the Dealer Manager and the Escrow Agent, substantially in the form filed as an exhibit to the Registration Statement.

“Final Closing Date” shall mean the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Fund, which shall be as soon as practicable following the Termination Date.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Fiscal Period” shall mean any interim accounting period established by the Manager within a Fiscal Year.

“Fiscal Quarter” shall mean, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” shall mean the fiscal year of the Fund, which shall commence on each January 1 and end on each December 31; provided, however, that (a) in the case of the Fund’s first fiscal year, “Fiscal Year” shall mean the period from and including the date on which the Fund is formed under the Act to and including the immediately following December 31 and (b) the final “Fiscal Year” of the Fund shall end on the date on which the winding up of the Fund is completed.

“Front-End Fees” shall mean fees and expenses paid by any Person for any services rendered during the Fund’s organization and offering or acquisition phases including Selling Commissions, Due Diligence Reimbursements, Dealer Manager Fee, O&O Expense Allowance, Acquisition Fees, Acquisition Expenses and all other similar fees however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Full-Payout Lease” shall mean any lease pursuant to which the aggregate non-cancelable rental payments (which shall not include payment for services to be provided under the lease, such as asset management, maintenance and other services) due during the initial term of such lease, on a net present value basis, are sufficient to permit the Fund to recover the Purchase Price of the Equipment subject to such lease. A Full-Payout Lease includes any agreement, arrangement or other understanding (such as agreements for hire, use or bailment agreements) entered into or acquired by the Fund, whether directly by the Fund or indirectly through one or more Persons and regardless of whether such lease is documented as a lease agreement or similar document or of an interest in the residual value of the Equipment that is the subject of such agreement, arrangement or other understanding, including, without limitation, lease agreements, pay per use agreements, residual value guarantees, forward purchase agreements, total return swaps, participation agreements, options, and other Equipment related transactions.

“Fund” shall mean Macquarie Equipment Leasing Fund, LLC.

“Fund Loan” has the meaning specified in Section 4.1(e)(ix) of this Agreement.

“Fund Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Fund Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Gross Asset Value” shall mean, with respect to any asset of the Fund, the asset’s adjusted tax basis, except that:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Fund shall be the fair market value of such asset on the date of contribution;

(b) the Gross Asset Values of all Fund assets shall be adjusted to equal their respective gross fair market values at such times as the Members’ Capital Accounts are adjusted pursuant to Section 3.4(g) hereof;

(c) the Gross Asset Value of any Fund asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

(d) to the extent not otherwise reflected in the Members’ Capital Accounts, the Gross Asset Values of Fund assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” shall mean the gross income of the Fund within the meaning of Section 61(a) of the Code.

“Gross Offering Proceeds” shall mean the aggregate gross amount of Capital Contributions made by the Members other than the Initial Member in the Offering.

“Gross Rental Payments” shall mean revenue or income from any and all sources with respect to a Lease or similar document including, but not limited to, (a) rental, royalty, lease, hire, license, usage, service, charter and other payments made by Lessees under or otherwise with respect to Leases or similar documents whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Fund (other than Subscription Funds). Gross Rental Payments includes receipts from any and all sources (whether received by the Fund or by a Lender) with respect to any Full-Payout Lease or Non-Full Payout Lease, as applicable, (including late payment charges and payments made by guarantors) regardless of whether (a) such receipts are pledged or assigned for payment to a Lender by the Fund, the Lessee or a third party or (b) title to the Equipment is held by the Lessee, the Fund, a Lender or another Person.

“Gross Share Price” shall mean the gross purchase price paid by a Member for his Shares, which shall be $10.00 for each whole Share purchased by a Member; provided, however, that for Members who purchase Shares from a broker who does not charge a Selling Commission or who charges a reduced Selling Commission, or for whom, based on established volume discounts, the amount of Selling Commissions is reduced, the Gross Share Price is an amount per share equal to (i) $10.00 less (ii) the amount by which the Selling Commission is reduced (or $9.30 if no Selling Commission is charged) and provided further, that for Members who purchase Shares pursuant to the DRP, the Gross Share Price is $9.00 per Share.

“Impermissible Purpose” has the meaning specified in Section 10.2(c) of this Agreement.

“Indebtedness” shall mean, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Independent Director” means a director who at the time of appointment to the Manager’s board of directors is not, and within the last two years has not been, directly or indirectly associated with the Manager or its Affiliates by virtue of (i) ownership of an interest in the Manager or its Affiliates; (ii) employment by the Manager or its Affiliates; (iii) service as an officer or director of the Manager’s Affiliates; (iv) performance of services, other than as a director, for the Fund; or (v) maintenance of a material business or professional relationship with the Manager or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the director from the Manager and its Affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Manager, any of its Affiliates or the Fund.

“Initial Closing Date” shall mean the first Closing Date for the Fund on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Fund, and which shall be not later than fifteen (15) days after Subscription Funds are released from the Escrow Account to the Fund.

“Initial Member” shall mean the Manager.

“Investments” shall mean the Fund’s portfolio of Equipment and Leases and any interest of the Fund in Equipment and Leases of any nature whatsoever, whether such interest is owned directly or indirectly, through the ownership of equity or other instruments, whether held through a nominee, Joint Venture, partnership or otherwise, including, without limitation, lease agreements, pay per use agreements, trading transactions, residual value guarantees, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, other Equipment related transactions, or any other agreement evidencing an interest in Equipment and Leases and in any related matters.

“Investment in Equipment” shall mean the aggregate amount of Capital Contributions and Indebtedness actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Fund, together with other cash payments such as interest, taxes and Reserves allocable thereto, but excluding Front-End Fees.

“Investor Return” shall mean the time when the aggregate amount of distributions to the Members equals, as of any determination date, an amount equal to a pre-tax eight percent (8.0%) per annum internal rate of return compounded daily on all Capital Contributions of Members, calculated on the date of distribution and taking into account all Capital Contributions and all distributions, such amount including the aggregate amount of such Members’ Capital Contributions. Income earned on escrowed funds and distributed to Members and amounts paid or withheld for taxes on a Member’s behalf may be taken into account in determining whether Investor Return has been achieved.

“Involuntary Withdrawal” shall mean, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Fund pursuant to Section 7.2 of this Agreement.

“IRA” shall mean an Individual Retirement Account and its related funding vehicle.

“IRS” shall mean the Internal Revenue Service or any successor agency thereto.

“Joint Venture” shall mean any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Fund acts jointly with any Program or with any Affiliate or non-Affiliated Person to make Investments.

“Lease” shall mean any Full-Payout Lease and any Non-Full Payout Lease and any residual value interest therein, including pursuant to any lease agreements, pay per use agreements, residual value guarantees, forward purchase agreements, total return swaps, participation agreements, options, or other Equipment related transactions.

“Lender” shall mean any Person that lends cash or cash equivalents to the Fund, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction. A Lender includes any Person that lends cash or cash equivalents to the Fund or any other Person in connection with a transaction whereby the Person so lending acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

“Lessee” shall mean a lessee, hirer, user, licensee, bailee, charterer or similar person under a Lease.

“Liquidation Period” shall mean the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Fund’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for twelve (12) months beyond the end of the Operating Period but which shall last no longer than thirty-six (36) months beyond the end of the Operating Period.

“Liquidator” has the meaning specified in Section 9.2(a)(i).

“Majority” or “Majority Interest” shall mean Members owning more than 50% of the aggregate outstanding Shares.

“Manager” shall mean Macquarie Asset Management Inc, a Delaware corporation or any other Person which succeeds it in such capacity as provided for in this Agreement.

“Maximum Offering” shall mean receipt and acceptance by the Fund of subscriptions by Persons eligible to purchase the total number of Shares registered pursuant to the Registration Statement on or before the Final Closing Date.

“Member” shall mean any Person who is the owner of Shares and who has been admitted to the Fund as a Member and any Person who becomes a Substitute Member in accordance with this Agreement. There shall be one class of members, whose interests in the Fund shall consist of up to the number of Shares outstanding on the Final Closing Date.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Fund Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership List” shall mean a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member. The list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in its information.

“Minimum Offering” shall mean receipt and acceptance by the Fund of subscriptions resulting in at least $2,500,000 in Subscription Funds.

“NASAA Guidelines” shall mean the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“Net Lease” shall mean a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments pursuant to such Lease are absolutely net to the Fund.

“Net Offering Proceeds” shall mean the Gross Offering Proceeds minus Front-End Fees.

“Net Worth” shall mean, with respect to a Person, the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Non-Full Payout Lease” shall mean any lease, entered into or acquired from time to time by the Fund, pursuant to which the aggregate non-cancellable rental payments (which shall not include payment for services to be provided under the lease, such as asset management, maintenance and other services) during the initial term of such lease, on a net present value basis, are not sufficient to permit the Fund to recover the Purchase Price of the Equipment subject to such lease. A Non-Full Payout Lease includes any agreement, arrangement or other understanding (such as agreements for hire, use or bailment agreements) entered into or acquired by the Fund, whether directly by the Fund or indirectly through one or more Persons and regardless of whether such lease is documented as a lease agreement or similar document or of an interest in the residual value of the Equipment that is the subject of such agreement, arrangement or other understanding, including, without limitation, lease agreements, pay per use agreements, residual value guarantees, forward purchase agreements, total return swaps, participation agreements, options, other Equipment related transactions.

“Nonrecourse Liability” has the meaning set forth in Treas. Reg. Section 1.704-2(b)(3).

“Notice” shall mean a writing containing the information required by this Agreement to be communicated to any Person.

“O&O Expense Allowance” shall mean up to $0.2433 per Share for the first 3,500,000 Shares sold; $0.209 per Share for Shares sold that exceed 3,500,000 Shares but do not exceed 7,500,000 Shares; $0.160 per Share for Shares sold in excess of 7,500,000 Shares; and in each case including shares sold pursuant to the DRP and to the Manager or its Affiliates.

“Offering” shall mean the offering of Shares pursuant to the Prospectus.

“Offering Period” shall mean the period from the Effective Date to the Termination Date.

“Operating Expenses” shall mean and include (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Fund, allocated pro rata to their services performed on behalf of the Fund, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Fund; (c) legal, audit, accounting, brokerage, appraisal, valuation, search and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents; (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, managing, invoicing, recording, tracking, registration, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Fund; (h) expenses in connection with distributions made by the Fund to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith and the costs associated with websites and maintaining email accounts for Members; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Fund to furnish to the Members and to their sales representatives, including the fees and expenses of a transfer agent and escrow agent; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Fund; (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Fund to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Fund; (m) the costs incurred in connection with any litigation, mediation, arbitration or regulatory proceedings in which the Fund is or may become involved; and (n) all other costs and expenses necessary to operate the Fund.

“Operating Period” shall mean the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended, by Notice to the Members, at the discretion of the Manager for a further period of not more than an additional twelve (12) months.

“Operations” shall mean all operations and activities of the Fund except Sales.

“Organization and Offering Expenses” shall mean expenses incurred in preparing the Fund for registration and subsequently offering the Shares to the public, including all forms of compensation paid to underwriters or broker-dealers or their Affiliates in connection with the Offering and all advertising expenses, except advertising expenses related to the leasing of Equipment.

“Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, association, unincorporated organization, country, state, city or other political subdivision, governmental agency or instrumentality, or other entity.

“Profits” or “Losses” shall mean, for any Fiscal Year, the Fund’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

(b) any expenditure of the Fund described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

(c) gain or loss resulting from a taxable disposition of any asset of the Fund shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

(e) any items which are specially allocated pursuant to Section 6.2(f) shall not be taken into account in computing Profits or Losses.

“Program” shall mean, in addition to the Fund, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in Equipment or Leases.

“Prospectus” shall mean the prospectus included as part of the Registration Statement on Form S-1 in the final form in which such prospectus is filed with the SEC pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” shall mean, with respect to any Investment, the gross price paid by, or on behalf of, the Fund, including the cash paid, Indebtedness incurred, assumed or to which the Fund’s share of proceeds from the Lease, re-lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such Investment, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm’s length basis with a view to transferring such Investments to the Fund, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time. With respect to any Investment sold by the Fund, “Purchase Price” shall mean the price paid to the Fund, including the cash paid, Indebtedness incurred, assumed or to which the buyer’s share of proceeds from the Lease, re-lease, Lease renewal or Equipment sale are subject. Purchase Price shall also include, with respect to options or forward purchase agreements to acquire Equipment or any interest therein, the sum of the exercise price (including Indebtedness that would be assumed if the option were concurrently exercised) and the price to acquire the option or forward purchase agreement. Notwithstanding the foregoing, Purchase Price shall not include points or prepaid interest. Purchase Price, with respect to any Investment, including, but not limited to, a residual interest, a Joint Venture interest or an option to acquire a residual interest, may include the Indebtedness incurred, assumed or to which the Fund’s share of proceeds from the Lease, re-lease, Lease renewal or Equipment sale are subject, as well as the aggregate payments associated with such residual interest, joint venture interest or an option to acquire a residual interest.

“Qualified Plan” shall mean a pension, profit-sharing or stock bonus plan, including employee trusts, employer IRAs, Keogh Plans and corporate retirement plans meeting the requirements of Sections 401 et seq. of the Code, as amended.

“Qualified Subscription Account” shall mean the interest-bearing account established and maintained by the Fund for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Funds received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” shall mean the registration statement for the Shares on Form S-1 filed with the SEC under the Securities Act which registration statement was declared effective by the SEC.

“Re-Leasing Fees” shall mean a fee in an amount not to exceed the lesser of: (i) 2% of Gross Rental Payments derived from the re-lease of Equipment after the time that the re-lease of such Equipment has been consummated to a different Lessee as a result of the efforts of the Manager or its Affiliates; or (ii) the competitive rate charged by others for comparable services for similar equipment transactions; provided, however, that no Re-Leasing Fees shall be paid if the Manager receives Asset Management Fees equal to 7% of the Gross Rental Payments pursuant to Section 4.6(h) of this Agreement and provided further that Re-Leasing Fees shall only be paid as each rental payment is made over the term of the lease.

“Re-Marketing Fees” shall mean the fee payable to the Manager in the amount equal to the lesser of (i) 3% of the Purchase Price paid to the Fund by the purchaser of the Investment, or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location.

“Reserves” shall mean reserves established by the Fund for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount determined by the Manager. Upon the disposition of each Investment, any cash reserve which was specifically allocated to that Investment need not be maintained thereafter, but may be applied as reserves for other Investments.

“Sale” shall mean the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Fund’s Investments.

“SEC” shall mean the United States Securities and Exchange Commission.

“Selling Commissions” has the meaning specified in Section 4.6(c) of this Agreement.

“Schedule A” shall mean Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

“Secondary Market” has the meaning specified in Section 8.2(c) of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Dealer” shall mean each member firm of FINRA which has been selected by the Dealer Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Dealer Manager.

“Selling Dealer Agreement” shall mean each of the agreements entered into between the Dealer Manager and any Seller Dealer, each substantially in the form filed as an exhibit to the Registration Statement.

“Share” shall mean a membership interest in the Fund.

“Subscription Agreement” shall mean the Subscription Agreement substantially in the form attached as an exhibit to the Prospectus.

“Subscription Funds” shall mean the funds received from a subscriber in respect of a purchase of Shares.

“Substitute Member” shall mean any Assignee of Shares who is admitted to the Fund as a Member pursuant to Section 8.3 of this Agreement.

“Substitute Manager” shall mean any successor to the Manager admitted to the Fund in accordance with Article 7 of the Agreement.

“Syndication Expenses” shall mean all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, O&O Expense Allowance. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Fund’s method of accounting if they were deductible expenses.

“Tax” or “Taxes” shall mean all federal, state, local or foreign net or gross income, gross receipts, net proceeds, real property transfer, sales, use, ad valorem, value added, franchise, unincorporated business, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Tax Matters Partner” shall mean the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Fund level by the IRS with respect to Fund matters.

“Term” has the meaning specified in Section 2.8 of this Agreement.

“Termination Date” shall mean the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the discretion of the Manager for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the Manager at any time.

“Treasury Regulation” or “Treas. Reg.” shall mean final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Voluntary Withdrawal” shall mean, with respect to the Manager, the voluntary withdrawal from the Fund of the Manager as the Manager of the Fund, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager’s Shares pursuant to Section 7.1 of this Agreement.

“Withdrawal” shall mean, with respect to the Manager, the voluntary or involuntary withdrawal of such Manager.

ARTICLE 2. ORGANIZATION.

2.1 Formation. The Fund has been formed as a Delaware limited liability company by the execution and filing of a Certificate of Formation (as the same may be amended from time to time, the “Certificate”) by an authorized person as required by the Act. The rights, powers, duties, obligations and liabilities of the Members (in their respective capacities as such) shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member (in its capacity as such) are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name. The name of the Fund shall be Macquarie Equipment Leasing Fund, LLC, and all business of the Fund shall be conducted in that name or in such other names that comply with applicable law as the Manager may select from time to time.

2.3 Registered Office; Registered Agent; Principal Office; Other Offices; Address of Members. The registered office of the Fund required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Fund) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Fund in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by law. The principal office of the Fund shall be at such place as the Manager may designate from time to time, which need not be in the State of Delaware, and the Fund shall maintain its books and records at such principal office. The Fund may have such other offices as the Manager may designate from time to time.

The places of residence of the Members shall be those addresses set forth opposite their respective names in Schedule A, as such may be supplemented or amended from time to time. Any Member may change his, her or its respective place of residence by giving Notice of such change to the Fund, which Notice shall be effective five (5)  days after receipt.

2.4 Purposes. The Fund has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring or granting options or obligations or rights to purchase, holding, leasing, hiring, renting, licensing, bailing, chartering, sub-leasing, re-leasing, financing, taking beneficial, economic or equitable interests in, refinancing, borrowing, managing, maintaining, operating, trading, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in, or with, and taking any action incidental or related to, Equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to Equipment rental and sales proceeds after the payout of debt associated with the Equipment) in Equipment and Leases of all kinds and purchasing equity interests in Equipment-owning entities or entities owning direct or indirect interests in Equipment; and (b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith. Subject to the provisions of this Agreement, the Fund shall have the power and authority to take any and all actions necessary, appropriate, advisable, desirable or incidental to or for the furtherance and accomplishment of the foregoing purposes. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Fund to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

2.5 Types of Equipment. The Equipment acquired by the Fund shall be selected from among new or used: (a) transportation equipment such as aeronautical, maritime, rail and road transportation; (b) construction, mining and manufacturing equipment; (c) utilities equipment; (d) technological equipment such as semiconductor, information technology, telecommunications, scientific and medical and other technological equipment; and (e) any other types of equipment which the Manager believes may meet the Fund’s investment objectives.

2.6 Powers. In furtherance of the above purposes, the Fund shall have the power, directly or indirectly:

(a) to acquire, invest in, purchase or make future commitments to purchase, own, acquire or grant options or obligations or rights to purchase, hold, lease, hire, rent, license, bail, charter, sub-lease, re-lease, finance, refinance, borrow, manage, maintain, operate, trade, invest in, improve, upgrade, modify, exchange, assign, encumber, create security interests in, take economic, beneficial or equitable interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with and take any action incidental or related to, Equipment and Leases;

(b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases;

(c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Fund and accept such kinds and amounts of security for loans, leases and other arrangements it makes to others as the Manager shall deem appropriate; and

(e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Fund consistent with the terms of this Agreement.

2.7 Foreign Qualification. Prior to the Fund’s conducting business in any jurisdiction other than Delaware where qualification is necessary, the Manager shall use its reasonable efforts to cause the Fund to comply (to the extent that procedures for doing so are available and such compliance is reasonably within the control of the Manager in the relevant jurisdiction) with all requirements necessary to qualify the Fund as a foreign limited liability company in such jurisdiction. At the request of the Manager, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments in conformity with this Agreement that are necessary or appropriate to qualify, continue or terminate the Fund as a foreign limited liability company in each such jurisdiction in which the Fund may conduct business from time to time.

2.8 Term. The term of the Fund commenced on August 21, 2008 and shall terminate at midnight on December  31, 2028, unless sooner dissolved as provided in Article 9.

2.9 No State-Law Partnership. The Members intend that the Fund shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager shall be a partner or joint venturer of any other Member or Manager, for any purposes other than federal, and if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. Notwithstanding the immediately preceding sentence, the Members intend that the Fund shall be treated as a partnership for federal tax and, if applicable, state income tax and local income tax purposes, and each Member and the Fund shall file all Tax returns, and otherwise take all Tax and financial reporting positions, in a manner consistent with such treatment. Neither the Members nor the Fund shall make any election under Treas. Reg. §301.7701-3, or any comparable provisions of state or local law, to treat the Fund as an entity other than a partnership for federal tax or state or local income tax purposes.

ARTICLE 3. MEMBERS AND CAPITAL.

3.1 The Initial Member. The Manager has contributed $5,000 in cash to the Fund.

3.2 Members.

(a) Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement pursuant to which, among other things, such Person shall agree to be bound by all terms and provisions of this Agreement, and such other documents as the Manager shall request, which shall be in form and substance satisfactory to the Manager.

(b) Unless more stringent standards are required by an Administrator (which standards shall be disclosed in the Prospectus) each Member shall either (i) a minimum annual gross income of $70,000 and a minimum Net Worth of $70,000 (calculated exclusive of home, home furnishings and automobiles); or (ii) minimum Net Worth of $250,000 (calculated exclusive of home, home furnishings and automobiles). In the case of fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

(c) Each Person desiring to become a Member shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Fund for each Share or fraction thereof purchased. From the date hereof to, but not including, the Initial Closing Date, all Subscription Funds shall be deposited into the Escrow Account. All eligible subscribers must purchase a minimum of five hundred (500) Shares.

(d) The Manager retains the unconditional right to refuse to admit any subscriber as a Member for any reason whatsoever.

(e) No subscribers shall be admitted to the Fund unless and until the Minimum Offering is achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, weekly or more frequent Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send or cause to be sent a confirmation of purchase to each Member. Subscribers who tender Subscription Funds and who are accepted as Members shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(f) The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account and for investment purposes only.

(g) From and after the Initial Closing Date, all Subscription Funds shall be held by the Fund in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Manager after their receipt by the Fund (but in any event not later than 30 days thereafter) and the Manager shall send or cause to be sent a confirmation of receipt thereof to the subscriber.

(h) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Funds then held in the Escrow Account or any Qualified Subscription Account, as the case may be, together with any interest earned thereon, shall be released to the Fund. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Funds deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Any Subscription Funds deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Funds be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Fund upon a Closing or returned to the subscriber. Notwithstanding the foregoing, no interest will be paid on any Subscription Funds returned unless said Subscription Funds have been held in the Escrow Account or any Qualified Subscription Account for at least 21 days.

(i) Each Person whose subscription is accepted by the Manager shall be admitted to the Fund as a Member within fifteen (15) days after Subscription Funds have been released from the Escrow Account and shall for all purposes of this Agreement be treated as a Member on the Initial Closing Date. If the Person’s subscription is accepted after the Initial Closing Date, the Person shall be admitted as a Member on or before the last day of the calendar month following the date the subscription was accepted by the Fund.

(j) The amount of the Capital Contribution made by each Member is set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, however, that any failure to amend Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Fund if such Member was duly and properly admitted to the Fund as a result of such Closing.

(k) No subscriber shall be admitted to the Fund until such time that at least five (5) business days have lapsed since the subscriber received the Prospectus. In making such a determination, Manager shall be entitled to rely on representations made by subscribers and Selling Dealers regarding the timing and receipt of the Prospectus.

3.3 Fund Capital.

(a) No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Funds as provided in Section 3.2(h)).

(b) No Member shall have the right to withdraw or receive any return of such Member’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash. Except as provided in Article 8 hereof, the Fund shall not repurchase any Shares.

(c) Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member’s Capital Contribution or Capital Account; (ii) such Member’s share of Profits and Losses; or (iii) such Member’s share of distributions of Cash Flow.

(d) Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

3.4 Capital Accounts.

(a) A separate Capital Account shall be established and maintained for each Member. A Member who owns Shares in the Fund shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired. The initial Capital Account balance of each Member shall be the amount of such Member’s Capital Contribution. No Member shall be required to make any Capital Contribution in addition to the Gross Share Price paid for such Member’s Shares pursuant to the Offering.

(b) The initial Capital Account balance of the Manager shall be $5,000.

(c) The Manager shall not be required to make any Capital Contributions except pursuant to and in accordance with Section 7.3(a)(iii)(B) of this Agreement.

(d) The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Fund (including under the DRP); and (ii) allocations to such Member of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 6.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Fund; (ii) if a liquidating trust is utilized pursuant to Section 6.8, the fair market value of any property distributed to such trust for the benefit of such Member by the Fund (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (iii) allocations to such Member of expenditures described in Code Section 705(a)(2)(B); and (iv) allocations to such Member of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 6.2(f) hereof.

(e) If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(f) For any taxable year in which the Fund has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(g) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Fund assets on the books of the Fund in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(g) and (h); provided, however, that, other than upon liquidation of the Fund within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the Manager determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Members in the Fund.

(h) Notwithstanding anything herein to the contrary, the Members’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such

Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Fund, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

(i) Distributions shall be applied first to satisfy the Investor Return which has been accrued but not paid and then as a return of the Member’s Capital Contributions. For these purposes, contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month, and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month.

3.5 Loans by Members.

No loan by any Member or any Affiliate of any Member to the Fund (including, without limitation, any Fund Loan) shall constitute a Capital Contribution to the Fund or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Fund payable or collectible only out of the assets of the Fund in accordance with the terms and conditions upon which such loan was made.

3.6 No Right to Return of Capital.

No Member shall be entitled to demand any distribution of or with respect to such Member’s Capital Contribution or Capital Account.

ARTICLE 4. MANAGER.

4.1 Powers and Duties.

(a) Subject to the terms and conditions of this Agreement, the Manager, on behalf of the Members, shall have the sole and exclusive right and authority to manage and control the business and affairs of the Fund, and shall possess all rights and powers of a “manager” of a limited liability company as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby agree to the exercise by the Manager of all such powers and rights conferred on them by the Act with respect to the management and control of the Fund.

(b) The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Manager may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Fund.

(c) The Manager may employ the services of its Affiliates to assist the Manager in its managerial duties. Where the services provided by the Manager’s Affiliates are services not otherwise contemplated by Section 4.6, the Manager may compensate all such Persons (or be reimbursed if such agreements are made directly with the Manager) from the assets of the Fund at rates which are fair and reasonable; provided, however, that: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Fund upon comparable terms; (ii) all services for which the Manager’s Affiliates are to receive compensation from the Fund shall be embodied in a written contract which (A) accurately describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; and (iii) the Manager’s Affiliates must be independently engaged in providing such services to Persons other than Affiliates and at least 75% of such Affiliates’ gross revenue from providing such services must be derived from Persons other than the Manager or its Affiliates.

(d) The Manager shall provide such personnel and services as the Manager may deem necessary or appropriate to conduct the business activities of the Fund and the day-to-day management of its assets.

(e) The conduct of the Fund’s business shall be solely controlled by the Manager. The Manager shall have full power and authority, subject to the provisions of this Agreement or as provided in the Act, to carry out and accomplish the purposes and functions of the Fund, including, by way of illustration but not by way of limitation, the power to:

(i)	do all things necessary or advisable, as determined by the Manager, to effect the admission of Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities, and engaging the Dealer Manager to select Selling Dealers to offer and sell Shares;

(ii)	acquire, purchase, make future commitments to purchase, invest in, own, acquire or grant options or obligations or rights to purchase, hold, lease, hire, rent, bail, sub-lease, re-lease, trade, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, improve, combine, divide, assign, encumber, create security interests in, take economic, beneficial or equitable interest in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with and transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, Equipment, Leases, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds, and contract with others, including Affiliates, to do the same on behalf of the Fund;

(iii)	maintain proper books of account for the Fund and prepare reports, statements and other relevant information for distribution to Members or governmental agencies in accordance with applicable laws and regulations;

(iv)	expend Fund capital, invest all funds held by the Fund, assure the proper application of revenues of the Fund and determine the appropriate accounting method or methods to be used by the Fund;

(v)	open accounts, and deposit, withdraw and maintain funds in the name of the Fund in banks or savings and loan associations and designate the terms and conditions of such deposits and draws thereon;

(vi)	borrow money or otherwise to procure extensions of credit for the Fund, including the sale or assignment of receivables of the Fund, and, if security is required therefore, execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and Leases and other assets of the Fund, and prepay, refinance, increase, modify, consolidate or extend such security device, all of the foregoing at such terms and in such amounts as the manager, in its sole and absolute discretion, deems to be in the best interests of the Fund;

(vii)	purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily hold title thereto for the purpose of facilitating an Investment by the Fund; provided, however, that with respect to Affiliated Investments:

(A)	the Manager determines that the Affiliated Investment is in the best interest of the Fund;

(B)	the Affiliated Investment is acquired at a purchase price determined according to a pre-agreed mechanism as may be reasonably agreed to by the Manager;

(viii)	establish Reserves, which shall be in an amount not less than 1% of the Gross Offering Proceeds;

(ix)	loan or advance or cause its Affiliate to loan or advance funds to the Fund (each such loan or advance, a “Fund Loan”), provided that (i) any interest, financing charges or fees payable by the Fund in connection with the Fund Loan shall not exceed amounts charged by unrelated lending institutions for the same purpose in the same geographic area; and (ii) the term of the Fund Loan is not greater than 12 months.

If the Manager or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Fund, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Fund Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (A) above. Any advances made by the Manager or any of its Affiliates for the purpose of paying Organization and Offering Expenses shall not constitute a Fund Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O&O Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 4.6(e) of this Agreement;

(x)	cause the Fund to invest in (i) purchases of Equipment without having in place a concurrent lease agreement or sale agreement related to such Equipment; and (ii) options or other obligations to purchase Equipment;

(xi)	adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Fund;

(xii)	purchase and maintain such insurance policies as the Manager, except as limited elsewhere in this Agreement, deems necessary or appropriate to protect the interests of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided that the Manager pays any incremental costs associated with being added as an additional insured;

(xiii)	employ or contract with Persons in the operation and management of the Fund including, but not limited to, equipment management agents, insurance brokers, repairmen, packers, transporters, cleaners, appraisers, valuers, architects and equipment lease brokers, engineers, contractors, attorneys, accountants, brokers, appraisers, escrow agents, printers, designers, transfer agents, tax accountants, accounting advisors and auditors, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Manager, for all such purposes described above, provided that no Person is employed to provide duplicative services; and

(xiv)	assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Fund, including causing the Fund to pay Operating Expenses and Acquisition Expenses; and take all such actions and execute all such documents, agreements and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Fund or to protect and preserve Fund assets.

(f) The Board of Directors of the Manager must consist of at least one Independent Director, except for a period of 90 days after the death, removal or resignation of an Independent Director.

4.2 Limitations on the Exercise of Powers of Manager. The Manager shall have no power to take any action prohibited by this Agreement or by the Act. Furthermore, the Manager shall be subject to the following in the administration of the Fund’s business and affairs:

(a) the Manager shall not operate the Fund in a manner which causes the Fund to be deemed an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(b) the Manager shall not enter into contracts that would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

(c) the Manager shall not alter the primary purpose of the Fund set forth in Article 2 without the Consent of a Majority Interest;

(d) neither the Manager nor any of its Affiliates shall engage in any transaction with the Fund which would circumvent the provisions of this Agreement, or circumvent the restrictions herein against dealing with the Manager and its Affiliates, or that would make it impossible to carry on the ordinary business of the Fund;

(e) the Manager shall not confess a judgment against the Fund in connection with any threatened or pending legal action;

(f) the Manager shall not possess any Equipment or assign the rights of the Fund in specific equipment for other than a Fund purpose;

(g) the Manager shall not commingle the Fund’s funds with those of any other Person; provided, however, the Manager may establish a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Programs that are Affiliates of the Fund if the Fund’s funds are protected from claims of such other Programs and/or their creditors. The prohibition of this Section shall not apply to investments meeting the requirements of Section 4.2(l);

(h) the Manager and its Affiliates shall not receive any rebates or give-ups and shall not participate in any reciprocal business arrangement which would circumvent the provisions of this Agreement, or circumvent the restrictions herein against dealing with the Manager and its Affiliates;

(i) the Manager shall not directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Shares; provided; however, that this provision shall not prohibit the normal sales commissions payable to, or reimburse the reasonable expenses of, a registered broker-dealer, or other properly licensed Person for selling the Shares;

(j) the Manager shall not cause the Fund to incur any Indebtedness wherein the lender would have or acquire any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor, or incur any Indebtedness specifically for the purpose of funding distributions; provided, however, that the Fund may enter into refinancing transactions with respect to its equipment and distribute net proceeds from any such refinancing to the extent such refinancing is consistent with the Fund’s investment objectives;

(k) the Fund shall not exchange Shares for property other than cash;

(l) the Fund may not make investments in limited partnership interests of other Programs; however, the Fund may make investments in other Programs or Joint Ventures with non-Affiliates which own and operate specific equipment and may make investments in Joint Ventures to the extent and in the manner provided in Sections 4.2(m) and 4.2(v);

(m) the Fund may make investments in Joint Ventures with other Programs sponsored by the Manager if the following conditions are met:

(i)	the Manager shall have determined that:

(A)	the Investment is in the best interests of the Fund; and

(B)	the Investment shall not result in duplicate fees to the Manager or any of its Affiliates, and such investment shall not result in the impairment, abrogation or circumvention of any of the terms of this Agreement;

(ii)	all other Programs participating in the Joint Venture have substantially identical investment objectives;

(iii)	the compensation payable to the Manager arising from the investment in the Joint Venture is substantially identical for each Program;

(iv)	the Fund has the right of first refusal to buy the underlying Equipment held by the other Programs sponsored by the Manager the Joint Venture if the other Programs desire to sell such Equipment;

(v)	the Fund’s investment is on substantially the same terms and conditions as the investments made in the Joint Venture by the other Programs;

(vi)	the Joint Venture agreement does not authorize the Fund to take any action with respect to the Investment that the Fund or the Manager could not do under the provisions of this Agreement;

(vii)	the Joint Venture is entered into either for the purpose of effecting appropriate diversification of the Fund’s portfolio or to purchase Equipment or Investments made in accordance with Section 4.2(r).

(viii)	the Investment objectives of the Joint Venture are consistent with the Investment objectives of the Fund;

(n) the Manager shall not allow the Fund to make loans to the Manager or its Affiliates;

(o) the Manager shall not provide financing to the Fund, other than as described in Section 4.1(e)(ix);

(p) the Fund shall not acquire Equipment or other Investments from a Program in which the Manager has an interest;

(q) the Fund shall not acquire from the Manager or an Affiliate Equipment or other Investments, other than as described in Section 4.2(r).

This provision shall not affect the right of the Fund to invest in Joint Ventures under Section 4.2(m) or (v);

(r) the Fund shall not acquire from the Manager or an Affiliate Equipment or other Investments which have been warehoused and acquired for the purpose of facilitating the acquisition of such Equipment or other Investments for the Fund, unless the following conditions have been met:

(i)	the Equipment or other Investments were not purchased by the Manager or Affiliate from another Affiliate;

(ii)	the Equipment or other Investments are held by the Manager or Affiliate on a temporary or interim basis only;

(iii)	the Manager has determined that the purchase of the Equipment or the other Investment is in the best interest of the Fund;

(iv)	the Equipment or Investment is purchased by the Fund for a price not greater than the cost of the Equipment or Investment to the Manager or Affiliate;

(v)	there is no difference in interest terms with loans secured by the Equipment or Investment at the time acquired by the Manager or Affiliate than at the time acquired by the Fund; and

(vi)	no other benefit arises out of the transaction to the Manager apart from compensation otherwise permitted under this Agreement.

This provision shall not affect the right of the Fund to invest in Joint Ventures under Section 4.2(m);

(s) the Fund may not purchase or lease Equipment from or sell or lease Equipment to the Manager, except as described in Section 4.2(r) and except that the Fund may lease Equipment to the Manager under a lease arrangement made at the outset and on terms no more favorable to the Manager than those offered to other Persons;

(t) the Fund may not grant an exclusive right to the Manager or an Affiliate to sell Equipment on its behalf;

(u) the Fund shall not pay, directly or indirectly, a commission or fee (except as permitted under this Agreement) to the Manager in connection with the reinvestment or distribution of Cash Flow; and

(v) the Fund may make investments in Joint Ventures with Affiliates if the following conditions are met:

(i)	the Manager has determined that the investment is in the Fund’s best interests and will not result in duplicate fees to the Manager or its Affiliates or impair, abrogate or circumvent any provisions of the this Agreement;

(ii)	the Joint Venture agreement does not authorize the Fund to do anything with respect to the Equipment that the Fund or the Manager could not do under the provisions of this Agreement;

(iii)	a majority of the Manager’s directors, including a majority of the Manager’s Independent Directors, have approved the Joint Venture; and

(vi)	the investment objectives of the Joint Venture are consistent with the Fund’s investment objectives.

4.3 Reliance on Reports and Information by Manager. In performing its duties, the Manager and its Affiliates shall be fully protected in relying in good faith upon the provisions of this Agreement and on information, opinions, reports or statements of any Member, an officer, employee or agent of the Fund, or by any other Persons as to matters the Manager reasonably believes are within such other Persons’ professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Fund or the value and amount of the assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Fund or to make reasonable provision to pay such claims and obligations, or other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be paid.

4.4 Limitation of Liability.

(a) Neither the Manager nor any of its Affiliates shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Fund, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being the Manager.

(b) Neither the Manager nor any Affiliate of the Manager performing services on behalf of the Fund and acting with the scope of the Manager’s authority shall have any liability to the Fund or to any Member for any loss suffered by the Fund or the Member that arises out of any action or inaction of the Manager or its Affiliates if:

(i)	the Manager and its Affiliates determined in good faith that the course of conduct or choice to take no action was in the best interest of the Fund;

(ii)	the Manager and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Fund; and

(iii)	the course of conduct or inaction did not constitute negligence or misconduct of the Manager or its Affiliates.

4.5 Right to Indemnification.

(a) The Fund shall indemnify the Manager and its Affiliates performing services on behalf of the Fund and acting within the scope of the Manager’s authority against all loses, judgments, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Fund, provided that:

(i)	the Manager and its Affiliates determined in good faith that the course of conduct or choice to take no action was in the best interest of the Fund;

(ii)	the Manager and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Fund; and

(iii)	the course of conduct or inaction did not constitute negligence or misconduct of the Manager or its Affiliates.

(b) Notwithstanding the foregoing, the Manager and its Affiliates shall not be indemnified by the Fund for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

(i)	there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved the indemnification of litigation costs;

(ii)	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(iii)	(i) a court approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) a court approves indemnification of litigation costs if a successful defense is made; and

(c) The Manager or its Affiliate seeking indemnification may not be entitled to indemnification for alleged violations of federal or state securities laws unless such indemnitee has advised the court regarding the current position of the Securities and Exchange Commission and any applicable state securities’ administrator on the issue of indemnification for securities laws violations.

(d) Any amounts payable pursuant to this Section 4.5 shall be recoverable solely out of the assets of the Fund and not from the Members. The Fund may not incur the cost of that portion of liability insurance which insures the Manager or its Affiliates for any liability as to which the Manager or its Affiliates is prohibited from being indemnified under this Section 4.5. Nothing in this Section 4.5(d) shall prohibit the Manager from adding itself or its Affiliates as additional insureds to any policies covering losses due to property or personal injury to non-Affiliates incurred during the normal operations of the Fund; provided, however, that Manager shall pay any incremental costs associated with being added as an additional insured.

4.6 Compensation of the Manager and its Affiliates.

The Manager and its Affiliates shall not, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash Flow or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1(b) or this Section 4.6; or pay or award any commissions or other compensation to any Person engaged by a potential Member as an investment advisor as an inducement to the Person to advise the potential Member about the Fund; provided, however, that the payment of Dealer Manager Fees and Selling Commissions otherwise in accordance with this Section 4.6 and the payment for attendance of conferences or trade shows are not prohibited hereby. Furthermore, the sum of all Organization and Offering Expenses paid by the Fund shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a) The Manager shall be entitled to receive the allocations and distributions provided for under Article 6 and Section 7.3, in addition to any allocations and distributions with respect to the Shares it holds.

(b) The Fund shall pay the Dealer Manager Fees to the Dealer Manager; provided, however, that such Dealer Manager Fees shall not be payable with respect to any Shares sold pursuant to the DRP.

(c) Commissions in the amount of $0.70 per Share sold (“Selling Commissions”) shall be paid by the Fund to the Dealer Manager and each Selling Dealer with respect to the Shares sold by each of them; provided, however, that no Selling Commissions shall be payable by the Fund with respect to Shares sold (i) to investors whose broker-dealer waives the Selling Commission; (ii) to broker-dealers participating in the Offering or any of their associated persons purchasing shares for their own account or for their respective IRAs or Qualified Plans; or (iii) pursuant to the DRP. Further, Selling Commissions payable by the Fund shall be reduced by an amount as set out in the Prospectus with respect to Shares sold according to established volume discounts. Selling Commissions must be paid in cash, if at all. Notwithstanding the foregoing, the Manager may agree with the Dealer Manager or any Selling Dealer to reduce the amount of Selling Commissions in certain instances as the Manager may determine, so long as the Selling Commissions paid in such instances do not exceed the amount set forth herein.

(d) Due Diligence Expenses may, in the Manager’s sole discretion, be reimbursed by the Fund to the Dealer Manager and each Selling Dealer, up to a maximum of 0.5% of Gross Offering Proceeds.

(e) The Fund shall pay to the Manager or its Affiliates immediately following each Closing Date the O&O Expense Allowance. The O&O Expense Allowance will not exceed the actual Organization and Offering Expenses incurred by our Manager or any of its Affiliates. The Manager shall bear any Organization and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer Manager) in excess of the O&O Expense Allowance.

(f) At such time as the Fund has entered into a binding contract to make an Investment and substantially all of the material conditions to the closing of such Investment have been satisfied, the Fund shall pay the Manager or its Affiliates, for services rendered in connection with acquiring the Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Fund for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Fund to any other Person in connection with such Investment; if the Fund purchases an Investment from the Manager or one of its Affiliates pursuant to Section 4.1(e)(vii) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 4.6(f), and there shall be no duplicative payment thereof.

(g) The Fund shall not pay any Front–End Fees, or any part thereof, that would cause the Fund’s Investment in Equipment (including Equipment that at any time is subject to, or is the collateral for, Leases or Indebtedness) to be less than the greater of:

(i)	80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering the Fund’s Investments; or

(ii)	75% of the Gross Offering Proceeds.

To calculate the percentage of Indebtedness encumbering the Fund’s Investments, the aggregate amount of the Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front–End Fees) paid for all Investments. The quotient so calculated shall be multiplied by .0625% to determine the percentage to be deducted from 80%.

(h) Each month, the Fund shall pay to the Manager or its Affiliates Asset Management Fees attributable to the Gross Rental Payments of the Fund during such month. The Asset Management Fee shall continue to be payable to the Manager or its Affiliates during the extension of the term of a Lease or when a new Lease is entered into with the same lessee or its Affiliates or a different lessee.

(i) Until the end of the Operating Period, the Fund shall pay the Manager or its Affiliates Re-Leasing Fees for providing substantial re-leasing services (including, but not limited to, ongoing marketing or hiring or arranging for the hiring of crews or operating personnel) in connection with the re-lease of the Fund’s Equipment. In addition, the Re-Leasing Fee shall only be payable to the Manager or its Affiliates if the

Equipment is not re-leased to the same lessee or its affiliates and the Manager performs Equipment management services which would entitle it to the Asset Management Fee. In connection therewith, the Manager or its Affiliates shall maintain adequate staff for rendering re-leasing services to the Fund. Re-leasing fees will be paid to the Manager as each rental payment is received over the term of the lease.

(j) For providing services in connection with the sale of any Investment, the Fund shall pay to the Manager or its Affiliates the applicable Re-Marketing Fee; provided that:

(i)	in no event shall any Re-Marketing Fees payable to the Manager be paid prior to Investor Return. For the avoidance of doubt, where the Manager participates with an independent broker on the sale of any Investment, the aforementioned subordination will only apply to that part of the Re-Marketing Fee payable to the Manager;

(ii)	the Manager or its Affiliates shall not be entitled to receive any Re-Marketing Fees to the extent that such amount would cause the total compensation paid to the manager in connection with the sale of such Investments to exceed one-half the fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment;

(iii)	in no event shall aggregate Re-Marketing Fees paid to all Persons in connection with the sale of such Investments exceed the fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment; and

(iv)	Re-Marketing Fees that cannot be paid to the Manager or its Affiliates when earned because Investor Return has not been achieved shall accrue, without interest, and be paid to the Manager after Investor Return.

(k) General Fund Expenses.

(i)	Except as otherwise provided in this Section 4.6(k), expenses of the Fund other than those incurred and otherwise reimbursed in accordance with Sections 4.6(b) through (j), shall, to the extent practicable, be billed directly to and paid by the Fund.

(ii)	The Fund shall reimburse the Manager and any of its Affiliates for the actual cost of goods and materials used for or by the Fund and obtained from non-Affiliates of the Manager. The Manager may be reimbursed for the administrative services necessary to the prudent operation of the Fund; provided, that the reimbursement shall be at the lower of the Manager’s actual cost or the amount that the Fund would be required to pay to independent third parties for comparable administrative services in the same geographic location. No reimbursement is permitted for services for which the Manager or any Affiliate is entitled to compensation by way of a separate fee pursuant to other provisions of this Section 4.6. The Manager and its Affiliates shall not be reimbursed by the Fund for amounts expended by it with respect to the following:

(A)	Rent or depreciation, utilities, capital equipment, and other administrative items; and

(B)	Salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the Manager or of any of its Affiliates

(iii)	The Fund shall reimburse the Manager for other services provided to the Fund by an Affiliate in accordance with the provisions of Section 4.1(c).

4.7 Other Interests of the Manager and its Affiliates.

Except as set forth in the Prospectus, and subject to their fiduciary duties to the Fund, the Manager and its Affiliates shall not be obligated to present any particular investment opportunity to the Fund, regardless of whether such opportunity is of such character that the Fund could take advantage thereof, and the manager and its Affiliates shall have the right to take for their own accounts or to recommend such investment opportunity to others. The Manager and its Affiliates, the Members, any shareholders, officer, director, member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, trading, hiring, licensing, bailing, renting, operation, management and brokerage of equipment.

ARTICLE 5. POWERS AND LIABILITIES OF MEMBERS.

5.1 No Control Over Fund Business.

No Member shall participate in or have any control over the Fund’s business or have any right or authority to act for, or to bind or otherwise obligate, the Fund, except for a Member who is also the Manager, and then only in its capacity as the Manager. No Member shall have the right to have the Fund dissolved and liquidated or to have all or any part of such Member’s Capital Contribution or Capital Account returned except as provided in this Agreement. The Members hereby consent to the exercise by the Manager of the powers granted to the Manager pursuant to this Agreement.

5.2 Limited Liability.

Except as otherwise provided in the Act or pursuant to this Agreement, after the payment of all Subscription Funds for the Shares purchased by a Member, such Member shall have no further obligations to the Fund, shall not be subject to any additional assessment and shall not be required to contribute any additional capital to, or to loan any funds to, the Fund. The liability of each Member in its capacity as such shall be limited to the amount of such Member’s Capital Contribution and its pro rata share of any undistributed Profits. Except as otherwise required by the Act or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Fund, to any of the other Members, to the creditors of the Fund or to any other third party, for the debts, liabilities, commitments or other obligations of the Fund or for any losses of the Fund.

ARTICLE 6. DISTRIBUTIONS AND ALLOCATIONS.

6.1 Distributions of Cash.

(a) The Manager shall have the sole discretion to determine what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and what portion shall be distributed to the Members; provided, however, with respect to the reinvestment of Cash Flow derived from the Sale of the Fund’s Investments, the Manager shall retain sufficient cash to be distributed to Members to pay state and federal income tax obligations, if any, and not otherwise withheld and paid by the Manager pursuant to Section 6.9 of this Agreement, created by the Sale of the Fund’s Investments. Until the end of the Operating Period, the Manager intends to cause the Fund to make, to the extent available, monthly Cash Distributions; provided, however, that the amount of each Cash Distribution shall be computed on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Fund is unable to make, and without reduction for any cash distributions actually made, in any prior period).

(b) Prior to Investor Return, distributions pursuant to this Section 6.1 shall be made 1% to the Manager and 99% to the Members. After Investor Return, distributions pursuant to this Section 6.1 shall be made 19% to the Manager and 81% to the Members. Notwithstanding the foregoing, (i) no Member shall be entitled to receive any distributions in an amount that exceeds the positive adjusted Capital Account balance of that Member immediately preceding the distribution (taking into account the effect of any revaluation of the assets of the Fund pursuant to Section 3.4) and (ii) any amount not distributed to a Member pursuant to clause (i) shall be distributed to the other Members that have positive adjusted Capital Account balances, after taking into account their share of the distribution, in accordance with their respective positive adjusted Capital Account balances.

(c) Notwithstanding the provisions of Section 6.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section  9.3.

6.2 Allocations of Profits and Losses.

(a) The Profits and Losses of the Fund shall be determined for each Fiscal Year or Fiscal Period.

(b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Fund’s Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

(c) Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i)	First, to the extent that an amount of Loss has been allocated under Section 6.2(e) for a prior Fiscal Period and that allocation has not been offset by a subsequent allocation of Profits pursuant to this Section 6.2(c)(i) or Section 6.2(d)(i), to the Members in proportion to, and in an amount equal to, the unrecovered amount of Loss (and, if there is an unrecovered Loss for more than one Fiscal Period or that has been allocated pursuant to Section 6.2(e)(i) or Section 6.2(e)(ii), then this Section 6.2(c)(i) shall be applied first to the Loss arising in the most recent Fiscal Period until that Loss is recovered fully, and thereafter successively to each preceding Fiscal Period for which there is an unrecovered Loss, ending with the first such Fiscal Period, in each case offsetting Loss allocated pursuant to Section 6.2(e)(ii) before those allocated pursuant to Section 6.2(e)(i);

(ii)	second, 1% to the Manager and 99% to the Members in proportion to their Shares, until the Members are allocated the Investor Return to the extent not previously allocated pursuant to this Section 6.2(c)(ii) or Section 6.2(d)(ii); and

(iii)	thereafter, 19% to the Manager and 81% to the Members.

(d) Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:

(i)	First, to the extent that an amount of Loss has been allocated under Section 6.2(e) for a prior Fiscal Period and that allocation has not been offset by a subsequent allocation of Profits pursuant to Section 6.2(c)(i) or this Section 6.2(d)(i), to the Members in proportion to, and in an amount equal to, the unrecovered amount of Loss (and, if there is an unrecovered Loss for more than one Fiscal Period or that has been allocated pursuant to Section 6.2(e)(i) or Section 6.2(e)(ii), then this Section 6.2(d)(i) shall be applied first to the Loss arising in the most recent Fiscal Period until that Loss is recovered fully, and thereafter successively to each preceding Fiscal Period for which there is an unrecovered Loss, ending with the first such Fiscal Period, in each case offsetting Loss allocated pursuant to Section 6.2(e)(ii) before those allocated pursuant to Section 6.2(e)(i);

(ii)	Second, the greater of (A) 1% or (B) the excess of the distributions made to the Manager (other than with respect to any Shares it owns) pursuant to the first sentence of Section 6.1(b) (but only to the extent that such distributions have not been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities) over the cumulative amount of income previously allocated to the Manager pursuant to Section 6.2(c)(i), Section 6.2(f)(v) and this Section 6.2(d)(i) (and not offset by Losses allocated pursuant to Section 6.2(e)(ii)) to the Manager and the balance to the Members (including the Manager with respect to any Shares it owns) until such Members have been allocated in the aggregate an amount equal to the Investor Return to the extent not previously allocated pursuant to this Section 6.2(d)(ii) or Section 6.2(c)(ii); and

(iii)	thereafter, 19% to the Manager and 81% to the Members (including the Manager with respect to any Shares it owns).

(e) Losses for any Fiscal Period shall be allocated as follows:

(i)	first, 19% to the Manager and 81% to the Members until the cumulative amount of Losses allocated pursuant to this Section 6.2(e)(i) to those who are then Members equals the cumulative Profits previously allocated to such Members (or their predecessors-in-interest) pursuant to Sections 6.2(c)(iii) and 6.2(d)(iii); and

(ii)	thereafter, 1% to the Manager and 99% to the Members; provided, however, that if and to the extent that an allocation of Losses to any Member pursuant to this Section 6.2(e) or Section 6.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 6.2(e) and, when no Member can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

(f) The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 6.2(c)-(e) in the following order:

(i)	Fund Minimum Gain Chargeback. Any Fund Nonrecourse Deduction for a Fiscal Period shall be allocated to the Members in accordance with their respective Capital Accounts at the beginning of such period. If there is a net decrease in the Fund Minimum Gain during a Fiscal Period, then items of income and gain for such Fiscal Period (and, if necessary, for subsequent periods) shall be allocated to the Members in the manner and to the extent required by Treasury Regulations Section 1.704-2(f). This clause is intended to constitute a “minimum gain chargeback” as provided by Treasury Regulations Section 1.704-2(f), and this clause shall be construed accordingly.

(ii)	Member Minimum Gain Chargeback. Any Member Nonrecourse Deduction shall be allocated in the manner specified in Treasury Regulations Section 1.704-2(i)(1), and, subject to the exceptions set forth in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during a Fiscal Period attributable to a Member Nonrecourse Debt, then each Member with a share of Member Nonrecourse Debt Minimum Gain attributable to such Member’s Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704(2)(i)(5), shall be specially allocated items of income and gain for such Fiscal Period (and, if necessary, for subsequent periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain for such period attributable to such Member Nonrecourse Debt (which share of such net decrease shall be determined under Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(g)(2)). This clause is intended to constitute a “chargeback of partner nonrecourse debt minimum gain” as provided by Treasury Regulations Section 1.704-2(i)(4), and this clause shall be construed accordingly.

(iii)	Qualified Income Offset. In the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Fund income and gain (consisting of a pro rata portion of each item of Fund income, including gross income, and gain) shall be specially allocated to such Member in the manner required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d) to eliminate, to the extent required by such regulation, the Adjusted Capital Account Deficit of such Member as quickly as possible. This clause is intended to constitute a “qualified income offset” as provided by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and this clause shall be construed accordingly.

(iv)

Special Liquidation Period Allocation. During the Liquidation Period, there shall be a special allocation of gross income to the Members (including the Manager regardless of its Shares) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Members are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 6.2(f)(iv) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Article 6 have been made as if this Section 6.2(f)(iv) and Section 6.2(f)(iii) were not part of this Agreement.

(v)	Compliance Allocations. The special allocations provided for in the proviso of Section 6.2(e)(ii) and in Sections 6.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 6.2(e) and Sections 6.2(f)(i)-(iv) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

If the Manager determines, after consultation with counsel, that the allocation of any item of Fund income, gain, loss or deduction is not specified in this Article 6 (an “unallocated item”), or that the allocation of any item of Fund income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Fund determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) “misallocated item”), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vi)	Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Fund by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

(vii)	Transactions with the Fund. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Fund pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

(viii)	Fees and Commissions Paid to the Manager. It is the intent of the Fund that, any amount paid or deemed paid to the Manager as a fee or payment described in Section 4.6 shall be treated as a “guaranteed payment” or a payment to a Member not acting in his capacity as a Member pursuant to Code Section 707(c) or (a), respectively, to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Fund ordinary gross income equal to such payment.

(ix)	Syndication Expenses. Syndication Expenses attributable to the Selling Commissions and Dealer Manager Fees paid on the Fund’s sale of any Share shall be specially allocated to the Member who purchased such Share; and all other Syndication Expenses shall be allocated to the Members who are admitted to the Fund from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Selling Commissions and Dealer Manager Fees) allocated with respect to each Share are the same. If the Manager determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the Manager may allocate a portion of Profits or Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Members.

6.3 Tax Allocations; Code Section 704(c); Revaluations.

(a) Except as otherwise provided in this Section 6.3, the taxable income or loss of the Fund (and items thereof) for any Fiscal Period shall be allocated among the Members in proportion to and in the same manner as Profit, Loss and separate items of income, gain, loss and deduction (excluding items for which there are no related tax items) are allocated among the Members for Capital Account purposes pursuant to the provisions of Section 6.2. Except as otherwise provided in this Section 6.3, the allocable share of a Member for tax purposes in each specified item of income, gain, deduction and loss of the Fund comprising Profit, Loss, or an item allocated pursuant to Section 6.2 shall be the same as such Member’s allocable share of Profit, Loss, or the corresponding item for such Fiscal Period.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Fund shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Fund for federal income tax purposes and its initial Gross Asset Value.

(c) In the event the Gross Asset Value of any Fund asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 3.4(g) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(d) Any elections or other decisions relating to the allocations required by clauses (b) and (c) of this Section 6.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (d) of this Section 6.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

6.4 Distributions and Allocations Among the Members.

(a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period to the Members (including the Manager with respect to any Shares it owns) shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the day on which such distribution is made. If the Manager determines at any time that the amount of distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member’s share of the total distributions made or to be made by the Fund for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

(b) Notwithstanding the general rule set forth in Section 6.4(a) regarding the allocation of Profits and Losses among Members, beginning with the first Fiscal Year that starts on or after the first day of the Liquidation Period, Profits and Losses allocated to the Members (as distinct from Profits and Losses allocated to the Manager as manager) pursuant to Sections 6.2(c), 6.2(d), or 6.2(e) shall first be allocated among the Members so as to equalize, as soon as practicable, the ratio for each Member of such Member’s Capital Account (as adjusted to take into account amounts the Member is obligated, or deemed obligated, to restore pursuant to Treas. Reg. Section 1.704-2(g)(i) and 1.704-2(i)(5)) to the number of Shares held by such Member, and thereafter in proportion to their respective number of Shares. If there are not sufficient Profits or Losses so allocated to the Members for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Members in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the Manager with respect to any Shares it owns, similar principles to those set forth above shall be applied.

(c) In connection with any Fiscal Year in which any Members (other than the Manager) are admitted to the Fund or, with respect to clause (ii), have Shares redeemed by the Fund, Profits and Losses or items thereof shall be allocated, and distributions made, among such Members as follows:

(i)	Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

(ii)	for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Member is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Member pursuant to Sections 6.2(c), 6.2(d) or 6.2(e) (as amplified by Sections 6.4(a) or 6.4(b), as the case may be), such excess amount shall be reallocated to the other Members in proportion to the amounts allocated to them pursuant to said Sections; and

(iii)	all distributions made to such Members pursuant to Section 6.1(b) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days that such Shares were held by such Member preceding the date on which the distribution is made bears to the sum of that calculation for all Members.

(d) In the event of a transfer of a Share during a Fiscal Year in accordance with Article 8, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Fund in accordance with Section 6.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 6.4(a).

6.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Fund fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 4.6(b) through (j) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Article 6 so as to comply with the requirements contained in the NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 6.5 shall require the Manager to obtain the Consent of the Members unless such proposed adjustment adversely affects the allocations or distributions made, or to be made, to any Member.

6.6 Return of Uninvested Capital Contribution.

If any amount of the Net Offering Proceeds has not been committed to Investments or committed to Reserves by twenty-four (24) months after the Effective Date of the Offering, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Fund to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable periods described above, and if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

6.7 Members’ Return of Investment in the Fund.

Each Member shall look solely to the assets of the Fund for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Fund remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of the Manager, any of its Affiliates or any other Member, except to the limited extent set forth in this Agreement.

6.8 No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Fund’s assets and may only then be made to a liquidating trust which has been established for the purpose of liquidation of the Fund’s assets and distribution of the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

6.9 Fund Entitled to Withhold.

The Fund shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member’s participation in the Fund. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Articles 6 and 9, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Fund (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Member to the Fund. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Fund in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 6.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

ARTICLE 7. WITHDRAWAL OF THE MANAGER.

7.1 Voluntary Withdrawal.

The Manager may voluntarily withdraw as a Manager from the Fund and terminate its service to the Fund provided that the following conditions are met:

(a) each Member shall have received written Notice of the Manager’s intention to withdraw sixty (60) days in advance;

(b) the Fund shall have received an opinion of counsel (which need not be special counsel) to the effect that such withdrawal will not constitute a termination of the Fund, or otherwise materially adversely affect the status of the Fund for federal income tax purposes; and

(c) a Substitute Manager shall have been selected, and such Substitute Manager shall have: (i) expressed a willingness to be admitted to the Fund, (ii) received the specific written Consent of the Majority Interest to such admission and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

Notwithstanding the foregoing, the Manager may voluntarily withdraw as a Manager from the Fund (a) immediately upon the conclusion of the Liquidation Period; or (b) with ten (10) days advanced written Notice to the Members in the event of the amendment of this Agreement by the Members.

7.2 Involuntary Withdrawal. The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Fund upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Act as then in effect. For purposes of this Section 7.2 and Article 11, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract or agreement with the Manager or any such Affiliate.

7.3 Consequences of Withdrawal.

(a) Upon the withdrawal of the Manager in accordance with either Section 7.1 or Section 7.2, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Fund:

(i)	the positive fair market value of the interest in the income, losses, distributions and capital of the Fund then held by the Manager, as calculated in accordance with the provisions of clause (c) of this Section 7.3;

(ii)	Asset Management Fees payable to the Manager with respect to Investments acquired by the Fund prior to the effective date of the Withdrawal of the Manager and which have accrued as at the effective date of the Withdrawal of the Manager, as and when the Fund receives the Cash Flow from such Investments; and

(iii)	an amount equal to the difference between (A) any amounts due and owing to the Manager by the Fund (including any deferred fees) and (B) any amounts due and owing by the Manager to the Fund, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Fund shall be terminated.

(b) Upon the Voluntary Withdrawal or Involuntary Withdrawal of the Manager in accordance with Section 7.1 or Section 7.2, the Manager shall be paid the amounts due under Section 7.3(a) pursuant to a non-interest-bearing, unsecured promissory note of the Fund, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under this Agreement had the Manager not withdrawn.

(c) For purposes of this Section 7.3, the fair market value of the withdrawn Manager’s interest in the income, losses, distributions and capital of the Fund shall be determined, in good faith, by such Manager and the Fund, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager’s Shares within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Fund.

(d) In the event that the Manager pledges the Asset Management Fees payable to it by the Fund to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager.

7.4 Continuation of Fund Business.

In the event that the Manager withdraws from the Fund, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating that it has withdrawn. If, within 90 days following such Withdrawal, any Person shall be admitted to the Fund as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Fund shall continue. If no Substitute Manager shall have been so admitted to the Fund within 90 days following the date of the Manager’s Withdrawal, then the Fund shall be dissolved.

ARTICLE 8. TRANSFER OF UNITS.

8.1 Member Withdrawal.

A Member may withdraw from the Fund only in accordance with this Article 8. The withdrawal of a Member shall not dissolve or terminate the Fund. In the event of the withdrawal of any Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section  8.3.

8.2 Assignment.

(a) Subject to the provisions of Sections 8.2(b) and (c) and 8.3 of this Agreement, any Member may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i)	such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A)	set forth the terms of such Assignment;

(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C)	include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws and the NASAA Guidelines); and

(D)	otherwise be satisfactory in form and substance to the Manager.

(b) Notwithstanding the foregoing, unless the Manager shall specifically consent, no Shares may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii)	to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Fund, or its status as a partnership, for federal income tax purposes; provided, however, that the Fund may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Fund, or its status as a partnership, for federal income tax purposes;

(iii)	to any Person if such Assignment would affect the Fund’s existence or qualification as a limited liability company under the Act or the applicable laws of any other jurisdiction in which the Fund is then conducting business;

(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v)	if such Assignment would result in the transfer of less than 500 Shares (unless, after giving effect to such Assignment, the Member would continue to own at least 500 Shares);

(vi)	if such Assignment would result in the retention by such Member of less than 500 Shares, or if the Assignee would not own at least 500 Shares;

(vii)	if, in the reasonable belief of the Manager, such Assignment might violate applicable law; or

(viii)	if, in the determination of the Manager, such Assignment would not be in the best interest of the Fund and its Members.

Any attempt to make any Assignment of Shares in violation of this Section 8.2(b) shall be null and void ab initio.

(c) No transfer, Assignment or redemption of Shares shall be made, and the Manager shall not recognize any such transfer, Assignment or redemption for any purpose whatsoever, if it would result in the Fund being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the Manager shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Fund distributions or to acquire an interest in the capital or profits of the Fund), an Assignment of Shares (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The Manager may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Members agree to provide all information with respect to Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder. In no event shall the Fund recognize, for any purpose whatsoever, transfers in any taxable year (other than those that the Manager concludes in good faith are described in Treas. Reg. Sections 1.7704-1(e)(1)(i)-(vii), 1.7704-1(e)(1)(ix), or 1.7704-1(g)), to the extent such transfers in the aggregate exceed 2% of the total interests in the Fund’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).

(d) Assignments made in accordance with this Section 8.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 8.2 shall have been satisfied and effective for record purposes and for purposes of Article 8 as of the first day of the month following the date upon which all of the conditions of this Section 8.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

8.3 Substitution.

(a) An Assignee shall be admitted to the Fund as a Substitute Member only if:

(i)	the Manager has reasonably determined that all conditions specified in Section 8.2 have been satisfied and that such admission shall not have any adverse effect upon the Fund; and

(ii)	such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Article 13, as the Manager reasonably may require to determine compliance with this Article 8.

(b) An Assignee who does not become a Substitute Member in accordance with this Section 8.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 8.2, 8.3 and 8.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Article 6.

(c) The Fund will amend this Agreement at least once each calendar quarter to reflect the admittance of an Assignee as a Substitute Member.

8.4 Status of an Assigning Member.

Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

8.5 Repurchase of Shares Held by Foreign Partners.

The Fund shall have the right, but not the obligation, to repurchase, for cash, all or a portion of the Shares of any Member, at the Applicable Repurchase Price, if such Member becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term; provided, however, that:

(a) it must be the opinion of the Fund that such repurchase would not constitute a transaction on an established securities market or a Secondary Market (or the substantial equivalent thereof);

(b) it must be the opinion of the Fund that such repurchase would not jeopardize the Fund’s treatment as a partnership for federal income tax purposes;

(c) it must be the opinion of the Fund that sufficient cash flow is available to provide the funds for such repurchase; and

(d) the Fund shall not, in any calendar year, repurchase Shares pursuant to this Section 8.5 that, in the aggregate, along with all Shares otherwise transferred in such calendar year (other than those that the Manager in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix) or 1.7704-1(g)), including Shares repurchased pursuant to Section 8.6, exceed 2% of the total interests in the Fund’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k).

8.6 Redemption of Shares.

(a) A Member (other than the Manager or an Affiliated Member) may request that the Fund redeem such Member’s Shares. The Fund shall not, in any calendar year, redeem Shares pursuant to this Section 8.6 that, in the aggregate, along with all Shares otherwise transferred in such calendar year (other than those that the Manager in good faith concludes are described in Treas. Reg. Sections 1.7704-1(e)(i)-(vii), 1.7704-1(e)(ix), or 1.7704-1(g)) including Shares redeemed pursuant to Section 8.5, exceed 2% of the total interests in the Fund’s capital or profits as determined in accordance with Treas. Reg. Sections 1.7704-1(j) and 1.7704-1(k). With the prior Consent of the Manager, the Fund shall redeem, for cash, up to 100% of the Shares of such Member, at the Applicable Redemption Price. The Fund shall be under no obligation to redeem Shares of a Member and shall do so only in the discretion of the Manager. In this regard, the Manager may take into consideration the time of year during which a redemption request is made, and the effect such a redemption would have on the 2% limit described above. A Member desiring to have a portion or all of his Shares redeemed shall submit a request in form and substance satisfactory to the Fund. A request for redemption may be withdrawn by the Member at any time by providing Notice in writing five (5) business days prior to the end of the fiscal quarter. The Manager shall accept or deny redemption requests quarterly.

(b) No reserves shall be established by the Fund for the redemption of Shares. Funds for the redemption of any Share may be derived from Cash Flow, general Reserves or additional Capital Contributions of Members. Shares may be redeemed only if such redemption would not impair the capital or the Operations of the Fund and would not result in the termination under the Code of the Fund’s taxable year or of its federal income tax status as a partnership.

(c) In the event that the Manager receives requests for the Fund to redeem more Shares than there are funds sufficient to redeem, the Manager may, in its discretion, give priority (i) first, to hardship redemptions (e.g., requests arising from death, major medical expense, family emergency, disability, a material loss of family income, etc.), (ii) second, to provide liquidity for IRAs or qualified plans to meet required distributions, and (iii) to all other redemption requests.

(d) In the event that all Shares of any Member are redeemed, such Member shall be deemed to have withdrawn from the Fund and shall, from and after the date of the redemption of all Shares of such Member, cease to have the rights of a Member.

8.7 Cancellation of Shares. Any Shares acquired (whether by redemption or otherwise) by the Fund pursuant to this Article 8 or any other provision of this Agreement shall (i) not be cancelled and shall remain available for sale pursuant to the Offering if acquired prior to the Termination Date and (ii) be cancelled if acquired on or after the Termination Date.

8.8 Shares by Assignment. Persons holding Shares by assignment from entities holding Shares for the purpose of assigning all or a portion of such interests to subscribers (the “Assignor”) shall have the same rights as if they were Members except as prohibited by applicable law. The Assignor’s management shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the Assignor management’s possession or control, and the management of the Assignor shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the assignees. Such assignees shall not be permitted to contract away the fiduciary duty owed to the assignees by the Assignor’s management under the common law of agency.

ARTICLE 9. DISSOLUTION AND WINDING-UP.

9.1 Events Causing Dissolution.

The Fund shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a) the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Fund in accordance with Article 7 of this Agreement;

(b) the voluntary dissolution of the Fund (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Article 11 of this Agreement, by the Consent of the Majority Interest without action by the Manager;

(c) the Sale of all or substantially all of the Investments of the Fund;

(d) the expiration of the Fund term specified in Section 2.8 of this Agreement;

(e) the Operations of the Fund shall cease to constitute legal activities under the Act or any other applicable law; or

(f) any other event which causes the dissolution or winding-up of the Fund under the Act to the extent not otherwise provided herein.

9.2 Winding-Up of the Fund; Capital Contribution by the Manager Upon Dissolution.

(a) Upon the occurrence of a Dissolution Event, the winding-up of the Fund and the termination of its existence shall be accomplished as follows:

(i)	if there is no Manager upon the occurrence of a Dissolution Event, a Person shall be selected by the Consent of the Majority Interest, to wind up the affairs of the Fund, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Fund (the “Liquidator”), which Liquidator may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest;

(ii)	the Manager or Liquidator shall proceed with the liquidation of the Fund, including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation, and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager or Liquidator to effectuate an orderly winding-up;

(iii)	all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 6.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Article 6;

(iv)	in the event that, after all requirements of the foregoing clauses of this Section 9.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Fund as a Capital Contribution an amount equal to the amount of such deficit balance;

(v)	the proceeds from Sales and all other assets of the Fund shall be applied and distributed in liquidation as provided in Section 9.3; and

(vi)	the Manager or Liquidator shall file such certificates and other documents as shall be required by the Act, the Code and any other applicable laws to terminate the Fund.

(b) If the winding-up of the Fund is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 4.6 of this Agreement and, if the winding-up is effected by a Liquidator, the Liquidator shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

9.3 Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Fund shall be applied as follows and in the following order of priority (subject to any requirements of the Act):

(a) first, to the payment of creditors of the Fund in order of priority as provided by law, except obligations to Members or their Affiliates;

(b) next, to the setting up of any Reserve that the Manager or Liquidator shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Fund or the Members; such Reserve may, in the discretion of the Manager or Liquidator be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager or Liquidator may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 9.3.

(c) next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement;

(d) next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement; and

(e) thereafter, to the Members, within the time period specified in Treas. Reg. Section 1.704-1(b)(2) (ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts after giving effect to all contributions, distributions, and allocations for all periods.

ARTICLE 10. FISCAL MATTERS AND REPORTS.

10.1 Title to Property and Bank Accounts.

All Investments and other assets of the Fund shall be held in the name of the Fund, except to the extent permitted in Section 4.1(e)(vii). The funds of the Fund shall be deposited in the name of the Fund in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. The funds of the Fund shall not be commingled with the funds of any other Person except as permitted in Section 4.2(g).

10.2 Maintenance of and Access to Basic Fund Documents.

(a) The Manager shall maintain the following documents:

(i)	the Membership List, which shall be updated at least quarterly to reflect any known change in the information contained therein;

(ii)	a copy of the Certificate of Formation and all amendments thereto;

(iii)	copies of this Agreement and any amendments hereto, as well as executed copies of any powers of attorney pursuant to which this Agreement or any such amendment has been executed;

(iv)	copies of the audited financial statements of the Fund for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members’ equity at or for such Fiscal Year, together with the report of the Fund’s independent auditors with respect thereto;

(v)	copies of the Fund’s federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi)	records as required by applicable tax authorities, including those specifically required to be maintained by “tax shelters,” if so required by the Fund;

(vii)	investor suitability records for Shares sold for a period of six years after such sale;

(viii)	complete and accurate financial books and records with respect to the business and affairs of the Fund, kept on an accrual basis and prepared in accordance with generally accepted accounting principles; and

(ix)	such other records as are required to be maintained pursuant to the Foreign Corrupt Practices Act of 1977, as amended.

(b) Such books and records shall be kept at the principal place of business of the Fund and each Member and his or her designated representative shall be given access to all of the foregoing records of the Fund, and may inspect the same and make copies of the same (subject, in the case of copying the Membership List, to compliance with clause (c) of this Section 10.2) at the Member’s expense, upon reasonable Notice and during normal business hours, which Notice shall specify the documents the Member intends to examine and/or copy.

(c) The Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Fund of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Member shall certify to the Fund that the Member is not requesting the Membership List for the purpose of (each, an “Impermissible Purpose”):

(i)	providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member’s designated representative(s)), except when used in connection with exercising any voting rights of the Shares or any rights under federal proxy solicitation laws;

(ii)	selling the Membership List;

(iii)	using the Membership List for a commercial purpose unrelated to the Shares; or

(iv)	using the Membership List for an unlawful purpose.

The Manager shall not be required to mail a copy of the Membership List to, or as directed by, any Member unless such Member shall have certified to the Fund that the Member is not requesting the Membership List for an Impermissible Purpose.

(d) If the Manager refuses or neglects to comply with Section 10.2(b) or (c) hereof, the Manager shall be liable to such Member for the costs, including reasonable attorneys’ fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, (ii) has not provided the Manager with the certification called for by Section 10.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member’s purpose in requesting the Membership List is an Impermissible Purpose. The remedies provided under this Section 10.2(d) to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

10.3 Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Fund for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the Manager may rely upon the advice of the accountants and counsel as to whether such decisions are in accordance with the methods adopted by the Fund for federal income tax purposes or generally accepted accounting principles.

10.4 Reports.

(a) Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall deliver to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

(i)	a report containing the same financial information as is contained in the Fund’s quarterly report on Form 10-Q filed with the SEC under the Securities Exchange Act of 1934, as amended;

(ii)	a detailed statement prepared by the Manager setting forth the fees and other compensation and costs and expenses which were paid or reimbursed by the Fund to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such report shall (A) include a detailed statement identifying any services rendered or to be rendered to the Fund and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 6.6), a report of all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Investments acquired, (B) the Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

(b) Within 90 days after the end of each Fiscal Year, the Manager shall deliver to each Person who was a Member at any time during such Fiscal Year the following written materials:

(i)	financial statements for the Fund for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members’ equity, which shall be prepared in accordance with generally accepted accounting principles and the rules and regulations of the SEC;

(ii)	an analysis, prepared by the Manager (which need not be audited by the Fund’s auditors), of distributions made to the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

(A)	Cash Flow from operations during such period;

(B)	Cash Flow from operations during a prior period which had been held as Reserves;

(C)	Proceeds from the Sale of Investments;

(D)	Reserves comprised of Capital Contributions from Members;

(iii)	a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Fund’s Investments held at the end of such Fiscal Year, which report shall state:

(A)	the condition of each such item of Equipment, to the knowledge of the Manager;

(B)	how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Fund or held for lease, repair or sale), to the knowledge of the Manager;

(C)	the remaining term of any Lease to which such Equipment is subject;

(D)	the projected or intended use of such Equipment during the next following Fiscal Year (i.e., lease; lease renewal; retire or sell);

(E)	the method used to determine values set forth therein;

(F)	such other information as may be relevant to the value or use of such Equipment as the Manager deems appropriate;

(iv)	an annual report which shall state:

(A)	the fees and other compensation and costs and expenses which were paid or reimbursed by the Fund to the Manager and its Affiliates during such Fiscal Year. Such report shall (A) include a detailed statement identifying any services rendered or to be rendered to the Fund and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

(B)

in the case of reimbursed costs and expenses, the Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Fund’s portion of such total amounts were allocated between the Fund and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Fund for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

(C)	the additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants and may be reimbursed to the Manager and its Affiliates by the Fund in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

(v)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 6.6), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

10.5 Tax Returns and Tax Information.

The Manager shall:

(a) prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Fund for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b) deliver to each Member by within 75 days after the end of each Fiscal Year, all information necessary for the preparation of Members’ federal income tax returns; provided, that the Manager shall deliver a Form K-1 or other statement setting forth such Member’s share of the Fund’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

10.6 Federal Tax Elections.

The Fund, in the discretion of the Manager, may make elections for federal tax purposes as follows:

(a) in case of a transfer of all or some of the Shares of a Member, the Fund, in the discretion of the Manager, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Fund. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b) all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Fund under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by counsel or the accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Fund shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

10.7 Tax Matters Partner.

The Manager is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner. The Tax Matters Partner is authorized to represent the Fund before the Internal Revenue Service and any other governmental agency with jurisdiction; provided, however, that (a) the Tax Matters Partner shall provide to the Members a timely summary of each oral and written communication from or to the Internal Revenue Service or any other taxing authority relating to any material Fund Tax matter and shall promptly furnish to the Manager a copy of any significant correspondence relating thereto, (b) the Tax Matters Partner shall promptly provide to the Manager reasonably detailed accounts of all stages of each administrative or judicial proceeding relating to Fund Tax matters and shall provide the Manager with sufficient notice thereof to enable them to participate fully therein, and (c) the Tax Matters Partner shall not (i) sign any consent, (ii) enter into any settlement agreement or (iii) compromise any dispute with the IRS or any other taxing authority without the approval of the Manager. Nothing in this Section 10.7 shall limit the ability of any Member to take any action in his individual capacity relating to Tax audit matters relating to the Fund that is left to the determination of an individual Member under sections 6222 through 6232 of the Code or any similar state or local provision.

10.8 Reports to Federal and State Authorities.

The Manager shall submit to an Administrator any information that such Administrator reasonably requires, including, but not limited to, reports and statements required to be distributed to Members pursuant to Section 10.4.

10.9 Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Partnership Interests for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the IRS on May 24, 2005 under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the Manager’s interest in the Fund upon issuance of Shares in the Fund, the Fund is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such Manager’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Fund and each of its Members, including the Manager, agree to comply with all of the requirements of the safe harbor in connection with interests in the Fund transferred in connection with the performance of services while the election remains effective, to execute such documentation as the Manager reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

ARTICLE 11. MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

11.1 Meetings of the Members.

(a) In its sole discretion, the Manager may at any time call a meeting of the Members, and the Manager may submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote as set forth in this Article 11. The Manager shall call a meeting of the Members upon receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote as set forth in this Article 11. Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting. Within ten (10) days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph 11.1(b).

(b) A Notice of any such meeting or action by written Consent in lieu of a meeting shall be given to all Members by certified mail and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be mailed to each Member at his or her recorded address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

(c) For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(d) Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at any time by the Member executing it.

(e) At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

11.2 Voting Rights of the Members.

The Members, acting by Consent of the Majority Interest, may take the following actions without the concurrence of the Manager:

(a) amend this Agreement;

(b) dissolve the Fund;

(c) remove the Manager and elect one or more Substitute Managers; and

(d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Fund.

If the Manager is a Member, it may not vote or consent on matters submitted to a vote of Members regarding the removal of the Manager or regarding any transaction between the Fund and the Manager.

ARTICLE 12. AMENDMENTS.

12.1 Amendments by the Manager.

Subject to Section 12.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

(a) to add to the representations, duties or obligations of the Manager or its Affiliates or to surrender any right or power granted to the Manager herein;

(b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement which would not be inconsistent with the provisions of this Agreement, and provided that no amendment hereunder will change the voting rights of the Members;

(c) to preserve the status of the Fund as a “partnership” for federal income tax purposes (or under the Act or any comparable law of any other state in which the Fund may be required to be qualified);

(d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the SEC, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e) to permit the Shares to fall within any exemption from the definition of “plan assets” contained in ERISA Section 3(42) or Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f) if the Fund is advised by counsel, by the Fund’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement. Amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Members, and no such amendment or amendments shall give rise to any claim or cause of action by any Member; and

(g) to change the name of the Fund or the location of its principal office.

12.2 Amendments with the Consent of the Majority Interest.

The Manager may propose to the Members, in writing, any amendment to this Agreement, which shall require the Consent of the Majority Interest (except as provided for in Section 12.1); provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Fund without in each case the prior written consent of each Member affected thereby.

ARTICLE 13. SPECIAL POWER OF ATTORNEY

13.1 Execution of Power of Attorney. By their subscription for Shares and admission as members hereunder, each Member hereby grants to the Manager a special power of attorney irrevocably making, constituting and appointing the Manager, its duly appointed officers, and any one of them, as the attorney-in-fact for such Member, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:

(a) this Agreement, the Certificate, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of Delaware or the laws of any other state or other jurisdiction, are required to be filed or which the Manager deems advisable to file;

(b) any other instrument or document which may be required to be filed by the Fund under the laws of any state or other jurisdiction or by any governmental agency, or which the Manager deems advisable to file;

(c) any document, certificate or instrument required to record or reflect any action of the Members duly taken in the manner provided for in this Agreement; and

(d) any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or Substitute Member, or the dissolution and termination of the Fund in accordance with the terms of this Agreement, or to reflect any reductions in amount of contributions of Members.

13.2 Amendments to Agreement and Certificate of Formation. With respect to any amendment of this Agreement or any action proposed to be taken or omitted by, or with respect to, the Fund, which amendment or action requires, under the terms of this Agreement, the Consent of the Members, then, on the satisfaction of that requirement, each Member hereby agrees that the Consent of the Members shall constitute the approval of all of the Members and shall satisfy any unanimity requirements under the Delaware Act.

13.3 Special Power of Attorney. The special power of attorney being granted hereby:

(a) is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Member, and is limited to those matters herein set forth;

(b) may be exercised by the Manager acting alone for each Member by a facsimile signature of such Manager or by one of its officers, or by listing all of the Members executing any instrument with a single signature of a Manager, or of one of the Manager’s officers, acting as attorney-in-fact; and

(c) shall survive an assignment by a Member of all or any portion of his Shares except that, where the Assignee of the Shares owned by a Member has been approved by the Manager for admission to the Fund as a Substitute Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

ARTICLE 14. GENERAL PROVISIONS.

14.1 Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices, requests, demands and instructions hereunder shall be in writing and shall be delivered by hand or courier service, or shall be mailed by registered or certified mail, postage prepaid, or shall be sent by facsimile to the following addresses: (a) if to the Manager, to Macquarie Asset Management Inc., 225 Franklin Street, 17 th Floor, Suite 1700, Boston, MA 02110, facsimile: (617) 457-0648; or (b) if to any Member, at such address as appears for such Member on Schedule A, or, in either case, at such other address as the relevant party hereto may from time to time designate by written notice to the other parties hereto. Whenever any notice is required to be given hereunder, such notice shall be deemed given only when such notice is delivered or, if mailed or sent by facsimile, when received, unless otherwise expressly specified or permitted by the terms hereof. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof signed by the Person entitled to such notice, whether before or after the time stated at which such notice is required to be given, shall be deemed equivalent to the giving of such notice. Notwithstanding the foregoing, the Fund may provide Notice, the reports required under Section 10.4 and the tax information required under Section 10.5 electronically, either through delivery to email addresses provided by a Member or by posting such reports or information to the Fund’s internet website, subject to, and in compliance with, all of the requirements of any applicable federal or state laws, rules or regulations.

14.2 Reliance by Third Parties. No Person dealing with the Fund or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Fund be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Manager, or in accepting any instrument signed by the Manager, in the name and behalf of the Fund or the Manager.

14.3 Entire Agreement. This Agreement, together with all Schedules hereto, constitutes the entire agreement of the Members relating to the Fund with respect to the subject matter hereof, and supersedes any and all prior contracts or agreements with respect to the subject matter hereof, whether oral or written.

14.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Fund is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Fund. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Fund, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.5 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding on, and inure to the benefit of, the Members and their respective heirs, legal representatives, successors and permitted assigns.

14.6 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any provision of any mandatory provision of the Act, the applicable provision of the Act shall control.

14.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate or perform the provisions of this Agreement and those transactions.

14.8 Waiver of Certain Rights. To the fullest extent permitted by law, each Member irrevocably waives any right to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Fund or for partition of the property of the Fund.

14.9 Notice to and Consent of Members. By executing this Agreement, each Member acknowledges that it has actual notice of and consents to (a) all of the provisions hereof (including the restrictions on Transfer set forth in Article 8) and (b) all of the provisions of the Certificate.

14.10 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

14.11 Headings. The headings used in this Agreement are for the purpose of reference only and shall not otherwise affect the meaning or interpretation of any provision of this Agreement.

14.12 Remedies. The Fund, the Manager and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Fund, the Manager or any Member may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

14.13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.14 Certain Conventions. Unless the context otherwise requires, the masculine when used herein shall include the feminine and neuter and vice versa. The words “herein,” “herewith” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular article, section or provision. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MACQUARIE ASSET MANAGEMENT INC.

MANAGER:	By:	/s/ David Fahy
David Fahy, President

INITIAL MEMBER:	By:	/s/ David Fahy
David Fahy, President

FUND:	By:	/s/ David Fahy
David Fahy, President

APPENDIX B

HOW TO INVEST

SUBSCRIPTION AGREEMENT

MACQUARIE EQUIPMENT LEASING FUND, LLC

A Delaware Limited Liability Company

SUMMARY AND INSTRUCTIONS

1. Subscription Amount	• Complete the information requested in Section 1 on Page B-8.
• The subscription price for each Share is $10.00, subject to certain exceptions and reductions as described in the prospectus relating to the offering of the Shares (the Prospectus).
• The minimum initial investment is 500 Shares (equaling a $5,000 minimum investment at $10.00 per Share).
• If you have already subscribed for the minimum initial investment, you may make additional investments in any amount.

2. Registration Information	• Complete the information requested in Section 2(a) on Page B-8.

•      Check the appropriate box in Section 2(b) on Page B-8 indicating whether you are a U.S. Citizen with a resident address in the U.S. or a U.S. Resident Alien with a resident address in the U.S. Non-Residents are prohibited from purchasing Shares.

• If your investment is in an IRA or Qualified Plan, trust, custodial account, or profit sharing plan, complete Section 2(c) on Page B-8.

•      Check the appropriate box in Section 2(d) on Page B-8 if you:

•      are an employee of the Macquarie Group of Companies (the Macquarie Group), or an immediate family member or person or personal company controlled by a Macquarie Group employee. Such persons may be prohibited from purchasing Shares.

•      are (i) an employee of a selling dealer, or any of its affiliates, who is participating in this offering, AND (ii) you are purchasing for your own account or your IRA or qualified plan.

3. Form of Ownership	• Please mark only one box indicating the form of ownership (e.g. individual or corporation) in Section 3 on Page B-8.

4. Distribution and DRP Elections

•      Distributions will be directly deposited into the bank account that you specify in Section 5 on Page B-9.

•      You may elect to participate in our distribution reinvestment plan (DRP) by checking the box in Section 4 on Page B-9. This allows you to reinvest all or a portion of your distributions from us by acquiring additional Shares in lieu of cash. The subscription price for Shares under the DRP is $9.00 per Share, and there is no minimum purchase amount.

•      You may elect to split distributions among two payees or to have distributions paid to another payee in Section 4 on Page B-9.

5. Bank Account	• Complete the information requested in Section 5 on Page B-9.

6. Electronic Delivery

•      Complete the information requested in Section 6 on Page B-9. By checking “Yes” and providing your email address, you consent to the electronic delivery to you of materials associated with this offering instead of receiving materials in paper form.

7. Signatures and Initials	• You must sign and initial the appropriate areas in Section 7 on Page B-9 or your subscription cannot be accepted.

8. Further Signatures	• You must sign Section 8 on Page B-10 or your subscription cannot be accepted.

9. Selling Dealer Information	• Your Selling Dealer must complete and sign Section 9 on Page B-10 or this subscription cannot be accepted.

10. Subscription Funds, Mailing Instructions and Confirmations

•      Checks should be made payable to “Macquarie Equipment Leasing Fund, LLC,” unless your Selling Dealer informs you that the minimum offering escrow is still in effect, in which case the checks should be payable to “Wells Fargo Bank as Escrow Agent for Macquarie Equipment Leasing Fund, LLC.” Wiring instructions are available upon request.

NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED UNLESS IT IS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR SHARES TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH. OUR MANAGER MAY REJECT ANY SUBSCRIPTION AGREEMENT FOR ANY REASON IN ITS SOLE DISCRETION.

If you have any questions about completing this Subscription Agreement, please call Macquarie Asset Management Inc., Investor Relations at 888-299-8699 or consult your selling dealer.

Important Information for All Subscribers

•

Terms used but not defined in this Subscription Agreement have the meanings ascribed to them in the Limited Liability Company Operating Agreement of Macquarie Equipment Leasing Fund, LLC (the “Operating Agreement”).

•	No offer to sell Shares may be made except by means of the Prospectus.

•

You should not rely upon any oral statements by any person, or upon any written information other than as specifically set forth in the Prospectus and supplements thereto or in promotional brochures clearly marked as being prepared and authorized by Macquarie Asset Management Inc., our Manager, or by Macquarie Capital (USA), Inc., our Dealer Manager, for use in connection with the offering of Shares to the general public by means of the Prospectus.

•	An investment in our Shares involves certain risks and tax consequences, including those described in the Prospectus under the headings “Risk Factors” and “Federal Income Tax Consequences.”

•

Our Shares are subject to substantial restrictions on transferability and there will be no public trading market for the Shares. It may not be possible for you to readily liquidate your Shares, if at all, even in the event of an emergency. Any transfer of our Shares is subject to our approval and must comply with the terms of Article 8 of our Operating Agreement. There will be no public market for our Shares.

•

The representations that you make under the “Terms of the Subscription Agreement” in no way waive any of your rights under the Delaware Limited Liability Company Act or applicable federal or state securities laws.

•	Unless otherwise specified below, you must meet our basic suitability requirements in order to purchase our Shares. In general, you must have either:

•	a minimum annual gross income of $70,000 and a minimum net worth of $70,000 (calculated exclusive of home, home furnishings and automobiles); or

•	a minimum net worth of $250,000 (calculated exclusive of home, home furnishings and automobiles).

•	Basic suitability requirements may vary from state to state.

•	You must be either a U.S. citizen with a resident address in the U.S. (individuals only) or a resident alien residing in the U.S. in order to purchase our Shares.

Important Information for Residents of Certain States

•

Alabama Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•

California Investors. The offering is limited to suitable investors only. You must have either (1) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (2) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your net worth.

•

Iowa Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Kentucky Investors. You must meet the general suitability standards set forth above. In addition, your investment in us may not exceed 10% of your net worth.

•	Michigan Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and our affiliated programs may not exceed 10% of your liquid net worth.

•

Missouri Investors. You must meet the general suitability standards set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Ohio Investors. You must meet the general suitability standards set forth above. In addition, your investment in us and in affiliated programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oklahoma Investors. You must meet the general suitability standards set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oregon Investors. You must meet the general suitability standards set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Pennsylvania Investors. Because the minimum offering amount is less than $15,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $7,500,00 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $7,500,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the offering period until we have received and accepted subscriptions for $7,500,000.

•	Tennessee Investors. You must meet the general suitability standards set forth above. In addition, your investment in us must not exceed ten percent (10%) of your liquid net worth.

•	Vermont Investors. You must meet the general suitability standards set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.

Consent to Electronic Delivery of Offering Materials

Macquarie Equipment Leasing Fund, LLC (the “Fund”) can deliver offering materials to you electronically, instead of in paper form. The delivery of offering materials to you electronically is optional. By checking the “Yes” box and providing your email address in Section 6 on Page B-9, you consent to having the Fund electronically deliver offering materials to you, including:

• prospectuses;	• prospectus supplements;
• prospectus amendments;	• annual, quarterly and periodic reports;
• notices; and	• supplemental sales materials,

(collectively, the “Offering Materials”).

The Fund may accomplish electronic delivery via:

•	posting Offering Materials to our website (www.macquarie.com/mami). You will be notified that such materials are available for viewing on the website by e-mail, physical mail or telephone; and

•	sending e-mails to investors containing Offering Materials.

You may need to download a portable document format (.pdf) .document viewer, such as Adobe Acrobat®, in order to view certain Offering Materials. Investors can download the Adobe Acrobat® software free of charge at http://www.adobe.com/products/acrobat/readermain.html.

If you would like to update your email address, or if you are otherwise in need of assistance in connection with electronic delivery of Offering Materials, you should contact Macquarie Asset Management Inc., Investor Relations at 888-299-8699.

You may revoke your consent to electronic delivery of offering materials at any time by providing timely notice of revocation to the Fund. You may elect to receive paper copies of Offering Materials at any time upon request, with or without revoking this consent.

SUBSCRIPTION AGREEMENT

MACQUARIE EQUIPMENT LEASING FUND, LLC

A Delaware Limited Liability Company

TERMS OF SUBSCRIPTION AGREEMENT

By signing your name to Section 7 on Page B-9 and Section 8 on Page B-10, you thereby agree to the following terms and conditions of this Subscription Agreement:

1. Subscription.

1.1. You agree to (i) subscribe for the number and dollar amount of Shares set forth in Section 1 on Page B-8; (ii) agree to become a member of Macquarie Equipment Leasing Fund, LLC (the “Fund”) upon the acceptance of your subscription by Macquarie Asset Management Inc. (the “Manager”); and (iii) adopt and to be bound by each and every provision of the Operating Agreement and this Subscription Agreement.

1.2. You have tendered good funds with this Subscription Agreement in full payment for the Shares as specified in Section 1 on Page B-8.

2. Grant of Special Power of Attorney.

2.1. You grant to the Manager a special power of attorney irrevocably making, constituting and appointing the Manager, its duly appointed officers, and any one of them, as your attorney-in-fact, with power and authority to act alone in your name and on your behalf to the full extent, and for the purposes and duration, set forth in Article 13 of the Limited Liability Company Operating Agreement (the “Operating Agreement”), all of the terms of which are hereby incorporated herein by this reference.

Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument that the Manager deems necessary or desirable to carry out fully the provisions of the Operating Agreement (in the manner and for the purposes provided in Section 13.1 of the Operating Agreement) and (b) amendment to the Operating Agreement and to the Certificate of Formation of the Fund (in the manner and for the purposes provided in Section 13.1 of our Operating Agreement, including, without limitation, admission of members to the Fund and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Fund’s investments).

2.2. The special power of attorney being granted is a special power of attorney coupled with an interest, is irrevocable, shall survive your death or legal incapacity, and is limited to those matters set forth in Section 13.1 of the Operating Agreement.

3. Subscriber Representations. As a condition to you being admitted as a member of the Fund, you hereby represent that:

3.1. You have either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000 (calculated exclusive of your home, home furnishings and automobiles); or (ii) a minimum net worth of $250,000 (calculated exclusive of your home, home furnishings and automobiles); and if you reside in a state for which more stringent suitability standards are required, which states and standards are set forth in the Prospectus, you meet such applicable standards. In the case of fiduciary accounts (such as IRAs or trusts), these minimum standards must be met by the beneficiary, the fiduciary account (such as the IRA), or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

3.2. If the subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2(c) and 3 on Page B-8.

3.3. You have accurately identified yourself in Section 2(b) on Page B-8 as a U.S. Citizen, resident in the U.S. (individuals only) or as a U.S. resident alien; and

3.4. Each subscriber who is purchasing Shares for individual ownership (as indicated in Section 2(a) on Page B-8) is in fact purchasing for his or her or its own account and not with a view to distribution.

3.5. Any member of the Fund who becomes a “foreign partner” as that term is used in Section 1446 of the Internal Revenue Code agrees to sell for cash, all or a portion of the member’s Shares if the Fund exercises its right to purchase such member’s Shares on such terms and conditions as set forth in the Operating Agreement.

3.6. Additional Fiduciary and Entity Representations. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a limited liability company, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory, by signing his/her/its name in Section 7 of Page B-9, thereby represents and warrants that:

(a) He or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of the Subscriber and (iii) bind the Subscriber thereby; and

(b) This investment is an authorized investment for Subscriber under applicable documents and/or agreements (articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

3.7. Additional Representations Concerning Employees of Macquarie Group.

(a) Certain employees of the Macquarie Group who are involved in the business of the Fund, its Manager or the Dealer Manager (Macquarie Capital (USA) Inc.), and the immediate family members and persons or personal companies controlled by any such Macquarie Group employees, are prohibited from purchasing Shares.

(b) The following individuals are prohibited from purchasing our Shares:

(i) Members of the Manager’s board of directors or investment committee;

(ii) Macquarie Group employees who are substantially involved in the day-to-day operations of the Fund or its Manager;

(iii) Macquarie Group employees who are assigned to the Dealer Manager and who are involved in the marketing of our Shares;

(iv) Macquarie Group employees who exercise oversight of any individuals described in (i) through (iii) above; and

(v) immediate family members and persons or personal companies controlled by any such Macquarie Group employee contemplated in subsection (b)(i) through (b)(iv).

(c) If the Subscriber is a Macquarie Group employee or an immediate family member or person or personal company controlled by a Macquarie Group employee, by signing this Subscription Agreement the Subscriber represents and warrants that he or she has accurately identified himself or herself in Section 2(d) on Page B-8.

4. Distributions. In the event that distributions cannot be directly deposited into the bank account(s) that you specify in Section 5 on Page B-9, distributions may, in the Manager’s sole discretion, be paid by check mailed to the address provided in Section 2 on Page B-8.

5. SUBSTITUTE FORM W-9: Under penalty of perjury, by signing his/her/its name in Section 7 on Page B-9, each Subscriber thereby certifies that:

5.1. The Taxpayer Identification Number or Social Security Number listed in Section 2(a) or 2(c) (if applicable) on Page B-8 is correct;

5.2. He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or distributions or (ii) has notified such Subscriber that he/she/it is no longer subject to backup withholding. (If a subscriber has been notified that he/she/it is currently subject to backup withholding, strike the language under this Section 5.2 before signing); and

5.3. He/she/it is a U.S. person. (The definition of “U.S. person” includes U.S. citizens and U.S. resident aliens).

UPON THE SUBSCRIBER’S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE MANAGER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES B-5 THROUGH B-12) WILL BECOME A PART OF THE OPERATING AGREEMENT.

SUBSCRIPTION AGREEMENT MACQUARIE EQUIPMENT LEASING FUND, LLC A Delaware Limited Liability Company SUBSCRIBER INFORMATION

1.	Subscription Amount (check the applicable box and complete the adjacent blanks)		☐ Initial Investment	☐ Additional Investment
			Dollar Amount of Shares:	$		Number of Shares:
The minimum initial investment is $5,000.

2.	Registration Information	(a)	Subscriber Information
Name(s):

Street Address:
				(Street Address)		(City and State)	(Zip Code)

Telephone Numbers:
				(Daytime)			(Evening)

Social Security or Tax I.D. No.(s):

Date of Birth:

		(b)	Citizenship Non-Residents are prohibited from purchasing Shares.	☐ U.S. Citizen with a resident address in the U.S.		☐ U.S. Resident Alien with a resident address in the U.S.

		(c)	Trustee or Custodial Information (if applicable)

			Trustee or Custodian’s Name:			FBO

			Tax I.D.:			Date Trust or Account Est:

Address:
				(Street Address)		(City and State)	(Zip Code)

			Name of Contact:			Phone No. of Contact:

		(d)	Transfer on Death Beneficiary Information (OPTIONAL – For Individual or Joint Accounts Only)
Name(s):

Social Security or Tax I.D. No.(s):

		(e)	Macquarie and Selling Dealer Employees

Check if:

☐     You are (i) employed by the Macquarie Group, or (ii) an immediate family member or person or personal company controlled by a Macquarie Group employee, or (iii) a Macquarie Group company or a company controlled by the Macquarie Group.

Certain employees of the Macquarie Group, their immediate family members and persons or personal companies controlled by Macquarie Group employees are prohibited from purchasing Shares. See Section 3.7 on Page B-6 for more information.

You are (i) an employee of a selling dealer, or any of its affiliates, who is participating in this offering, AND (ii) you are purchasing for your own account or your IRA or qualified plan.

3.	Form of Ownership (check only one box)	☐ Individual Ownership		☐ Spouses as community property	☐ Joint Tenants with right of survivorship	☐ Tenants in Common

		☐ Limited liability company*		☐ C corporation*	☐ S corporation*	☐ Partnership*

		☐ IRA or Qualified Plan		☐ Trust*	☐ Custodial Account	☐ Profit Sharing Plan	☐ Other*:

*  Please provide, as is relevant, a copy of the resolution to purchase the shares, the corporation by-laws, the partnership agreement, instrument creating the trust and/or the articles of organization.

4.	Distribution Election & DRP Election	Unless otherwise checked below, distributions made by the Fund will be directly deposited into the bank account specified in Section 5 on Page B-9. Check the applicable box(es) below if you would instead like to:

☐ Receive distributions via check. If you choose this option, distributions will be sent to your address listed in Section 2(a) (or in the case of Trustee or Custodial accounts, to the address listed in Section 2(c)).

☐ Have all or a portion of distributions made during the Offering Period reinvested pursuant to the Distribution Reinvestment Plan. If you choose this option, you must choose one of the following sub-options:

☐ 100% of Cash Distributions on all Shares are to be reinvested pursuant to the Distribution Reinvestment Plan. After the Offering Period, distributions made by the Fund will be directly deposited into the bank account specified in Section 5 below. You must also complete section 5 below.

☐ 100% of Cash Distributions on all Shares are to be reinvested pursuant to the Distribution Reinvestment Plan. After the Offering Period, distributions made by the Fund will be made by check sent to the address listed in Section 2.

☐ .0% of Cash Distributions on all Shares are to be reinvested pursuant to the Distribution Reinvestment Plan. The remainder distributions, and all distributions made by the Fund after the Offering Period, will be directly deposited into the bank account specified in Section 5 below. You must also complete section 5 below.

☐ .0% of Cash Distributions on all Shares are to be reinvested pursuant to the Distribution Reinvestment Plan. The remainder distributions, and all distributions made by the Fund after the Offering Period, will be made by check sent to the address listed in Section 2.

☐ Split distributions between two payees or make distributions to an alternative payee. If you choose this option, you must complete the Special Payment Instruction Form on Page B-13.

5.	Bank Account. All distributions made by the Fund will be paid by direct deposit into the following bank account, unless you have elected to receive distributions by check in Section 4 above. Additionally, (a) any distributions during the Offering Period to be reinvested pursuant to the Distribution Reinvestment Plan as directed in Section 4 above, and (b) any split or alternative payees as directed in the Special Payment Instruction Form on Page B-12, will not be paid by direct deposit into the following bank account. You must complete this section unless you have either (a) elected to receive distributions via check in Section 4 above, or (b) completed the Special Payment Instruction Form on Page B-13.

	Payee Information	Bank Account Information

	(Name of Payee)	(Name of Bank)		(Branch No.)

	(Address of Payee)	(Street Address)	(City and State)	Zip Code

	(Telephone No. of Payee)	(Name of Account)

	(Social Security or Tax I.D. No.)	(Account No.)	(Account Type)	(Bank Routing No.)

6.	Electronic Delivery	Do you consent to the electronic delivery to you of materials associated with this offering?	☐ Yes	☐ No

(E-mail Address (please print, and include domain extension (.com, .net, etc.)))

7.	Signatures and Initials	The undersigned confirms that he/she/it/or each of them:

(Initial(s) ) Has had the Prospectus for at least five (5) days.

(Initial(s) ) Acknowledges that an investment in the Shares is not liquid and may not be liquid for 8 years or longer.

(Initial(s) ) Declares that, to the best of his/her/its knowledge, all information in Sections 1 through 6 of Pages B-8 to B-9 is accurate and may be relied upon by the Manager.

(Initial(s) ) Is purchasing the Shares for his/her/its own account.

(Initial(s) ) Has either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000 (calculated exclusive of home, home furnishings and automobiles); or (ii) a minimum net worth of $250,000 (calculated exclusive of home, home furnishings and automobiles) AND, if you reside in a state for which more stringent suitability standards are required, as described in the Prospectus, you meet such applicable standards.

(Initial(s) ) Will inform the Fund of any change in residence.
(Initial(s) ) Acknowledges that investments in Macquarie Equipment Leasing Fund, LLC are not deposits with or other liabilities of Macquarie Bank Limited ABN 46 008 583 542, or of any entity in the Macquarie Group and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees any particular rate of return or the performance of the Macquarie Equipment Leasing Fund, LLC nor do they guarantee the repayment of capital from Macquarie Equipment Leasing Fund, LLC.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

		X			X
			Subscriber’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

		X			X
			Subscriber’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

8.	Further Signatures – Power of Attorney	The undersigned confirms that he/she/it or each of them grant to the Manager a special power of attorney irrevocably making, constituting and appointing the Manager, its duly appointed officers, and any one of them, as his/her/its attorney-in-fact, with power and authority to act alone in his/her/its name and on his/her/its behalf to the full extent, and for the purposes and duration, set forth in Article 13 of the Limited Liability Company Operating Agreement (the “Operating Agreement”), all of the terms of which are hereby incorporated herein by this reference. Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument that the Manager deems necessary or desirable to carry out fully the provisions of the Operating Agreement (in the manner and for the purposes provided in Section 13.1 of the Operating Agreement) and (b) amendment to the Operating Agreement and to the Certificate of Formation of Macquarie Equipment Leasing Fund, LLC (in the manner and for the purposes provided in Section 13.1 of the Operating Agreement, including, without limitation, admission of members to Macquarie Equipment Leasing Fund, LLC and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of Macquarie Equipment Leasing Fund, LLC’s investments).

The special power of attorney being granted is a special power of attorney coupled with an interest, is irrevocable, shall survive his/her/its death or legal incapacity, and is limited to those matters set forth in Section 13.1 of the Operating Agreement.

		X			X
			Subscriber’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

		X			X
			Subscriber’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

9.	Selling Dealer Information	This subscription has been solicited by a:
		☐ FINRA Licensed Registered Representative		☐ Registered Investment Advisor
The registered representative/registered investment advisor who solicited your subscription must sign below and by doing so represents that both he or she and/or the Selling Dealer/Registered Investment Advisory Firm:

•     is, in the case of a registered representative, duly licensed by and in good standing with FINRA or, in the case of a registered investment advisor, is a duly registered investment advisor under the Investment Advisers Act of 1940, and may lawfully offer the Shares in this offering in the State(s) listed in Section 2(a).

•     has reasonable grounds to believe, based on information obtained from you concerning your investment objectives, other investments, financial situation and needs, and any other matters, that you (i) meet the minimum income and net worth standards established for the Fund; (ii) can reasonably benefit from the Fund based on your overall investment objectives and portfolio structure; (iii) are able to bear the economic risk of the investment based on your overall financial situation; and (iv) have apparent understanding of: (1) the fundamental risk of the investment; (2) the risk that the subscriber may lose the entire investment; (3) the lack of liquidity of the shares; (4) the restrictions on transferability of the shares; (5) the background and qualifications of our manager; and (6) the tax consequences of the investment.

• informed you of the risk of ownership and limited liquidity of the Shares and has delivered a current copy of our Prospectus to you.
• complied in all material respects with the terms of the Selling Dealer Agreement.

(a) Selling Dealer

		(Name)		(Telephone No.)

(b) Registered Representative

		(Name)	(Rep. No.)	(Telephone No.)

		(Street Address)	(City and State)	(Zip Code)

(c) Signature

		(Print Name)	(Authorized Signature –Branch Manager or Registered Principal)

10.	Subscription Checks, Mailing Instructions and Confirmations	Unless the subscriber is an IRA or Qualified Plan, mail your completed subscription package to:
Macquarie Equipment Leasing Fund, LLC c/o ACS Securities Services, Inc. 3988 N. Central Expressway Building 5, 6th Floor Dallas, TX 75204

If the subscriber is an IRA or Qualified Plan, mail all the subscription documents to the designated custodian of the account.

Your subscription package should contain:

		☐ Completed Subscription Agreement (required)	☐ Special Payment Instruction Form for Distributions (if applicable)

☐ Check or wire made payable as specified below (required)

Checks should be made payable to “Macquarie Equipment Leasing Fund, LLC.” Wiring instructions are available upon request.

	Office Use Only	Admit Date:	Account Number:

		Amount:	Number of Shares:

		Account Number:	Wire /Check Number:

		Blue Sky State:	Registered Rep. Number:

		Firm Number:	Custodian ID Number:

Transfer Agent Reviewer

SUBSCRIPTION AGREEMENT

MACQUARIE EQUIPMENT LEASING FUND, LLC

A Delaware Limited Liability Company

SPECIAL PAYMENT INSTRUCTIONS

Use this Special Payments Instructions Form if you elected under Section 4 on Page B-9 to receive direct deposits of distribution, split distributions between two payees, or to have distributions paid to an alternative payee. Note that all distributions to an IRA or Qualified Plan must be sent to the custodian. With the exception of IRA or Qualified Plans, you may designate up to two accounts or payees for distributions. Original signatures of all joint investors or custodial authorizations are required. All percentages of distributions should equal 100%, including any allocation to the Distribution Reinvestment Plan.

FIRST PAYEE
To Receive % of Distributions

Payee Information		Bank Account Information

(Name of Payee)	(Name of Bank)		(Branch No.)

(Address of Payee)	(Street Address)	(City and State)		Zip Code

(Telephone No. of Payee)	(Name of Account)

(Social Security or Tax I.D. No.)	(Account No.)	(Account Type)		(Bank Routing No.)

SECOND PAYEE
To Receive % of Distributions

Payee Information		Bank Account Information

(Name of Payee)	(Name of Bank)		(Branch No.)

(Address of Payee)	(Street Address)	(City and State)		Zip Code

(Telephone No. of Payee)	(Name of Account)

(Social Security or Tax I.D. No.)	(Account No.)	(Account Type)		(Bank Routing No.)

SIGNATURES

X			X
	Subscriber’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

X			X
	Subscriber’s Signature	Date		Authorized Signature (Custodian/Trustee/Officer/Partner)	Date

APPENDIX C

MACQUARIE EQUIPMENT LEASING FUND, LLC

DISTRIBUTION REINVESTMENT PLAN

The Macquarie Equipment Leasing Fund, LLC Distribution Reinvestment Plan (the “DRP”) provides eligible members with the opportunity to reinvest cash distributions payable to them in additional shares of membership interest in the Fund. The terms and conditions of the DRP are set forth below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Fund’s Limited Liability Company Operating Agreement.

1. Effectiveness and Eligibility. The DRP shall become effective upon the receipt of the Minimum Offering by the Fund. Investors who have subscribed for a minimum of 500 Shares in the Offering and who are admitted to the Fund (“Eligible Members”) shall be eligible to participate in the DRP upon completion of the enrollment form attached hereto as Exhibit A. Such investors are referred to herein as “Participants.” The Manager has the right to prohibit qualified plan investors from participating in the DRP if such participation would cause the Fund’s assets to constitute “plan assets” under ERISA.

2. DRP Shares. The maximum number of Shares that may be issued under the DRP is 800,000. Shares purchased under the DRP will be sold for $9.00 per Share. The Fund will not pay Selling Commissions or the Dealer Manager Fee with respect to the DRP Shares. There is no minimum purchase required under the DRP, and the Fund may issue fractional Shares in its discretion. The Shares issuable under the DRP shall be uncertificated unless and until the Manager determines otherwise.

3. Enrollment. An Eligible Member may elect to become a Participant at any time by completing the appropriate boxes in Section 4 of the Subscription Agreement on Page B-9 or any other form provided by the Manager or Dealer Manager. Participation in the DRP will begin with the next Cash Distribution payable after receipt of a Participant’s enrollment form. Shares will be purchased under the DRP within 30 days of the date that the Fund makes a distribution, to the extent that Shares are available for purchase under the DRP.

4. Distribution Reinvestment. The Fund will apply all or a portion of the Cash Distributions paid in respect of a Participant’s Shares, as directed by the Participant in the Enrollment Form attached hereto as Exhibit A, to the purchase of additional Shares for such Participant, to the extent that Shares remain available for purchase under the DRP. Such Shares will be sold through the Selling Dealer or Dealer Manager from whom the Participant purchased Shares in the Offering.

5. Withdrawal. A Participant may withdraw at any time by providing written notice to Macquarie Asset Management Inc., Investor Relations, 225 Franklin St, 17th Floor, Suite 1700 Boston MA 02110.

6. Transfer. Shares purchased through the DRP will be subject to the same transfer restrictions as all other Shares issued by the Fund.

7. Amendment of the DRP. The Manager may amend the DRP for any reason; provided, however, that any amendment that adversely affects the rights or obligations of a Participant, as determined in the sole discretion of the Manager, shall only take effect upon 10 days’ written notice to the Participants. No notice shall be given to Participants regarding any amendments to the DRP that are intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions.

8. Termination of the DRP. Unless earlier terminated in the Manager’s sole discretion, the DRP shall terminate upon the earlier of the termination of the Offering Period and the issuance of 800,000 Shares under the DRP.

C-1

9. Taxation of Distributions. The investment of Cash Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Cash Distributions. Participants are urged to consult their personal tax advisor with regard to the tax consequences of participating in the DRP.

10. Voting of DRP Shares. Participants shall be entitled to vote all Shares acquired by a Participant under the DRP.

11. Interpretation. Any issues of interpretation arising in connection with the DRP or its application shall be conclusively determined by the Manager.

12. Liability of the Manager. The Manager shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or the construction of the DRP to the law of another jurisdiction.

C-2

No person is authorized to give any information or make any representation that is not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the shares of limited liability company interest offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Macquarie Equipment Leasing Fund, LLC

Up to 15,800,000 Limited Liability Company Shares

MACQUARIE CAPITAL (USA) INC.

Dealer Manager

125 West 55th Street, 22nd Floor

New York, New York 10019

(866-965-7622)

(www.macquarie.com/mami)

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by our manager. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted. Until September 17, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

MACQUARIE EQUIPMENT LEASING FUND, LLC

SUPPLEMENT NO. 1

DATED NOVEMBER 16, 2010

TO PROSPECTUS DATED

JUNE 19, 2010

We are providing you with this Supplement No. 1 dated November 16, 2010, to update the Prospectus dated June 19, 2010. The information in this Supplement No. 1 supplements, modifies and supersedes some of the information contained in the Macquarie Equipment Leasing Fund, LLC (“the Fund”) Prospectus. This Supplement No. 1 forms a part of, and must be accompanied or preceded by, the Prospectus.

The purpose of this Supplement No. 1 is to:

•	Describe the current status of the offering;

•	Provide information regarding two equipment transactions entered into by the Fund; and

•	Provide additional information in the Fund’s Subscription Agreement regarding the electronic delivery of materials to you.

CURRENT STATUS OF THE OFFERING

The initial closing date for the Fund was March 5, 2010, the date on which the Fund raised at least $2,500,000 and reached the minimum offering amount. As of November 16, 2010, the Fund has received and accepted cumulative subscriptions for 1,781,365 shares from 522 members for $17,576,555 of capital contributions to the Fund, including the capital contributions from the Manager.

COMPENSATION PAID TO AFFILIATES AND CERTAIN NON-AFFILIATES

Through September 30, 2010, the Fund paid and/or accrued the following fees in connection with its offering of its shares: (i) selling commissions, payable to third parties, in the amount of $898,145, (ii) dealer manager fees to an affiliated party in the amount of $381,932, (iii) organizational and offering expenses incurred by the Manager in the amount of $364,278, (iv) acquisition fees, paid to the Manager, in the amount of $195,000, and (v) asset management fees, paid to the Manager, in the amount of $17,480. As of September 30, 2010, the Fund had accrued operating expenses, payable to the Manager, of $463,257. These fees and expense reimbursements are described on pages 33 to 38 of the Prospectus, as supplemented.

RECENT TRANSACTION – LEASE OF NCR SELFSERV KIOSKS TO MAJOR U.S. RETAILER

In accordance with the terms of the Fund’s Operating Agreement, the Fund acquired, on October 22, 2010, 451 new NCR Self-Serv kiosks. These customer self-service terminals are on lease to a leading U.S. retailer for a remaining 59 month period and will be used in the retailer’s stores across the U.S. The purchase price for the equipment was $2,036,265. The Fund did not utilize any debt financing to fund the purchase price for the equipment. Rentals are paid monthly. At the end of the lease term, the lessee may return the equipment, continue to rent the equipment, or purchase the equipment for its then fair market value.

In connection with the transaction, the Manager was paid an acquisition fee in the amount of $61,088 and will receive monthly asset management fees in the amount of $1,918 per month.

RECENT TRANSACTION – LEASE OF EQUIPMENT TO A MAJOR OWNER AND OPERATOR OF SENIOR HOUSING AND RETIREMENT COMMUNITIES THROUGHOUT THE U.S.

The Fund acquired, on November 12, 2010, various items of furniture and other related equipment for use in model display apartments. This equipment is on lease to a leading U.S. owner and operator of senior housing and retirement communities for a 36 month period. The equipment will be used in the client’s facilities across the U.S. The purchase price for the equipment was $676,423. The Fund did not utilize any debt financing to fund the purchase price for the equipment. Rentals are paid monthly. At the end of the lease term, the lessee may return the equipment, continue to rent the equipment, or purchase the equipment for its then fair market value.

In connection with the transaction, the Manager was paid an acquisition fee in the amount of $20,293 and will receive monthly asset management fees in the amount of $1,082 per month.

ELECTRONIC DELIVERY OF MATERIALS

•

The disclosure under the heading “Fiscal Matters and Reports – Reports to Members – Quarterly Reports” on page 101 of the Prospectus dated June 19, 2010, is expanded by the inclusion of the following disclosure at the end of that section:

Quarterly Reports shall be delivered to you electronically by way of our manager posting the Quarterly Reports to our website (www.macquarie.com/mami).

•

The disclosure under the heading “Fiscal Matters and Reports – Reports to Members – Annual Reports” on pages 101 and 102 of the Prospectus dated June 19, 2010, is expanded by the inclusion of the following disclosure at the end of that section:

Annual Reports shall be delivered to you electronically by way of our manager posting the Annual Reports to our website (www.macquarie.com/mami).

•

The disclosure under the heading “Consent to Electronic Delivery of Offering Materials” on page B-4 of the Subscription Agreement (contained on page B-4 of the Prospectus dated June 19, 2010) is hereby replaced in its entirety by the following:

Consent to Electronic Delivery of Offering Materials

Macquarie Equipment Leasing Fund, LLC (the “Fund”) will deliver quarterly reports and annual reports to you electronically by way of us posting the quarterly reports and annual reports to our website (www.macquarie.com/mami).

The “Fund” can deliver offering materials to you electronically, instead of in paper form. The delivery of offering materials to you electronically is optional. By checking the “Yes” box and providing your email address in Section 6 on Page B-9, you consent to having the Fund electronically deliver offering materials to you, including:

• prospectuses;	• prospectus supplements;
• prospectus amendments;	• notices; and
• supplemental sales materials.

(collectively, the “Offering Materials”).

The Fund may accomplish electronic delivery via:

•	posting Offering Materials to our website (www.macquarie.com/mami). You will be notified that such materials are available for viewing on the website by e-mail, physical mail or telephone; and

•	sending e-mails to investors containing Offering Materials.

You may need to download a portable document format (.pdf) .document viewer, such as Adobe Acrobat®, in order to view certain Offering Materials. Investors can download the Adobe Acrobat® software free of charge at http://www.adobe.com/products/acrobat/readermain.html.

If you would like to update your email address, or if you are otherwise in need of assistance in connection with electronic delivery of Offering Materials, you should contact Macquarie Asset Management Inc., Investor Relations at 888-299-8699.

You may revoke your consent to electronic delivery of offering materials at any time by providing timely notice of revocation to the Fund. You may elect to receive paper copies of Offering Materials at any time upon request, with or without revoking this consent.

Investments in Macquarie Equipment Leasing Fund, LLC are not deposits with or other liabilities of Macquarie Bank Limited ABN 46 008 583 542, or of any entity in the Macquarie Group and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees any particular rate of return or the performance of the Macquarie Equipment Leasing Fund, LLC nor do they guarantee the repayment of capital from Macquarie Equipment Leasing Fund, LLC.

MACQUARIE EQUIPMENT LEASING FUND, LLC

SUPPLEMENT NO. 2

DATED APRIL 11, 2011

TO PROSPECTUS DATED

JUNE 19, 2010

We are providing you with this Supplement No. 2 dated March 31, 2011, to update the Prospectus dated June 19, 2010 as amended by Supplement No. 1 dated November 16, 2010. The information in this Supplement No. 2 supplements, modifies and supersedes some of the information contained in the Macquarie Equipment Leasing Fund, LLC (“the Fund”) Prospectus. This Supplement No. 2 forms a part of, and must be accompanied or preceded by, the Prospectus.

The purpose of this Supplement No. 2 is to:

1. provide information regarding a recent equipment transaction entered into by the Fund; and

2. update certain financial information of the Fund to December 31, 2010.

RECENT TRANSACTION — ACQUISITION OF A BOMBARDIER CRJ-700ER AIRCRAFT

The Fund recently entered into an agreement to purchase one 2002 vintage Bombardier CRJ-700ER aircraft (“the Aircraft”). The Aircraft is fitted with two General Electric engines and has a maximum range with 70 passengers of 1,732 nautical miles. The Aircraft is on lease until April, 2014 to an airline which is wholly owned by the Government of India and will be used by the airline for its domestic routes in India. The Fund paid a purchase price of $9,122,740 for the Aircraft, excluding direct costs. The Fund did not utilize any debt financing to fund the purchase price for the equipment. Rentals will be paid to the Fund monthly in U.S dollars. At the end of the lease term, the lessee may return or continue to rent the equipment.

In connection with the transaction, the Manager was paid an acquisition fee in the amount of $273,682 and will receive monthly asset management fees in the amount of $9,050 per month.

UPDATED FINANCIAL INFORMATION OF THE FUND

MACQUARIE EQUIPMENT LEASING FUND, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Macquarie Equipment Leasing Fund, LLC

In our opinion, the accompanying balance sheets and the related statements of operations, changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of Macquarie Equipment Leasing Fund, LLC (“the Company”) at December 31, 2010 and December 31, 2009, and the results of its operations and cash flows for the period from August 21, 2008 (inception of the Company) to December 31, 2010, for the period from August 21, 2008 (inception of the Company) to December 31, 2008 and for each of the two years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 15, 2011

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise )

BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$8,970,075	$4,474
Participating interest–Future lease income (related party)	695,229	—
Net investment in finance lease	188,673	—
Lease receivable	76,722	—
Taxes receivable (related party)	—	218

Total Current Assets	9,930,699	4,692
Non-current Assets
Participating interest–Residual value (related party)	3,823,018	—
Participating interest–Future lease income (related party)	1,623,662	—
Net investment in finance lease	485,582	—
Leased equipment at cost (net of accumulated depreciation of $56,877 and $0, respectively)	2,040,476	—

Total Non-current Assets	7,972,738	—

Total Assets	$17,903,437	$4,692

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Commissions and fees payable (related party)	$889,411	$—
Capital contributions received in advance	41,900	—
Lease payments received in advance (related party)	28,876	—
Distribution payable	135,953	—
Other payable	3,220	—

Total Current Liabilities	1,099,360	—

Total Liabilities	1,099,360	—
Commitments and Contingencies	—	—
Equity
Shares of membership interests, $10.00 par value as may be reduced (i) under a distribution reinvestment plan, (ii) for volume discounts, or (iii) for reductions in selling commissions
Authorized: 15,800,500 shares;
Issued and outstanding: 2,113,196 shares as of
December 31, 2010 and 500 shares as of December 31, 2009	17,734,339	5,000
Deficit accumulated during development stage	(930,262)	(308)

Total Members’ Equity	16,804,077	4,692

Total Liabilities and Members’ Equity	$17,903,437	$4,692

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise )

STATEMENTS OF OPERATIONS

	Period from August 21, 2008 (inception of the Fund) to December 31, 2010	Year Ended December 31,2010	Year Ended December 31,2009	Period from August 21, 2008 (inception of the Fund) to December 31, 2008
REVENUE
Participating interest income (related party)	$135,922	$135,922	$—	$—
Finance and rental income	90,789	90,789	—	—
Other income	213	213	—	—

Total revenue	226,924	226,924	—	—
EXPENSES
Operating expenses (related party)	850,130	850,130	—	—
Acquisition fees (related party)	195,000	195,000	—	—
Management fees (related party)	32,143	32,143	—	—
Depreciation	56,877	56,877	—	—
Other expenses	23,254	22,728	410	116

Total expenses	1,157,404	1,156,878	410	116
Net loss before income taxes	(930,480)	(929,954)	(410)	(116)
Income tax benefit	218	—	170	48
Net loss	$(930,262)	$(929,954)	$(240)	$(68)

Basic and diluted loss per share	$(2.21)	$(0.93)	$(0.48)	$(0.14)
Weighted average number of shares outstanding: basic and diluted	421,450	994,634	500	500

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise )

STATEMENTS OF CASH FLOWS

	Period from August 21, 2008 (inception of the Fund) to December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 21, 2008 (inception of the Fund) to December 31, 2008
Cash flow from operating activities:

Net loss	$(930,262)	$(929,954)	$(240)	$(68)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	56,877	56,877	—	—
Changes in operating assets and liabilities:
Commission and fees payable (related party)	864,794	864,794	—	—
Equipment lease receivable	(76,722)	(76,722)	—	—
Net investment in finance lease	29,225	29,225	—	—
Taxes receivable (related party)	—	218	(170)	(48)
Other payable	3,220	3,220	—	—
Lease payments received in advance (related party)	28,876	28,876	—	—

Net cash used in operating activities	(23,992)	(23,466)	(410)	(116)

Cash flow from investing activities:

Payment for participating interest—Residual value and Future lease income (related party)	(6,500,000)	(6,500,000)	—	—
Proceeds from participating interest—Future lease income (related party)	358,091	358,091	—	—
Purchase of equipment	(2,097,353)	(2,097,353)	—	—
Investment in capital leased asset	(703,480)	(703,480)	—	—

Net cash used in investing activities	(8,942,742)	(8,942,742)	—	—

Cash flow from financing activities:

Proceeds from issuance of shares	20,757,144	20,752,144	—	5,000
Payment of offering related expenses	(2,351,369)	(2,351,369)	—	—
Distribution paid to members	(496,916)	(496,916)	—	—
Capital contributions received in advance	41,900	41,900	—	—
Repurchase of shares	(13,950)	(13,950)	—	—

Net cash provided by financing activities	17,936,809	17,931,809	—	5,000

Net increase (decrease) in cash and cash equivalents	8,970,075	8,965,601	(410)	4,884

Cash and cash equivalents, beginning of the period	—	4,474	4,884	—

Cash and cash equivalents, end of the period	$8,970,075	$8,970,075	$4,474	$4,884

Supplemental disclosures of cash flow information
Non cash financing activities
Issuance of shares under Distribution reinvestment plan	$141,381	$141,381	$—	$—
Accrued offering costs	$24,617	$24,617	$—	$—

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Period from August 21, 2008 (inception of the Fund) to December 31, 2010

	Members’ shares	Additional members’ equity (1)	Managing member’s equity	Total
Opening balance–August 21,2008	—	$—	$—	$—
Issuance of members’ shares	500	—	5,000	5,000
Net loss	—	—	(68)	(68)

Balance at December 31, 2008	500	—	4,932	4,932

Net loss	—	—	(240)	(240)

Balance at December 31, 2009	500	—	4,692	4,692

Issuance of members’ shares	2,098,516	19,252,144	1,500,000	20,752,144
Issuance of members’ shares–Distribution Reinvestment Plan	15,709	141,381	—	141,381
Offering–related expenses	—	(2,288,357)	(87,629)	(2,375,986)
Repurchase of shares	(1,529)	(13,950)	—	(13,950)
Distribution to members	—	(696,659)	(77,591)	(774,250)
Net loss	—	(823,493)	(106,461)	(929,954)

Balance at December 31, 2010	2,113,196	$15,571,066	$1,233,011	$16,804,077

(1)	Additional members represent all members other than the Managing member

See accompanying notes to the Financial Statements

MACQUARIE EQUIPMENT LEASING FUND, LLC

(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Macquarie Equipment Leasing Fund, LLC ( the “Fund” or the “Company”), a Delaware limited liability company, was formed on August 21, 2008 for the purpose of being an equipment leasing program to acquire a diversified portfolio of equipment, equipment leases and other equipment related investments. The majority of the equipment is expected to be leased to corporate clients. The Fund’s objective is to generate income through the collection of lease rentals and other revenues, through the sale of leased equipment and through other portfolio investments. The Fund’s fiscal year end is December 31.

The manager of the Fund is Macquarie Asset Management Inc. (the “Manager”), a member of the Macquarie Group of Companies which is comprised of Macquarie Group Limited and its subsidiaries and affiliates worldwide (the “Macquarie Group”). Macquarie Group Limited is headquartered in Australia and is listed on the Australian Stock Exchange. The Manager expects to earn fees by providing or arranging all services necessary and desirable for the operations of the Fund, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services. Further, the Fund expects to reimburse the Manager for costs incurred for managing the Fund and the Fund’s portfolio of equipment, equipment lease and other equipment-related investments.

The Fund filed Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (the “Registration Statement on Form S-1”) with the Securities and Exchange Commission on June 8, 2010. The Fund is considered to be a development stage enterprise as limited operations have commenced since its first effectiveness order received on June 19, 2009. The initial capital contribution to the Fund was $5,000 from the Manager and the Manager also purchased $1,500,000 of our shares. The Fund is offering membership interests with the intention of raising up to $157,200,000 of equity. The Fund expects the share offering period to last for up to 24 months from the date of the first effectiveness order.

The initial closing date for the Fund was March 5, 2010, the date at which the Fund raised over $2,500,000 and reached the minimum offering amount. As of December 31, 2010, the Fund has received and accepted cumulative subscriptions for 2,113,196 shares (including the Distribution Reinvestment Plan, or “DRP”, shares and net of repurchase of shares) of limited liability company interest (“shares”) for $18,508,589, net of offering costs, including the capital contributions from the Manager.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Fund considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents are maintained with one financial institution.

Income Taxes

Until the initial closing date of March 5, 2010, the Fund was a single member Limited Liability Company and used the liability method for accounting for income taxes in accordance with Accounting Standards Codification

(“ASC”) 740 Income Taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting basis and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation reserves are established when it is determined that it is more than likely than not that the deferred income tax asset will not be realized.

The Fund recorded its benefit for income taxes based upon the estimated taxes that would be due if the Fund had filed its income tax returns on a separate entity basis be settled via an informal tax sharing agreement with the affiliate of the Manager. The Fund’s share of current and deferred federal and state tax benefits or obligations were recorded as taxes receivable (related party) in the balance sheet as of December 31, 2009.

The Fund received and accepted subscriptions for a minimum offering amount on March 5, 2010. From that date the above guidance no longer applies and the informal tax sharing agreement with the affiliate of the Manager no longer exists. The Fund is treated as a partnership for federal and state income tax purposes. As a partnership, the Fund itself is not subject to federal and state income taxes, while each member will be individually liable for income taxes, if any, of its share of net taxable income from the Fund. Interest, dividends and other income realized by the Fund may be subject to withholding tax in the jurisdiction in which the income is sourced.

Leased Equipment at Cost

Investment in leased equipment is stated at cost less accumulated depreciation. Leased equipment is depreciated on a straight line basis over the lease term to the assets’ residual value. The factors considered in determining the residual value include, but are not limited to, the type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Initial direct costs associated with the leases are included in the leased equipment cost.

Revenue recognition

For finance leases, at inception date, the Fund records the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment at lease termination, the initial direct costs related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable, plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on a straight-line basis over the lease term.

Impairments

The significant assets in the Fund’s portfolio are reviewed for impairment at least annually or when indicators of impairment exist. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair market value. Our Manager’s assessment for impairment includes review of published values for similar assets, recent transactions for similar assets, lease terms, asset condition, adverse changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Allowance for doubtful accounts

The Fund evaluates the collectability of its receivable by analyzing the borrowers’ creditworthiness and current economic trends. The Fund records an allowance when the analysis indicates that the probability of full collection is unlikely. No allowance was deemed necessary as at December 31, 2010.

Write offs

The Fund takes write offs when it determines that a receivable is uncollectible and when all economically sensible means of recovery have been exhausted. No write offs were deemed necessary as at December 31, 2010.

Development Stage Enterprise

The Fund complies with the reporting requirements of ASC 915, Development Stage Entities.

New Accounting Pronouncements

In July 2010, the FASB issued ASU 2010-20 Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, an amended guidance for disclosures about the credit quality of financing receivables and the allowance for credit losses. This update amends existing guidance by requiring more robust and disaggregated disclosures by an entity about the credit quality of its financing receivables and its allowance for credit losses. These disclosures will provide financial statement users with additional information about the nature of credit risks inherent in a company’s financing receivables, how a company analyzes and assesses credit risk in determining its allowance for credit losses, and the reasons for any changes a company may make in its allowance for credit losses. This update is generally effective for interim and annual reporting periods ending on or after December 15, 2010; however, certain aspects of the update pertaining to activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The adoption of the new guidance had no significant effect on the Fund’s financial statements.

In February 2010, FASB issued ASU 2010-09 Amendments to Certain Recognition and Disclosure Requirements. The guidance requires an entity that is either an SEC filer or a conduit bond obligor for conduit debt securities that are traded in a public market to evaluate subsequent events through the dates financial statements are issued. All other entities are required to evaluate subsequent events through the date financial statements are available to be issued. It also requires all entities excluding the SEC filers to disclose the dates through which the subsequent events have been evaluated. The Fund adopted the amended guidance in the first quarter of 2010. The adoption of the new guidance had no significant effect on the Fund’s financial statements.

3. PARTICIPATING INTEREST

In March 2010, the Fund entered into a participation agreement with Macquarie Bank Limited (“MBL”) a member of the Macquarie Group of companies, to acquire an economic interest of up to 10% ($6,500,000) in a sale leaseback transaction. No leverage was used to finance this participating interest. Pursuant to the participation agreement, the Fund made installment payments to, and will receive monthly payments from, MBL in a manner which mirrors the cash flows arising in connection with the commercial aircraft engines leased by a third party (“the underlying airline”) which are subject to leases of between 51 to 69 months. MBL will pay the Fund approximately 10% (consistent with the investment percentage) of the monthly lease payments received from the third party and approximately 10% of the engine sales proceeds, remaining maintenance reserves and damages and insurance proceeds (collectively referred to as “residual value”), at the end of the lease term when the engines have been successfully remarketed. Under a separate agreement, the Fund shall pay Macquarie Aviation Capital Limited, a member of the Macquarie Group of companies, via its Fund manager, a fee (5% of the lease rental receipts) for the ongoing management of the engines and for the collection and remittance of rentals.

The Fund has paid MBL $6,500,000 (approximately 10% of the transaction value). The Fund is entitled to receive cash payments of $57,752 per month and approximately 10% of the residual value. The $6,500,000 investment has been bifurcated on the face of the balance sheet into two assets based upon relative fair value in accordance with the accounting guidance described below:

1) Participating Interest—Engine residual value: Representing the present value of the residual engine value as of the time of investment. The recognition of the asset upon investment is in accordance with ASC 360-10-25

Acquisition of the Residual Value in Leased Asset by a Third Party for an acquisition of the residual value in leased assets by a third party. This asset is tested for impairment as in accordance with ASC 360-10-35 Subsequent Measurement.

2) Participating Interest—Future lease income: Representing the present value of the discounted future cash flows as of each balance sheet date based on the accounting guidance of ASC 470-10-25 Sales of Future Revenues or Various Other Measures of Income.

The proceeds related to the residual value will be recouped if remarketing of the engines at the end of the lease term is successful. Any gains or losses on the residual value will be recognized based on the difference between the proceeds and the carrying amount. Income associated with the cash flows will be recognized monthly based on an effective yield over the lease term, based on the accounting guidance of ASC 470-10-25 Recognition.

The Fund is exposed to the credit risk of the underlying airline. Neither MBL nor any other member of the Macquarie Group guarantees the payment obligations of the airline, and the Fund has no recourse against any member of the Macquarie Group in the event the airline fails to meet its payment obligations. Although the Fund currently has no reason to believe that the airline will fail to meet its contractual obligations, a risk of loss to the Fund exists to the extent that the airline fails to meet its payment obligations and the net remarketing proceeds from the sale of (repossessed) equipment are not sufficient to reimburse the Fund for its investment in the transaction. The Fund also faces risk of loss should MBL fail to meet its payment obligation under the participation agreement.

4. LEASED EQUIPMENT AT COST

In October 2010, the Fund acquired 451 new NCR Self-Serv kiosks (customer self-service terminals). These customer self-service terminals are on lease to a leading U.S. retailer for a period of 59 months and will be used in the retailer’s stores across the U.S. The retailer is an existing client of an entity affiliated with the Fund’s manager. The acquisition of the equipment was facilitated by the entity affiliated with the Fund’s manager purchasing the equipment and then simultaneously selling it to the Fund. The purchase price for the equipment, including the initial direct costs was $2,097,353. No leverage was used to finance this acquisition by the Fund. Rentals of $38,361 are paid monthly and at the end of the lease term, the lessee may return the equipment, continue to rent the equipment, or purchase the equipment for its then fair market value.

Leased equipment at cost consisted of the following as at December 31, 2010:

December 31, 2010
Self-serve checkout equipment	$2,097,353
Less: Accumulated depreciation	(56,877)

$2,040,476

Annual minimum future rentals receivable over the next 5 years consist of the following:

Years ending December 31,
2011	$460,334
2012	460,334
2013	460,334
2014	460,334
2015	345,251

$2,186,587

The Fund is exposed to risks under this transaction, including risk associated with the leasing client’s creditworthiness and risk associated with the future market value of the equipment. Although the Fund currently has no reason to believe that the client will fail to meet its contractual obligations, a risk of loss to the Fund exists should the client fail to meet its payment obligations under the lease. A risk of loss or lower than expected returns also exists if the market value of the equipment at the end of the lease term is lower than anticipated.

5. NET INVESTMENT IN FINANCE LEASE

In November 2010, the Fund acquired various items of furniture and other related equipment for use in model display apartments. This equipment is on lease to a leading U.S. owner and operator of senior housing and retirement communities for a 36 month period. The equipment will be used in the client’s facilities across the U.S. The purchase price for the equipment, including the initial direct cost, was $703,480. No leverage was used to finance this acquisition by the Fund. Rentals of $21,646 are paid monthly and at the end of the lease term, the lessee may return the equipment, continue to rent the equipment, or purchase the equipment for its then fair market value.

Net investment in finance lease (current and non-current) consisted of the following as at December 31, 2010:

December 31, 2010
Minimum lease payments receivable	$735,949
Estimated residual values of leased property (unguaranteed)	72,354
Less: Unearned income	(134,048)

Net investment in finance lease	$674,255

Annual minimum future rentals receivable over the next 3 years consist of the following:

Years ending December 31,
2011	$259,746
2012	259,746
2013	216,457

$735,949

The Fund is exposed to risks under this transaction, including risk associated with the leasing client’s creditworthiness and risk associated with the future market value of the equipment. Although the Fund currently has no reason to believe that the client will fail to meet its contractual obligations, a risk of loss to the Fund exists should the client fail to meet its payment obligations under the lease. A risk of loss or lower than expected returns also exists if the market value of the equipment at the end of the lease term is lower than anticipated.

6. TRANSACTIONS WITH AFFILIATES

As discussed in Note 1, the Fund is required to pay fees to the Manager and its affiliates for providing or arranging all services necessary for its operations, including those relating to equipment acquisitions and disposals, asset management and administrative, reporting and regulatory services.

Macquarie Capital (USA) Inc. (the “Dealer Manager”), a member of the Macquarie Group of companies, will act as dealer manager for the Fund and will manage a group of selling dealers, including other unaffiliated broker dealers.

The Manager and the Dealer Manager will receive fees from the Fund for offering services during the offering period including:

•	Selling commission of up to 7% of the offering proceeds from each share sold by the Dealer Manager or selling dealers, payable to the Dealer Manager (and re-allowed to unaffiliated selling dealers);

•	Due diligence expense reimbursement for detailed and itemized bona fide accountable due diligence expenses, payable to the Dealer Manager (and re-allowed to unaffiliated selling dealers);

•	Dealer Manager fees of 3% of the offering proceeds from each share sold, payable to the Dealer Manager; and

•

Organization and offering expense allowance, which varies based upon the actual organization and offering expenses incurred by the Manager and its affiliates and the number of shares sold, payable to the Manager.

The organization and offering expense allowance will not exceed the actual fees and expenses incurred by the Manager or its affiliates in connection with the Fund’s organization and offering and will be calculated as follows:

•	up to 2.433% of the offering proceeds from each share sold for the first 3,500,000 shares;

•	up to 2.09% of the offering proceeds from each share sold for shares sold that exceed 3,500,000 but amount to 7,500,000 or fewer shares; and

•	up to 1.60% of the offering proceeds from each share sold for shares sold that exceed 7,500,000 shares.

The Fund will pay the Manager and its affiliates fees for operating services performed during the offering period and on an ongoing basis once the Fund has commenced operations, including:

•

Acquisition fees of 3% of the purchase price that the Fund pays for each item of equipment or direct or indirect interest in equipment acquired, including under lease agreements, trading transactions, residual value guarantees, pay per use agreements, forward purchase agreements, total lease return swaps, participation agreements, equipment purchase options, other equipment-related transactions, joint ventures, special purpose vehicles and other Fund arrangements;

•

Asset management fees equal to the lesser of: (a) (i) 5% of gross rental payments from non-full payout leases (except that 1% of gross rental payments shall be payable with respect to non-full payout leases for which management services are performed by non-affiliates under the Manager’s supervision); (ii) 2% of gross rental payments from full payout leases which contain net lease provisions; and (iii) 7% of gross rental payments from equipment for which the Fund provides services in addition to equipment management relating to the continued and active operation of the Fund’s equipment such as, but not limited to, ongoing marketing and re-leasing of equipment and hiring or arranging for the hiring of crews or operating personnel for the Fund’s equipment and similar services; or (b) the amount of fees which are competitive for similar services;

•

Remarketing fees equal to the lesser of (i) 3% of the purchase price paid to the Fund by the purchaser of the investment, or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location. Payment of remarketing fees shall be subordinated until such time when investor return has been achieved. “Investor return” means such time when the aggregate amount of distributions to the members equals, as of any determination date, an amount equal to a pre-tax eight percent (8.0%) per annum internal rate of return compounded daily on all capital contributions of members;

•

Out-performance fees depending upon the extent to which investor return has been achieved prior to the time that investor return is achieved, cash distributions will be made 99.0% to the Fund’s members and 1.0% to the Manager. After the time that investor return is achieved, cash distributions will be made 81.0% to the Fund’s members and 19.0% to the Manager; and

•	Reimbursement of operating expenses depending upon the scope of services the Manager provides to the Fund.

As of and for the year ended December 31, 2010 the Fund has accrued or paid to the Manager or its affiliates the following amounts:

Entity	Capacity	Description	Amount
Maquarie Asset Management Inc.	Manager	Organization and Offering expense allowance (1)	$510,536
Macquarie Capital (USA) Inc.	Dealer Manager	Selling commisions and Dealer Manager fees (1)	$523,779
Maquarie Asset Management Inc.	Manager	Acquisition fees (3)	$276,381
Maquarie Asset Management Inc.	Manager	Management fee (2)	$32,143
Maquarie Asset Management Inc.	Manager	Operating Expenses (2)	$850,130
Maquarie Asset Management Inc.	Manager	Outperformance fee (2)	$6,385

(1)	Amount charged directly to members’ equity.
(2)	Amount charged directly to operations.
(3)	Amount either charged directly to operations or capitalized and amortized.

7. EQUITY CONTRIBUTION

As of December 31, 2010, the Fund has received and accepted subscriptions for 2,113,196 shares of limited liability company interest (including the DRP shares and net of repurchase of shares) for $18,508,589, net of offering costs. The subscriptions received include total contributions of $1,505,000 from the Manager, excluding the offering costs.

8. SUBSEQUENT EVENTS

From January 1, 2011 through February 15, 2011 the Fund has raised and accepted additional cumulative subscription for 381,714 shares of limited liability company interest for $3,344,784, net of offering cost.

Investments in Macquarie Equipment Leasing Fund, LLC are not deposits with or other liabilities of Macquarie Bank Limited ABN 46 008 583 542, or of any entity in the Macquarie Group and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees any particular rate of return or the performance of the Macquarie Equipment Leasing Fund, LLC nor do they guarantee the repayment of capital from Macquarie Equipment Leasing Fund, LLC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

Assuming the offer and sale of the maximum offering of shares, estimated expenses in connection with the issuance and distribution of the shares, other than the dealer manager fee, selling commissions and the O&O allowance, in the aggregate, are as follows:

Registration fee	$6,424
Printing and engraving costs	$571,945
Legal fees and expenses	$675,935
Accounting fees	$467,955
Blue Sky fees and expenses	$135,187
FINRA fees and expenses	$16,867
Travel, and accommodation expenses	$348,472
Broker-Dealer due diligence reimbursements	$103,990
Advertising and Investor sales literature production costs	$467,955
Transfer Agent and Escrow Agent fees	$103,990
Banking and Organization costs	$207,980

Total	$3,106,700

ITEM 14.	Indemnification of Directors and Officers.

Section 107 of the Delaware Limited Liability Company Act empowers us to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

Under the Registrant’s operating agreement, the Registrant will indemnify the manager, its directors and officers and its affiliates other than the dealer manager out of its assets for any liability, loss, cost and expense suffered by it arising out of the acts or omissions of the manager or its affiliates provided that:

•	the manager or its affiliate made a determination in good faith that the action or inaction was in the Registrant’s best interests;

•	the manager or its affiliate was acting on behalf of or performing services for the Registrant; and

•	the course of conduct did not constitute negligence or misconduct on the manager’s part or that of its affiliate.

In the opinion of the SEC, indemnifying an entity for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable. If the manager asserts a claim against the Registrant for indemnification for those liabilities, other than for expenses incurred in a successful defense, under the Registrant’s operating agreement or otherwise, the Registrant will submit to a court of competent jurisdiction the question of whether the indemnification is against public policy as expressed in the Securities Act.

In addition, the Registrant is not permitted to indemnify the manager or any of its affiliates, including the dealer manager, for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees arising out of a violation of federal or state securities laws associated with the offer and sale of shares. The Registrant may indemnify the manager and any of its affiliates for any settlements and related expenses of lawsuits alleging federal or state securities laws violations and for expenses incurred in successfully defending those lawsuits if the following have occurred:

•

a court approves the settlement and finds that indemnification of the settlement and related costs should be made or a court approves indemnification of litigation costs if a successful defense is made; and

•

the manager or its affiliate seeking indemnification has advised the court regarding the current position of the SEC and any applicable state securities’ administrator on the issue of indemnification for securities laws violations.

The Registrant will not have to pay the cost of insurance that insures the manager or any affiliate for any liability for which the manager cannot be indemnified.

ITEM 15.	Recent Sales of Unregistered Securities.

The Registrant has not issued any unregistered securities other than the manager’s interest in the Registrant, for a capital contribution of $5,000. This sale occurred on September 30, 2008 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. This sale was for the purpose of organizing the Registrant as a limited liability company and for investment purposes and not with a view to the distribution of such securities.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Exhibit
1.1	Form of Dealer Manager Agreement†††

1.2	Form of Selling Dealer Agreement†††

1.3	Certificate of Formation†

3.1	Amended and Restated Limited Liability Company Operating Agreement (incorporated by reference to Appendix A to prospectus)

5.1	Opinion regarding legality†††

8.1	Opinion regarding tax matters†††

10.1	Escrow Agreement†

10.2	Amendment to Escrow Agreement††

10.3	Form of Amendment (No. 2) to Escrow Agreement†††

23.1.1	Consent of PricewaterhouseCoopers LLP – Macquarie Equipment Leasing Fund, LLC

23.2.1	Consent of PricewaterhouseCoopers LLP – Macquarie Asset Management Inc.††††

23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation (included in Exhibit 5.1 to this Registration Statement)†††

23.4	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation (included in Exhibit 8.1 to this Registration Statement)†††

24.1	Powers of Attorney are set forth in Part II of the Registration Statement on Form S-1*

*	Previously filed in the Registration Statement on October 15, 2008 and incorporated by reference
†	Previously filed in Amendment No. 1 to the Registration Statement on February 3, 2009 and incorporated by reference.
††	Previously filed in Amendment No. 2 to the Registration Statement on April 2, 2009 and incorporated by reference.
†††	Previously filed in Amendment No. 3 to the Registration Statement on May 22, 2009 and incorporated by reference.
††††	Previously filed in Post Effective Amendment No. 2 to the Registration Statement on June 7, 2010 and incorporated herein by reference.

(b) Financial Statements Included in the prospectus.

Macquarie Equipment Leasing Fund, LLC

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

Macquarie Asset Management Inc.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The registrant undertakes to send to each member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(e) The registrant undertakes to provide to the members the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

(f) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each lease transaction not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period. The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of the Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

(g) The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment made after the end of the offering period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the offering period has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 11th day of April, 2011.

Macquarie Equipment Leasing Fund, LLC

By:	Macquarie Asset Management Inc.
Its Manager

By:	/s/ David Fahy
David Fahy President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Fahy David Fahy	Director and President Principal Executive Officer	April 11, 2011

/s/ Duncan Edghill Duncan Edghill	Director and Vice President	April 11, 2011

/s/ Frank V. Saracino Frank V. Saracino	Principal Financial Officer, Principal Accounting Officer	April 11, 2011

/s/ James A. Pitts James A. Pitts	Independent Director	April 11, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Dealer Manager Agreement†††

1.2	Form of Selling Dealer Agreement†††

1.3	Certificate of Formation†

3.1	Amended and Restated Limited Liability Company Operating Agreement (incorporated by reference to Exhibit A to the Prospectus)

5.1	Opinion regarding legality†††

8.1	Opinion regarding tax matters†††

10.1	Escrow Agreement†

10.2	Amendment to Escrow Agreement††

10.3	Form of Amendment (No. 2) to Escrow Agreement†††

23.1.1	Consent of PricewaterhouseCoopers LLP – Macquarie Equipment Leasing Fund, LLC

23.2.1	Consent of PricewaterhouseCoopers LLP – Macquarie Asset Management Inc.††††

23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation (included in Exhibit 5.1 to this Registration Statement)†††

23.4	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation (included in Exhibit 8.1 to this Registration Statement)†††

24.1	Powers of Attorney are set forth in Part II of the Registration Statement on Form S-1*

*	Previously filed in the Registration Statement on October 15, 2008 and incorporated by reference
†	Previously filed in Amendment No. 1 to the Registration Statement on February 3, 2009 and incorporated by reference.
††	Previously filed in Amendment No. 2 to the Registration Statement on April 2, 2009 and incorporated by reference.
†††	Previously filed in Amendment No. 3 to the Registration Statement on May 22, 2009 and incorporated by reference.
††††Previously	filed in Post-Effective Amendment No. 2 to the Registration Statement on June 7, 2010 and incorporated herein by reference.